Exhibit 10.5

EXECUTION VERSION

THIRD AMENDED AND RESTATED BASE INDENTURE

PNMAC GMSR ISSUER TRUST,

as Issuer

and

CITIBANK, N.A.,

as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary

and

PENNYMAC LOAN SERVICES, LLC,

as Servicer and Administrator

and

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC,

as Administrative Agent

and

PENTALPHA SURVEILLANCE LLC,

as Credit Manager

Dated as of April 1, 2020

PNMAC GMSR ISSUER TRUST

MSR COLLATERALIZED NOTES, ISSUABLE IN SERIES

i

SCHEDULES AND EXHIBITS

Schedule 1	Participation Certificates Schedule
Schedule 2	Participation Agreements Schedule
Schedule 3-A	Originated MSR Mortgage Pools
Schedule 3-B	Purchased MSR Mortgage Pools
Schedule 4	Required Information Regarding Mortgages and Mortgage Pools
Schedule 5	Wire Instructions
Exhibit A-1	Form of Global Rule 144A Note
Exhibit A-2	Form of Definitive Rule 144A Note
Exhibit A-3	Form of Global Regulation S Note
Exhibit A-4	Form of Definitive Regulation S Note
Exhibit B-1	Form of Transferee Certificate for Transfers of Notes pursuant to Rule 144A
Exhibit B-2	Form of Transferee Certificate for Transfer of Notes pursuant to Regulation S
Exhibit C-1	Authorized Representatives of the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary
Exhibit C-2	Authorized Representatives of PLS, as Servicer and as Administrator
Exhibit C-3	Authorized Representatives of the Administrative Agent
Exhibit C-4	Authorized Representatives of the Issuer
Exhibit C-5	Authorized Representatives of Credit Manager
Exhibit D	Form of Certificate of Authentication of Indenture Trustee and Authenticating Agent
Exhibit E	Form of Indenture Supplement
Exhibit F	Form of Risk Retention Certification

v

PREAMBLE

This Third Amended and Restated Base Indenture (together with the exhibits and schedules hereto, as amended, supplemented, restated, or otherwise modified from time to time, the “Base Indenture”, and collectively with the Indenture Supplements (as defined herein), the “Indenture”), is made and entered into as of April 1, 2020 (the “Effective Date”), by and among PNMAC GMSR ISSUER TRUST, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), CITIBANK, N.A. (“Citibank”), a national banking association, in its capacity as Indenture Trustee (the “Indenture Trustee”), and as Calculation Agent, Paying Agent and Securities Intermediary (in each case, as defined herein), PENNYMAC LOAN SERVICES, LLC, a limited liability company organized under the laws of the State of Delaware (“PLS”), as Administrator (as defined herein) and as Servicer (as defined herein), CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (“CSFB”), a Delaware limited liability company, as an Administrative Agent (as defined herein), and is consented to by CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“CSCIB”), as noteholder of the Series 2016-MSRVF1 Variable Funding Note (as defined below) and the Series 2016-MBSADV1 Variable Funding Note (as defined below) (in such capacity, the “Noteholder”) and is acknowledged by PENTALPHA SURVEILLANCE LLC, a Delaware limited liability company (“Pentalpha”) as credit manager (as defined herein).

PRELIMINARY STATEMENT

WHEREAS, the Issuer entered into a Second Amended and Restated Indenture, dated as of August 10, 2017, as amended by that certain Amendment No. 1, dated as of February 28, 2018, Amendment No. 2, dated as of August 10, 2018 and Amendment No. 3, dated as of April 29, 2019 (as may be further amended, restated, supplement or otherwise modified from time to time, the “Original Indenture”), among the Issuer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, the Servicer, the Administrator, the Administrative Agent and the Credit Manager;

WHEREAS, pursuant to Section 12.1(b) of the Original Indenture, the Issuer, the Indenture Trustee, the Administrator, the Servicer and the Administrative Agent, without the consent of any of the Noteholders or any other Person, and with prior notice to each Note Rating Agency that is then rating any Outstanding Notes, upon delivery of an Issuer Tax Opinion, and upon delivery by the Issuer to the Indenture Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment could not have and is not reasonably expected to have a material Adverse Effect at any time in the future, may enter into an amendment of the Original Indenture;

WHEREAS, the Note Rating Agency currently rating the Outstanding Series of Term Notes has confirmed in writing to the Indenture Trustee that such amendment will not cause a Ratings Effect on such Outstanding Series of Term Notes;

WHEREAS, pursuant to Section 12.3 of the Original Indenture, in executing or accepting the additional trusts created by any amendment or Indenture Supplement of the Original Indenture permitted by Article XII or the modifications thereby of the trusts created by the Original Indenture, the Indenture Trustee will be entitled to receive, and (subject to Section 11.1 of the Original Indenture) will be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment or Indenture Supplement is authorized and permitted by the Original

Indenture and that all conditions precedent thereto have been satisfied (the “Authorization Opinion”); provided, that no such Authorization Opinion shall be required in connection with any amendment or Indenture Supplement consented to by all Noteholders if all of the Noteholders have directed the Indenture Trustee in writing to execute such amendment or Indenture Supplement;

WHEREAS, pursuant to Section 1.3 of the Original Indenture, the Issuer shall also furnish to the Indenture Trustee an Opinion of Counsel stating that in the opinion of such counsel all conditions precedent to a proposed action, if any, have been complied with, which has been included in the Authorization Opinion;

WHEREAS, pursuant to Section 6.23 of the Series 2016-MSRVF1 Repurchase Agreement, PLS shall not consent to any modification, amendment or termination of the Base Indenture, without the prior written consent of CSCIB;

WHEREAS, pursuant to Section 11.1 of the Trust Agreement, prior to the execution of any amendment to any Transaction Documents to which the Trust is a party, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Trust Agreement and that all conditions precedent have been met.

WHEREAS, the Issuer, the Indenture Trustee, the Administrator, the Servicer and the Administrative Agent hereby agree that, pursuant to this Base Indenture, the Original Indenture continues in full force and effect as amended hereby and except with respect to the terms that have been amended pursuant to this Base Indenture, all obligations of the parties under the Original Indenture will remain outstanding and continue in full force and effect, unpaid, unimpaired and undischarged, and all liens created under the Original Indenture will continue in full force and effect, unimpaired and undischarged, having the same perfection and priority for payment and performance of the obligations of the Issuer and the Indenture Trustee as were in place under the Original Indenture;

WHEREAS, in order to obtain greater liquidity, the Company desires to finance Advances and has created (i) the Servicing Advance PC, which represents a Participation Interest in Servicing Advance Reimbursement Amounts, and (ii) the P&I Advance PC, which represents a Participation Interest in MBS Advance Reimbursement Amounts;

WHEREAS, on the Effective Date, the parties are amending and restating the Original Indenture, pursuant to this Base Indenture; and

WHEREAS, all things necessary to make this Base Indenture a valid agreement of the Issuer, in accordance with its terms, have been done.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

GRANTING CLAUSE

Subject to the interests of Ginnie Mae as set forth below and in the Acknowledgment Agreement, the Issuer hereby reaffirms the Grants and pledges of the security interest in the “Collateral” pursuant to the Original Indenture.  The Issuer further hereby reaffirms the Grant to the Indenture Trustee for the benefit and security of the Noteholders and the Indenture Trustee, in its individual capacity (each, a “Secured Party” and collectively, the “Secured Parties”), a security interest in all its right, title and interest in and to the following, whether now owned or hereafter acquired and wheresoever located (collectively, the “Collateral”), and all monies, “securities,” “instruments,” “accounts,” “general intangibles,” “payment intangibles,” “goods,” “letter of credit rights,” “chattel paper,” “financial assets,” “investment property” (the terms in quotations are defined in the UCC) and other property consisting of, arising from or relating to any of the following:

(i)         all right, title and interest of the Issuer in, to and under (A) the Originated MSR Excess Spread PC, (B) the MSR Retained Spread PC, (C) the Purchased MSR Excess Spread PC, (D) the P&I Advance PC, (E) the Servicing Advance PC and (F) all monies due or to become due thereon, and all amounts received or receivable with respect thereto, and all proceeds thereof (including “proceeds” as defined in the UCC in effect in all relevant jurisdictions, including, without limitation, all amounts collected by PLS for servicing compensation and Advance Reimbursement Amounts (not including Ancillary Income) under any Participation Certificate);

(ii)       all rights and claims of the Issuer as Repo Buyer under the PC Repurchase Agreement;

(iii)      all rights and claims of the Issuer pursuant to the PC Guaranty;

(iv)       all rights and claims of the Issuer, as assignee of PLS, pursuant to the PMH Repurchase Agreement and the PMT Guaranty;

(v)        all rights and claims of the Issuer to the additional collateral pledged to the Issuer to support PLS obligations under the PC Repurchase Agreement, including any and all rights (A) as assignee of PLS of the PMH Repurchase Agreement and the PMT Guaranty, (B) as assignee of PLS to rights to payment on the Participation Certificates, and under all related documents, instruments and agreements pursuant to which PLS acquired, or acquired an interest in, any of the Participation Certificates and (C) as pledgee of the MSRs;

(vi)       all rights and claims of the Issuer under the Acknowledgment Agreement;

(vii)     the Trust Accounts and all amounts and property on deposit or credited to the Trust Accounts (excluding investment earnings thereon) from time to time (whether or not constituting or derived from payments, collections or recoveries received, made or realized in respect of the Participation Certificates);

(viii)    any rights in the Dedicated Account and to the amounts on deposit therein;

(ix)       any rights in the Portfolio Spread Custodial Account and to the amounts on deposit therein;

(x)        all other monies, securities, reserves and other property now or at any time in the possession of the Indenture Trustee or its bailee, agent or custodian and relating to any of the foregoing; and

(xi)       all present and future claims, demands, causes and choses in action in respect of any and all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any and all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

The Security Interest in the Trust Estate is Granted to secure the Notes issued pursuant to this Base Indenture (and the obligations under this Base Indenture and any Indenture Supplement) equally and ratably without prejudice, priority or distinction between any Note and any other Note by reason of difference in time of issuance or otherwise, except as otherwise expressly provided in this Base Indenture or in any Indenture Supplement, and to secure (1) the payment of all amounts due on such Notes, (2) the payment of all other sums payable by the Issuer under this Base Indenture or any Indenture Supplement and (3) compliance by the Issuer with the provisions of this Base Indenture or any Indenture Supplement.  This Base Indenture, as it may be supplemented, including by each Indenture Supplement, is a security agreement within the meaning of the UCC.

The Indenture Trustee acknowledges the Grant of such Security Interest, and agrees to perform the duties herein in accordance with the terms hereof.

Notwithstanding anything to the contrary in this Base Indenture or any of the other Transaction Documents, the security interest of the Indenture Trustee for the benefit of the Noteholders created hereby with respect to the Participation Certificates is subject to the following provisions, which provisions shall be included in each financing statement filed in respect hereof:

(1) The property subject to the security interest reflected in this instrument includes all of the right, title and interest of PLS, as debtor (the “Debtor”) in certain mortgages and/or participation interests related to such mortgages (“Pooled Mortgages”) and all right, title and interest of PMH in such Pooled Mortgages, and pooled under the mortgage-backed securities program of Ginnie Mae, pursuant to section 306(g) of the National Housing Act, 12 U.S.C. § 1721(g);

(2) To the extent that the security interest reflected in this instrument relates in any way to the Pooled Mortgages, such security interest is subject and subordinate to all rights, powers and prerogatives of Ginnie Mae, whether now existing or hereafter arising, under and in connection with: (i) 12 U.S.C. § 1721(g) and any implementing regulations; (ii) the terms and conditions of that certain Third Amended and Restated Acknowledgment

Agreement, dated as of April 1, 2020, with respect to the Security Interest, by and among Ginnie Mae, Debtor and Indenture Trustee; (iii) applicable guaranty agreements and contractual agreements between Ginnie Mae and Debtor; and (iv) the Ginnie Mae Contract and other applicable guides;

(3) Such rights, powers and prerogatives of Ginnie Mae include, but are not limited to, Ginnie Mae’s right, by issuing a letter of extinguishment to Debtor, to effect and complete the extinguishment of all redemption, equitable, legal or other right, title or interest of Debtor in the Pooled Mortgages, in which event the security interest as it relates in any way to the Pooled Mortgages shall instantly and automatically be extinguished as well; and

(4) For purposes of clarification, “subject and subordinate” in clause (2) above means, among other things, that any cash held by the Indenture Trustee as collateral and any cash proceeds received by the Indenture Trustee in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the collateral may only be applied by the Indenture Trustee to the extent that such proceeds have been received by, or for the account of, the Debtor free and clear of all Ginnie Mae rights and other restrictions on transfer under applicable Ginnie Mae guidelines; provided that this clause (4) shall not be interpreted as establishing rights in favor of Ginnie Mae except to the extent that such rights are reflected in, or arise under, the Ginnie Mae Contract.

The Issuer hereby authorizes the Administrator, on behalf of the Issuer and the Indenture Trustee, and its assignees, successors and designees to file one or more UCC financing statements, financing statement amendments and continuation statements to perfect the security interest granted above.  In addition, the Issuer hereby consents to the filing of a financing statement describing the Collateral covered thereby as “all assets of the Debtor, now owned or hereafter acquired,” or such similar language as the Administrator, on behalf of the Indenture Trustee, and its assignees, successors and designees may deem appropriate.

Subject to the interests and rights of Ginnie Mae as set forth in this Base Indenture and in the Acknowledgment Agreement, the parties hereto intend that the Security Interest Granted under this Base Indenture shall give the Indenture Trustee on behalf of the Secured Parties a first priority perfected security interest in, to and under the Collateral, and all other property described in this Base Indenture as a part of the Trust Estate and all proceeds of any of the foregoing in order to secure the obligations of the Issuer to the Indenture Trustee and the Noteholders under the Notes, this Base Indenture, the related Indenture Supplement, and all of the other Transaction Documents.  The Indenture Trustee on behalf of the Secured Parties shall have all the rights, powers and privileges of a secured party under the UCC.  The Issuer agrees to execute and file all filings (including filings under the UCC) and take all other actions reasonably necessary in any jurisdiction to provide third parties with notice of the Security Interest Granted pursuant to this Base Indenture and to perfect such Security Interest under the UCC.

AGREEMENTS OF THE PARTIES

To set forth or to provide for the establishment of the terms and conditions upon which the Notes are to be authenticated, issued and delivered, and in consideration of the premises and the purchase of Notes by the Noteholders thereof, it is mutually covenanted and agreed as set forth in this Base Indenture, for the equal and proportionate benefit of all Noteholders of the Notes or of a Series or Class thereof, as the case may be.

LIMITED RECOURSE

The obligation of the Issuer to make payments of principal, interest and other amounts on the Notes is limited in recourse as set forth in Section 8.9.

Article I

Definitions and Other Provisions of General Application

Section 1.1.        Definitions.

1933 Act: The Securities Act of 1933, as amended from time to time.

1934 Act:  The Securities Exchange Act of 1934, as amended from time to time.

Account Bank:  Bank of America, N.A., and any successor thereto in such capacity.

Acknowledgment Agreement:  The Third Amended and Restated Acknowledgment Agreement, dated as of April 1, 2020, by and among Ginnie Mae, PLS and the Indenture Trustee, as amended, restated, supplemented or otherwise modified from time to time.

Acknowledgment and Subordination Agreement:  The Subordination, Acknowledgment and Pledge Agreement, dated as of December 19, 2016, by and between the Issuer and PMH, as amended, restated, supplemented or otherwise modified from time to time.

Act:  When used with respect to any Noteholder, as defined in Section 1.5.

Action:  When used with respect to any Noteholder, as defined in Section 1.5.

Activation Notice:  Shall have the meaning set forth in the Dedicated Account Control Agreement or the Portfolio Spread Custodial Account Control Agreement, as applicable.

Additional Note Payment:  For each Series of Notes, as specified in the related Indenture Supplement, if specified therein.

Additional PCs:  Any Participation Certificate created or acquired on or after the Cut-off Date and sold by PLS to the Issuer under the PC Repurchase Agreement.

Adjusted Tangible Net Worth:  As defined in the PC Repurchase Agreement.

Administration Agreement:  The Administration Agreement, dated as of the Closing Date, by and between the Issuer and the Administrator, as amended, restated, supplemented or otherwise modified from time to time.

Administrative Agent:  (a) Initially, CSFB or any Affiliate of the foregoing or any successor thereto in respect of the Series of Notes for which it is designated as an Administrative Agent therefor in the related Indenture Supplement, and (b) in respect of any Series, the Person(s) specified in the related Indenture Supplement.  Unless the context indicates otherwise in any Indenture Supplement for such Indenture Supplement, each reference to the “Administrative Agent” herein or in any other Transaction Document shall be deemed to constitute a collective reference to each Person that is an Administrative Agent.  If (x) any Person that is an Administrative Agent resigns as an Administrative Agent in respect of all Series for which it was designated as the Administrative Agent or (y) all of the Notes in respect of each Series for which any Person was designated as the Administrative Agent are repaid or redeemed in full, such Person shall cease to be an “Administrative Agent” for purposes hereof and each other Transaction Document.

Administrative Expenses:  Any amounts due from or accrued for the account of the Issuer with respect to any period for any administrative expenses incurred by the Issuer, including without limitation (i) to any accountants, agents, counsel and other advisors of the Issuer (other than the Owner Trustee) for reasonable and customary fees and expenses; (ii) to any other person in respect of any governmental fee, charge or tax; (iii) to any other Person (other than the Owner Trustee) in respect of any other fees or expenses permitted under this Base Indenture (including indemnities) and the documents delivered pursuant to or in connection with this Base Indenture and the Notes; (iv) any and all fees and expenses of the Issuer incurred in connection with its entry into and the performance of its obligations under any of the agreements contemplated by this Base Indenture; (v) the orderly winding up of the Issuer following the cessation of the transactions contemplated by this Base Indenture; and (vi) any and all  other reasonable and customary fees and expenses incurred by the Issuer in connection with the transactions contemplated by this Base Indenture, but not in duplication of any amounts specifically provided for in respect of the Indenture Trustee, the Owner Trustee, the Administrator or any VFN Noteholder.

Administrator:  PLS, in its capacity as the Administrator on behalf of the Issuer, and any successor to PLS in such capacity.

Advance:  Collectively, any Servicing Advance and any MBS Advance.

Advance Rate:  With respect to any Series of Notes, and for any Class within such Series, if applicable, the percentage specified as its “Advance Rate” in the Indenture Supplement for such Series.

Advance Rate Reduction Event:  The occurrence of any of the following events:

(i)         a breach of any of the PLS Financial Tests; or

(ii)       the occurrence of any of the Key Performance Indicators;

provided, that if Ginnie Mae amends any of the Ginnie Mae Eligibility Requirements, including through any written agreement between Ginnie Mae and PLS, the Advance Rate Reduction Event described in clause (i) of this definition will be sized relative to the amended Ginnie Mae Eligibility Requirement, as applicable.

Advance Rate Reduction Event Reserve Amount:  Amounts on deposit in the Collection and Funding Account that are designated as “Advance Rate Reduction Event Reserve Amounts” therein and are reserved for the purpose of satisfying the Advance Rate Reduction Event Reserve Required Amount.

Advance Rate Reduction Event Reserve Required Amount:  For any Payment Date during the Advance Rate Reduction Event Trigger Period, if such Advance Rate Reduction Event has been in effect for: (i) two (2) consecutive months, 2% of the Collateral Value with respect to the Term Notes and the MSR VFNs as of such Payment Date; (iii) three (3) consecutive months, 3% of the Collateral Value with respect to the Term Notes and the MSR VFNs as of such Payment Date; (iv) four (4) consecutive months, 4% of the Collateral Value with respect to the Term Notes and the MSR VFNs as of such Payment Date and (v) five (5) consecutive months, 5% of the Collateral Value with respect to the Term Notes and the MSR VFNs as of such Payment Date.

Advance Rate Reduction Event Trigger Period:  The period of time that begins upon the occurrence of an Advance Rate Reduction Event, and ends on earliest of (i) the date on which an Advance Rate Reduction Event is no longer in effect, unless waived or cured by the appropriate parties pursuant to Section 4.12, (ii) commencement of the Early Amortization Period, (iii) commencement of the Early Termination Event Period or (iv) commencement of the Full Amortization Period.

Advance Reimbursement Amount:  With respect to any Advance, any amount collected on a Mortgage Pool, withdrawn from a custodial account or received from any successor servicer, to reimburse an Advance, including any Liquidation Proceeds, FHA Claim Proceeds, USDA Claim Proceeds, PIH Claim Proceeds or VA Claim Proceeds.

Advance Reimbursement Available Funds:  All Available Funds resulting from Collections on the P&I Advance PC and the Servicing Advance PC.

Advance Reimbursement Available Funds Subaccount:  Has the meaning set forth in Section 4.7.

Advance Reimbursement Balance:  On any date of determination, the aggregate outstanding balance in U.S. dollars of all Advance Reimbursement Amounts owed with respect to the related Portfolio Mortgage Loans.

Advance Verification Agent:  An independent third party accounting firm acceptable to Ginnie Mae and the Administrative Agent, or any successor third party mortgage servicing rights advance verification agent appointed by PLS in accordance with the terms of this Base Indenture.

Advance Verification Agent Agreement:  The advance verification agent letter agreement, dated as of March 30, 2020, among the Advance Verification Agent, PLS and PennyMac Financial Services, Inc., as amended, restated, supplemented or otherwise modified from time to time.

Advance Verification Agent Fee:  The fees and expenses payable to the Advance Verification Agent pursuant to the terms of the Advance Verification Agent Agreement.

Advance Verification Report:  As defined in Section 3.3(g)(2).

Adverse Claim:  A lien, security interest, charge, encumbrance or other right or claim of any Person (other than (A) the liens created in favor of the Secured Parties or assigned to the Secured Parties by (i) this Base Indenture, (ii) the PC Repurchase Agreement or (iii) any other Transaction Document and (B) the rights of Ginnie Mae under the Ginnie Mae Contract).

Adverse Effect:  Whenever used in this Base Indenture with respect to any Series or Class of Notes and any event, means that such event is reasonably likely, at the time of its occurrence, to (i) result in the occurrence of an Event of Default relating to such Series or Class of Notes, (ii) materially adversely affect (A) the amount of funds available to be paid to the Noteholders of such Series or Class of Notes pursuant to this Base Indenture, (B) the timing of such payments or (C) the rights or interests of the Noteholders of such Series or Class, (iii) materially adversely affect the Security Interest of the Indenture Trustee for the benefit of the Secured Parties in the Collateral unless otherwise permitted by this Base Indenture, or (iv) materially adversely affect the collectability of the Collateral.

Affiliate:  With respect to any specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person; provided,  however, that in respect of PLS or Guarantor, the term “Affiliate” shall include only Guarantor and its wholly owned subsidiaries, and in respect of PMH or PMT Guarantor, the term “Affiliate” shall include only PMT Guarantor and its wholly owned subsidiaries.

Ancillary Income: All income derived from a Mortgage Loan (other than payments or other collections in respect of principal, interest, escrow payments and prepayment penalties attributable to such Mortgage Loan) and to which PLS, as the servicer of the Mortgage Loan, is entitled in accordance with the Ginnie Mae Contract, including, but not limited to (i) all late charges, fees received with respect to checks or bank drafts returned by the related bank for insufficient funds, assumption fees, optional insurance administrative fees, all interest, income, or credit on funds deposited in the escrow accounts and custodial accounts or other receipts on or with respect to such Mortgage Loan (subject to Applicable Law and the Ginnie Mae Contract), (ii) reconveyance fees, subordination fees, speedpay fees, mortgage pay on the web fees, automatic clearing house fees, demand statement fees, modification fees, if any, and other similar types of fees arising from or in connection with any Mortgage Loan to the extent not otherwise payable by the mortgagor under Applicable Law or pursuant to the terms of the related Mortgage Note, and (iii) any incentive fees payable by FHA under the applicable FHA Mortgage Insurance Contract, by USDA under the USDA Loan Guarantee Document, or by VA under the applicable VA Loan Guaranty Agreement, as applicable, to PLS, as servicer of the Mortgage Loans, including incentive amounts payable in connection with Mortgage Loan modifications and other loss mitigation activities.

Applicable Law:  As defined in Section 4.1.

Applicable Rating:  For each Class of Notes, the rating(s) specified as such for such Class in the related Indenture Supplement, if applicable.  Only those rating(s) specified for any Class of Notes that are made at the request of Issuer shall be applicable for purposes of this Base Indenture.

Acquired MSRs: MSRs related to previously issued Ginnie Mae MBS that the Servicer acquired, provided that Ginnie Mae has acknowledged that the Servicer is deemed the “issuer” of the Pooled Mortgages related to such Acquired MSRs by execution of the Assignment Agreement (Ginnie

Mae MBS Guide Appendix VIII-3), or any such successor form approved by Ginnie Mae from time to time.

Asset File:  The documents described in Section 2.2 pertaining to a particular Participation Certificate.

Authenticating Agent:  Any Person authorized by the Indenture Trustee to authenticate Notes under Section 11.12.

Authorization Opinion: As defined in the Preliminary Statement.

Authorized Signatory:  With respect to any entity, each Person duly authorized to act as a signatory of such entity at the time such Person signs on behalf of such entity.

Available Funds:

(i)         With respect to any Interim Payment Date, all Collections on the Participation Certificates received during the related Collection Period and on deposit in the Collection and Funding Account and any other funds of the Issuer that the Issuer (or the Administrator on behalf of the Issuer) identifies to the Indenture Trustee to be treated as “Available Funds” with respect to any Series of Notes for such Interim Payment Date (including any cash amounts that are on deposit in the Collection and Funding Account which the Administrator has instructed the Indenture Trustee to use in accordance with Section 4.4(a)(iv) or Section4.4(b)(iv)); and

(ii)       with respect to any Payment Date, (A) all Collections on the Participation Certificates received during the related Collection Period and on deposit in the Collection and Funding Account, plus (B) any income from Permitted Investments in Trust Accounts that have been established for the benefit of all Series of Notes, to be included in Advance Reimbursement Available Funds with respect to amounts on deposit in the Advance Reimbursement Available Funds Subaccount and to be included in Servicing Spread Available Funds with respect to amounts on deposit in the Servicing Spread Available Funds Subaccount,  plus (C) any other funds of the Issuer that the Issuer (or the Administrator on behalf of the Issuer) identifies to the Indenture Trustee to be treated as “Available Funds” with respect to any Series of Notes for such Payment Date (including any cash amounts that are on deposit in the Collection and Funding Account which the Administrator has instructed the Indenture Trustee to use in accordance with Section 4.5(a)(1)(viii) and Section 4.5(a)(2)(iv)).

Bankruptcy Code:  The Bankruptcy Reform Act of 1978, 11 U.S.C. §§ 101 et seq., as amended from time to time.

Base Indenture:  Has the meaning set forth in the Preamble.

Base Servicing Fee:  For any Mortgage Loan, a monthly fee equal to 0.10% multiplied by the principal balance of such Mortgage Loan and divided by 12.

Book-Entry Notes:  A note registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository); provided, that after the occurrence of a condition whereupon Definitive Notes are to be issued to Note Owners, such Book-Entry Notes shall no longer be “Book-Entry Notes”.

Borrowing Base:  As of any date of determination, with respect to the Term Notes and the MSR VFNs an amount equal to the aggregate related Collateral Value (as calculated using clause (b) of the definition of Market Value Percentage) and, with respect to the SPIA VFNs, the related Collateral Value.

Borrowing Base Deficiency:  With respect to:

(x)        the Term Notes and the MSR VFNs, the positive difference, if any, of: (i) the aggregate VFN Principal Balances of all Outstanding Series of VFNs; and (ii) the sum of (a) the product of: (1) (A) the more recent of the Borrowing Base on the Borrowing Base Determination Date preceding such date of determination, or the Interim Borrowing Base on the Interim Borrowing Base Determination Date preceding such date of determination minus (B) the aggregate of the Series Invested Amounts for all Series of Term Notes, and (2) the Weighted Average Advance Rate in respect of all Outstanding Series of MSR VFNs,  and (b) any cash amounts that are on deposit in the Collection and Funding Account that were deposited by the Administrator and allocated as Servicing Spread Available Funds prior to the Payment Date or Interim Borrowing Base Payment Date, as applicable, which the Administrator has instructed the Indenture Trustee to reserve in the Collection and Funding Account pursuant to this Indenture; provided,  however, that after making the allocations specified in Section 4.4(a) and 4.5(a)(1) of this Indenture on the applicable Payment Date or Interim Borrowing Base Payment Date, for the purposes of subsequently determining the Borrowing Base or if a Borrowing Base Deficiency exists, credit shall be given to cash amounts that are on deposit in the Collection and Funding Account that the Administrator has specified that it intends to retain therein after such Payment Date or Interim Borrowing Base Payment Date; or

(y)        the SPIA VFNs, the positive difference, if any, of: (i) the aggregate VFN Principal Balances of all Outstanding Series of SPIA VFNs, and (ii) the product of (1) the related Collateral Value on such date of determination and (2) the Weighted Average Advance Rate in respect of all Outstanding Series of SPIA VFNs.

Borrowing Base Determination Date:  The Business Day of the month in which the interest rate indices were quoted as indicated in the Market Value Report and based on which the MSR Valuation Agent prepares its Market Value Report using the information contained in the MSR Monthly Report.

Borrowing Capacity:  For any VFN on any date, the difference between (i) the related Maximum VFN Principal Balance on such date and (ii) the related VFN Principal Balance on such date.

Business Day:  For any Class of Notes, any day other than (i) a Saturday or Sunday or (ii) any other day on which national banking associations or state banking institutions in New York, New York, the State of California, the State of Texas, the city and state where the Corporate Trust Office is located or the Federal Reserve Bank of New York, are authorized or obligated by law, executive order or governmental decree to be closed.

Calculation Agent:  The same Person who serves at any time as the Indenture Trustee, or an Affiliate of such Person, as calculation agent pursuant to the terms of this Base Indenture.

Cash Equivalents:  As defined in the Pricing Side Letter (as defined in the PC Repurchase Agreement).

Certificate of Authentication:  The certificate of the Indenture Trustee or the alternative certificate of the Authenticating Agent, substantially in the form attached hereto in Exhibit E.

Certificateholder:  As defined in the Trust Agreement.

Citibank:  As defined in the preamble.

Class:  With respect to any Notes, the class designation assigned to such Note in the related Indenture Supplement.  A Series issued in one class, with no class designation in the related Indenture Supplement, may be referred to herein as a “Class”.

Class Invested Amount:  For any Class of Notes on any date, an amount equal to (i) the sum of (A) the outstanding Note Balance of such Class, plus (B) the aggregate outstanding Note Balances of all Classes within the same Series that are senior to or pari passu with such Class on such date, divided by (ii) the Advance Rate in respect of such Class.

Clearing Corporation:  As defined in Section 8‑102(a)(5) of the UCC.

Clearstream:  Clearstream Banking, S.A., and any successor thereto.

Closing Date:  December 19, 2016.

Code:  The Internal Revenue Code of 1986, as amended from time to time.

Collateral:  As defined in the Granting Clause.

Collateral Value:  As of the applicable Determination Date, (1) with respect to the Term Notes and the MSR VFNs,  the product of (A) the related Market Value Percentage and (B) unpaid principal balance of the Portfolio as of the close of business on the last day of the related Collection Period; provided, however, that the unpaid principal balance of any Mortgage Loans being serviced by an Interim Servicer shall be eligible to be included in the calculation of “Collateral Value” (i) for a period of time no longer than one hundred and twenty (120) days, and (ii) aggregate unpaid principal balance of the Mortgage Loans serviced by an Interim Servicer may not exceed 15% of the Collateral Value of all MSRs, unless, in either case, consented to by the Administrative Agent and (2) with respect to the SPIA VFNs,  the aggregate Advance Reimbursement Balance of all Eligible Advance Reimbursement Amounts with respect to all Portfolio Mortgage Loans.

Collection and Funding Account:  The non-interest bearing trust account or accounts, each of which shall be an Eligible Account, established and maintained pursuant to Section 4.1 and Section 4.7 and entitled “Citibank, N.A., as Indenture Trustee for the PNMAC GMSR ISSUER TRUST MSR Collateralized Notes, Collection and Funding Account” or such of the foregoing that can be reflected on the account systems of the institution maintaining such account.

Collection Period:  (i) For the first Interim Payment Date or Payment Date, the period beginning on the Cut-off Date and ending at the end of the day before the Determination Date for such Interim Payment Date or Payment Date, and (ii) for each other Interim Payment Date or Payment Date, the period beginning at the opening of business on the most recent preceding Determination Date and ending as of the close of business on the day before the Determination Date for such Interim Payment Date or Payment Date.

Collections:  Any amounts received by PLS relating to the Participation Certificates, including, but not limited to, any amounts received by PLS and payable to the Issuer under the PC Repurchase Agreement, the PC Guaranty, the PMH Repurchase Agreement or the PMT Guaranty.

Control,  Controlling or Controlled:  The possession of the power to direct or cause the direction of the management or policies of a Person through the right to exercise voting power or by contract, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

Corporate Advance:  Any advance disbursed by the Servicer with respect to any Mortgage Pool as required by the Ginnie Mae Contract with respect to any Mortgage Loan included in the related Mortgage Pool (other than amounts advanced as MBS Advances or Escrow Advances), excluding any advance disbursed by an Interim Servicer related to Acquired MSRs until such time as Servicer completes reconciliation of such advances with the Interim Servicer and pays the Interim Servicer for such advances.

Corporate Trust Office:  For each Series of Notes, as specified in the related Indenture Supplement.

Credit Management Agreement:  The Credit Management Agreement, dated as of December 19, 2016, among the Credit Manager, PLS, the Administrative Agent and the Indenture Trustee, as amended, restated, supplemented or otherwise modified from time to time.

Credit Manager: Pentalpha and any successor thereto in such capacity.

Credit Manager Expense Reserve Account:  The segregated non-interest bearing trust account or accounts, each of which shall be an Eligible Account, established and maintained pursuant to Section 4.6, and entitled “Citibank, N.A., as Indenture Trustee for the PNMAC GMSR ISSUER TRUST MSR Collateralized Notes, Credit Manager Expense Reserve Account”.

Credit Manager Expense Reserve Required Amount:  With respect to any date of determination, $300,000.

Credit Manager Fee:  Shall have the meaning set forth in the Credit Management Agreement.

CSCIB:  Credit Suisse AG, Cayman Islands Branch or any successor thereto.

CSFB:  Has the meaning set forth in the Preamble.

Cumulative Default Supplemental Fee Shortfall Amount:  For each Payment Date and each Class of Notes, any portion of the Default Supplemental Fee (including the Cumulative Default Supplemental Fee Shortfall Amount for that Class for a previous Payment Date as set forth in the definition of “Default Supplemental Fee”) that has not been paid, if any, plus accrued and unpaid interest at the applicable Note Interest Rate plus the Default Supplemental Fee Rate on such shortfall from the Payment Date on which the shortfall first occurred through but excluding the current Payment Date.

Cumulative Interest Shortfall Amount:  For each Payment Date and each Class of Notes, any portion of the Interest Payment Amount (calculated under clause (i) or clause (ii)(1), as applicable, of the definition thereof, if applicable) for that Class for all previous Payment Dates that has not been paid if any, plus accrued and unpaid interest at the applicable Note Interest Rate plus the Cumulative Interest Shortfall Amount Rate on each such shortfall from the Payment Date on which such shortfall first occurred to but excluding the current Payment Date.

Cumulative Interest Shortfall Amount Rate:  As defined in the related Indenture Supplement.

Cumulative Step-Up Fee Shortfall Amount:  For each Payment Date and each Class of Notes, any portion of the Step-Up Fee (including the Cumulative Step-Up Fee Shortfall Amount for that Class for a previous Payment Date as set forth in the definition of “Step-Up Fee”) that has not been paid, if any, plus accrued and unpaid interest at the applicable Note Interest Rate and plus the Step-Up Fee Rate on such shortfall from the Payment Date on which the shortfall first occurred through but excluding the current Payment Date.

Cut-off Date:  Shall mean the Closing Date.

Dedicated Account: The demand deposit account “PennyMac Loan Services, LLC – Dedicated Account”, which account has been established by Issuer, as debtor, PLS, the Indenture Trustee, as secured party, the Guarantor and Bank of America, N.A. for the benefit of the Indenture Trustee at Bank of America, N.A.

Dedicated Account Control Agreement:  The Deposit Account Control Agreement, dated as of December 19, 2016, among PLS, the Issuer, the Indenture Trustee, the Guarantor and the Account Bank, as amended, restated, supplemented or otherwise modified from time to time, pursuant to which to the Dedicated Account is established.

Default Supplemental Fee: As defined in the related Indenture Supplement, if applicable.

Default Supplemental Fee Rate: As defined in the related Indenture Supplement, if applicable.

Definitive Note:  A Note issued in definitive, fully registered form evidenced by a physical Note, substantially in the form of one or more of the Definitive Notes hereto as Exhibit A-2 and Exhibit A-4.

Depository:  Initially, The Depository Trust Company, the nominee of which is Cede & Co., and any permitted successor depository.  The Depository shall at all times be a Clearing Corporation.

Depository Agreement:  For any Series or Class of Book-Entry Notes, the agreement among the Issuer, the Indenture Trustee and the Depository, dated as of the related Issuance Date, relating to such Notes, as amended, restated, supplemented or otherwise modified from time to time.

Depository Participant:  A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Designated PC:  As of any date, any Participation Certificate which is being sold by PLS to the Issuer pursuant to the PC Repurchase Agreement and pledged by the Issuer hereunder as part of the Trust Estate, which Participation Certificate is listed on the Participation Certificate Schedule in accordance with Section 2.1(b) on such date.

Designation Date:  The date the Administrator designates a Participation Certificate as a Designated PC.  Any Designated PC listed on any schedule hereto as of the initial Funding Date shall be deemed to have a “Designation Date” as of the initial Funding Date (or such other date as may be agreed to by the Administrative Agent).

Determination Date:  In respect of any Payment Date or Interim Payment Date, three (3) Business Days before such Payment Date or Interim Payment Date.

Determination Date Report:  A report delivered by the Administrator as described in Section 3.2(a), which shall be delivered in the form of one or more electronic files.

Distribution Compliance Period:  In respect of any Regulation S Global Note or Regulation S Definitive Note, the forty (40) consecutive days beginning on and including the later of (a) the day on which any Notes represented thereby are offered to persons other than distributors (as defined in Regulation S under the 1933 Act) pursuant to Regulation S and (b) the Issuance Date for such Notes.

DQP Delinquency Ratio:  The ratio equal to (x) the aggregate amount of delinquent principal and interest payments (delinquency being determined in accordance with the provisions of the Ginnie Mae Contract),  divided by (y) the total monthly Fixed Installment Control due to the Servicer.

DQ2+ Delinquency Ratio:  The ratio equal to (x) the number of Mortgage Loans in the Servicer’s portfolio that are in foreclosure or delinquent (with delinquency being determined in accordance with the provisions of the Ginnie Mae Contract) for two (2) or more months, divided by (y) the total number of Mortgage Loans in the Servicer’s portfolio.

DQ3+ Delinquency Ratio:  The ratio equal to (x) the number of Mortgage Loans in the Servicer’s portfolio that are in foreclosure or delinquent (with delinquency being determined in accordance with the provisions of the Ginnie Mae Contract) for three (3) or more months, divided by (y) the total number of Mortgage Loans remaining in the Servicer’s portfolio.

Early Amortization Event:  As defined in the related Indenture Supplement.

Early Amortization Event Payment Amount:  As defined in the related Indenture Supplement.

Early Amortization Period:  For all Series of Notes, the period that begins upon the occurrence of an Early Amortization Event and ends on the date when the Early Amortization Event is no longer in effect, unless waived or cured by the appropriate parties pursuant to Section 4.12.

Early Termination Event:  For each Series of Notes, as specified in the related Indenture Supplement.

Early Termination Event Payment Amount:  For each Series of Notes, for any Payment Date following the occurrence of an Early Termination Event, the amount specified in, or calculated as described in, the related Indenture Supplement.

Early Termination Event Period:  For all Series of Notes, the period that begins upon the occurrence of an Early Termination Event and ends on the date when the Early Termination Event is no longer in effect, unless waived or cured by the appropriate parties pursuant to Section 4.12.

Effective Date: As defined in the Preamble.

Eligible Account: Any of (i) an account or accounts maintained with an insured depository institution that meets the rating requirements adopted by Ginnie Mae and set forth in the Ginnie Mae Contract, and that is (w) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws of the United States, (x) a banking or savings and loan association duly organized, validly existing and in good standing under the applicable laws of any state, (y) a national banking association duly organized, validly existing and in good standing under the federal banking laws of the United States, or (z) a principal subsidiary of a bank holding company; or (ii) a trust account maintained in the trust department of a federal or state chartered depository institution or trust company in the United States, acting in its fiduciary capacity, having capital and surplus of not less than $50,000,000, and that meets the rating requirements adopted by Ginnie Mae and set forth in the Ginnie Mae Contract.

Eligible Advance Reimbursement Amounts:  Any Advance Reimbursement Amount related to an Advance that meets each of the criteria specified for such type of Advance set forth in the Series 2020-SPIADVF1 Indenture Supplement.

Employee Benefit Plan:  As defined in Section 6.5(k).

Entitlement Order:  As defined in Section 8‑102(a)(8) of the UCC.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

Escrow Advance:  Any advance disbursed by Servicer with respect to any Mortgage Pool as required by the Ginnie Mae Contract in order to pay tax obligations or insurance premiums due under any Mortgage Loan included in the related Mortgage Pool when the funds on deposit in any escrow custodial account or any other account containing escrow funds related to the applicable Mortgage Pool are insufficient to make the required payment, excluding any advance disbursed by an Interim Servicer related to Acquired MSRs until such time as Servicer completes reconciliation of such advances with the Interim Servicer and pays the Interim Servicer for such advances.

Euroclear:  Euroclear Bank S.A./N.V. as operator of the Euroclear System, and any successor thereto.

Event of Default:  As defined in Section 8.1.

Excess Spread:  For the Purchased MSR Excess Spread PC, “Purchased MSR Excess Spread” as defined in the Purchased MSR Excess Spread Participation Agreement; and for the Originated MSR Excess Spread PC, “Originated MSR Excess Spread” as defined in the Originated MSR Excess and Retained Spread Participation Agreement.

Excess Spread Rate:  For the Purchased MSR Excess Spread PC, the rate per annum set forth as such in the Purchased MSR Excess Spread Participation Agreement. For the Originated MSR Excess Spread PC, the rate per annum set forth as such in the Originated MSR Excess and Retained Spread Participation Agreement.

Expense Limit:  With respect to: (i) expenses and indemnification amounts (A) in any year, for the Owner Trustee, the Indenture Trustee (in all its capacities), the Credit Manager, the Advance Verification Agent and the MSR Valuation Agent, $700,000 (with $300,000 being reserved for the Indenture Trustee and $300,000 being reserved for the Credit Manager), and (B) for any single Payment Date, for the Indenture Trustee only (in all its capacities) $100,000, and for the Credit Manager only $100,000; and (ii) Administrative Expenses, in any year, $100,000; provided, that the Expense Limit shall only apply to payments made pursuant to Section 4.5(a)(1)(i) and (ii) and Section 4.5(a)(2)(i); and provided,  further, that any amounts in excess of the Expense Limit that have not been paid pursuant to Section 4.5 may be applied toward and subject to the Expense Limit for the subsequent year and payable in a subsequent year.

Expense Reserve Account:  The segregated non-interest bearing trust account or accounts, each of which shall be an Eligible Account, established and maintained pursuant to Section 4.1 and Section 4.6, and entitled “Citibank, N.A., as Indenture Trustee for the PNMAC GMSR ISSUER TRUST MSR Collateralized Notes, Expense Reserve Account”.

Expense Reserve Required Amount:  With respect to any date of determination, $400,000 (with $300,000 being reserved for the Indenture Trustee).

Facility Entity:  As defined in Section 9.5(i).

FATCA:  Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any U.S. or non-U.S. fiscal or regulatory legislation, guidance notes, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

FCPA:  Has the meaning set forth in Section 10.1(h).

FCPA Entity:  Has the meaning set forth in Section 10.1(h).

Fee Letter:  For any Series, as defined in the related Indenture Supplement, if applicable.

Fees:  Collectively, with respect to any Interest Accrual Period, the Indenture Trustee Fee, the Owner Trustee Fee, the Credit Manager Fee, the Advance Verification Agent Fee and the MSR Valuation Agent Fee.

FHA: As defined in the PC Repurchase Agreement.

FHA Mortgage Insurance Contract:  As defined in the PC Repurchase Agreement.

Fiduciary:  As defined in Section 6.5(k).

Final Payment Date:  For any Class of Notes, the earliest of (i) the Stated Maturity Date for such Class, (ii) after the end of the related Revolving Period, the Payment Date on which the Note Balance of the Notes of such Class has been reduced to zero, and (iii) the Payment Date which follows the Payment Date on which all proceeds of the sale of the Trust Estate are distributed pursuant to Section 8.6.

Financial Asset:  As defined in Section 8‑102(a)(9) of the UCC.

Fixed Installment Control:  The scheduled principal and interest due on a Mortgage Pool in a given month.

Full Amortization Period: For all Series of Notes, the period that begins upon the commencement of the Full Amortization Period pursuant to Section 4.12 hereof and ends on the date on which the Notes of all Series are paid or redeemed in full.

Funding Amount:  The amount of a funding proposed to be released or drawn on a VFN on any Funding Date, that does not cause a Borrowing Base Deficiency.

Funding Certification:  A report delivered by the Administrator in respect of each Funding Date pursuant to Section 4.3(a).

Funding Conditions:  With respect to any proposed Funding Date, the following conditions:

(i)         no Borrowing Base Deficiency shall exist following the proposed funding, and the Administrative Agent shall be satisfied in its sole discretion that it has a current accurate valuation of the Portfolio and, if a proposed funding relates to any SPIA VFN, verification of the Advance Reimbursement Balance to support such determination;

(ii)        no breach of representation, warranty or covenant of the Servicer, the Administrator or the Issuer, or with respect to the Participation Certificates, hereunder or under any Transaction Document, which could reasonably be expected to have a material Adverse Effect, shall exist;

(iii)      solely with respect to any Funding Date which will be a VFN Draw Date, (A) (unless (and to the extent) the related VFN Noteholder or VFN Noteholders have agreed to waive this condition for purposes of fundings under their related Variable Funding Notes), no Funding Interruption Event shall be continuing and (B) (unless (and to the extent) the related VFN Noteholder or VFN Noteholders have agreed to waive this condition for purposes of fundings under their related Variable Funding Notes), no Event of Default shall have occurred and be continuing;

(iv)       the Administrator shall have provided the Indenture Trustee, no later than 10:00 a.m. New York City time on the Business Day preceding such Funding Date (or such other time as may be agreed to from time to time by the Administrator, the Indenture

Trustee and the Administrative Agent), a Determination Date Report reporting information with respect to the Participation Certificates in the Trust Estate and demonstrating the amount of the Borrowing Base and that Borrowing Base Deficiency does not exist with respect to any VFN, and no later than 10:00 a.m. New York City time on such Funding Date, a Funding Certification certifying that all Funding Conditions have been satisfied; provided,  however, that no Variable Funding Note Noteholder shall have any liability for failing to fund a requested draw of a Variable Funding Note unless it has received a Funding Certification by 1:00 p.m. New York City time on the Business Day preceding such Funding Date;

(v)        the full amount of the Required Available Funds shall be on deposit in the Collection and Funding Account, before and after the release of cash from such account to fund the purchase price of Participation Certificates;

(vi)       the payment of the Funding Amount or the drawing on any VFNs shall not result in a material adverse United States federal income tax consequence to the Trust Estate or any Noteholders; and

(vii)      none of the Early Amortization Period, the Early Termination Event Period or the Full Amortization Period shall be in effect.

Funding Date:  Any Payment Date or any Interim Payment Date occurring at a time when no Full Amortization Period shall have occurred and shall be continuing; provided, that the Administrator shall have delivered a Funding Certification in accordance with Section 4.3(a) for such date.

Funding Interruption Event:  The occurrence of an event which with the giving of notice or the passage of time, or both, would constitute an Event of Default, whether or not the Indenture Trustee, the Administrative Agent and/or any Noteholders have provided notice sufficient to cause the Full Amortization Period to commence as a result of such event.

GAAP:  U.S. generally accepted accounting principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its successors, as in effect from time to time, and (ii) applied consistently with principles applied to past financial statements of PLS and its subsidiaries; provided,  that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) that such principles have been properly applied in preparing such financial statements.

Ginnie Mae:  The Government National Mortgage Association or any successor thereto.

Ginnie Mae I MBS Program: Shall have the meaning set forth in the Ginnie Mae Guide.

Ginnie Mae II MBS Program: Shall have the meaning set forth in the Ginnie Mae Guide.

Ginnie Mae Contract:  Such term includes (a) 12 U.S.C. § 1721(g) and the implementing regulations governing the Ginnie Mae MBS Program, 24 C.F.R. Part 300, (b) applicable guaranty agreements and contractual agreements between Ginnie Mae and Servicer, and (c) the Ginnie Mae Guide, and other guides and amendments.

Ginnie Mae Guide:  The Ginnie Mae Mortgage-Backed Securities Guide, Handbook 5500.3, Rev. 1, as amended from time to time, and any related announcements, directives and correspondence issued by Ginnie Mae.

Ginnie Mae Requirements:  Such term includes the Ginnie Mae Contract (whether specific to PLS or of general application), in addition to the contracts (including, without limitation, any related guaranty agreement, master servicing agreement, master agreement for servicer’s principal and interest custodial account, master agreement for servicer’s escrow custodial account, master custodial agreement, schedule of subscribers and Ginnie Mae Guaranty Agreement or other agreement or arrangement), and all applicable rules, regulations, communications, memoranda and other written directives, procedures, manuals, guidelines, including the Ginnie Mae Eligibility Requirements, and any other information or material incorporated therein, defining the rights and obligations of Ginnie Mae and Servicer, with respect to the Mortgage Loans.

Ginnie Mae Eligibility Requirements:  As defined in Section 3.3(h) hereof.

Global Note:  A Note issued in global form and deposited with or on behalf of the Depository, substantially in the form of one or more of the Global Notes attached hereto as Exhibit A-1 and Exhibit A-3.

Grant,  Granting or Granted:  Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Base Indenture.  A Grant of collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

Guarantor:  Private National Mortgage Acceptance Company, LLC, as guarantor under the PC Guaranty.

Guaranty Agreement:  Has the meaning assigned to such term in the Ginnie Mae Contract and refers to the contract between Ginnie Mae and an issuer that establishes the rights and obligations of each party in connection with a Mortgage Pool and the related MBS, which term includes any “Contractual Agreements” (as defined in the Ginnie Mae Contract) in effect with respect to certain Mortgage Pools and the related MBS, as amended, restated, supplemented or otherwise modified from time to time.

Hedging Instrument:  For each Series of Notes, as specified in the related Indenture Supplement.

HUD:  United States Department of Housing and Urban Development or any successor thereto.

Indenture:  Has the meaning set forth in the Preamble.

Indenture Supplement:  With respect to any Series of Notes, a supplement to this Base Indenture, substantially in the form of Exhibit E, executed and delivered in conjunction with the issuance of such Notes pursuant to Section 6.1, together with any amendment to the Indenture Supplement executed pursuant to Section 12.1 or 12.2, and, all exhibits and schedules thereto, as amended, restated, supplemented or otherwise modified from time to time.

Indenture Trustee:  The Person named as the Indenture Trustee in the Preamble until a successor Indenture Trustee shall have become such pursuant to the applicable provisions of this Base Indenture, and thereafter “Indenture Trustee” means and includes each Person who is then an Indenture Trustee hereunder.

Indenture Trustee Authorized Officer:  With respect to the Indenture Trustee, Calculation Agent, Paying Agent, Note Registrar or Securities Intermediary, any officer of the Indenture Trustee, Calculation Agent, Paying Agent, Note Registrar or Securities Intermediary assigned to its corporate trust services, including any vice president, assistant vice president, assistant treasurer or trust officer, who is customarily performing functions with respect to corporate trust matters and, with respect to a particular corporate trust matter under this Base Indenture, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case, having direct responsibility for the administration of this Base Indenture.

Indenture Trustee Fee:  The fee payable to the Indenture Trustee hereunder on each Payment Date in a monthly amount as agreed in the Indenture Trustee Fee Letter, which includes the fees to Citibank, and its successors and assigns in its capacities as Calculation Agent, Paying Agent, Securities Intermediary and Note Registrar; provided, that the Indenture Trustee shall also be entitled to receive payment of (i) separate fees and expenses pursuant to Section 11.7 in connection with tax filings made by the Indenture Trustee and (ii) any additional expenses permitted pursuant to the terms of the Indenture Trustee Fee Letter.

Indenture Trustee Fee Letter: The fee letter agreement between Citibank and the Issuer, dated July 7, 2016, as amended, supplemented, restated, or otherwise modified, setting forth the fees to be paid to Citibank for the performance of its duties as Indenture Trustee and in all other capacities under the Indenture.

Ineligible Advance:  As defined in the related Indenture Supplement.

Initial Note Balance:  For any Note or for any Class of Notes, the unpaid principal balance of such Note upon the related Issuance Date as specified in the related Indenture Supplement.

Insolvency Event:  With respect to a specified Person, (i) an involuntary case or other proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced against any Person or any substantial part of its property, or a petition shall be filed against such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the winding-up or liquidation of such Person’s business and (A) such case or proceeding shall continue undismissed and unstayed and in effect for a period of sixty (60) days or (B) an order for relief in respect of such Person shall be entered in such case or proceeding under such laws or a decree or order granting such other requested relief shall be granted; or (ii) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due or the admission by such Person of its inability to pay its debts generally as they become due.

Insolvency Proceeding:  Any proceeding of the sort described in the definition of Insolvency Event.

Interest Accrual Period:  For any Class of Notes and any Payment Date, the period specified in the related Indenture Supplement.

Interest Amount:  For each Interest Accrual Period and each Class of Notes, interest accrued on such Class during such period, in an amount equal to interest on such Class’s Note Balance at the applicable Note Interest Rate.

Interest Day Count Convention:  For any Series or Class of Notes, the fraction specified in the related Indenture Supplement to indicate the number of days counted in an Interest Accrual Period divided by the number of days assumed in a year, for purposes of calculating the Interest Payment Amount for each Interest Accrual Period in respect of such Series or Class.

Interest Payment Amount:  For any Series or Class of Notes, as applicable and with respect to any Payment Date:

(i)         for any Series or Class of Term Notes, the related Cumulative Interest Shortfall Amount plus the product of:

(A)       the Note Balance as of the close of business on the preceding Payment Date;

(B)       the related Note Interest Rate for such Series or Class and for the related Interest Accrual Period; and

(C)       the Interest Day Count Convention specified in the related Indenture Supplement; and

(ii)       for any Series or Class of Variable Funding Notes, the lesser of:

(1)        the related Cumulative Interest Shortfall Amount plus the product of:

(A)       the average daily aggregate VFN Principal Balance during the related Interest Accrual Period (calculated based on the average of the aggregate VFN Principal Balances on each day during the related Interest Accrual Period);

(B)       the related Note Interest Rate for such Class during the related Interest Accrual Period; and

(C)       the Interest Day Count Convention specified in the related Indenture Supplement; or

(2)        such other amount as determined by the Administrative Agent and reported to the Indenture Trustee at least one (1) Business Days prior to such Payment Date.

Interested Noteholders:  For any Class, any Noteholder or group of Noteholders holding Notes evidencing not less than 25% of the aggregate Voting Interests of such Class.

Interim Borrowing Base:  As of any Interim Borrowing Base Determination Date, with respect to the Term Notes and the MSR VFNs an amount equal to the aggregate related Collateral Value (as calculated using clause (c) of the definition of Market Value Percentage) and, with respect to the SPIA VFNs, the related Collateral Value.

Interim Borrowing Base Determination Date:  Provided that the applicable Modified Valuation Trigger is outstanding on such date, the Business Day following the day in which the Modified Valuation Trigger has occurred.

Interim Borrowing Base Payment Date:  Provided that the applicable Modified Valuation Trigger is outstanding on such date, the fifth (5th) Business Day following an Interim Borrowing Base Determination Date;  provided, however, an Interim Borrowing Base Payment Date shall not occur if the Modified Valuation relates to an immediately preceding Market Value Report and a Payment Date using a new Market Value Report occurs on or prior to the Interim Borrowing Base Payment Date.

Interim Payment Date: With respect to any Series of Notes, (i) for each calendar week, the second (2nd) Business Day of such week following one (1) Business Day’s written notice from the Issuer to the related VFN Noteholders, the Administrative Agent and the Indenture Trustee, (ii) for any other Business Day, such date agreed to among the Issuer, the Administrator, the Indenture Trustee and the Administrative Agent, following one (1) Business Day’s written notice to the Indenture Trustee, or (iii) each Interim Borrowing Base Payment Date.  If an Interim Payment Date falls on the same date as a Payment Date, the Interim Payment Date shall be disregarded.  No Interim Payment Dates shall occur during the Full Amortization Period.

Interim Payment Date Report: As defined in Section 3.2(c).

Interim Servicer: The transferor of an Acquired MSR acting in its capacity as subservicer for the benefit of the Servicer in connection with the purchase thereof.

Invested Amount:  For any Series or Class of Notes, the related Series Invested Amount or Class Invested Amount, as applicable.

Investment Company Act:  The Investment Company Act of 1940, as amended from time to time.

Issuance Date:  For any Series of Notes, the date of issuance of such Series, as set forth in the related Indenture Supplement.

Issuer:  Has the meaning set forth in the Preamble.

Issuer Affiliate:  Any person involved in the organization or operation of the Issuer or an Affiliate of such a person which is also an affiliate within the meaning of Rule 3a-7 promulgated under the Investment Company Act.

Issuer Authorized Officer:  Any director or any authorized officer of the Owner Trustee or the Administrator who may also be an officer or employee of PLS, its managing member or an Affiliate of PLS or its managing member.

Issuer Certificate:  A certificate (including an Officer’s Certificate) signed in the name of an Issuer Authorized Officer, or signed in the name of the Issuer by an Issuer Authorized Officer.  Wherever this Base Indenture requires that an Issuer Certificate be signed also by an accountant or other expert, such accountant or other expert (except as otherwise expressly provided in this Base Indenture) may be an employee of PLS or an Affiliate.

Issuer Tax Opinion:  With respect to any undertaking, an Opinion of Counsel to the effect that, for United States federal income tax purposes, (i) such undertaking will not result in the Issuer being subject to tax on its net income as an association (or publicly traded partnership) taxable as a corporation or a taxable mortgage pool taxable as a corporation, each for United States federal income tax purposes, (ii) if any Notes (other than MBS Advance VFNs) are issued or deemed issued as a result of such undertaking, any Notes (other than MBS Advance VFNs) issued or deemed issued on such date that are outstanding for United States federal income tax purposes will be debt, (iii) if the MBS Advance VFNs are outstanding for United States federal income tax purposes, such undertaking will not adversely affect the status of the MBS Advance VFNs as debt for United States federal income tax purposes, and, (iv) if requested by the Administrative Agent, such undertaking will not cause the Noteholders or beneficial owners of Notes previously issued to be deemed to have sold or exchanged such Notes for federal income tax purposes under Section 1001 of the Code.  For any Series of VFNs that is beneficially owned by the beneficial owner of the Issuer for United States federal income tax purposes, clause (ii) shall apply to the repurchase agreement financing of such Series of VFNs, if any.

Key Performance Indicators:  The occurrence of any of the following indicators:

(i)   the fair market value of the Base Servicing Fee (as determined by the MSR Valuation Agent) is less than $50,000,000; or

(ii) the Servicer’s Liquidity is less than 100% of the Single-Family Issuer Minimum Liquidity Requirement and the MBS Advance Balance exceeds the Single-Family Issuer Minimum Liquidity Requirement.

Letter of Extinguishment:  Has the meaning set forth in Section  7.4.

Lien:  With respect to any property or asset of any Person (a) any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind in respect of such property or asset or (b) the interest of a vendor or lessor arising out of the acquisition of or agreement to acquire such property or asset under any conditional sale agreement, lease purchase agreement or other title retention agreement.

Liquidated Asset:  A Mortgage Loan that has been repurchased from a Mortgage Pool underlying Ginnie Mae MBS or was subject to a short sale or with respect to which the Mortgaged Property has been sold (including REO Property resulting from the foreclosure of the related Mortgaged Property).

Liquidation Proceeds:  With respect to any Mortgage Loan that becomes a Liquidated Asset, the portion of Advance Reimbursement Amounts recovered from the proceeds received on account of the liquidation of such Mortgage Loan.

Liquidity:  With respect to any Person, as of the last day of any calendar month, the sum of such Person’s cash (other than Restricted Cash) and Cash Equivalents; provided, that for purposes of the Servicer’s Liquidity in connection with the PLS Financial Tests and any other provision in which the Servicer’s Liquidity is being measured in comparison to the Single-Family Issuer Minimum Liquidity Requirement, Liquidity shall be determined in accordance with Chapter 2-9(B) of the Ginnie Mae Guide or other announcements of Ginnie Mae which have become effective but are not yet incorporated in the Ginnie Mae Guide.

Majority Noteholders:  With respect to any Series or Class of Notes or all Outstanding Notes, the Noteholders of greater than 50% of the Note Balance of the Outstanding Notes of such Series or Class or of Outstanding Notes, as the case may be, measured by Voting Interests in any case.

Market Value Information:  As defined in Section 3.1(a).

Market Value Percentage: Means,

(a)        for funding purposes (and for the purpose of calculating the Collateral Value used in connection with such determination of a funding) from time to time, as of any date of determination, the lesser of (i) the fair value percentage (carried out to four decimals and unrounded) of the MSR determined by the Servicer as of the most recent date of determination or (ii) the middle of the range of the fair value percentage (carried out to four decimals and unrounded), including any Modified Valuation as applicable, of the MSR from the most recently delivered Market Value Report;

(b)        for purposes of determining the Borrowing Base (and for the purpose of calculating the Collateral Value used in connection with such determination of the Borrowing Base) from time to time, as of any date of determination, the greater of (i) the Market Value Percentage calculated for funding purposes pursuant to clause (a) above, and (ii) the lower of (x) the product of (1) the middle of the range of the fair value percentage (carried out to four decimals and unrounded) of the MSR from the most recently delivered Market Value

Report and (2) 107.5% or (y) the product of (1) the average of each middle of the range of the fair value percentage (carried out to four decimals and unrounded) in effect (including the Modified Valuation, if applicable) (a) on such date of determination, (b) on the Business Day prior to the date on which the most recent Market Value Report was delivered in connection with the current Payment Date and (c) on the Business Day prior to the date on which the Market Value Report was delivered in connection with the prior Payment Date and (2) 105%; or

(c)        for purposes of determining the Interim Borrowing Base (and for the purpose of calculating the Collateral Value used in connection with such determination of the Interim Borrowing Base, for purposes of determining the Borrowing Base in connection with any Payment Date that is also an Interim Borrowing Base Payment Date or any Payment Date when a Modified Valuation is in effect and for the purpose of calculating the Collateral Value used in connection with such determination of the Borrowing Base for any Payment Date that is also an Interim Borrowing Base Payment Date) from time to time, as of any date of determination, the greater of (i) the Market Value Percentage calculated for funding purposes pursuant to clause (a) above which shall represent the Modified Valuation applicable to the Interim Borrowing Base Determination Date, and (ii) the lower of (x) the product of (1) the middle of the range of the fair value percentage (carried out to four decimals and unrounded), which shall represent the applicable Modified Valuation, of the MSR from the most recently delivered Market Value Report and (2) 107.5% or (y) the product of (1) the average of each middle of the range of the fair value percentage (carried out to four decimals and unrounded) in effect (including the Modified Valuation, if applicable) (a) on such date of determination, (b) on the Business Day prior to the date on which the most recent Market Value Report was delivered in connection with the current Payment Date and (c) on the Business Day prior to the date on which the Market Value Report was delivered in connection with the prior Payment Date, and (2) 105%.

Market Value Report:  Has the meaning set forth in Section 3.3(g)(1).

Maximum VFN Principal Balance:  For any VFN Class, the amount specified in the related Indenture Supplement.

MBS:  A mortgage backed security guaranteed by Ginnie Mae pursuant to the Ginnie Mae Contract.

MBS Advance:  Any advance disbursed by the Servicer from its own funds with respect to any Mortgage Pool as required by the Ginnie Mae Contract in order to provide for the payment of principal and interest amounts due on the related MBS on its remittance date under the Ginnie Mae Contract, specifically excluding (a) the Servicer’s use of excess funds from one Mortgage Pool to cover MBS Advances attributable to another Mortgage Pool in either (i) Servicer's “Ginnie Mae I MBS Program P&I Custodial Account” or (ii) Servicer's “Ginnie Mae II MBS Program P&I Custodial Account” to cover shortfalls caused by delinquent loans sharing the same “P&I Custodial Account,”  as permitted under Section 15-5(A) of the Ginnie Mae Guide, and (b) any advance disbursed by an Interim Servicer related to Acquired MSRs until such time as Servicer completes reconciliation of such advances with the Interim Servicer and pays the Interim Servicer for such advances.

MBS Advance Balance:  On any date of determination, the aggregate monetary value of all out-of-pocket MBS Advances unreimbursed to, or not netted from subsequent collections by, the Servicer reported as a net aggregate balance and indicating the portion of such balance attributable to Mortgage Loans in the Ginnie Mae I MBS Program and the portion of such balance attributable to Mortgage Loans in the Ginnie Mae II MBS Program.

MBS Advance Reimbursement Amounts:  Any Advance Reimbursement Amounts related to reimbursements for previously made MBS Advances.

MBS Advance VFN:  Any Series of Variable Funding Notes designated in the related Indenture Supplement as available and solely to be drawn upon following the Servicer’s failure to pay a required MBS Advance, or following any other default by the Servicer under the Ginnie Mae Contract, to make the full required cure payment on the related MBS and preserve the Indenture Trustee’s rights under the Acknowledgment Agreement.  As of the Effective Date, the Series 2016-MBSADV1 Notes are the sole Series of MBS Advance VFNs.

Modified Valuation:  The fair market value based on the valuation percentages of the Portfolio provided by the MSR Valuation Agent in the Market Value Report assuming that a Modified Valuation Trigger has occurred;  provided,  however, that in the event that a Modified Valuation Trigger is no longer in effect, the fair market values based on the valuation percentages of the Portfolio used by the MSR Valuation Agent in the most recent Market Valuation Report for such Borrowing Base Determination Date assuming that no Modified Valuation Trigger is applicable.

Modified Valuation Trigger:  Occurs when the 10-year U.S. Treasury rate (mid-mark) as compared to the 10-year U.S. Treasury rate (mid-mark) used by the MSR Valuation Agent as of the Borrowing Base Determination Date relating to the most recent Market Value Report (i) declines by more than 0.375% or (ii) increases by more than 0.375%; provided,  however, that a Modified Valuation Trigger shall no longer be in effect if the 10-year U.S. Treasury rate (mid-mark) increases or decreases such that the condition that gave rise to such Modified Valuation Trigger (as described in either (i) or (ii) above, as applicable) is no longer outstanding; provided,  further, if a new Market Value Report is delivered when a Modified Valuation Trigger is presently in effect, such Modified Valuation Trigger will remain in effect based on the values set forth in the immediately preceding Market Value Report unless a Modified Valuation Trigger would also be in effect based on the new Market Value Report, in which case, the valuations associated with the Modified Valuation Trigger from the new Market Value Report shall apply.

Monthly Payment:  With respect to any Mortgage Loan, the scheduled combined payment of principal and interest payable by an Obligor under the related Mortgage Note on each due date.

Mortgage:  With respect to a Mortgage Loan, a mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note.

Mortgage Loan:  A loan secured by a Mortgage on real property (including REO Property resulting from the foreclosure of the real property that had secured such loan), which loan has been included as a Pooled Mortgage in a Mortgage Pool underlying Ginnie Mae guaranteed MBS.

Mortgage Note:  The note or other evidence of the indebtedness of a mortgagor secured by a Mortgage under a Mortgage Loan and all amendments, modifications and attachments thereto.

Mortgage Pool:  A pool or loan package securing a MBS for which PLS is the issuer.

Mortgaged Property:  The real property (including all improvements, buildings, fixtures and building equipment thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the related Mortgage Loan.

MSR:  With respect to the Mortgage Loans, the mortgage servicing rights, including any and all of the following:  (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Servicer for servicing the Mortgage Loans, including without limitation, any Servicing Fees and Advance Reimbursement Amounts; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Servicer thereunder; (e) escrow or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Servicer with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

MSR Monthly Report:  Has the meaning set forth in Section 3.3(f).

MSR Portfolio Collections:  Collectively, the MSR Retained Spread Portfolio Collections, the Originated MSR Portfolio Excess Spread Collections,  the Purchased MSR Portfolio Excess Spread Collections and the Advance Reimbursement Amounts.

MSR Retained Spread PC:  The Participation Certificate issued pursuant to the Originated MSR Excess and Retained Spread Participation Agreement which evidences the Participation Interest in the Retained Servicing Spread related to (i) the Originated MSR Portfolio and (ii) the Purchased MSR Portfolio.

MSR Retained Spread Portfolio Collections:  With respect to the Portfolio, the funds collected on the Mortgage Loans in the Originated MSR Portfolio and the Purchased MSR Portfolio in excess of the Base Servicing Fee, and allocated as the amount payable to PLS as servicer of such Mortgage Loans pursuant to the Ginnie Mae Contract, other than (i) Ancillary Income, (ii) Guaranty Fee (as defined in the Originated MSR Excess and Retained Spread Participation Agreement), (iii) Originated MSR Excess Spread,(iv) Purchased MSR Excess Spread or (v) Advance Reimbursement Amounts.

MSR Trust & Credit Report: Has the meaning set forth in Section 3.3(h).

MSR Valuation Agent:  Incenter Mortgage Advisors, LLC, or any successor third party mortgage servicing rights valuation agent appointed by PLS in accordance with the terms of this Base Indenture.

MSR Valuation Agent Agreement:  The MSR Valuation Agent Agreement, dated as of December 19, 2016, among the MSR Valuation Agent, PLS and the Issuer, as amended, restated, supplemented or otherwise modified from time to time.

MSR Valuation Agent Fee:  The fees and expenses payable to the MSR Valuation Agent pursuant to the terms of the MSR Valuation Agent Agreement.

MSR VFN:  Any Series of Variable Funding Notes designated in the related Indenture Supplement as Series “MSRVF.” Initially, the Series 2016-MSRVF1 Notes shall be the sole Series of MSR VFNs.

Net Excess Cash Amount:  On any Payment Date or Interim Payment Date, the amount of funds available to be distributed to PLS pursuant to Section 4.4(a)(v),  Section 4.4(b)(v),  Section 4.5(a)(1)(xi),  Section  4.5(a)(2)(vi) or Section 4.5(a)(3)(vii), as applicable.

Nonpublic Personal Information:  Any consumer’s nonpublic personal information as defined in the Gramm-Leach-Bliley Act.

Note or Notes:  Any note or notes of any Class authenticated and delivered from time to time under this Base Indenture and the related Indenture Supplement including, but not limited to, any Variable Funding Note.

Note Balance:  On any date (i) for any Term Note, or for any Series or Class of Term Notes, as the context requires, the Initial Note Balance of such Term Note or the aggregate of the Initial Note Balances of the Term Notes of such Series or Class, as applicable, less all amounts paid to the Noteholder of such Term Note or Noteholders of such Term Notes with respect to principal, and (ii) for any Variable Funding Note, its VFN Principal Balance on such date.

Note Interest Rate:  For any Note, or for any Series or Class of Notes as the context requires, the interest rate specified, or calculated as provided in, the related Indenture Supplement.

Note Owner:  With respect to a Book Entry Note, the Person who is the owner of such Book Entry Note, as reflected on the books of the Depository, or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or as an indirect participant, in each case in accordance with the rules of such Depository) and with respect to any Definitive Notes, the Noteholder of such Note.

Note Payment Account:  The segregated non-interest bearing trust account or accounts, each of which shall be an Eligible Account, established and maintained pursuant to Section 4.1 and Section 4.8 and entitled “Citibank, N.A., as Indenture Trustee in trust for the Noteholders of the PNMAC GMSR ISSUER TRUST MSR Collateralized Notes, Note Payment Account”.

Note Purchase Agreement:  An agreement with one or more initial purchasers or placement agents under which the Issuer will sell the Notes to such initial purchaser(s), or contract with such placement agent(s) for the initial private placement of the Notes, in each case as further defined in the related Indenture Supplement, as amended, restated, supplemented or otherwise modified from time to time.

Note Rating Agency:  With respect to any Outstanding Class of Notes, each rating agency, if any, specified in the related Indenture Supplement.  References to Note Rating Agencies or “each” or “any” Note Rating Agency in this Base Indenture refer to Note Rating Agencies that were engaged to rate any Notes issued under this Base Indenture, which Notes are still Outstanding.

Note Register:  As defined in Section 6.5.

Note Registrar:  The Person who keeps the Note Register specified in Section 6.5.

Noteholder:  The Person in whose name a Note is registered in the Note Register, except that, solely for the purposes of giving certain consents, waivers, requests or demands as may be specified in this Base Indenture, the interests evidenced by any Note registered in the name of, or in the name of a Person or entity holding for the benefit of, the Issuer, PLS or any Person that is an Affiliate of either or both of the Issuer and PLS, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request or demand shall have been obtained (unless such Person is the sole holder of the Notes).  The Indenture Trustee shall have no responsibility to count any Person as a Noteholder who is not permitted to be so counted hereunder pursuant to the definition of “Outstanding” unless a Responsible Officer of the Indenture Trustee has actual knowledge that such Person is an Affiliate of either or both of the Issuer and PLS.

Obligor:  Any Person who owes or may be liable for payments under a Mortgage Loan.

OFAC:  As defined in Section 10.1(j).

Officer’s Certificate:  A certificate signed by an Issuer Authorized Officer and delivered to the Indenture Trustee.  Wherever this Base Indenture requires that an Officer’s Certificate be signed also by an accountant or other expert, such accountant or other expert (except as otherwise expressly provided in this Base Indenture) may be an employee of the Servicer.

Opinion of Counsel:  A written opinion of counsel reasonably acceptable to the Indenture Trustee, which counsel may, without limitation, and except as otherwise expressly provided in this Base Indenture and except for any opinions related to tax matters or material adverse effects on Noteholders, be an employee of the Issuer, PLS or any of their Affiliates.

Organizational Documents:  The Issuer’s Trust Agreement (including the related Owner Trust Certificate).

Original Indenture: As defined in the Preliminary Statement.

Originated MSRs: MSRs relating to Mortgage Loans originated or acquired by the Servicer.

Originated MSR Excess Spread:  The portion of the Servicing Fee owing to PLS as servicer of the Originated MSR Portfolio at the applicable Excess Spread Rate.

Originated MSR Excess and Retained Spread Participation Agreement: The Amended and Restated Master Spread Participation Agreement, dated as of April 1, 2020, between PLS, as company, and PLS, as initial participant, as amended, restated, supplemented or otherwise modified from time to time.

Originated MSR Excess Spread PC:  The Participation Certificate issued pursuant to the Originated MSR Excess and Retained Spread Participation Agreement which evidences the Participation Interest in the Excess Spread for the Originated MSR Portfolio.

Originated MSR Mortgage Pools:  The Mortgage Pools listed on the Originated MSR Excess Spread PC in the form of Schedule 4-A to the PC Repurchase Agreement and on Schedule 3-A hereto, which schedules may be maintained in electronic form.

Originated MSR Portfolio: The Mortgage Loans included in the Originated MSR Mortgage Pools.

Originated MSR Portfolio Excess Spread Collections:  With respect to the Originated MSR Portfolio, the funds collected on the Mortgage Loans in the Originated MSR Portfolio and allocated as the servicing compensation payable to PLS as servicer of such Mortgage Loans pursuant to the Ginnie Mae Contract, but only to the extent of Servicing Fee comprising the Originated MSR Excess Spread.

Outstanding:  With respect to all Notes and, with respect to a Note or with respect to Notes of any Series or Class means, as of the date of determination, all such Notes theretofore authenticated and delivered under this Base Indenture, except:

(i)         any Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation, or canceled by the Issuer and delivered to the Indenture Trustee pursuant to Section 6.9;

(ii)       any Notes to be redeemed for whose full payment (including principal and interest) redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Noteholders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given if required pursuant to this Base Indenture, or provision therefore satisfactory to the Indenture Trustee has been made;

(iii)      any Notes which are canceled pursuant to Section 7.3; and

(iv)       any Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Base Indenture (except with respect to any such Note as to which proof satisfactory to the Indenture Trustee is presented that such Note is held by a person in whose hands such Note is a legal, valid and binding obligation of the Issuer).

For purposes of determining the amounts of deposits, allocations, reallocations or payments to be made, unless the context clearly requires otherwise, references to “Notes” will be deemed to be references to “Outstanding Notes”.  In determining whether the Noteholders of the requisite principal amount of such Outstanding Notes have taken any Action hereunder, Notes owned by the Issuer, PLS, or any Affiliate of the Issuer or PLS shall be disregarded.  In determining whether the Indenture Trustee will be protected in relying upon any such Action, only Notes which an Indenture Trustee Authorized Officer has actual knowledge are owned by the Issuer or PLS, or any Affiliate of the Issuer or PLS, will be so disregarded.  Notes so owned which have been sold pursuant to a repurchase transaction or pledged in good faith may be regarded as Outstanding if the pledgee proves to the satisfaction of the Indenture Trustee the pledgee’s right to act as owner with respect to such Notes and that the Repo Buyer or pledgee is not the Issuer or PLS or any

Affiliate of the Issuer or PLS.  Retained Notes shall not constitute Notes “Outstanding” to the extent contemplated by the applicable Indenture Supplement.

Owner:  When used with respect to a Note, any related Note Owner.

Owner Trust Certificate:  A certificate evidencing a 100% undivided beneficial interest in the Issuer.

Owner Trustee:  Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee thereunder.

Owner Trustee Fee:  The annual fee of $6,000, to be paid annually on the Payment Date occurring in December of each year.

P&I Advance PC:  The Participation Certificate issued pursuant to the Originated MSR Excess and Retained Spread Participation Agreement which evidences the Participation Interest in the MBS Advance Reimbursement Amounts for the Portfolio Mortgage Loans.

Participation Agreement:  Each of (i) the Originated MSR Excess and Retained Spread Participation Agreement, and (ii) the Purchased MSR Excess Spread Participation Agreement, each as amended, restated, supplemented or otherwise modified from time to time, related to MSRs with respect to the Originated MSR Portfolio and the Purchased MSR Portfolio, including any related Advance Reimbursement Amounts, subject to this Base Indenture, in form and substance acceptable to the Administrative Agent and identified on Schedule 2 hereto.  With respect to any Participation Certificate added to the Collateral in the future, the “Participation Agreement” shall be as specified in an updated Schedule 2 hereto, a copy of which shall be provided to all parties hereto.

Participation Certificate:  Each of (i) the Originated MSR Excess Spread PC, (ii) the MSR Retained Spread PC, (iii) the Purchased MSR Excess Spread PC, (iv) the P&I Advance PC, (v) the Servicing Advance PC and (vi) any other participation certificate issued and delivered in connection with a Participation Agreement, in form and substance acceptable to the Administrative Agent and identified on Schedule 1 hereto.

Participation Certificate Schedule:  As of any date, the list attached hereto as Schedule 1 hereto, as it may be amended from time to time in accordance with Section 2.1(b).

Participation Interest: Each participating beneficial ownership interest (of the type and nature contemplated by 11 U.S.C. § 541(d) of the United States Bankruptcy Code) in Excess Spread, in Retained Servicing Spread, or in Advance Reimbursement Amounts, with respect to the related Portfolio, and proceeds thereof together with the other rights and privileges specified in a Participation Agreement as evidenced by the issuance of a Participation Certificate.

Paying Agent:  The same Person who serves at any time as the Indenture Trustee, or an Affiliate of such Person, as paying agent pursuant to the terms of this Base Indenture.

Payment Date:  In any month beginning in January 2017, the 25th day of such month or, if such 25th day is not a Business Day, the next Business Day following such 25th day.

Payment Date Report:  As defined in Section 3.2(b).

PC Documents:  Collectively, the Participation Certificates and the PC Repurchase Agreement, as each may be amended, restated, supplemented or otherwise modified from time to time.

PC Guaranty:  That certain guaranty, made by the Guarantor in favor of the Issuer, guaranteeing payment to the Issuer of all amounts owing to the Issuer from PLS pursuant to the PC Repurchase Agreement, as amended, restated, supplemented or otherwise modified from time to time.

PC Repurchase Agreement:  The Amended and Restated Master Repurchase Agreement, dated as of April 1, 2020, among PLS, as Repo Seller, the Issuer, as Repo Buyer and the Guarantor, pursuant to which PLS has sold to the Issuer, all of its right, title and interest in, to and under (i) the Originated MSR Excess Spread PC (including all rights to the Excess Spread related thereto), (ii) the MSR Retained Spread PC (including all rights to the Retained Servicing Spread related thereto),  (iii) subject to PMH’s rights under the PMH Repurchase Agreement, the Purchased MSR Excess Spread PC (including all rights to the Excess Spread related thereto), (iv) the P&I Advance PC (including all rights to MBS Advance Reimbursement Amounts related thereto) and (v) the Servicing Advance PC (including all rights to Servicing Advance Reimbursement Amounts related thereto), as amended, restated, supplemented or otherwise modified from time to time.

Performance Report Card:  Has the meaning set forth in the Credit Management Agreement.

Permitted Investments:  At any time, any one or more of the following obligations and securities:

(i)         (a) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or (b) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, any agency or instrumentality of the United States, provided that such obligations are backed by the full faith and credit of the United States; and provided further that the short-term debt obligations of such agency or instrumentality at the date of acquisition thereof have been rated (x) “A-1” by S&P if such obligations have a maturity of less than sixty (60) days after the date of acquisition or (y) “A-1+” by S&P if such obligations have a maturity greater than sixty (60) days after the date of acquisition;

(ii)       repurchase agreements on obligations specified in clause (a) maturing not more than three months from the date of acquisition thereof; provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated “A-1+” by S&P;

(iii)      certificates of deposit, time deposits and bankers’ acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by a federal and/or state banking authority of the United States; provided that the unsecured short-term debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated “A-1+” by S&P;

(iv)       commercial paper of any entity organized under the laws of the United States or any state thereof which on the date of acquisition has been rated “A-1+” by S&P;

(v)        interests in any U.S. money market fund which, at the date of acquisition of the interests in such fund (including any such fund that is managed by the Indenture Trustee or an Affiliate of the Indenture Trustee or for which the Indenture Trustee or an Affiliate acts as advisor) and throughout the time as the interest is held in such fund, has a rating of “AAAm” from S&P; or

(vi)       other obligations or securities that are acceptable to S&P as Permitted Investments hereunder and if the investment of account funds therein will not result in a reduction in the then current rating of the Notes, as evidenced by a letter to such effect from S&P;

provided, that each of the foregoing investments shall mature no later than the Business Day prior to the Payment Date immediately following the date of purchase thereof (other than in the case of the investment of monies in instruments of which the Indenture Trustee is the obligor, which may mature on the related Payment Date), and shall be required to be held to such maturity; and provided further, that each of the Permitted Investments may be purchased by the Indenture Trustee through an Affiliate of the Indenture Trustee.

Permitted Lien:  Any liens for taxes, assessments, or similar charges incurred in the ordinary course of business and which are not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP.

Person:  Any individual, corporation, estate, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, business trust, trust, unincorporated organization, government or any agency or political subdivision thereof, or other entity of a similar nature.

Place of Payment:  With respect to any Class of Notes issued hereunder, the city or political subdivision so designated with respect to such Class of Notes by the Indenture Trustee.

PLS:  Has the meaning set forth in the Preamble.

PLS Financial Tests: With respect to PLS, means that PLS has maintained, at all times since the date of the most recent MSR Trust & Credit Report:

(i)   an Adjusted Tangible Net Worth equal to or greater than 100% of the Single-Family Issuer Minimum Net Worth Requirement; and

(ii) Liquidity in an amount equal to or greater than 100% of the Single-Family Issuer Minimum Liquidity Requirement.

PLS Repurchase Price:  The price for which PLS is entitled to repurchase Excess Spread and Advance Reimbursement Amounts relating to a Mortgage Pool or a Participation Certificate, as applicable, from the Issuer, under the PC Repurchase Agreement.

PMH:  PennyMac Holdings, LLC, a limited liability company organized under the laws of the State of Delaware, or its permitted successors and assigns.

PMH Repurchase Agreement:  The Master Repurchase Agreement, dated as of December 19, 2016, between PMH, as Repo Seller, and PLS, as Repo Buyer, related to the Purchased MSR Excess Spread PC, as amended, restated, supplemented or otherwise modified from time to time.

PMH Repurchase Price:  The price for which PMH is entitled to repurchase the Purchased MSR Excess Spread PC from PLS, under the PMH Repurchase Agreement.

PMT Guaranteed Amount:  Has the meaning set forth in the PMT Guaranty.

PMT Guarantor:  PennyMac Mortgage Investment Trust, a real estate investment trust organized under the laws of the State of Maryland, as guarantor under the PMT Guaranty.

PMT Guaranty:  That certain guaranty, made by PMT Guarantor in favor of PLS, guaranteeing payment to PLS of all amounts owing to PLS from PMH pursuant to the PMH Repurchase Agreement.

Pooled Mortgages:  Has the meaning set forth in the Granting Clause.

Portfolio: Each of (i) the Originated MSR Portfolio, (ii) the Purchased MSR Portfolio, and (iii) any other portfolio identified in, and underlying, a Participation Certificate.

Portfolio Excess Spread:  Collectively, the Originated MSR Excess Spread, the Retained Servicing Spread, the Purchased MSR Excess Spread and with respect to any other Participation Certificate, the Excess Spread related thereto.

Portfolio Mortgage Loan:  Any Mortgage Loan included in a Portfolio.

Portfolio Spread Custodial Account: The demand deposit account “PennyMac Loan Services, LLC – Purchased MSR Dedicated Account”, which account has been established by PMH, PLS, Issuer, as debtor, the Indenture Trustee, as secured party, the Guarantor and Bank of America, N.A. for the benefit of the Indenture Trustee at Bank of America, N.A.

Portfolio Spread Custodial Account Control Agreement:  The Deposit Account Control Agreement, dated as of December 19, 2016, among PMH, PLS, the Issuer, the Indenture Trustee, the Guarantor and the Account Bank, as amended, restated, supplemented or otherwise modified from time to time, pursuant to which to the Portfolio Spread Custodial Account is established.

Predecessor Notes:  Of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 6.6 in lieu of a mutilated, lost, destroyed or stolen Note will be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

PTCE:  As defined in Section 6.5(k).

Purchased MSRs:  MSRs relating to Mortgage Loans included in Purchased MSR Mortgage Pools and which are subject to PMH’s rights, as Repo Seller, under the PMH Repurchase Agreement.

Purchased MSR Excess Spread:  The portion of the Servicing Fee owing to PMH at the applicable Excess Spread Rate.

Purchased MSR Excess Spread Participation Agreement:  The Second Amended and Restated Master Spread Acquisition and MSR Servicing Agreement, dated as of December 19, 2016, between PLS, as seller, and PMH, as purchaser, as amended, supplemented, restated, or otherwise modified from time to time.

Purchased MSR Excess Spread PC:  The Participation Certificate issued pursuant to the Purchased MSR Excess Spread Participation Agreement which evidences the Participation Interest in the Excess Spread related to the Purchased MSRs.

Purchased MSR Mortgage Pools:  The Mortgage Pools listed on the Purchased MSR Excess Spread PC in the form of Schedule 4-B to the PC Repurchase Agreement and on Schedule 3-B hereto, which schedules may be maintained in electronic form.

Purchased MSR Portfolio: The Mortgage Loans included in the Purchased MSR Mortgage Pool(s).

Purchased MSR Portfolio Excess Spread Collections:  With respect to the Purchased MSR Portfolio, the funds collected on the Mortgage Loans in the Purchased MSR Portfolio and allocated as the servicing compensation payable to PLS as servicer of such Mortgage Loans pursuant to the Ginnie Mae Contract, but only to the extent of Servicing Fee comprising Purchased MSR Excess Spread.

Ratings Effect:  A reduction, qualification with negative implications or withdrawal of any then current rating of any Outstanding Notes by an applicable Note Rating Agency (other than as a result of the termination of such Note Rating Agency).

Record Date:  For the interest or principal payable on any Note on any applicable Payment Date or Interim Payment Date, (i) for a Book Entry Note, the last Business Day before such Payment Date or Interim Payment Date, as applicable, and (ii) for a Definitive Note, the last day of the month preceding such Payment Date or Interim Payment Date, as applicable, unless otherwise specified in the related Indenture Supplement.

Redemption Amount:  With respect to a redemption of any Series or Class of Notes by the Issuer pursuant to Section 13.1 or pursuant to the related Indenture Supplement, an amount, which when applied together with other Available Funds allocable to such Series or Class pursuant to Section 4.5, shall be sufficient to pay an amount equal to the sum of (i) the Note Balance of all Outstanding Notes of such Series or Class as of the applicable Redemption Payment Date or Redemption Date, (ii) all accrued and unpaid interest on the Notes of such Series or Class through the day prior to such Redemption Payment Date or Redemption Date, (iii) any and all amounts allocable to such Series or Class and then owing or owing in connection with such redemption to the Indenture Trustee or the Securities Intermediary, from the Issuer pursuant to the terms hereof, and (iv) any and all other amounts allocable to such Series or Class then due and payable hereunder

(including, without limitation, all accrued and unpaid Default Supplemental Fees or Step-Up Fees on the Notes of such Series or Class through the day prior to such Redemption Payment Date or Redemption Date and any Specified Call Premium Amount, if any) and, in the case of redemption of all Outstanding Notes, sufficient to authorize the satisfaction and discharge of this Base Indenture pursuant to Section 7.1.

Redemption Date:  As defined in Section 13.1.

Redemption Notice:  As defined in Section 13.2.

Redemption Payment Date:  As defined in Section 13.1.

Redemption Percentage:  For any Class, 10% or such other percentage set forth in the related Indenture Supplement.

Regulation AB: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100 229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the U.S. Securities and Exchange Commission or by the staff of the U.S. Securities and Exchange Commission, or as may be provided by the U.S. Securities and Exchange Commission or its staff from time to time.

Regulation RR:  Regulations required under Section 15G of the 1934 Act, added pursuant to Section 941(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Regulation S:  Regulation S promulgated under the 1933 Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

Regulation S Definitive Note:  As defined in Section 5.2(c)(ii).

Regulation S Global Note:  As defined in Section 5.2(c)(ii).

Regulation S Note:  As defined in Section 5.2(c)(ii).

Regulation S Note Transfer Certificate:  As defined in Section 6.5(i)(ii).

REO Property:  A Mortgaged Property in which a Mortgage Pool or owner of the related Mortgage Loan has acquired title to such Mortgaged Property through foreclosure or by deed in lieu of foreclosure.

Repo Buyer: The purchaser under a repurchase agreement. With respect to the PMH Repurchase Agreement, PLS is the Repo Buyer.   With respect to the PC Repurchase Agreement, the Issuer is the Repo Buyer.

Repo Seller: The seller under a repurchase agreement. With respect to the PMH Repurchase Agreement, PMH is the Repo Seller.   With respect to the PC Repurchase Agreement, PLS is the Repo Seller.

Required Available Funds:  An amount that, during each Collection Period, shall remain on deposit in the Collection and Funding Account, which amount shall equal (i) the amounts payable in respect of Fees and invoiced or regularly occurring expenses payable from Servicing Spread Available Funds on the next Payment Date, plus (ii) all accrued and unpaid interest due on the Notes on the next Payment Date following such Funding Date, plus (iii) all amounts required to be deposited into each Series Reserve Account on the next Payment Date, plus (iv) all amounts required to be deposited into the Expense Reserve Account on the next Payment Date, plus (v) all amounts required to be deposited into the Credit Manager Expense Reserve Account on the next Payment Date, plus (vi) all accrued and unpaid Default Supplemental Fees, if any, due on the Notes on the next Payment Date following such Funding Date, plus (vii) all accrued and unpaid Step-Up Fees, if any, due on the Notes on the next Payment Date following such Funding Date, plus (viii) all amounts required to be deposited into the Collection and Funding Account in respect of the Advance Rate Reduction Event Reserve Required Amounts due on the next Payment Date. All Required Available Funds shall be reserved from Servicing Spread Available Funds in the Servicing Spread Available Funds Subaccount, except that with respect to clauses (ii), (iii), (vi), (vii) and (viii), the portion of such amounts allocable to SPIA VFNs shall be reserved from Advance Reimbursement Available Funds in the Advance Reimbursement Available Funds Subaccount.

Responsible Officer:

(i)         When used with respect to the Indenture Trustee, the Calculation Agent, the Note Registrar, the Securities Intermediary or the Paying Agent, an Indenture Trustee Authorized Officer;

(ii)       when used with respect to the Issuer, any Issuer Authorized Officer who is an officer of the Issuer or is an officer of the Administrator of the type referred to in clause (iii) below; and

(iii)      when used with respect to the Servicer or the Administrator, the chief executive officer, the chief financial officer, any vice president or any managing director of the Servicer or the Administrator, as the case may be.

Restricted Cash:  As defined in the Pricing Side Letter (as defined in the PC Repurchase Agreement).

Restricted Payment:  With respect to any Person, collectively, all dividends or other distributions of any nature (cash, securities, assets or otherwise), and all payments, by virtue of redemption or otherwise, on any class of equity securities (including, warrants, options or rights therefor) issued by such Person, which may hereafter be authorized or outstanding and any distribution in respect of any of the foregoing, whether directly or indirectly.

Retained Note:  As defined in Section 14.3.

Retained Servicing Spread:  All Servicing Fees in respect of the Originated MSR Portfolio and the Purchased MSR Portfolio in excess of the Base Servicing Fee, net of the related Excess Spread, and not including any Ancillary Income or Advance Reimbursement Amounts.

Revolving Period:  For any Series or Class of Notes, the period of time beginning on, and including, the related Issuance Date and ending on, but excluding, commencement of the Early Amortization Period, the Early Termination Event Period or the Full Amortization Period. For the avoidance of doubt, the occurrence of an Advance Rate Reduction Event shall not cause the termination of the Revolving Period.

Rule 144A:  Rule 144A promulgated under the 1933 Act.

Rule 144A Definitive Note:  As defined in Section 5.2(c)(i).

Rule 144A Global Note:  As defined in Section 5.2(c)(i).

Rule 144A Note:  As defined in Section 5.2(c)(i).

Rule 144A Note Transfer Certificate:  As defined in Section 6.5(i)(iii).

S&P: Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, which is a part of McGraw Hill Financial, Inc.

Sale:  Any sale of any portion of the Trust Estate pursuant to Section 8.15.

Sanctions:  As defined in Section 10.1(j).

Servicing Advance PC: The Participation Certificate issued pursuant to the Originated MSR Excess and Retained Spread Participation Agreement which evidences the Participation Interest in the Servicing Advance Reimbursement Amounts for the Portfolio Mortgage Loans.

Servicing Advance Reimbursement Amounts:  Any Advance Reimbursement Amounts related to reimbursements for previously made Servicing Advances.

Servicing Advances:  Collectively, Corporate Advances and Escrow Advances.

Servicing Spread Available Funds: All Available Funds resulting from Collections on the Originated MSR Excess Spread PC, the Purchased MSR Excess Spread PC and the MSR Retained Spread PC.

Scheduled Principal Payment Amount: For each Series of Notes and each Payment Date, as and to the extent specified in the related Indenture Supplement.

Secured Party:  As defined in the Granting Clause.

Securities Account:  As defined in Section 8‑501(a) of the UCC.

Securities Intermediary:  As defined in Section 8‑102(a)(14) of the UCC, and where appropriate, shall mean Citibank, N.A. or its successor, in its capacity as securities intermediary pursuant to Section 4.9.

Security Entitlement or Securities Entitlements:  As defined in Section 8‑102(a)(17) of the UCC.

Security Interest:  The security interest in the Collateral Granted to the Indenture Trustee pursuant to the Granting Clause.

Series:  One or more Class or Classes of Notes assigned a series designation, as specified in the related Indenture Supplement.

Series 2016-MBSADV1 Indenture Supplement:  The Indenture Supplement, dated as of December 19, 2016, by and among the Issuer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, PLS, as Administrator and as Servicer, and CSFB, as Administrative Agent as amended, restated, supplemented or otherwise modified from time to time.

Series 2016-MBSADV1 Notes:  The Notes issued pursuant to the Series 2016-MBSADV1 Indenture Supplement.

Series 2016-MSRVF1 Indenture Supplement:  The Indenture Supplement, dated as of December 19, 2016, by and among the Issuer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, PLS, as Administrator and as Servicer, and CSFB, as Administrative Agent, as may be amended, restated, supplemented or otherwise modified from time to time.

Series 2016-MSRVF1 Notes:  The Notes issued pursuant to the Series 2016-MSRVF1 Indenture Supplement.

Series 2016-MSRVF1 Repurchase Agreement:  The Master Repurchase Agreement, dated as of December 19, 2016, among PLS, as Repo Seller, CSCIB, as Repo Buyer and CSFB, as Administrative Agent, related to the Series 2016-MSRVF1 Notes, as amended, restated, supplemented or otherwise modified from time to time.

Series 2020-SPIADVF1 Indenture Supplement:  The Indenture Supplement, dated as of April 1, 2020, by and among the Issuer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, PLS, as Administrator and as Servicer, and CSFB, as Administrative Agent, as may be amended, restated, supplemented or otherwise modified from time to time.

Series 2020-SPIADVF1 Notes:  The Notes issued pursuant to the Series 2020-SPIADVF1 Indenture Supplement.

Series 2020-SPIADVF1 Repurchase Agreement:  The Master Repurchase Agreement, dated as of April 1, 2020, among PLS, as Repo Seller, CSCIB, as Repo Buyer and CSFB, as Administrative Agent, related to the Series 2020-SPIADVF1 Notes as amended, restated, supplemented or otherwise modified from time to time.

Series Allocation Percentage:  For any Series as of any date of determination:

(i)         as of any date prior to the Full Amortization Period, the percentage obtained by dividing (a) the Series Invested Amount for such Series by (b) the aggregate of the Series Invested Amounts for all Outstanding Series; and

(ii)       as of any date during the Full Amortization Period, the percentage obtained by dividing (a) the Series Invested Amount for such Series as of the first day of the Full Amortization Period by (b) the aggregate of the Series Invested Amounts as of the first day of the Full Amortization Period for all Outstanding Series.

Series Available Funds:  For any Series as of any Payment Date occurring during the Full Amortization Period, after paying any amounts owed under Section 4.5(a)(3)(i),  (ii) and (iii), the sum of the following:

(i)         such Series’ Series Allocation Percentage of any income from Permitted Investments in Collection and Funding Accounts that have been established for the benefit of all Series of Notes;

(ii)       such Series’ Series Allocation Percentage of all Collections on deposit in the Trust Accounts that are not Series Reserve Accounts (prior to giving effect to any payments on such Payment Date);

(iii)      such Series’ Series Allocation Percentage of any other funds of the Issuer that the Issuer (or the Administrator on behalf of the Issuer) identifies to the Indenture Trustee in writing to be treated as “Available Funds” as of such Payment Date; and

(iv)       such other amounts designated as Series Available Funds for the benefit of such Series of Notes in the related Indenture Supplement.

Series Invested Amount:  For any Series as of any date of determination, the highest Class Invested Amount for any Class of Notes included in such Series.

Series Required Noteholders:  For any Series (a) if not specified in the related Indenture Supplement, Noteholders of any Series constituting the Majority Noteholders of such Series and (b) if specified in the related Indenture Supplement, as set forth in the related Indenture Supplement.

Series Reserve Account:  An account established for each Series which shall be a non-interest bearing trust account which is an Eligible Account, established and maintained pursuant to Section 4.1 and Section 4.6, and in the name of the Indenture Trustee and identified by each relevant Series.

Series Reserve Required Amount:  For each Series, the amount calculated as described in the related Indenture Supplement, if applicable.

Servicer:  PLS in all its capacities as an MBS issuer under Ginnie Mae’s MBS program and as the servicer under the Ginnie Mae Contract in servicing the related Mortgage Loans, and any successor named servicer appointed under the Ginnie Mae Contract.

Servicer Termination Event:  The occurrence of any events or conditions, and the passage of any cure periods and giving to and receipt by the Servicer of any required notices, as a result of which any Person has the current right to terminate the Servicer as servicer or issuer, as applicable, under the Ginnie Mae Contract.

Servicing Fee:  With respect to any Mortgage Loan, the aggregate monthly fee payable to the Servicer in servicing such Mortgage Loan pursuant to the Ginnie Mae Contract, not including any Ancillary Income or Advance Reimbursement Amounts.

Servicing Spread Available Funds Subaccount:  Has the meaning set forth in Section 4.7.

Servicing Standards:  As defined in Section 10.2(i).

Shortfall Amount:  As defined in Section 4.5.

Similar Law:  As defined in Section 6.5(k).

Single-Family Issuer Minimum Liquidity Requirement:  The minimum liquidity requirement set forth in Chapter 3, Section 3-8(B)(1) of the Ginnie Mae Contract.

Single-Family Issuer Minimum Net Worth Requirement:  The minimum net worth requirement set forth in Chapter 3, Section 3-8(A)(1) of the Ginnie Mae Contract.

Single-Family Mortgage Pools:  Mortgage Pools comprised of single-family mortgages that are not included in MBS.

Specified Call Premium Amount:  As defined in the related Indenture Supplement, if applicable.

SPIA VFN:  Any Series of Variable Funding Notes designated in the related Indenture Supplement as Series “SPIADVF.” As of the Effective Date, the Series 2020-SPIADVF1 Notes are the sole Series of SPIA VFNs.

SPIA VFN Advance Rate Reduction Event: As defined in the related Indenture Supplement, if applicable.

STAMP:  As defined in Section 6.5(d).

Stated Maturity Date:  For each Class of Notes, the date specified in the Indenture Supplement for such Note as the fixed date on which the outstanding principal and all accrued interest for such Series or Class of Notes is due and payable.

Step-Up Fee: As defined in the related Indenture Supplement, if applicable.

Step-Up Fee Rate:  As defined in the related Indenture Supplement, if applicable.

Subsidiary:  With respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

Term Note:  Notes of any Series or Class designated as “Term Notes” in the related Indenture Supplement.

Total Collections:

(i)         With respect to any Interim Payment Date, all Collections on the Participation Certificates received during the related Collection Period and any other funds of the Issuer that the Issuer (or the Administrator on behalf of the Issuer) identifies to the Indenture Trustee to be treated as “Total Collections” for such Interim Payment Date; and

(ii)       with respect to any Payment Date, (A) all Collections on the Participation Certificates received during the related Collection Period, plus (B) any income from Permitted Investments in Trust Accounts that have been established for the benefit of all Series of Notes, plus (C) any other funds of the Issuer that the Issuer (or the Administrator on behalf of the Issuer) identifies to the Indenture Trustee to be treated as “Total Collections” for such Payment Date.

Transaction Documents:  Collectively, the Indenture, each Note Purchase Agreement, the PC Repurchase Agreement, the Series 2016-MSRVF1 Repurchase Agreement, the Series 2020-SPIADVF1 Repurchase Agreement, the Participation Agreements, the PC Guaranty, the PMT Guaranty, the Acknowledgment Agreement, the Acknowledgment and Subordination Agreement, the Fee Letter, the Participation Certificate Schedule, all Notes, the Trust Agreement, the Administration Agreement, each Indenture Supplement, the Credit Management Agreement, the Advance Verification Agent Agreement, the MSR Valuation Agent Agreement and each of the other documents, instruments and agreements entered into on the date hereof and thereafter in connection with any of the foregoing or the transactions contemplated thereby, each as amended, supplemented, restated, or otherwise modified from time to time.

Transfer:  As defined in Section 6.5(h).  It is expressly provided that the term “Transfer” in the context of the Notes includes, without limitation, any distribution of the Notes by (i) a corporation to its shareholders, (ii) a partnership to its partners, (iii) a limited liability company to its members, (iv) a trust to its beneficiaries or (v) any other business entity to the owners of the beneficial interests in such entity.

Trust Account or Trust Accounts:  Individually, any of the Collection and Funding Account, the Note Payment Account, the Expense Reserve Account or the Series Reserve Account and any other account required under any Indenture Supplement, if any, and collectively, all of the foregoing.

Trust Agreement:  The Amended and Restated Trust Agreement, dated the Closing Date, by and between PLS and the Owner Trustee, as amended, supplemented, restated, or otherwise modified from time to time.

Trust Estate:  The trust estate established under this Base Indenture for the benefit of the Noteholders, which consists of the property described in the Granting Clause, to the extent not released pursuant to Section 7.1.

Trust Property:  The property, or interests in property, constituting the Trust Estate from time to time.

UCC:  The Uniform Commercial Code, as in effect in the relevant jurisdiction.

United States and U.S.:  The United States of America.

United States Person:  (i) A citizen or resident of the United States, (ii) a corporation or partnership (or entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any one of the states thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such United States Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as United States Persons).

U.S. Anti-Money Laundering Laws:  Has the meaning set forth in Section 10.1(i).

USDA:  As defined in the PC Repurchase Agreement.

USDA Loan Guarantee Document:  As defined in the PC Repurchase Agreement.

VA:  As defined in the PC Repurchase Agreement.

VA Loan:  As defined in the PC Repurchase Agreement.

VA Loan Guaranty Agreement:  As defined in the PC Repurchase Agreement.

Variable Funding Note or VFN:  Any Note of a Series or Class designated as “Variable Funding Notes” in the related Indenture Supplement.

VFN Draw:  For any Funding Date, the amount to be borrowed on such date in relation to any VFNs pursuant to Section 4.3(b).

VFN Draw Date:  Any Funding Date on which a VFN Draw is to be made pursuant to Section 4.3(b).

VFN Noteholder:  The Noteholder of a VFN.

VFN Note Balance Adjustment Request:  As defined in Section 4.3(b)(i).

VFN Principal Balance:  On any date, for any VFN or for any Series or Class of VFNs, as the context requires, the unpaid principal balance thereof as of the opening of business on the first day of the then-current Interest Accrual Period for such Series or Class less (i) all amounts previously paid during such Interest Accrual Period on such Note with respect to principal, together with any Additional Note Payments paid (or deemed paid) by the owner of the Owner Trust Certificate pursuant to Sections 4.4(c) or 4.5(e) plus (ii) the amount of any increase in the unpaid principal balance of such Note during such Interest Accrual Period prior to such date, which amount shall not exceed the Maximum VFN Principal Balance.

Voting Interests:  The aggregate voting power evidenced by the Notes, and each Outstanding Note’s Voting Interest within its Series equals the percentage equivalent of the fraction obtained by dividing that Note’s Note Balance by the aggregate Note Balance of all Outstanding Notes within such Series; provided,  however, that where the Voting Interests are relevant in determining whether the vote of the requisite percentage of Noteholders necessary to effect any consent, waiver, request or demand shall have been obtained, the Voting Interests shall be deemed to be reduced by the amount equal to the Voting Interests (without giving effect to this provision) represented by the interests evidenced by any Note registered in the name of, or in the name of a Person or entity holding for the benefit of, the Issuer, PLS or any Person that is an Affiliate of any of the Issuer or PLS.  The Indenture Trustee shall have no liability for counting a Voting Interest of any Person that is not permitted to be so counted hereunder pursuant to the definition of “Outstanding” unless a Responsible Officer of the Indenture Trustee has actual knowledge that such Person is the Issuer or PLS or an Affiliate of either or both of the Issuer and PLS.

All actions, consents and votes under the terms and provisions of the Indenture (other than under any Indenture Supplement related to a specific Series) that require a certain percentage of Voting Interests of all Series or any specified Series of Notes, such as the Series Required Noteholders of Series of Notes that are Variable Funding Notes or the Series Required Noteholders of each Series, as opposed to the Majority Noteholders of all Outstanding Notes shall be deemed by each of the parties hereto and the Noteholders to require such designated percentage of Voting Interests of each Outstanding Series and, in the event any one specified Series fails to provide the required percentage of Voting Interests with respect to any such action, consent or vote, then such action, consent or vote shall be deemed by the parties hereto and the Noteholders to be not approved.

Weighted Average Advance Rate:  On any date of determination, with respect to (a) all outstanding Series of MSR VFNs,  a percentage equal to the weighted average of the Advance Rates for each Series of MSR VFNs then outstanding (weighted based on the Series Invested Amount of each Series of MSR VFN on such date) and (b) all outstanding Series of SPIA VFNs, a percentage equal to the weighted average of the Advance Rates for each Series of SPIA VFN then outstanding (weighted based on the Series Invested Amount of each Series of SPIA VFN on such date).  With respect to a specific Series of MSR VFNs, the “Weighted Average Advance Rate” shall equal the Advance Rate with respect to the Class within such Series of MSR VFNs with the highest Advance Rates.

Section 1.2.        Interpretation.

For all purposes of this Base Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)          reference to and the definition of any document (including this Base Indenture) shall be deemed a reference to such document as it may be amended or modified from time to time;

(b)          all references to an “Article,” “Section,” “Schedule” or “Exhibit” are to an Article or Section hereof or to a Schedule or an Exhibit attached hereto;

(c)          defined terms in the singular shall include the plural and vice versa and the masculine, feminine or neuter gender shall include all genders;

(d)          the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Base Indenture shall refer to this Base Indenture as a whole and not to any particular provision of this Base Indenture;

(e)          unless otherwise specified herein, the term “or” has the inclusive meaning represented by the term “and/or” and the term “including” is not limiting;

(f)           in the computation of periods of time from a specified date to a later specified date, unless otherwise specified herein, the words “commencing on” mean “commencing on and including,” the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(g)          periods of days referred to in this Base Indenture shall be counted in days unless Business Days are expressly prescribed and references in this Base Indenture to months and years shall be to months and years unless otherwise specified;

(h)          accounting terms not otherwise defined herein and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under GAAP;

(i)           “including” and words of similar import will be deemed to be followed by “without limitation”;

(j)           references to any Transaction Document (including this Base Indenture) and any other agreement shall be deemed a reference to such Transaction Document or agreement as it may be amended, restated, supplemented or otherwise modified from time to time; and

(k)          references to any statute, law, rule or regulation shall be deemed a reference to such statute, law, rule or regulation as it may be amended or modified from time to time.

Section 1.3.        Compliance Certificates and Opinions.

Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Base Indenture, the Issuer will furnish to the Indenture Trustee (1) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Base Indenture relating to the proposed action have been complied with and (2) except as provided below, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Base Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.  No such certificate or opinion shall be required in any instance where 100% of the Noteholders have consented to the related amendment, modification or action and all of the Noteholders have directed the Indenture Trustee in writing to execute such amendment or supplement, or with respect to any other modification or action, directed the Indenture Trustee in writing to permit such modification or action without receiving such certificate or opinion.

Every certificate with respect to compliance with a condition or covenant provided for in this Base Indenture will include:

(a)          a statement to the effect that each individual signing such certificate has read such covenant or condition and the definitions herein relating thereto;

(b)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

(c)          a statement to the effect that such individual has made such examination or investigation as is necessary to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)          a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.4.        Form of Documents Delivered to Indenture Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, one or more specified Persons, one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless the Issuer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations are erroneous.  Any such certificate or opinion of, or representation by, counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Base Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.5.        Acts of Noteholders.

(a)          Any request, demand, authorization, direction, notice, consent, waiver or other action (each, an “Action”) provided by this Base Indenture to be given or taken by Noteholders of any Class may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing.  Except as herein otherwise expressly provided, such Action will become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments and any such record (and the Action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments and so voting at any meeting.  Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, will be sufficient for any purpose of this Base Indenture and (subject to Section 11.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 1.5.

(b)          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit will also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.

(c)          The ownership of Notes will be proved by the Note Register.

(d)          Any Action by a Noteholder will bind all subsequent Noteholders of such Noteholder’s Note, in respect of anything done or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon whether or not notation of such Action is made upon such Note.

(e)          Without limiting the foregoing, a Noteholder entitled hereunder to take any Action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.  Any notice given or Action taken by a Noteholder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Noteholders of each such different part.

(f)           Without limiting the generality of the foregoing, unless otherwise specified pursuant to one or more Indenture Supplements, a Noteholder, including a Depository that is the Noteholder of a Global Note representing Book-Entry Notes, may make, give or take, by a proxy or proxies duly appointed in writing, any Action provided in this Base Indenture to be made, given or taken by a Noteholder, and a Depository that is the Noteholder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in or security entitlements to any such Global Note through such Depository’s standing instructions and customary practices.

(g)          The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in or security entitlements to any Global Note held by a Depository entitled under the procedures of such Depository to make, give or take, by a proxy or proxies duly appointed in writing, any Action provided in this Base Indenture to be made, given or taken by Noteholders.  If such a record date is fixed, the Noteholders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such Action, whether or not such Noteholders remain Noteholders after such record date.  No such Action shall be valid or effective if made, given or taken more than ninety (90) days after such record date.

Section 1.6.       Notices, etc., to Indenture Trustee, Issuer, Administrator, the Administrative Agent and Note Rating Agencies.

(a)          Any Action of Noteholders or other document provided or permitted by this Base Indenture to be made upon, given or furnished to, or filed with, the Indenture Trustee by any Noteholder or by the Issuer will be sufficient for every purpose hereunder if in writing (which shall include electronic transmission) and personally delivered, express couriered, electronically transmitted or mailed by registered or certified mail to the Indenture Trustee (or the bank serving as Indenture Trustee in any of its capacities) at its Corporate Trust Office, or the Issuer or the Administrator by the Indenture Trustee or by any Noteholder will be sufficient for every purpose hereunder (except with respect to notices to the Indenture Trustee of an Event of Default as provided in Section 8.1) if in writing (which shall include electronic transmission) and personally delivered, express couriered, electronically transmitted or mailed by registered or certified mail, addressed to it at (i) Citibank, N.A., Agency and Trust, 388 Greenwich Street, New York, NY 10013, Attention: PNMAC GMSR ISSUER TRUST MSR Collateralized Notes, email: valerie.delgado@citi.com, in the case of the Indenture Trustee, in any of its capacities other than Note Registrar, and with respect to the Note Registrar, 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey, 07310, Attention: Agency and Trust - PNMAC GMSR ISSUER TRUST MSR Collateralized Notes, (ii) 3043 Townsgate Road, Westlake Village, CA 91361, Attention: Treasurer, email:  pamela.marsh@pnmac.com, in the case of PLS (with a copy to Chris Gavin, Esq., Cadwalader, Wickersham & Taft LLP, 200 Liberty Street, New York, NY 10281, email:  chris.gavin@cwt.com), (iii) c/o PennyMac Loan Services, LLC, 3043 Townsgate Road, Westlake Village, CA 91361, Attention: Treasurer, email: pamela.marsh@pnmac.com (with  copy to Chris Gavin, Esq., Cadwalader, Wickersham & Taft LLP, 200 Liberty Street, New York, NY 10281, email: chris.gavin@cwt.com), (iv) to the Administrator (with copy to Wilmington Savings Fund Society, FSB, as Owner Trustee, 500 Delaware Avenue, 11th Floor, Wilmington, Delaware 19801, Attention: Corporate Trust Administration, email: smohajer@wsfsbank.com), in the case of the Issuer, (iv) Eleven Madison Avenue, New York, NY 10010, email: dominic.obaditch@credit-suisse.com, in the case of the Administrative Agent, and (v) Pentalpha Surveillance LLC, 375 N. French Rd., Suite 100, Amherst, New York, 14228, Attention: PNMAC GMSR ISSUER TRUST, email: notices@pentalphasurveillance.com, in the case of the Credit Manager, or, in any case at any other address previously furnished in writing by any such party to the other parties hereto.

(b)          Where this Base Indenture provides for notice to or consent from any Note Rating Agency, such notice or consent will only be required to the extent that any Outstanding Class is then currently being rated at the request of PLS, and as specified in the related Indenture Supplement, and if no Outstanding Class is being so rated, including in the event ratings unsolicited by PLS are being issued, such notice or consent provisions shall be of no force or effect.  In the event that an Indenture Supplement provides that one or more Classes obtain a rating, any notice shall be sufficient for every purpose hereunder (except with respect to notices to the Indenture Trustee of an Event of Default as provided in Section 3.3 or Section 8.1) if in writing (which shall include electronic transmission) and personally delivered, express couriered, electronically transmitted or mailed by registered or certified mail, addressed to it at the address set forth in the related Indenture Supplement.  Failure to give such notice will not affect any other rights or obligations created hereunder and will not under any circumstance constitute an Adverse Effect.

Section 1.7.        Notices to Noteholders; Waiver.

(a)          Where this Base Indenture, any Indenture Supplement or any Note provides for notice to registered Noteholders of any event, such notice will be sufficiently given (unless expressly provided otherwise herein, in such Indenture Supplement or in such Note) if in writing and mailed by overnight courier, sent by facsimile, sent by electronic transmission or personally delivered to each Noteholder of a Note affected by such event, at such Noteholder’s address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Noteholders is given by mail, facsimile, electronic transmission or delivery, none of the failure to mail, send by facsimile, send by electronic transmission or deliver such notice, or any defect in any notice so mailed, to any particular Noteholders will affect the sufficiency of such notice with respect to other Noteholders and any notice that is mailed, sent by facsimile, sent by electronic transmission or delivered in the manner herein provided shall conclusively have been presumed to have been duly given.

Where this Base Indenture, any Indenture Supplement or any Note provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver will be the equivalent of such notice.  Waivers of notice by Noteholders will be filed with the Indenture Trustee, but such filing will not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(b)          In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it will be impractical to mail notice of any event to any Noteholder of a Note when such notice is required to be given pursuant to any provision of this Base Indenture, then any method of notification as will be satisfactory to the Indenture Trustee and the Issuer will be deemed to be a sufficient giving of such notice.

(c)          The Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary each agree to accept and act upon instructions or directions pursuant to this Base Indenture or any document executed in connection herewith sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided,  however, that the Indenture Trustee shall have received an incumbency certificate (attached hereto as Exhibits C1-C5) listing such person as a person designated to provide such instructions or directions, which incumbency certificate may be amended whenever a person is added or deleted from the listing. If such person elects to give the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary email or facsimile instructions (or instructions by a similar electronic method) and the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary in its discretion elects to act upon such instructions, the Indenture Trustee’s, Calculation Agent’s, Paying Agent’s and Securities Intermediary’s reasonable understanding of such instructions, as applicable, shall be deemed controlling.

(d)          None of the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary shall be liable for any losses, costs or expenses arising directly or indirectly from the Indenture Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a prior written instruction except as a result of their respective willful misconduct, negligence or bad faith.  Any Person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary, including without limitation the risk of Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary acting on unauthorized instructions, and the risk of interception and misuse by third parties and acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

Section 1.8.        Administrative Agent.

(a)          Discretion of Administrative Agent.  Any provision providing for the exercise of discretion of the Administrative Agent means that such discretion may be executed in the reasonable discretion of the Administrative Agent.  In addition, as further provided in the definition of “Administrative Agent” herein and notwithstanding any other provision in this Base Indenture to the contrary, any approvals, consents, votes or other rights exercisable by the Administrative Agent under this Base Indenture (other than any Indenture Supplement related to a specific Series) shall require the approval, consent, vote or other exercise of rights of each Person specified by name under the definition of “Administrative Agent” or in its stead its Affiliate or successor as noticed to the Indenture Trustee, unless otherwise specified in any Indenture Supplement related to a specific Series.

(b)          Nature of Duties.  The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Base Indenture, a related Indenture Supplement or in the other Transaction Documents.  The Administrative Agent shall not have by reason of this Base Indenture or any Transaction Document a fiduciary relationship in respect of any Noteholder.  Nothing in this Base Indenture or any of the Transaction Documents, express or implied, is intended to or shall be construed to impose upon the Administrative Agent any obligations in respect of this Base Indenture or any of the other Transaction Documents except as expressly set forth herein or therein.  Each Noteholder shall make its own independent investigation of the financial condition and affairs of the Issuer in connection with the purchase of any Note and shall make its own appraisal of the creditworthiness of the Issuer and the value of the Collateral, and the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Noteholder with any credit or other information with respect thereto, whether coming into its possession before the Closing Date, as applicable, or at any time or times thereafter.

(c)          Rights, Exculpation, Etc.  The Administrative Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it under or in connection with this Base Indenture or the other Transaction Documents.  Without limiting the generality of the foregoing, the Administrative Agent:  (i) may consult with legal counsel (including, without limitation, counsel to the Administrative Agent or counsel to the Issuer), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel or experts; (ii) makes no warranty or representation to any Noteholder and shall not be responsible to any Noteholder for any statements, certificates, warranties or representations made in or in connection with this Base Indenture or the other Transaction Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Base Indenture or the other Transaction Documents on the part of any Person, the existence or possible existence of any default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (iv) shall not be responsible to any Noteholder for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Base Indenture or the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall not be deemed to have made any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Indenture Trustee's Adverse Claim thereon, or any certificate prepared by the Issuer in connection therewith, nor shall the Administrative Agent be responsible or liable to the Noteholders for any failure to monitor or maintain any portion of the Collateral.  Without limiting the foregoing and notwithstanding any understanding to the contrary, no Noteholder shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Base Indenture, the Notes or any of the other Transaction Documents in its own interests as a Noteholder or otherwise.

(d)          Reliance.  The Administrative Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Base Indenture or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

Section 1.9.        Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and will not affect the construction hereof.

Section 1.10.      Successors and Assigns.

All covenants and agreements in this Base Indenture by the Issuer will bind its successors and assigns, whether so expressed or not.  All covenants and agreements of the Indenture Trustee in this Base Indenture shall bind its successors, co-trustees and agents of the Indenture Trustee.

Section 1.11.      Severability of Provisions.

In case any provision in this Base Indenture or in the Notes will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 1.12.      Benefits of Indenture.

Except as otherwise provided in Section 14.7 hereof, nothing in this Base Indenture or in any Notes, expressed or implied, will give to any Person, other than the parties hereto and their successors hereunder, any Authenticating Agent or Paying Agent, the Note Registrar, the Securities Intermediary, the Calculation Agent, any Secured Party and the Noteholders of Notes (or such of them as may be affected thereby), any benefit or any legal or equitable right, remedy or claim under this Base Indenture.

Section 1.13.      Governing Law.

THIS BASE INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS BASE INDENTURE, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

THE SECURITIES INTERMEDIARY, THE ADMINISTRATOR AND THE ISSUER AGREE THAT THEY WILL NOT CHANGE THE APPLICABLE LAW IN FORCE WITH RESPECT TO ISSUES REFERRED TO IN ARTICLE 2(1) OF THE HAGUE SECURITIES CONVENTION TO A STATE OTHER THAN THE STATE OF NEW YORK.

Section 1.14.      Counterparts.

This Base Indenture may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Base Indenture by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Base Indenture.

Section 1.15.      Submission to Jurisdiction; Waivers.

EACH OF THE PARTIES HERETO AND THE NOTEHOLDERS, BY THEIR ACCEPTANCE OF THE NOTES, HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a)          SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS BASE INDENTURE, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b)          CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)          AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH EACH OTHER PARTY HERETO SHALL HAVE BEEN NOTIFIED IN WRITING, EXCEPT THAT WITH RESPECT TO THE INDENTURE TRUSTEE, CALCULATION AGENT, PAYING AGENT AND SECURITIES INTERMEDIARY, SERVICE OF PROCESS MAY ONLY BE MADE AS REQUIRED BY APPLICABLE LAW;

(d)          AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION;

(e)          WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS BASE INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY; AND

(f)           AGREES THAT IN THE EVENT THAT ANY TERM OR PROVISION CONTAINED HEREIN SHALL CONFLICT WITH OR BE INCONSISTENT WITH ANY TERM OR PROVISION CONTAINED IN ANY INDENTURE SUPPLEMENT, THE TERMS AND PROVISIONS OF THE APPLICABLE INDENTURE SUPPLEMENT SHALL GOVERN WITH RESPECT TO THE RELATED SERIES OF NOTES, TO THE EXTENT OF SUCH CONFLICT.

Section 1.16.      Electronic Signatures and Transmission.

(a)        For purposes of this Base Indenture, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by Electronic Transmission.  “Electronic Transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one (1) or more electronic networks or databases (including one (1) or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.   The Indenture Trustee is authorized to accept written instructions, directions, reports, notices or other communications delivered by Electronic Transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by Electronic Transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such Electronic Transmission; and the Indenture Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information to the Indenture Trustee, including, without limitation, the risk of the Indenture Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

(b)        Any requirement in this Base Indenture or the Notes (other than any Definitive Notes) that a document, including the Notes (other than any Definitive Notes), is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature to be by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by Electronic Transmission.

(c)        Notwithstanding anything to the contrary in this Base Indenture, any and all communications (both text and attachments) by or from the Indenture Trustee that the Indenture Trustee in its sole discretion deems to contain confidential, proprietary and/or sensitive information and sent by Electronic Transmission will be encrypted.  The recipient of the Electronic Transmission will be required to complete a one-time registration process.

Article II

The Trust Estate

Section 2.1.        Contents of Trust Estate.

(a)          Grant of Trust Estate.  The Issuer has Granted the Trust Estate to the Indenture Trustee, and the Indenture Trustee has accepted this Grant, pursuant to the Granting Clause.

(b)          Addition and Removal of Participation Certificates and Mortgage Loans.

(i)         Addition of Participation Certificates and Mortgage Loans.

(A)       PLS may at any time designate any Participation Certificates as additional Participation Certificates to be sold to the Issuer under the PC Repurchase Agreement, whereupon such Participation Certificate shall be added to the Collateral for purposes of this Base Indenture if (1) the Administrative Agent (in its sole discretion) has approved such Participation Certificate for addition and (2) written notice of such addition has been provided to the Note Rating Agencies for the Outstanding Notes.  Prior to the addition of any Participation Certificates, as provided in this Section 2.1(b), the Administrator must certify to the Indenture Trustee in writing that it has filed all financing statements or amendments to financing statements to ensure that the Indenture Trustee’s Security Interest in any additional Designated PC, and, if applicable, in the related MSRs and Advance Reimbursement Amounts, is perfected and of first priority.

(B)       If any Participation Certificates are added as Collateral, the Administrator shall update the Participation Certificate Schedule and furnish it to the Indenture Trustee, and the most recently furnished schedule shall be maintained by the Indenture Trustee as the definitive Participation Certificate Schedule.

(C)       From time to time, Mortgage Loans may be added to the Portfolio and when such Mortgage Loans are added, PLS shall provide an updated schedule of the Purchased MSR Mortgage Pools or the Originated MSR Mortgage Pools, as applicable, to the Indenture Trustee and the Administrative Agent, and any new schedule of the Purchased MSR Mortgage Pools or the Originated MSR Mortgage Pools, as applicable, shall automatically become the new updated schedule thereof.

(ii)        Removal of the Participation Certificates and Mortgage Loans.

(A)       Subject to the prior written consent of Ginnie Mae, PLS may remove: (1)  the Purchased MSR Excess Spread PC from the Collateral, whereupon such Purchased MSR Excess Spread PC and the related Purchased MSRs shall no longer constitute Collateral for purposes of this Base Indenture, if PMH shall have repurchased such Participation Certificate for the full PMH Repurchase Price and such PMH Repurchase Price has been deposited into the Collection and Funding Account, for application in accordance with Section 4.5 (subject to Section 2.06 of the PC Repurchase Agreement); or (2) the Originated MSR Excess Spread PC,  the MSR Retained Spread PC, the P&I Advance PC or the Servicing Advance PC from the Collateral, whereupon such Originated MSR Excess Spread PC,  MSR Retained Spread PC, P&I Advance PC or Servicing Advance PC, as applicable, shall no longer constitute Collateral for purposes of this Base Indenture, if PLS shall have repurchased such Participation Certificate for the full PLS Repurchase Price and such PLS Repurchase Price has been deposited into the Collection and Funding Account, for application in accordance with Section 4.5.

(B)       In accordance with the applicable Participation Agreement and the prior written consent of Ginnie Mae, PLS may cause the removal of the Mortgage Loans underlying a Participation Certificate, whereupon such MSRs relating to such Mortgage Loans shall no longer constitute Collateral for purposes of this Base Indenture; provided, that PLS shall have repurchased such MSRs relating to such Mortgage Loans for the full PLS Repurchase Price and shall have deposited such PLS Repurchase Price into the Collection and Funding Account, for application in accordance with Section 4.5.

(C)       If any Participation Certificates are no longer Collateral, the Administrator shall update the Participation Certificate Schedule and furnish it to the Indenture Trustee, and the most recently furnished schedule shall be maintained by the Indenture Trustee as the definitive Participation Certificate Schedule.

(D)       If any Mortgage Loans are removed from the Participation Agreements, PLS shall provide an updated schedule of the Purchased MSR Mortgage Pools or the Originated MSR Mortgage Pools, as applicable, to the Indenture Trustee and the Administrative Agent within ten (10) Business Days of such removal, and any new schedule of the Purchased MSR Mortgage Pools or the Originated MSR Mortgage Pools shall automatically become the new updated schedule thereof.

(c)          Protection of Transfers to, and Back-up Security Interests of Issuer.  The Administrator shall take all actions as may be necessary to ensure that the Trust Estate is Granted to the Indenture Trustee pursuant to this Base Indenture.  The Administrator, at its own expense, shall make (or cause to be made) all initial filings on or about the Effective Date hereunder and shall forward a copy of such filing or filings to the Indenture Trustee.  In addition, and without limiting the generality of the foregoing, the Administrator, at its own expense at the reasonable request of the Administrative Agent, shall prepare and forward for filing, or shall cause to be forwarded for filing, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect and maintain the first priority status of the Indenture Trustee’s security interest in the Trust Estate, including without limitation (i) continuation statements, and (ii) such other statements as may be occasioned by (A) any change of name of any of PLS or the Issuer, (B) any change of location of the jurisdiction of any of PLS or the Issuer, (C) any transfer of any interest of PLS or the Issuer in any item in the Trust Estate or (D) any change under the applicable UCC or other applicable laws.  The Administrator shall enforce the Servicer’s obligations pursuant to the PC Repurchase Agreement, on behalf of the Issuer and the Indenture Trustee.

Section 2.2.        Asset Files.

(a)          Indenture Trustee.  The Indenture Trustee agrees to hold, in trust on behalf of the Noteholders, upon the execution and delivery of this Base Indenture, the following documents relating to each Participation Certificate:

(i)         each original Participation Certificate;

(ii)        a copy of each Determination Date Report in electronic form listing each Participation Certificate Granted to the Trust Estate and any other information required in any related Indenture Supplement;

(iii)      a copy of each Funding Certification delivered by the Administrator, which shall be maintained in electronic format;

(iv)       the current Participation Certificate Schedule; and

(v)        any other documentation provided for in any Indenture Supplement;

provided that the Indenture Trustee shall have no responsibility to ensure the validity or sufficiency of the Participation Certificates.

(b)          Administrator as Custodian.  To reduce administrative costs, the Administrator will act as custodian for the benefit of the Noteholders of the following documents relating to each Participation Certificate:

(i)         a copy of the related Participation Certificate and each amendment and modification thereto;

(ii)        any documents other than those identified in Section 2.2(a) received from or made available by the Servicer, securities administrator or other similar party in respect of such Participation Certificate; and

(iii)      any and all other documents that the Issuer, the Servicer or PLS, as the case may be, shall keep on file, in accordance with its customary procedures, relating to such Participation Certificate.

(c)          Delivery of Updated Participation Certificate Schedule.  The Administrator shall deliver to the Indenture Trustee an updated Schedule 1 prior to the addition or deletion of any Participation Certificate as Collateral or modification and the Indenture Trustee shall hold the most recently delivered version as the definitive Schedule 1.  The Administrator represents and warrants, as of the date hereof and as of the date any new Participation Certificate is added as Collateral, that Schedule 1, as it may be updated by the Administrator from time to time and delivered to the Indenture Trustee, is a true, complete and accurate list of all Participation Certificates.

(d)          Marking of Records.  The Administrator shall ensure that, from and after the time of the sale and/or contribution of the Participation Certificates to the Issuer under the PC Repurchase Agreement and the Grant thereof to the Indenture Trustee pursuant to this Base Indenture, any records (including any computer records and back‑up archives) maintained by or on behalf of the Servicer that refer to any Participation Certificate indicate clearly the interest of the Issuer and the Security Interest of the Indenture Trustee in such Participation Certificate and that such Participation Certificate is owned by the Issuer and subject to the Indenture Trustee’s Security Interest.  Indication of the Issuer’s ownership of a Participation Certificate and the Security Interest of the Indenture Trustee shall be deleted from or modified on such records when, and only when, such Participation Certificate has been paid in full, repurchased, or assigned by the Issuer and released by the Indenture Trustee from its Security Interest.

Section 2.3.        Duties of Custodian with Respect to the Asset Files.

(a)          Safekeeping.  The Indenture Trustee or the Administrator, in its capacity as custodian (each, a “Custodian”) pursuant to Section 2.2(b), shall hold the portion of the Asset Files that it is required to maintain under Section 2.2 in its possession from time to time for the use and benefit of all present and future Noteholders, and maintain such accurate and complete accounts, records and computer systems pertaining to each Asset File as shall enable the Calculation Agent and the Indenture Trustee to comply with this Base Indenture.  Each Custodian shall promptly report to the Issuer any failure on its part to hold the Asset Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure.  The Indenture Trustee shall have no responsibility or liability for any actions or omissions of the Administrator in its capacity as Custodian or otherwise.

(b)          Maintenance of and Access to Records.  Each Custodian shall maintain each portion of the Asset File that it is required to maintain under this Base Indenture at its offices at the Corporate Trust Office (in the case of the Indenture Trustee) or 3043 Townsgate Road, Westlake Village, CA 91361 (in the case of the Servicer) as the case may be, or at such other office as shall be specified to the Indenture Trustee and the Issuer by thirty (30) days’ prior written notice.  The Administrator shall take all actions necessary, or reasonably requested by the Administrative Agent, the Majority Noteholders of all Outstanding Notes or the Indenture Trustee, to amend any existing financing statements and continuation statements, and file additional financing statements to further perfect or evidence the rights, claims or security interests of the Indenture Trustee under any of the Transaction Documents (including the rights, claims or security interests of the Issuer under the PC Repurchase Agreement which have been assigned to the Indenture Trustee).  The Indenture Trustee and the Administrator, in their capacities as Custodian(s), shall make available to the Issuer, the Calculation Agent, the Administrative Agent, any group of Interested Noteholders and the Indenture Trustee (in the case of the Administrator) or their duly authorized representatives, attorneys or auditors the portion of the Asset Files that it is required to maintain under this Base Indenture and the accounts, books and records maintained by the Indenture Trustee or the Administrator with respect thereto as promptly as reasonably practicable following not less than two (2) Business Days’ prior written notice for examination during normal business hours and in a manner that does not unreasonably interfere with such Person’s ordinary conduct of business.

Neither the Custodian nor any of its directors, officers or employees shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it (or any of its directors, officers of employees), or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, unless such action constitutes gross negligence, willful misconduct or bad faith of the Custodian. Knowledge or information acquired by Citibank in its capacity as Custodian hereunder shall not be imputed to Citibank in any other capacity in which it may act hereunder or to any affiliate of Citibank and vice versa.  The Custodian shall be deemed to have the same rights, immunities and protections as the Indenture Trustee hereunder, except that the Custodian shall not be subject to a prudent person standard under any circumstances.

Section 2.4.        Application of Trust Money.

All money deposited with the Indenture Trustee or the Paying Agent pursuant to Section 4.2 shall be held in trust and applied by the Indenture Trustee or the Paying Agent, as the case may be, in accordance with the provisions of the Notes and this Base Indenture, to the payment to the Persons entitled thereto, of the principal, interest, fees, costs and expenses (or payments in respect of the Funding Amount or other amount) for whose payment such money has been deposited with the Indenture Trustee or the Paying Agent.

Article III

Administration of Participation Certificates; Reporting to Investors

Section 3.1.        Duties of the Calculation Agent.

(a)          General.  The Calculation Agent shall initially be Citibank.  The Calculation Agent is appointed for the purpose of making calculations and verifications as provided in this Section 3.1(a).  The Calculation Agent, as agent for the Noteholders, shall provide all services necessary to fulfill the role of Calculation Agent as set forth in this Base Indenture.

By 2:00 p.m. New York City time on each Payment Date (or such other time as may be agreed to from time to time by the Servicer, the Administrator, the Indenture Trustee and the Administrative Agent), based upon information provided to the Indenture Trustee and the Calculation Agent by the Administrator pursuant to the Ginnie Mae Contract and the Transaction Documents, as well as each applicable Determination Date Report, all available reports issued by the Servicer, any Advance Verification Report issued by the Advance Verification Agent and the Market Value Report issued by the MSR Valuation Agent, the Calculation Agent shall make available on its website (as set forth in Section 3.5(a)), on a monthly basis, to Noteholders, each Note Rating Agency, the Credit Manager  and Ginnie Mae, a report setting forth the information set forth below plus a Series-specific Calculation Agent Report reporting the items for each Series that are specified in the related Indenture Supplement and any additional information necessary to prepare the Payment Date Report pursuant to Section 3.2(b) (collectively for each Series, the “Calculation Agent Report” to the extent such information is received from the Administrator):

(i)         the aggregate unpaid principal balance of the Mortgage Loans subject to the Ginnie Mae Contract as reported by the Administrator in the Determination Date Report;

(ii)        (A) the aggregate Available Funds collected, separately identifying (1) the aggregate Retained Servicing Spread, Originated MSR Excess Spread Collections and Purchased MSR Excess Spread Collections included therein, (2) the aggregate Advance Reimbursement Amounts included therein if applicable, separately identifying MBS Advance Reimbursement Amounts and Servicing Advance Reimbursement Amounts included therein, (3) the Servicing Spread Available Funds and the Advance Reimbursement Available Funds and (4) the aggregate amount of proceeds collected during the Collection Period preceding the upcoming Payment Date for all Designated PCs less any amounts distributed on any Interim Payment Date during such Collection Period; and (B) separately identifying any PMH Repurchase Price, PLS Repurchase Price and any payments under the PC Guaranty;

(iii)      an indication (yes or no) as to whether a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period preceding the upcoming Payment Date and each related Series, if any, with respect to which such Borrowing Base Deficiency exits;

(iv)       if the Full Amortization Period is in effect, the Series Available Funds for each Series for the upcoming Payment Date;

(v)        if required by any VFN Noteholder, the aggregate Funding Amount to be paid on the upcoming Funding Date, and the amount to be drawn on each Class of VFNs Outstanding in respect of such Funding Amount, and the portion of such Funding Amount that is to be paid using Servicing Spread Available Funds with respect to any MSR VFN pursuant to Section 4.5(a)(1)(viii) or Advance Reimbursement Available Funds with respect to any SPIA VFN pursuant to Section 4.5(a)(2)(iv);

(vi)       if any Note is Outstanding, the amount, if any, to be paid on each such Class in reduction of the aggregate principal balance on the upcoming Payment Date;

(vii)      the amount of Fees to be paid on the upcoming Payment Date, the amount remaining before the applicable Expense Limit is reached (before and after giving effect to such payments), and, if applicable, any amounts in excess of the Expense Limit to be carried forward to a subsequent year or Payment Date;

(viii)    the Required Available Funds (indicating the portion allocable from Servicing Spread Available Funds and Advance Reimbursement Available Funds, as applicable), the Expense Reserve Required Amount, the Credit Manager Expense Reserve Required Amount and the Series Reserve Required Amount, if applicable, for each Series of Notes for the upcoming Payment Date;

(ix)       each Weighted Average Advance Rate to be used in calculating whether a Borrowing Base Deficiency exists and for each Series and Class of the Notes;

(x)        the Series Invested Amount and, if applicable, the Class Invested Amount for each Series and Class for the upcoming Payment Date;

(xi)       the Interest Payment Amount, the Default Supplemental Fee and the Step-Up Fee for each Class of Outstanding Notes for the upcoming Payment Date, and the Interest Amount,  the Cumulative Interest Shortfall Amount, the Cumulative Default Supplemental Fee Shortfall Amount and the Cumulative Step-Up Fee Shortfall Amount for each Class of Notes for the Interest Accrual Period related to the upcoming Payment Date;

(xii)      [Reserved]; and

(xiii)    the Maximum VFN Principal Balance for each Class of VFNs for all Funding Dates during the Collection Period and the upcoming Payment Date and any calculations related to the determination of the Maximum VFN Principal Balances.

Prior to the occurrence, or following a cure or waiver, of an Event of Default, Noteholders of a Series of Term Notes shall receive solely the information provided above and shall not receive any Advance Verification Report prepared by the Advance Verification Agent, the Market Value Report prepared by the MSR Valuation Agent, or the Market Value Percentage and Collateral Value determined in accordance with the Transaction Documents (the “Market Value Information”). Instead, the Noteholders of any Outstanding Series of Term Notes shall receive solely an indication of whether a Borrowing Base Deficiency exists.

(b)          Termination of Calculation Agent.  The Issuer (with the consent of the Majority Noteholders for each Series) may at any time terminate the Calculation Agent without cause upon sixty (60) days’ prior notice.  If at any time the Calculation Agent shall fail to resign after written request therefor as set forth in this Section 3.1(b), or if at any time the Calculation Agent shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Calculation Agent or of its property shall be appointed, or if any public officer shall take charge or Control of the Calculation Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Majority Noteholders of all Outstanding Notes may remove the Calculation Agent and if the same entity serves as both Calculation Agent and Indenture Trustee, the Majority Noteholders of all Outstanding Notes shall also remove the Indenture Trustee as provided in Section 11.9(c).  If the Calculation Agent resigns or is removed under the authority of the immediately preceding sentence, then a successor Calculation Agent shall be appointed pursuant to Section 11.9.  The Issuer shall give each Note Rating Agency and the Noteholders notice of any such resignation or removal of the Calculation Agent and appointment and acceptance of a successor Calculation Agent.  Notwithstanding the foregoing, no resignation, removal or termination of the Calculation Agent shall be effective until the resignation, removal or termination of the predecessor Calculation Agent and until the acceptance of appointment by the successor Calculation Agent as provided herein.  Any successor Indenture Trustee appointed shall also be the successor Calculation Agent hereunder, if the predecessor Indenture Trustee served as Calculation Agent and no separate Calculation Agent is appointed.  Notwithstanding anything to the contrary herein, the Indenture Trustee may not resign as Calculation Agent unless it also resigns as Indenture Trustee pursuant to Section 11.9(b).

(c)          Successor Calculation Agents.  Any successor Calculation Agent appointed hereunder shall execute, acknowledge and deliver to the Issuer and to its predecessor Calculation Agent an instrument accepting such appointment under this Base Indenture, and thereupon the resignation or removal of the predecessor Calculation Agent shall become effective and such successor Calculation Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Base Indenture, with like effect as if originally named as Calculation Agent.  The predecessor Calculation Agent shall deliver to the successor Calculation Agent all documents and statements held by it under this Base Indenture.  The Issuer and the predecessor Calculation Agent shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Calculation Agent all such rights, powers, duties and obligations.  Upon acceptance of appointment by a successor Calculation Agent as provided in this Section 3.1, the Issuer shall mail notice of the succession of such successor Calculation Agent under this Base Indenture to all Noteholders at their addresses as shown in the Note Register and shall give notice by mail to each applicable Note Rating Agency.  If the Issuer fails to mail such notice within ten (10) days after acceptance of appointment by the successor Calculation Agent, the successor Calculation Agent shall cause such notice to be mailed at the expense of the Administrator.

Section 3.2.        Reports by Administrator and Indenture Trustee.

(a)          Determination Dates; Determination Date Reports.  The Indenture Trustee shall report to the Administrator, by no later than 2:00 p.m. New York City time on the second (2nd) Business Day before each Funding Date (or such other time as may be agreed to from time to time by Administrator, the Indenture Trustee and the Administrative Agent), the amount of Servicing Spread Available Funds with respect to any MSR VFN or Advance Reimbursement Available Funds with respect to any SPIA VFN that will be available to be applied toward Funding Amounts or to pay principal on any applicable Notes on the upcoming Payment Date or Interim Payment Date.  If the Administrator supplies no information to the Indenture Trustee in its Determination Date Report concerning Funding Amounts or payments on any Variable Funding Note in respect of an Interim Payment Date, then, (i) with respect to any MSR VFNs, the Indenture Trustee shall apply no Servicing Spread Available Funds to pay Funding Amounts or to make payment on any Note on such Interim Payment Date, unless an Event of Default has occurred and is continuing, in which case the Indenture Trustee shall apply the Available Funds pursuant to Section 4.5(a)(3) and (ii) with respect to any SPIA VFNs, the Indenture Trustee shall apply all Advance Reimbursement Available Funds to make payment on the SPIA VFN on such Interim Payment Date, unless an Event of Default has occurred and is continuing, in which case the Indenture Trustee shall apply the Available Funds pursuant to Section 4.5(a)(3).

By no later than 10:00 a.m. New York City time on the first (1st) Business Day prior to each Funding Date that is an Interim Payment Date and by no later than 2:00 p.m. New York City time on the second (2nd) Business Day prior to each Funding Date that is a Payment Date (or such other time as may be agreed to from time to time by the Administrator, the Indenture Trustee and the Administrative Agent), the Administrator shall prepare and deliver to the Issuer, the Indenture Trustee, the Calculation Agent, the Administrative Agent, each VFN Noteholder and the Paying Agent a report (the “Determination Date Report”) (in electronic form) setting forth each data item required to be reported pursuant to Section 4.3, plus any additional information necessary to prepare the Payment Date Report pursuant to Section 3.2(b).

(b)          Payment Date Report.  By no later than 3:00 p.m. New York City time on each Payment Date, the Indenture Trustee shall make available on its website to the Issuer, the Credit Manager, the Calculation Agent, the Administrator, the Paying Agent, the Administrative Agent, each VFN Noteholder, each Note Rating Agency and Ginnie Mae a report (the “Payment Date Report”) reporting the following for such Payment Date and the related Collection Period preceding such Payment Date  (to the extent such information is received from the Administrator):

(i)         the amount of Available Funds (including both Servicing Spread Available Funds and Advance Reimbursement Available Funds) and Required Available Funds (including the portion allocable from both Servicing Spread Available Funds and

Advance Reimbursement Available Funds) for such Payment Date (segregating out any cash amounts that are on deposit in the Collection and Funding Account which the Administrator has instructed the Indenture Trustee to use in accordance with Section 4.5(a)(1)(viii) or 4.5(a)(2)(iv), as applicable);

(ii)        (A) the aggregate amount of all Collections received and deposited into the Collection and Funding Account during such Collection Period and the portion allocated to the Advance Reimbursement Available Funds Subaccount and the portion allocated to the Servicing Spread Available Funds Subaccount, (B) the aggregate amount of all Collections (1) received with respect to MBS Advance Reimbursement Amounts during such Collection Period and (2) disbursed from the Advance Reimbursement Available Funds Subaccount to the related SPIA VFN Noteholders during such Collection Period and (C) the Total Collections for such Payment Date;

(iii)      all Funding Amounts paid during such Collection Period separately identifying the portion thereof paid from funds in the Collection and Funding Account and the portion thereof paid using proceeds of fundings of an increase in VFN Principal Balance(s) for each Class of VFNs;

(iv)       the amount on deposit in any Trust Accounts set forth under any Indenture Supplement as of the close of business on the last Payment Date;

(v)        the amount on deposit in the Series Reserve Account for each Series, and, if applicable, the amount the Indenture Trustee is to withdraw from each such Series Reserve Account and deposit into the Note Payment Account on such Payment Date for application to the related Series of Notes;

(vi)       the amount on deposit in the Expense Reserve Account, and, if applicable, the amount the Indenture Trustee is to withdraw from the Expense Reserve Account and deposit into the Note Payment Account on such Payment Date for application to the related Series of Notes;

(vii)      the amount on deposit in the Credit Manager Expense Reserve Account;

(viii)    the amount of each payment required to be made by the Indenture Trustee or the Paying Agent pursuant to Section 4.5 on such Payment Date;

(ix)       the unpaid Note Balance for each Class and Series of Notes and for all Outstanding Notes in the aggregate (before and after giving effect to any principal payments to be made on such Payment Date); and

(x)        a statement indicating whether a Borrowing Base Deficiency existed at such time, any applicable Series with respect which such Borrowing Base Deficiency exists, and whether it will exist as of the close of business on such Payment Date after all payments and distributions described in Section 4.5(a).

The Payment Date Report shall also state any other information required pursuant to any related Indenture Supplement necessary for the Paying Agent and the Indenture Trustee to make the payments required by Section 4.5(a) and all information necessary for the Indenture Trustee to make available to Noteholders pursuant to Section 3.5.

On each day on which a Payment Date Report is to be delivered, PLS shall deliver to the Indenture Trustee a certification substantially in the form attached hereto as Exhibit F.

(c)          Interim Payment Date Reports. By no later than 3:00 p.m. New York City time on each Interim Payment Date on which there is a VFN Outstanding and on which the Full Amortization Periods have not yet begun, the Indenture Trustee shall prepare and deliver to the Issuer, the Calculation Agent, the Administrator, the Paying Agent, the Administrative Agent and each VFN Noteholder a report (an “Interim Payment Date Report”) in electronic form, setting forth the following for such Interim Payment Date and the Collection Period preceding such Interim Payment Date (to the extent such information is received from the Administrator):

(i)         the amount of Available Funds (including both Servicing Spread Available Funds and Advance Reimbursement Available Funds) and Required Available Funds (including the portion allocable from both Servicing Spread Available Funds and Advance Reimbursement Available Funds) for such Interim Payment Date;

(ii)        (A) the aggregate amount of all Collections received and deposited into the Collection and Funding Account during such Collection Period and (B) the aggregate amount of all Collections (1) received with respect to MBS Advance Reimbursement Amounts during such Collection Period and (2) disbursed from the Advance Reimbursement Available Funds Subaccount to the related SPIA VFN Noteholders during such Collection Period Date;

(iii)      the total of all (A) payments in respect of each Class of Notes (separately identifying interest and principal paid on each Class of Variable Funding Notes) made on the Interim Payment Date that occurred during such Collection Period, (B) all Funding Amounts that were paid in respect of Additional PCs or additional Assets added to an existing Participation Certificate during such Collection Period, separately identifying the portion thereof paid from funds on deposit in the Collection and Funding Account and the portion thereof paid using proceeds of an increase in VFN Principal Balance(s) for each Class of VFNs, and (C) all Net Excess Cash Amounts paid to PLS as holder of the Owner Trust Certificate on the Interim Payment Date that occurred during such Collection Period;

(iv)       the amount on deposit in the Series Reserve Account for each Series and the Series Reserve Required Amount for such Series Reserve Account, if applicable, and the amount to be deposited into each Series Reserve Account on such Interim Payment Date, if applicable;

(v)        the amount on deposit in the Expense Reserve Account for each Series and the Expense Reserve Required Amount for the Expense Reserve Account and the amount to be deposited into the Expense Reserve Account on such Interim Payment Date, if applicable;

(vi)       the amount on deposit in the Credit Manager Expense Reserve Account and the Credit Manager Expense Reserve Required Amount for the Credit Manager

Expense Reserve Account and the amount to be deposited into the Credit Manager Expense Reserve Account on such Interim Payment Date, if applicable

(vii)      the amounts required to be deposited on such Interim Payment Date into any other Trust Account referenced in any related Indenture Supplement;

(viii)    (A) the Collateral Value as of the end of such Collection Period and as of the close of business on such Interim Payment Date for each Outstanding Series of Notes, and (B) a calculation demonstrating whether a Borrowing Base Deficiency exists; and

(ix)       any other amounts specified in an Indenture Supplement.

On each day on which an Interim Payment Date Report is to be delivered, PLS shall deliver to the Indenture Trustee a certification substantially in the form attached hereto as Exhibit F.

(d)          Supplemental Report.  Within 60 days after the end of each calendar quarter, the Administrator shall prepare and deliver to the Indenture Trustee to make available on its website a supplemental report updating for the three months in the prior calendar quarter the (i) unpaid principal balance of the Portfolio and (ii) the middle of the range of the fair value percentage of the MSR from the Market Value Report.

(e)          No Duty to Verify or Recalculate.  Notwithstanding anything contained herein to the contrary, none of the Calculation Agent (except as described in Section 3.1(a)), the Indenture Trustee or the Paying Agent shall have any obligation to verify or recalculate any information provided to them by the Administrator or any other Person, and may rely on such information in making the allocations and payments to be made pursuant to Article IV.   The Indenture Trustee may conclusively rely without investigation on the most recent Determination Date Report provided to the Indenture Trustee by the Administrator in preparing the Payment Date Reports and Interim Payment Date Reports (if any).

Section 3.3.        Annual Statement as to Compliance; Notice of Default; Reports.

(a)          Annual Officer’s Certificates.

(i)         The Servicer shall deliver to each Note Rating Agency, the Indenture Trustee, the Credit Manager and Ginnie Mae, on or before March 31 of each year, beginning on March 31, 2017, an Officer’s Certificate of the Servicer, executed by a Responsible Officer, stating that (A) a review of the activities of the Servicer during the preceding 12-month period ended December 31 (or, in the case of the first such statement, from the Closing Date through December 31, 2016) and of its performance under this Base Indenture and the PC Repurchase Agreement has been made under the supervision of the officer executing the Officer’s Certificate, and (B) PLS has fulfilled all its obligations under this Base Indenture and the PC Repurchase Agreement in all material respects throughout such period or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

(ii)        The Administrator shall deliver to each Note Rating Agency, the Indenture Trustee and the Credit Manager, on or before March 31 of each year, beginning on

March 31, 2017, an Officer’s Certificate executed by a Responsible Officer of the Administrator, stating that (A) a review of the activities of the Issuer and the Administrator during the preceding 12-month period ended December 31 (or, in the case of the first such statement, from the Closing Date through December 31, 2016) and of its performance under this Base Indenture and the PC Repurchase Agreement has been made under the supervision of the officer executing the Officer’s Certificate, and (B) the Administrator has fulfilled all its obligations under this Base Indenture in all material respects throughout such period or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

(b)          Notice of Advance Rate Reduction Event, Early Amortization Event, Early Termination Event or Event of Default.  The Indenture Trustee shall deliver to the Noteholders, the Issuer, the Credit Manager, Ginnie Mae and each Note Rating Agency promptly after a Responsible Officer has obtained actual knowledge thereof, but in no event later than five (5) Business Days thereafter or such shorter time period as may be required by any Note Rating Agency, written notice specifying the nature and status of any Advance Rate Reduction Event, and SPIA VFN Advance Rate Reduction Event, Early Amortization Event, Early Termination Event or any Event of Default, as applicable.

(c)          Annual Regulation AB/USAP Report.  The Servicer shall, on or before the last Business Day of the fifth month following the end of each of the Servicer’s fiscal years (December 31), beginning with the fiscal year ending on December 31, 2016, deliver to the Indenture Trustee who shall forward to each Noteholder a copy of the results of any Regulation AB required attestation report or Uniform Single Attestation Program for Mortgage Bankers or similar review conducted on the Servicer by its accountants and any other reports reasonably requested by the Administrative Agent, including, without limitation, any notices from Ginnie Mae.

(d)          Annual Lien Opinion.  Within one hundred (100) days after the end of each fiscal year of the Administrator, beginning with the fiscal year ending on December 31, 2016, the Administrator shall deliver to the Indenture Trustee an Opinion of Counsel from outside counsel to the effect that, subject to Ginnie Mae Requirements, the Indenture Trustee has a perfected security interest in the Participation Certificates attributable to the Designated PCs identified in an exhibit to such opinion as Designated PCs, and that, based on a review of UCC search reports (copies of which shall be attached thereto) and review of other certifications and other materials, there are no UCC-1 filings indicating an Adverse Claim with respect to such Participation Certificates that has not been released.

(e)          Other Information.  In addition, the Administrator shall forward to the Administrative Agent, upon its reasonable request, such other information, documents, records or reports respecting (i) PLS or any of its Affiliates party to the Transaction Documents, (ii) the condition or operations, financial or otherwise, of PLS or any of its Affiliates party to the Transaction Documents, (iii) the Ginnie Mae Contract, the related Mortgage Loans and the Participation Certificates or (iv) the transactions contemplated by the Transaction Documents, including access to the Servicer’s management and records. The Administrative Agent shall and shall cause its respective representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) or the Administrative Agent may reasonably determine that such disclosure is consistent with its obligations hereunder; provided,  however, that the Administrative Agent may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder.

(f)           MSR Monthly Report.  On a monthly basis and in no event later than the fifteenth (15th) day of each month (and if such day is not a Business Day, the Business Day following such day), PLS shall deliver to the Indenture Trustee, the Advance Verification Agent and the MSR Valuation Agent the monthly data file with respect to all Collateral (the “MSR Monthly Report”) subject to the terms and conditions of this Base Indenture, which shall include all updates to the Collateral as of the last day of the immediately preceding month.

(g)          Market Value Report and Advance Verification Report.

(1)        The MSR Valuation Agent shall calculate the fair market value and the valuation percentage of the MSR, which fair market value representing the sum of the fair market value of the Excess Spread and the Base Servicing Fee on each Borrowing Base Determination Date in accordance with the MSR Valuation Agent Agreement.  The MSR Valuation Agent shall deliver to the Indenture Trustee, the Administrative Agent and the Credit Manager a monthly report (the “Market Value Report”) no later than the Determination Date prior to the related Payment Date, stating (i) the fair market value and the valuation percentage of the MSR, which fair market value representing the sum of the fair market value of the Excess Spread and the Base Servicing Fee as of the Borrowing Base Determination Date and (ii) the fair market value and the valuation percentage of the MSR, which assumes that the 10-year U.S. Treasury rate (mid-mark) declines or increases by more than .375% from the 10-year U.S. Treasury rate (mid-mark) as of the most recent Borrowing Base Determination Date (as determined by the MSR Valuation Agent).  In the event that the MSR Valuation Agent does not provide its Market Value Report by the Determination Date for two (2) consecutive months, PLS shall be required to terminate the MSR Valuation Agent and appoint a replacement MSR Valuation Agent who shall be (i) an eligible MSR Valuation Agent and (ii) required to deliver a Market Value Report no later than the tenth (10th) day of the month immediately following appointment of the replacement MSR Valuation Agent.

(2)        The Advance Verification Agent shall verify that Advances are reasonably calculated by the Servicer in accordance with the Advance Verification Agent Agreement. The Advance Verification Agent shall deliver to the Indenture Trustee, the Administrative Agent and the Credit Manager a monthly (or, following the written consent of the Administrative Agent, quarterly) report (the “Advance Verification Report”) no later than the Determination Date prior to the related Payment Date (or the Payment Date falling at the end of each calendar quarter, if applicable), stating that the Advance Verification Agent produced such Advance Verification Agent Report in conformance with the requirements set forth in the Advance Verification Agent Agreement. In the event that the Advance Verification Agent does not provide its Advance Verification Report by the Determination Date for two (2) consecutive months (or quarters, as applicable), PLS shall be required to terminate the Advance Verification Agent and appoint a replacement Advance Verification Agent who shall be (i) an eligible Advance Verification Agent and (ii) required to deliver an Advance Verification Report no later than the twentieth (20th) day of the month immediately following appointment of the replacement Advance Verification Agent.

(h)          MSR Trust & Credit Report.    On each Determination Date preceding a Payment Date (or, with respect to Sections 3.3(h)(vi) and 3.3(h)(vii), such later date as set forth below), PLS shall deliver to the Indenture Trustee, the Administrative Agent, the Credit Manager and Ginnie Mae a report (the “MSR Trust & Credit Report”) which shall contain:

(i)         the number of Mortgage Pools and Mortgage Loans contained therein subject to this Base Indenture (A) as of the last date of the calendar month preceding the delivery of such MSR Trust & Credit Report and (B) as of the last date of the calendar month for which the last MSR Trust & Credit Report was provided;

(ii)       the unpaid principal balance of all Mortgage Pools;

(iii)      the payments made with respect to the existing Mortgage Pools and Mortgage Loans contained therein, shown as a change in their unpaid principal balance;

(iv)       the payoff with respect to the existing Mortgage Pools and Mortgage Loans contained therein, shown as a change in their unpaid principal balance;

(v)        the number of Mortgage Pools and Mortgage Loans contained therein that have been paid off, including their paid off principal balance, or added to this Base Indenture;

(vi)       a detailing of the PLS Financial Tests, the Key Performance Indicators,  each Borrowing Base calculation and compliance with the Advance Rate Reduction Events and any SPIA VFN Advance Rate Reduction Events, Early Amortization Events, Early Termination Events and Events of Default hereunder as of the last day of the immediately preceding month;

(vii)     evidence of PLS’ compliance with the following Ginnie Mae servicer eligibility requirements (collectively, the “Ginnie Mae Eligibility Requirements”):

A.        each of its DQ3+ Delinquency Ratio, its DQ2+ Delinquency Ratio and its DQP Delinquency Ratio is less than or equal to the applicable required percentage specified in, and adjusted in accordance with, the then-current Ginnie Mae Contract;

B.         its Adjusted Tangible Net Worth is equal to or greater than the Single-Family Issuer Minimum Net Worth Requirement; and

C.         its Liquidity is equal to or greater than the Single-Family Issuer Minimum Liquidity Requirement.

With respect to Section 3.3(h)(vii)(A), (B) and (C), if PLS does not receive reconciled delinquency ratio information from Ginnie Mae by the applicable Determination Date, PLS shall deliver such calculations of the delinquency ratios as soon as reasonably practicable. With respect to Sections 3.3(h)(vi), 3.3(h)(vii)(D) and 3.3(h)(vii)(E), such financial calculation shall be based on PLS’ most recent available monthly financial statements, which shall be available forty-five (45) days after the end of each month.

(i)           MSR Valuation Agent.  PLS shall have the right to remove and replace the MSR Valuation Agent without cause with prior written consent of the Administrative Agent.

(j)           Credit Manager.  The Credit Manager will have the duties specifically set forth in the Credit Management Agreement, including a requirement that it report to Ginnie Mae in accordance with the terms thereof.  In addition, the Credit Manager will deliver the report it receives from the MSR Valuation Agent pursuant to Section 3.3(g)(1) and the Advance Verification Agent pursuant to Section 3.3(g)(2) to Ginnie Mae. Prior to the occurrence and continuation of an Event of Default, subject to payment of the “Termination Fee” (as defined in the Credit Management Agreement), PLS shall have the right to remove and replace the Credit Manager without cause or following a Change in Control (as defined in the Credit Management Agreement) of the Credit Manager with prior written consent of the Administrative Agent and Ginnie Mae (such consents not to be unreasonably withheld).  The Credit Manager shall have the right to resign under the circumstances described in the Credit Management Agreement.  No resignation or removal of the Credit Manager and no appointment of a successor Credit Manager will become effective until the acceptance of appointment by a successor Credit Manager.  Pursuant to the Credit Management Agreement, if no successor Credit Manager shall have been appointed and shall have accepted appointment within sixty (60) days after the giving of a notice of resignation, the resigning Credit Manager may petition any court of competent jurisdiction for the appointment of a successor Credit Manager, and the costs of the Credit Manager in connection with such petition shall be reimbursable in accordance with the Credit Management Agreement.

(k)          Advance Verification Agent.  PLS shall have the right to remove and replace the Advance Verification Agent without cause with prior written consent of the Administrative Agent.

Section 3.4.        Access to Certain Documentation and Information.

(a)          Access to Information.

Notwithstanding anything to the contrary contained in this Section 3.4, Section 2.3, or in any other Section hereof, the Servicer, on reasonable prior written notice (of not less than five (5) Business Days), shall permit the Administrative Agent, the Indenture Trustee, the Advance Verification Agent, the MSR Valuation Agent, the Credit Manager or any agent or independent certified public accountants selected by the Indenture Trustee, during the Servicer’s normal business hours, and in a manner that does not unreasonably interfere with the Servicer’s conduct of its regular business, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans, Ginnie Mae Contract and the Participation

Certificates, to make copies and extracts therefrom, and to discuss the Servicer’s affairs, finances and accounts relating to the Mortgage Loans, Ginnie Mae Contract and the Participation Certificates with the Servicer’s officers and employees, all at such times and as often as reasonably may be requested; provided that any such Person seeking access to any information or documentation pursuant to this Section 3.4(a) has agreed with the Servicer to be bound by any confidentiality provisions reasonably requested by the Servicer and shall upon request execute and deliver a separate confidentiality agreement memorializing such provisions.  Unless an Event of Default that has not been waived in accordance with the terms hereof shall have occurred, any out-of-pocket costs and expenses incident to the exercise by the Indenture Trustee or any Noteholder of any right under this Section 3.4 shall be borne by the requesting Noteholder(s).  The parties hereto acknowledge that the Indenture Trustee shall not exercise any right pursuant to this Section 3.4 prior to any event set forth in the preceding sentence unless directed to do so by a group of Interested Noteholders, and the Indenture Trustee has been provided with indemnity satisfactory to it by such Interested Noteholders.  The Indenture Trustee shall have no liability for action or inaction in accordance with the preceding sentence.

In the event that such rights are exercised following the occurrence of an Event of Default that has not been waived in accordance with the terms hereof and is continuing, all reasonable and customary out-of-pocket costs and expenses actually incurred by the Indenture Trustee shall be borne by PLS.  Prior to any such payment, PLS shall be provided with commercially reasonable documentation of such costs and expenses.  Notwithstanding anything contained in this Section 3.4 to the contrary, in no event shall the books of account, records, reports and other papers of PLS or the Issuer relating to the Mortgage Loans and the Participation Certificates be examined by independent certified public accountants at the direction of the Indenture Trustee or any Interested Noteholder pursuant to the exercise of any right under this Section 3.4 more than one time during any 12 month period at the expense of the Administrator, unless an Event of Default has occurred that has not been waived in accordance with the terms hereof during such twelve-month period, in which case more than one examination may be conducted during a twelve-month period, but such extra audits shall be at the sole expense of the Noteholder(s) requesting such audit(s).

(b)          Access to Issuer.  The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee (at the written direction of the Majority Noteholders), the Advance Verification Agent, the MSR Valuation Agent, the Credit Manager or the Administrative Agent at the expense of the Administrator no more than one time during any 12-month period (unless an Event of Default has occurred that has not been waived in accordance with the terms hereof during such twelve-month period, in which case more than one examination may be conducted during a twelve-month period, but such extra audits shall be at the sole expense of the party requesting such audit(s)), to examine all of its books of account, records, reports, and other papers, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants, and to discuss its affairs, finances and accounts its officers, employees, and independent certified public accountants, all at such reasonable times and as often as may be reasonably requested.  The Indenture Trustee, the Advance Verification Agent, the MSR Valuation Agent and the Administrative Agent shall and shall cause their respective representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) or the Indenture Trustee, the Advance Verification Agent, the MSR Valuation Agent or the Administrative Agent, as applicable, may reasonably determine that such disclosure is consistent with its obligations hereunder; provided,  however, that the Indenture Trustee may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder.  Without limiting the generality of the foregoing, neither the Indenture Trustee, the Advance Verification Agent, the MSR Valuation Agent or the Administrative Agent shall disclose information to any of its Affiliates or any of their respective directors, officers, employees and agents, that may provide any servicer advance financing to PLS, the Issuer or any of their Affiliates, except in such Affiliate’s capacity as Noteholder.

Section 3.5.        Indenture Trustee to Make Reports Available.

(a)          Monthly Reports on Indenture Trustee’s Website.  Notwithstanding any other provision of this Base Indenture that requires Citibank, in any capacity, to deliver or provide to any Person the Payment Date Report (and, at its option, any additional files containing the same information in an alternative format), Citibank, in any capacity, shall be entitled, in lieu of such delivery, to make such reports available each month to any interested parties, including Ginnie Mae, via the Indenture Trustee’s internet website and such other information as the Indenture Trustee may have in its possession, but only with the use of a password provided by the Indenture Trustee.  In connection with providing access to the Indenture Trustee’s internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer.  The Indenture Trustee’s internet website shall initially be located at www.sf.citidirect.com.  Assistance in using the Indenture Trustee’s website can be obtained by calling the Indenture Trustee’s investor relations desk at 1-888-855-9695.  Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail or by overnight courier by calling the investor relations desk and requesting a copy.  The Indenture Trustee shall have the right to change the way the Payment Date Reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes.  The Indenture Trustee shall not be required to make available via its website any information that in its judgment is confidential, may include any Nonpublic Personal Information or could otherwise violate applicable law, or could result in personal liability to the Indenture Trustee.  In addition, the Indenture Trustee shall have no liability for the failure to include or post any information that it has not actually received or is not in a form or format that will allow it to post any such information on its website.

Notwithstanding any provision herein to the contrary, including Sections 3.1,  3.2 and 3.5 hereof, the Indenture Trustee, the Administrative Agent and any other party hereto shall not deliver, or make available, the Market Value Information to any Noteholder of any Series of Term Notes prior to the occurrence, or following the cure or waiver, of an Event of Default; and prior to the occurrence, or during the continuation, of an Event of Default, any Determination Date Report, Interim Payment Date Report, Payment Date Report made available to any Noteholders of Outstanding Series of Term Notes by Citibank, in any capacity, pursuant to this Section 3.5 or otherwise hereunder shall be redacted to remove any Market Value Information prior to being made so available.

(b)          Annual Reports.  Within sixty (60) days after the end of each year, the Indenture Trustee shall furnish to each Person (upon the written request of such Person), who at any time during the year was a Noteholder a statement containing (i) information regarding payments of principal, interest and other amounts on such Person’s Notes, aggregated for such year or the applicable portion thereof during which such person was a Noteholder and (ii) such other customary information as may be deemed necessary or desirable for Noteholders to prepare their tax returns.  Such obligation shall be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force.  The Indenture Trustee shall prepare and provide to the Internal Revenue Service and to each Noteholder any information reports required to be provided under federal income tax law, including without limitation IRS Form 1099.

Article IV

The Trust Accounts; Payments

Section 4.1.        Trust Accounts.

The Indenture Trustee shall establish and maintain, or cause to be established and maintained, (i) the Trust Accounts, each of which shall be an Eligible Account, for the benefit of the Secured Parties, (ii) an Expense Reserve Account, which shall be an Eligible Account, for the benefit of the Indenture Trustee and the MSR Valuation Agent and (iii) a Credit Manager Expense Reserve Account, which shall be an Eligible Account in the name of the Indenture Trustee, for the benefit of the Credit Manager.  All amounts held in the Trust Accounts and the Credit Manager Expense Reserve Account shall, to the extent permitted by this Base Indenture and applicable laws, rules and regulations, be invested in Permitted Investments by the depository institution or trust company then maintaining such Trust Account or the Credit Manager Expense Reserve Account only upon written direction of the Administrator to the Indenture Trustee; provided,  however,  that in the event the Administrator fails to provide such written direction to the Indenture Trustee, and until the Administrator provides such written direction, the Indenture Trustee shall not invest funds on deposit in any Trust Account or the Credit Manager Expense Reserve Account.  Funds deposited into a Trust Account or the Credit Manager Expense Reserve Account, as applicable, on a Business Day after 1:30 p.m. New York City time will not be invested until the following Business Day.  Investments held in Permitted Investments in the Trust Accounts or the Credit Manager Expense Reserve Account, as applicable, shall not be sold or disposed of prior to their maturity (unless an Event of Default has occurred).  Earnings on investment of funds in any Trust Account or the Credit Manager Expense Reserve Account, as applicable, shall be remitted by the Indenture Trustee upon the Administrator’s request to the account or other location of the Administrator’s designation on the first (1st) Business Day of the month following the month in which such earnings on investment of funds is received.  Any losses and investment expenses relating to any investment of funds in any Trust Account or the Credit Manager Expense Reserve Account, as applicable, shall be for the account of the Administrator, which shall deposit or cause to be deposited the amount of such loss (to the extent not offset by income from other investments of funds in the related Trust Account) in the related Trust Account or the Credit Manager Expense Reserve Account, as applicable, promptly upon the realization of such loss.  The taxpayer identification number associated with each of the Trust Accounts or the Credit Manager Expense Reserve Account, as applicable, shall be that of the Issuer, and the Issuer shall report for federal, state and local income tax purposes their respective portions of the income, if any, earned on funds in the relevant Trust Account or the Credit Manager Expense Reserve Account, as applicable.  The Administrator hereby acknowledges that all amounts on deposit in each Trust Account (excluding investment earnings on deposit in the Trust Accounts) are held in trust by the Indenture Trustee for the benefit of the Secured Parties, subject to any express rights of the Issuer set forth herein, and shall remain at all times during the term of this Base Indenture under the sole dominion and control of the Indenture Trustee.  The Administrator hereby acknowledges that all amounts on deposit in the Credit Manager Expense Reserve Account (excluding investment earnings on deposit in the Credit Manager Expense Reserve Account) are held in trust by the Indenture Trustee for the benefit of the Credit Manager and shall remain at all times during the term of this Base Indenture under the sole dominion and control of the Indenture Trustee.

So long as the Indenture Trustee complies with the provisions of this Section 4.1, the Indenture Trustee shall not be liable for the selection of investments or for investment losses incurred thereon by reason of investment performance, liquidation prior to stated maturity or otherwise in any Trust Account or the Credit Manager Expense Reserve Account.  The Indenture Trustee shall have no liability in respect of losses incurred in any Trust Account or the Credit Manager Expense Reserve Account as a result of the liquidation of any investment prior to its stated maturity or the failure to be provided with timely written investment direction.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA Patriot Act of the United States (“Applicable Law”), the Indenture Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Indenture Trustee.  Accordingly, each of the parties agrees to provide to the Indenture Trustee upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Indenture Trustee to comply with Applicable Law.

All parties to this Base Indenture agree, and each Noteholder of each Series by its acceptance of the related Note will be deemed to have agreed, that such Noteholder shall have no claim or interest in the amounts on deposit in any Trust Account created under this Base Indenture or any related Indenture Supplement related to an unrelated Series except as expressly provided herein or therein.

The Indenture Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be for the Indenture Trustee’s economic self-interest for (a) serving as investment adviser, administrator, shareholder, servicing agent with respect to certain of the Permitted Investments, (b) using Affiliates to effect transactions in certain Permitted Investments and (c) effecting transactions in certain Permitted Investments.  Such compensation is not payable or reimbursable under this Base Indenture.

The State of New York is the Securities Intermediary’s jurisdiction for purposes of the UCC, and the laws of the State of New York are applicable to all issues specified in Article 2(1) of the Hague Securities Convention. This Base Indenture is the only “account agreement” in respect of the Trust Accounts.

Section 4.2.        Collections and Disbursements of MBS Portfolio Collections by Servicer.

(a)          Daily Deposits of MSR Portfolio Amounts.  The Servicer shall remit all MSR Portfolio Collections in accordance with the respective Participation Certificates, Participation Agreements and the PC Repurchase Agreement.  Any amounts that shall be remitted to the Issuer shall be remitted directly to the Collection and Funding Account (but only to the extent that such funds are payable to Seller free and clear of Ginnie Mae’s rights or other restrictions on transfer set forth in such Ginnie Mae Contract). Advance Reimbursement Amounts shall be allocated to the Advance Reimbursement Available Funds Subaccount of the Collection and Funding Account. All other Collections shall be allocated to the Servicing Spread Available Funds Subaccount of the Collection and Funding Account.

(b)          Payment Dates.  On each Payment Date  (and, with respect to MBS Advance Reimbursement Amounts, on the third Business Day of each week other than the week of a Payment Date or Interim Payment Date), the Indenture Trustee shall transfer from the Collection and Funding Account (and, with respect to MBS Advance Reimbursement Amounts, all such amounts on deposit in the Advance Reimbursement Available Funds Subaccount) to the Note Payment Account all funds then on deposit therein.  Except in the case of Redemption Amounts, which may be remitted by the Issuer directly to the Note Payment Account, none of the Servicer, the Administrator, the Issuer, the Calculation Agent nor the Indenture Trustee shall remit to the Note Payment Account, and each shall take all reasonable actions to prevent other Persons from remitting to the Note Payment Account, amounts which do not constitute payments, collections or recoveries received, made or realized in respect of the Participation Certificates or the initial cash deposited by the Noteholders with the Indenture Trustee on the date hereof, and the Indenture Trustee will return to the Issuer or the Servicer any such amounts upon receiving written evidence reasonably satisfactory to the Indenture Trustee that such amounts are not a part of the Trust Estate.

(c)          Delegated Authority to Make MBS Advances.  The Servicer hereby irrevocably appoints the Noteholder(s) of any Outstanding MBS Advance VFN with the authority (but no obligation) to make any MBS Advance on the Servicer’s behalf to the extent the Servicer fails to make any required payments on the related MBS when required to do so pursuant to the Ginnie Mae Contract.  Any payment of MBS Advances by Noteholders of MBS Advance VFNs shall constitute a draw on such VFN and shall increase its VFN Principal Balance by the amount of such draw.

Section 4.3.        Fundings.

(a)          Funding Certifications.  By no later than 1:00 p.m. New York City time on the Business Day prior to each Funding Date (or such other time as may be agreed to from time to time by the Administrator, the Indenture Trustee and the Administrative Agent), the Administrator shall prepare and deliver to the Issuer, the Indenture Trustee, the Calculation Agent and the Administrative Agent (and, on any Interim Payment Date, each applicable VFN Noteholder) a certification (each, a “Funding Certification”) containing a list of each Funding Condition and presenting a “yes” or “no” answer beside each indicating whether such Funding Condition has been satisfied and shall state in writing the amount to be funded on that Funding Date.

(b)          VFN Draws, Discretionary Paydowns and Permanent Reductions.

With respect to each VFN (other than a MBS Advance VFN):

(i)         From time to time, the Collateral Value may increase due to (i) the addition of Mortgage Loans to the Originated MSR Portfolio or the Purchased MSR Portfolio, as applicable, (ii) increases in the value of the MSRs that underlie the Originated MSR Portfolio and the Purchased MSR Portfolio or (iii) increases in the Advance Reimbursement Balance, as applicable.  By no later than 1:00 p.m. New York City time on the Business Day prior to any Payment Date or Interim Payment Date during the Revolving Period for such VFN on which any applicable Variable Funding Note Class is Outstanding (or after the Revolving Period but prior to an Event of Default with the consent of the Administrative Agent with respect to any, or all, of the VFNs), the Administrator, on behalf of the Issuer, may deliver, or cause to be delivered, to each Noteholder of such Variable Funding Notes and to the Indenture Trustee a report (a “VFN Note Balance Adjustment Request”) for such upcoming Funding Date, requesting such Noteholders to fund a VFN Principal Balance increase on any Class or Classes of VFNs in the amount(s) specified in such request, which request shall instruct the Indenture Trustee to recognize an increase in the related VFN Principal Balance, but not in excess of the lesser of (x) the related Maximum VFN Principal Balance or (y) the amount that would cause a Borrowing Base Deficiency.  The VFN Note Balance Adjustment Request shall also state the amount, if any, of any principal payment to be made on each Outstanding Class of VFNs on the upcoming Interim Payment Date or Payment Date.  The amount to be funded shall be based on the change in the related Collateral Value from the most recent Interim Payment Date or Payment Date.

(ii)        If the related Funding Certification indicates that all Funding Conditions have been met, and the Administrative Agent agrees, in its sole discretion, the applicable VFN Noteholders shall fund the VFN Principal Balance increase by remitting pro rata (based on such Noteholder’s percentage of the related Maximum VFN Principal Balance) the amount stated in the request to the Indenture Trustee by 12:00 p.m. (noon) New York City time on the related Funding Date, whereupon the Indenture Trustee shall adjust its records to reflect the increase of the VFN Principal Balance (which increase shall be the aggregate of the amounts received by the Indenture Trustee from the applicable VFN Noteholders) by the later of (i) 2:00 p.m. New York City time on such Funding Date, or (ii) two hours after the receipt by the Indenture Trustee of such funds from the VFN Noteholders, so long as, after such increase, no Borrowing Base Deficiency will exist, determined based on the VFN Note Balance Adjustment Request and Determination Date Report.  The Indenture Trustee shall be entitled to rely conclusively on any VFN Note Balance Adjustment Request and the related Determination Date Report and Funding Certification.  The Indenture Trustee shall make available on a password-protected portion of its website to the Issuer or its designee and each applicable VFN Noteholder, notice on such Funding Date as reasonably requested by the Issuer of any increase in the VFN Principal Balance.  The Indenture Trustee shall apply and remit any such payment by the VFN Noteholders toward the payment of the related Funding Amounts as described in Section 4.3(c).  If on any Funding Date there is more than one Series of MSR VFNs or more than one Series of SPIA VFNs, in each case with Outstanding Variable Funding Notes, VFN Draws on such Funding Date shall be made on a pro rata basis among all applicable Outstanding Series of VFNs in their Revolving Periods  (or after the Revolving

Period but prior to an Event of Default with the consent of the Administrative Agent with respect to any, or all, of the VFNs)  with the same designation based on their respective available Borrowing Capacities, unless otherwise provided in the related Indenture Supplement and Note Purchase Agreement.  If any VFN Noteholder does not fund its share of a requested VFN Draw, one or more other VFN Noteholders may fund all or a portion of such draw, but no other VFN Noteholder shall have any obligation to do so.  Draws on VFNs of different Classes within the same Series need not be drawn pro rata relative to each other.  Any draws under any VFNs shall be used only to purchase new Participation Certificates and to fund the creation or acquisition of the servicing rights related to additional Mortgage Pools under existing Participation Certificates (in the case of MSR VFNs), to fund the acquisition of additional Advance Reimbursement Amounts related to the Portfolio Mortgage Loans (in the case of SPIA VFNs) or to increase the value of the related Participation Certificates pursuant to the PC Repurchase Agreement in a manner that would not be in violation of any term hereof (including, without limitation, in a manner that would result in a material adverse United States federal income tax consequence to the Trust Estate or any Noteholders).

(c)          Payment of Funding Amounts.

(i)         Subject to its receipt of a duly executed Funding Certification from the Administrator pursuant to Section 4.3(a) stating that all Funding Conditions have been satisfied, and approval by the Administrative Agent in its sole discretion, the Indenture Trustee shall remit to the Issuer (or the Issuer’s designee), by the close of business New York City time on each Funding Date, the amount of the aggregate Funding Amount on such Funding Date without causing the related VFN Principal Balance to exceed either (I) the related Maximum VFN Principal Balance or (II) the amount that would cause a Borrowing Base Deficiency with respect to such VFN.

(ii)        Subject to its receipt of a duly executed Funding Certification from the Administrator pursuant to Section 4.3(a) indicating that all Funding Conditions have been satisfied, the Indenture Trustee shall remit to the Issuer (or the Issuer’s designee) by the close of business on each Interim Payment Date or Payment Date occurring at any time when not all Outstanding Notes are in Full Amortization Periods, the amount of the aggregate Funding Amount to be funded on such Interim Payment Date or Payment Date, using (1) Servicing Spread Available Funds with respect to any MSR VFN allocated for such purpose pursuant to Section 4.5(a)(1)(viii) or Advance Reimbursement Available Funds with respect to any SPIA VFN allocated for such purposed pursuant to Section 4.5(a)(2)(iv), and (2) any amounts funded by the related VFN Noteholders in respect of such Funding Amount as described in Section 4.3(b).

(d)          This Section 4.3 does not relate to the MBS Advance VFN.  If there is a MBS Advance, the MBS Advance VFN may be drawn in accordance with the terms of the related Indenture Supplement.

(e)          To the extent the Issuance Date for any Series of Term Notes occurs on a Business Day other than a Payment Date or an Interim Payment Date, the Indenture Trustee shall pay the proceeds of any such issuance in accordance with the flows of funds provided to the Indenture

Trustee at the joint written direction of the Administrator and the Administrative Agent, with the consent of each VFN Noteholder, so long as the Administrator and the Administrative Agent confirm in such direction (x)  that the specified flow of funds is correct;  (y) whether there will be an Additional Note Payment made or deemed to have been made in connection with the issuance of such Series, and after giving effect to such payment, if any, the amount of VFN Principal Balance; and (z) that after giving effect to the payment of amounts in accordance with the specified flow of funds and the reduction of the VFN Principal Balance, if any, no Borrowing Base Deficiency will exist.  No consent or instruction of any Holder of any Series of Term Notes shall be required in connection with payment amounts in accordance such joint written direction for any Series of Term Notes.

Section 4.4.        Interim Payment Dates.

(a)          On each Interim Payment Date relating to an MSR VFN, the Indenture Trustee shall allocate and pay or deposit (as specified below) all Servicing Spread Available Funds held in the Servicing Spread Available Funds Subaccount of the Collection and Funding Account as set forth below, in the following order of priority and in the amounts set forth in the Interim Payment Date Report for such Interim Payment Date:

(i)         pro rata, to (A) to the extent required pursuant to the related Indenture Supplement, the Series Reserve Account for each Series of MSR VFN, the amount required to be deposited therein so that, after giving effect to such deposit, the amount standing to the credit of such Series Reserve Account shall be equal to the related Series Reserve Required Amount, (B) to the Expense Reserve Account, the amount required to be deposited therein so that, after giving effect to such deposit, the amount standing to the credit of the Expense Reserve Account shall be equal to the related Expense Reserve Required Amount and (C) to the Credit Manager Expense Reserve Account, the amount required to be deposited therein so that, after giving effect to such deposit, the amount standing to the credit of the Credit Manager Expense Reserve Account shall be equal to the related Credit Manager Expense Reserve Required Amount;

(ii)        to be retained in the Collection and Funding Account, the Required Available Funds allocable from Servicing Spread Available Funds;

(iii)      [reserved];

(iv)       at the direction of the Administrator, (A) to pay down the VFN Principal Balance of each Outstanding Class of MSR VFN pro rata, based on their respective Note Balances, to satisfy any related Borrowing Base Deficiency on an Interim Payment Date that is an Interim Borrowing Base Payment Date and/or such other amount as may be designated by the Administrator or (B) to reserve cash in the Collection and Funding Account;

(v)        any Net Excess Cash Amount to or at the written direction of PLS as holder of the Owner Trust Certificate, it being understood that no such Net Excess Cash Amounts may be paid to PLS under this clause (v) if, after the payment of such cash amounts, such payment would result in a Borrowing Base Deficiency; provided, that amounts due and owing to the Owner Trustee and not previously paid hereunder or under any other Transaction Document shall be paid prior to such payment; and

(b)          On each Interim Payment Date relating to an SPIA VFN, the Indenture Trustee shall allocate and pay or deposit (as specified below) all Advance Reimbursement Available Funds held in the Advance Reimbursement Available Funds Subaccount of the Collection and Funding Account as set forth below, in the following order of priority and in the amounts set forth in the Interim Payment Date Report for such Interim Payment Date:

(i)         to the extent required pursuant to the related Indenture Supplement, the Series Reserve Account for each Series of SPIA VFN, the amount required to be deposited therein so that, after giving effect to such deposit, the amount standing to the credit of such Series Reserve Account shall be equal to the related Series Reserve Required Amount,

(ii)        to be retained in the Collection and Funding Account, the Required Available Funds allocable from Advance Reimbursement Available Funds;

(iii)      [reserved];

(iv)       at the direction of the Administrator, to pay down the VFN Principal Balance of each Outstanding Class of SPIA VFNs pro rata, based on their respective Note Balances, to satisfy any related Borrowing Base Deficiency on an Interim Payment Date that is an Interim Borrowing Base Payment Date and/or such other amount as may be designated by the Administrator;

(v)        any Net Excess Cash Amount to or at the written direction of PLS as holder of the Owner Trust Certificate, it being understood that no such Net Excess Cash Amounts may be paid to PLS under this clause (v) if, after the payment of such cash amounts, such payment would result in a Borrowing Base Deficiency; provided, that amounts due and owing to the Owner Trustee and not previously paid hereunder or under any other Transaction Document shall be paid prior to such payment; and

(c)          To the extent provided in the related Indenture Supplement, during the Revolving Period, on each Interim Payment Date, with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld), the owner of the Owner Trust Certificate may make Additional Note Payments to a Noteholder of a Series or Class of VFNs.  Such Additional Note Payments shall be applied to pay down the VFN Principal Balance of each Outstanding Class of MSR VFNs or each Outstanding Class of SPIA VFNs as specified by the Administrator, in each case, pro rata, based on their respective Note Balances, such amount as may be designated by the Administrator.

Section 4.5.        Payment Dates.

(a)          On each Payment Date  (and,  with respect to MBS Advance Reimbursement Amounts, on the third Business Day of each week other than the week of a Payment Date or Interim Payment Date), the Indenture Trustee shall transfer all funds on deposit in the Collection and Funding Account (and, with respect to MBS Advance Reimbursement Amounts, all such amounts on deposit in the Advance Reimbursement Available Funds Subaccount) for such Payment Date

(or with respect to MBS Advance Reimbursement Amounts, such Business Day, as applicable) to the Note Payment Account.  On each Payment Date, the Paying Agent shall apply such Available Funds or Series Available Funds, as applicable, on deposit in the Note Payment Account in the following order of priority and in the amounts set forth in the Payment Date Report for such Payment Date:

(1)        Prior to commencement of the Full Amortization Period, the Servicing Spread Available Funds shall be allocated in the following order of priority:

(i)         to the Indenture Trustee (in all its capacities), the Indenture Trustee Fee, to the Owner Trustee, the Owner Trustee Fee and to the Credit Manager (to the extent not otherwise paid pursuant to the Credit Management Agreement), the Credit Manager Fee payable on such Payment Date, plus, (subject, in the case of expenses and indemnification amounts, to the applicable Expense Limit) all reasonable out-of-pocket expenses and indemnification amounts owed to the Indenture Trustee (in all capacities), the Credit Manager (such expenses of the Credit Manager subject to PLS’ prior approval as set forth in the Credit Management Agreement) and the Owner Trustee (in all capacities) on such Payment Date;

(ii)        to each Person (other than the Indenture Trustee, the Owner Trustee or the Credit Manager) entitled to receive Fees on such date (other than the Advance Verification Agent Fees), the Fees payable to any such Person with respect to the related Collection Period or Interest Accrual Period, plus (subject, in the case of expenses and indemnification amounts, to the applicable Expense Limit, and allocated pro rata, including amounts payable pursuant to Section 4.5(a)(2)(i),  based on the amounts due to each such Person) all reasonable out-of-pocket expenses and indemnification amounts owed for Administrative Expenses of the Issuer, pursuant to the Transaction Documents or owed or payable by the Indenture Trustee, in its capacity as such, to Ginnie Mae or any other Person pursuant to the Transaction Documents with respect to expenses, indemnification amounts, and other amounts to the extent such expenses, indemnification amounts and other amounts have been invoiced or noticed to the Administrator and the Indenture Trustee;

(iii)       to the Noteholders of each Series of Notes (other than any SPIA VFNs),  pro rata based on their respective interest entitlement amounts, the Interest Payment Amount (for all Series) and the Step-Up Fee (for all Series, if any) for the current Payment Date, for each such Class; provided that if the amount of Servicing Spread Available Funds on deposit in the Collection and Funding Account on such day is insufficient to pay all amounts in respect of any Class pursuant to this clause (iii), the Indenture Trustee shall withdraw from the Series Reserve Account for such Class an amount equal to the lesser of the amount then on deposit in such Series Reserve Account and the amount of such shortfall for disbursement to the Noteholders of such Class in reduction of such shortfall, with all such amounts paid to a Series under this clause (iii) allocated among the Classes of such Series as provided in the related Indenture Supplement;

(iv)       pro rata, to (A) the Series Reserve Account for each Series (other than any SPIA VFNs), any amount required to be deposited therein so that, after giving effect to such deposit, the amount on deposit in such Series Reserve Account on such day equals the related Series Reserve Required Amount, if applicable, (B) the Expense Reserve Account, any amount required to be deposited therein so that, after giving effect to such deposit, the amount on deposit in the Expense Reserve Account on such day equals the Expense Reserve Required Amount, and (C) the Credit Manager Expense Reserve Account, any amount required to be deposited therein so that, after giving effect to such deposit, the amount on deposit in the Credit Manager Expense Reserve Account on such day equals the Credit Manager Expense Reserve Required Amount;

(v)        to the Collection and Funding Account, any amount required to be deposited therein so that, after giving effect to such deposit, the amounts designated as “Advance Rate Reduction Event Reserve Amounts” on such Payment Date equal the Advance Rate Reduction Event Reserve Required Amount related to the Collateral for the Term Notes and the MSR VFNs, if applicable;

(vi)       the Early Amortization Event Payment Amount to be paid on such Payment Date on each Class of Outstanding Notes (other than any SPIA VFN) that is in its Early Amortization Period, if applicable;

(vii)      to the Noteholders of each Series of Term Notes, pro rata, the Scheduled Principal Payment Amount and the Early Termination Event Payment Amount for such Payment Date;

(viii)     to the extent necessary to avoid any related Borrowing Base Deficiency, at the direction of the Administrator, either (1) to pay down the respective VFN Principal Balances of each Outstanding Class of MSR VFNs,  until the earlier of the removal of any Borrowing Base Deficiency or reduction of all MSR VFN Series’ VFN Principal Balances to zero, paid pro rata among each MSR VFN Class based on their respective Note Balances, or (2) to reserve cash in the Collection and Funding Account;

(ix)       pro rata, based on their respective invoiced or reimbursable amounts and without regard to the applicable Expense Limit, (A) to the Indenture Trustee (in all its capacities), the Owner Trustee (in all capacities) and the Credit Manager for any amounts payable to the Indenture Trustee, the Owner Trustee and the Credit Manager pursuant to this Base Indenture, the Trust Agreement or the Credit Management Agreement, as applicable, to the extent not paid under clause (i) above, (B) to the MSR Valuation Agent for any amounts payable to the MSR Valuation Agent pursuant to this Base Indenture to the extent not paid under clause (ii) above, (C) to the Securities Intermediary for any indemnification amounts owed to the Securities Intermediary as described in Section 4.9; (D) all Administrative Expenses of the Issuer not paid under clause (ii) above; or (E) any other amounts payable pursuant to this Base Indenture or any other Transaction Document and not paid under clause (ii) above;

(x)        if and to the extent so directed in writing by the Administrator on behalf of the Issuer, to the Noteholders of each Class of VFNs (other than any SPIA VFNs), an amount to be applied to pay down the respective VFN Principal Balances equal to the lesser of (A) the amount specified by the Administrator and (B) the amount necessary to reduce the VFN Principal Balances to zero, paid pro rata among each VFN Class (other than any SPIA VFNs) based on their respective Note Balances; and

(xi)       any Net Excess Cash Amount to or at the direction of PLS as holder of the Owner Trust Certificate, to the extent that following any such payment, there would not be a Borrowing Base Deficiency (as calculated using clause (x) of such definition);  provided that amounts due and owing to the Owner Trustee and not previously paid hereunder or under any other Transaction Document shall be paid prior to such payment.

(2)        Prior to commencement of the Full Amortization Period, the Advance Reimbursement Available Funds shall be allocated in the following order of priority:

(i)         to the Advance Verification Agent, the Advance Verification Agent Fee payable on such Payment Date, plus, (subject, in the case of expenses and indemnification amounts, to the applicable Expense Limit, payable pro rata with amounts payable pursuant to Section 4.5(a)(1)(ii)) all reasonable out-of-pocket expenses and indemnification amounts owed to the Advance Verification Agent;

(ii)        to the Noteholders of each Series of SPIA VFNs, pro rata based on their respective interest entitlement amounts, the Interest Payment Amount (for all such Series) for the current Payment Date, for each such Class; provided that if the amount of Advance Reimbursement Available Funds on deposit in the Collection and Funding Account on such day is insufficient to pay all amounts in respect of any Class pursuant to this clause (iii), the Indenture Trustee shall withdraw from the Series Reserve Account for such Class an amount equal to the lesser of the amount then on deposit in such Series Reserve Account and the amount of such shortfall for disbursement to the Noteholders of such Class in reduction of such shortfall, with all such amounts paid to a Series under this clause (iii) allocated among the Classes of such Series as provided in the related Indenture Supplement;

(iii)       to the Series Reserve Account for each Series of SPIA VFNs, any amount required to be deposited therein so that, after giving effect to such deposit, the amount on deposit in such Series Reserve Account on such day equals the related Series Reserve Required Amount, if applicable;

(iv)       to the extent necessary to avoid any related Borrowing Base Deficiency, at the direction of the Administrator, to pay down the respective VFN Principal Balances of each Outstanding Class of SPIA VFNs, until the earlier of the removal of any Borrowing Base Deficiency or reduction of all SPIA VFN Series’ VFN Principal Balances to zero, paid pro rata among each SPIA VFN Class based on their respective Note Balances;

(v)        to each SPIA VFN Class, the amount necessary to reduce the VFN Principal Balances to zero, paid pro rata among each SPIA VFN Class based on their respective Note Balances after netting out any amounts that will be used to with respect to fund such SPIA VFN pursuant to Section 4.3 on such Payment Date; and

(vi)       any Net Excess Cash Amount to or at the direction of PLS as holder of the Owner Trust Certificate, to the extent that following any such payment, there would not be a Borrowing Base Deficiency (as calculated using clause (y) of such definition);  provided that amounts due and owing to the Advance Verification Agent and not previously paid hereunder or under any other Transaction Document shall be paid prior to such payment.

(3)        On and after the commencement of the Full Amortization Period, all Available Funds for each Series shall be allocated in the following order of priority:

(i)         to the Indenture Trustee (in all its capacities), the Indenture Trustee Fee, to the Owner Trustee, the Owner Trustee Fee, to the Credit Manager (to the extent not otherwise paid pursuant to the Credit Management Agreement), the Credit Manager Fee payable on such Payment Date , plus (without regard, in the case of expenses and indemnification amounts, to the applicable Expense Limit) all reasonable out-of-pocket expenses and indemnification amounts owed to the Indenture Trustee (in all capacities), the Owner Trustee (in all capacities) and the Credit Manager  on such Payment Date, with respect to expenses and indemnification amounts to the extent such expenses and indemnification amounts have been invoiced or noticed to the Administrator; provided that if the amount of Available Funds is not sufficient to pay the full amounts owed to the Indenture Trustee and the Credit Manager pursuant to this clause (i), (A) the Indenture Trustee shall withdraw from the Expense Reserve Account an amount equal to the lesser of the amount then on deposit in the Expense Reserve Account and the amount of such shortfall for disbursement to the Indenture Trustee in reduction of such shortfall, and (B) the Indenture Trustee shall withdraw from the Credit Manager Expense Reserve Account an amount equal to the lesser of the amount then on deposit in the Credit Manager Expense Reserve Account and the amount of such shortfall for disbursement to the Credit Manager in reduction of such shortfall;

(ii)        to each Person (other than the Indenture Trustee, the Owner Trustee or the Credit Manager) entitled to receive Fees on such date, the Fees payable to any such Person with respect to the related Collection Period or Interest

Accrual Period, as applicable, plus (subject, in the case of expenses and indemnification amounts, to the applicable Expense Limit and allocated pro rata based on the amounts due to each such Person) all reasonable out-of-pocket expenses and indemnification amounts owed for Administrative Expenses of the Issuer with respect to expenses, indemnification amounts and other amounts to the extent such expenses, indemnification amounts and other amounts have been invoiced or noticed to the Administrator and the Indenture Trustee;

(iii)       if an MBS Advance VFN has a positive VFN Principal Balance, all remaining Available Funds shall be allocated in the following order of priority:

(A)    to the Noteholders of such MBS Advance VFNs, pro rata, based on their respective interest entitlement amounts, (a) the related Cumulative Interest Shortfall Amounts attributable to unpaid Interest Amounts from prior Payment Dates, until such Cumulative Interest Shortfall Amounts have been reduced to zero, and (b) the Interest Amount for the current Payment Date, for each Class of MBS Advance VFNs, until such Interest Amount has been paid in full; and

(B)     to pay down the respective VFN Principal Balances of each Outstanding Class of MBS Advance VFNs, until such VFN Principal Balances have been reduced to zero.

(iv)       thereafter, the Series Available Funds for each Series (other than any MBS Advance VFN) shall be allocated in the following order of priority (or in such other order of priority as specified in the related Indenture Supplement):

(A)    to pay any costs, reasonable out-of-pocket expenses and indemnification amounts owed with respect to any Hedging Instruments for such Series;

(B)     to the Noteholders of the related Series of Notes, (a) the related Cumulative Interest Shortfall Amounts attributable to unpaid Interest Amounts (for all Series) from prior Payment Dates, and (b) the Interest Amounts (for all Series) for the current Payment Date, for each such Class; provided that if the amount of related Series Available Funds is insufficient for any Class pursuant to this clause (iv)(B), the Indenture Trustee shall withdraw from the Series Reserve Account for such Class an amount equal to the lesser of the amount then on deposit in such Series Reserve Account and the amount of such shortfall for disbursement to the Noteholders of such Class in reduction of such shortfall, with all such amounts paid to a Series under this clause (iv)(B) allocated among the Classes of such Series as provided in the related Indenture Supplement;

(C)     to the Noteholders of the related Series of Notes, remaining Series Available Funds up to the aggregate unpaid Note Balances to reduce Note Balances in the order specified in the related Indenture Supplement, until all such Note Balances have been reduced to zero;

(D)    to the Noteholders of the related Series of Notes, remaining Series Available Funds up to the Default Supplemental Fee (for all Series) and the Step-Up Fee (for all Series, if any) for the current Payment Date and related shortfalls, for each such Class in the order specified in the related Indenture Supplement; and

(E)     to be allocated to other Series to run steps (B) through (D) above for such other Series, to the extent the Series Available Funds for such other Series were insufficient to make such payments, allocated among such other Series pro rata based on the amounts of their respective shortfalls;

(v)        out of all remaining Series Available Funds for all Series, pro rata, based on their respective invoiced or reimbursable amounts and without regard to the applicable Expense Limit, (A) to the MSR Valuation Agent for any amounts payable to the MSR Valuation Agent pursuant to this Base Indenture to the extent not paid under clause (ii) above, (B) to the Advance Verification Agent for any amounts payable to the Advance Verification Agent pursuant to this Base Indenture to the extent not paid under clause (ii) above, (C) to the Securities Intermediary for any indemnification amounts owed to the Securities Intermediary as described in Section 4.9, and (D) all Administrative Expenses of the Issuer not paid under clause (ii) above; provided that if the amount of related Series Available Funds is not sufficient to pay the full amounts owed to the MSR Valuation Agent or Advance Verification Agent pursuant to subclause (A) or (B), respectively, of this clause (v), the Indenture Trustee shall withdraw from the Expense Reserve Account an amount equal to the lesser of the amount then on deposit in the Expense Reserve Account and the amount of such shortfall for disbursement to the MSR Valuation Agent and the Advance Verification Agent in reduction of such shortfall;

(vi)       out of all remaining Series Available Funds for all Series, to pay any other amounts required to be paid before Net Excess Cash Amounts pursuant to one or more Indenture Supplements; and

(vii)      out of all remaining Series Available Funds for all Series, any Net Excess Cash Amount to or at the written direction of PLS as holder of the Owner Trust Certificate.

The amounts payable under clause (i) or (ii) of Section 4.5(a)(3) above shall be paid out of each Series’ Series Available Funds based on such Series’ Series Allocation Percentage of such amounts payable on such Payment Date.  If, on any Payment Date, the Series Available Funds for any Series is less than the amount payable under clauses (i) and (ii) above out of such Series’ Series Available Funds (any such difference, a “Shortfall Amount”), the amount of such Shortfall Amount shall be paid out of the Series Available

Funds for each Series that does not have a Shortfall Amount, in each case, based on such Series’ relative Series Invested Amount.

(b)          On each Payment Date, the Indenture Trustee shall instruct the Paying Agent to pay to, or as directed by, each Noteholder of record on the related Record Date the amount to be paid to such Noteholder in respect of the related Note on such Payment Date by wire transfer if appropriate instructions are provided to the Indenture Trustee in writing no later than five (5) Business Days prior to the related Record Date, or, if a wire transfer cannot be effected, by check delivered to each Noteholder of record on the related Record Date at the address listed on the records of the Note Registrar.

(c)          Notwithstanding anything to the contrary in this Base Indenture, the Indenture Supplement providing for the issuance of any Series of Notes within which there are one or more Classes of Notes may specify the allocation of payments among such Classes payable pursuant to Section 4.5 hereof, providing for the subordination of such payments on the subordinated Series or Class, and any such provision in such an Indenture Supplement shall have the same effect as if set forth in this Base Indenture and any related Indenture Supplement, all to the extent an Issuer Tax Opinion is delivered as to such Series at its issuance.

(d)          On each Payment Date, the Indenture Trustee shall make available, in the same manner as described in Section 3.5, a report stating all amounts paid to the Indenture Trustee (in all its capacities) or Citibank, N.A. (in all its capacities) pursuant to this Section 4.5 on such Payment Date.

(e)          To the extent provided in the related Indenture Supplement, during the Revolving Period, on any Business Day, and with the prior written consent of the Administrative Agent, the owner of the Owner Trust Certificate may make Additional Note Payments to a Noteholder of a Series or Class of VFNs.  Such Additional Note Payments shall be applied to pay down the VFN Principal Balance of each Outstanding Class of MSR VFNs or each Class of SPIA VFNs, as specified by the Administrator, in each case, pro rata, based on their respective Note Balances, such amount as may be designated by the Administrator.

Section 4.6.       Series Reserve Account; Expense Reserve Account; Credit Manager Expense Reserve Account.

(a)          Series Reserve Account.

(i)         Pursuant to Section 4.1, the Indenture Trustee shall establish and maintain a Series Reserve Account or Trust Accounts for each Series, each of which shall be an Eligible Account, for the benefit of the Secured Parties of such Series.  If any such account loses its status as an Eligible Account, the funds in such account shall be moved to an account that qualifies as an Eligible Account within thirty (30) days.  On or prior to the Issuance Date for each Series, the Issuer shall cause an amount equal to the related Series Reserve Required Amount(s), if applicable, to be deposited into the related Series Reserve Account(s).  Thereafter, on each Payment Date and Interim Payment Date, the Indenture Trustee shall withdraw the Servicing Spread Available Funds or Advance Reimbursement Available Funds, as applicable, from the Note Payment Account and deposit them into each such related Series Reserve Account pursuant to, and to the extent required by, Section 4.5(a) and the related Indenture Supplement.

(ii)       On each Payment Date, an amount equal to the aggregate of amounts described in clauses (i),  (ii) and (iii) of Section 4.5(a)(1),  clauses (i) and (ii) of Section 4.5(a)(2) or clauses (i),  (ii) and (iii)(A) through (B) of Section 4.5(a)(2) allocable to the related Series, as appropriate, and which is not payable out of the related Available Funds or the related Series Available Funds, as applicable, due to an insufficiency of such Available Funds or Series Available Funds, as applicable, shall be withdrawn from (x) the related Series Reserve Account (other than any Series Reserve Account related to a SPIA VFN) by the Indenture Trustee and remitted to the Note Payment Account for payment in respect of the related Class' allocable share of such items as described in Section 4.5(a)(1), (y) the related Series Reserve Account related to a SPIA VFN by the Indenture Trustee and remitted to the Note Payment Account for payment in respect of the related Class' allocable share of such items as described in Section 4.5(a)(2) or (z) the related Indenture Supplement.  On any Payment Date on which amounts are withdrawn from such Series Reserve Account pursuant to Section 4.5(a)(1) or Section 4.5(a)(2), no funds shall be withdrawn from the Collection and Funding Account (or from the Note Payment Account for deposit into the Collection and Funding Account) to pay Funding Amounts or amounts to the Issuer pursuant to Section 4.3 with respect to any MSR VFN or any SPIA VFN, respectively, if, after giving effect to the withdrawals described in the preceding sentences, the amount then standing to the credit of the related Series Reserve Account is less than the related Series Reserve Required Amount, if applicable.  All Collections received in the Collection and Funding Account shall be deposited into the related Series Reserve Accounts until the amount on deposit in each Series Reserve Account equals the related Series Reserve Required Amount, if applicable, as described in Section 4.5 and the related Indenture Supplement.  For purposes of the foregoing, the portion of any such fees and expenses payable under Section 4.5(a)(1)(i) or (ii) shall equal the related Series Allocation Percentage of the amounts payable under such clause.

(iii)      If on any Payment Date the amount on deposit in a Series Reserve Account is equal to or greater than the aggregate Note Balance for the related Series (after payment on such Payment Date of the amounts described in Section 4.5) the Indenture Trustee will withdraw from such Series Reserve Account the aggregate Note Balance for such Series and remit it to the Noteholders of the Notes of such Series in reduction of the aggregate Note Balance for all Classes of Notes of such Series that are Outstanding.  On the Stated Maturity Date for the latest maturing Class in a Series, the balance on deposit in the related Series Reserve Account shall be applied as a principal payment on the Notes of that Series to the extent necessary to reduce the aggregate Note Balance for that Series to zero.  On any Payment Date after payment of principal on the Notes and when no Event of Default has occurred, the Indenture Trustee shall withdraw from each Series Reserve Account the amount by which the balance of the Series Reserve Account exceeds the related Series Reserve Required Amount, if applicable, and pay such amount to PLS as holder of the Owner Trust Certificate.

(iv)       Amounts held in a Series Reserve Account shall be invested in Permitted Investments to the extent the Administrator provides written direction to the Indenture

Trustee, as provided in Section 4.1;  provided,  however, if no such direction is provided, all amounts shall remain uninvested.

(v)        On any Payment Date, after payment of all amounts pursuant to Section 4.5(a), during the Full Amortization Period, the Indenture Trustee shall withdraw from each Series Reserve Account the amount by which the amount standing to the credit of such Series Reserve Account exceeds the related Series Reserve Required Amount, if applicable, and shall apply such excess to reduce the Note Balances of the Notes of the related Series, pursuant to Section 4.5.  Such principal payment shall be made in accordance with the terms and provisions of the related Indenture Supplement.  On any Payment Date following the payment in full of all principal payable in respect of the related Series or Class of Notes, the Indenture Trustee shall withdraw any remaining amounts from the related Series Reserve Account and distribute it to PLS as holder of the Owner Trust Certificate.  Amounts paid to PLS or its designee pursuant to the preceding sentence shall be released from the Security Interest.

(vi)       If on any Funding Date, the amount on deposit in one or more Series Reserve Accounts is less than the related Series Reserve Required Amounts, if applicable, then the Administrator may direct the Indenture Trustee to transfer from the Collection and Funding Account to such Series Reserve Accounts an amount equal to the amount by which the respective Series Reserve Required Amounts, if applicable, exceed the respective amounts then on deposit in the related Series Reserve Accounts.

(vii)     Any funds on deposit in any Series Reserve Account are to be applied to make any required payments in respect of the related Series or Class of Notes only, and no other Series or Class of Notes shall have any interest or claim against such amounts on deposit.  Notwithstanding the foregoing, if any Series or Class of Notes is deemed to have an interest or claim on the funds on deposit in the Series Reserve Account established for another Series, it shall not receive any amounts on deposit in such Series Reserve Account unless and until the Series or Class of Notes related to such Series Reserve Account are paid in full and are no longer Outstanding.  The provisions of this Section 4.6(a)(vii) constitute a “subordination agreement” for purposes of Section 510(a) of the Bankruptcy Code.

(b)          Expense Reserve Account.

(i)         Pursuant to Section 4.1, the Indenture Trustee shall establish and maintain an Expense Reserve Account, which shall be an Eligible Account, for the benefit of the Indenture Trustee and the MSR Valuation Agent.  If any such account loses its status as an Eligible Account, the funds in such account shall be moved to an account that qualifies as an Eligible Account within thirty (30) days.  On each Payment Date and Interim Payment Date, the Indenture Trustee shall withdraw Servicing Spread Available Funds (and during the Full Amortization Period, all Available Funds) from the Note Payment Account and deposit them into the Expense Reserve Account pursuant to, and to the extent required by Section 4.5(a).

(ii)       On each Payment Date, an amount equal to the aggregate of amounts described in clause (i) of Section 4.5(a)(2) which is not payable out of Series Available Funds due to an insufficiency of Series Available Funds shall be withdrawn from the Expense Reserve Account by the Indenture Trustee and remitted to the Note Payment Account for payment in respect of the related Class’ allocable share of such items as described in Section 4.5(a).  On any Payment Date on which amounts are withdrawn from the Expense Reserve Account pursuant to Section 4.5(a), no funds shall be withdrawn from the Collection and Funding Account (or from the Note Payment Account for deposit into the Collection and Funding Account) to pay Funding Amounts with respect to the MSR VFN or amounts to the Issuer pursuant to Section 4.3 if, after giving effect to the withdrawals described in the preceding sentences, the amount then standing to the credit of the Expense Reserve Account is less than the Expense Reserve Required Amount.  All Collections received in the Collection and Funding Account related to Servicing Spread Available Funds (and during the Full Amortization Period, all Available Funds) shall be deposited into the Expense Reserve Account until the amount on deposit in the Expense Reserve Account equals the Expense Reserve Required Amount, as described in Section 4.5.

(iii)      Amounts held in the Expense Reserve Account shall be invested in Permitted Investments at the direction of the Administrator as provided in Section 4.1.

(iv)       On any Payment Date, after payment of all amounts pursuant to Section 4.5(a), during the Full Amortization Period, the Indenture Trustee shall withdraw from the Expense Reserve Account the amount by which the amount standing to the credit of the Expense Reserve Account exceeds the Expense Reserve Required Amount, if applicable, and shall apply such excess to reduce the Note Balances of the Notes of all Series, pursuant to Section 4.5. Such principal payment shall be made in accordance with the terms and provisions of the related Indenture Supplement. On any Payment Date following the payment in full of all principal payable in respect of all Series or Classes of Notes and the payment in full of all amounts payable to the Indenture Trustee and the MSR Valuation Agent, the Indenture Trustee shall withdraw any remaining amounts from the Expense Reserve Account and distribute it to PLS as holder of the Owner Trust Certificate. Amounts paid to PLS or its designee pursuant to the preceding sentence shall be released from the Security Interest.

(v)        If on any Funding Date, the amount on deposit in the Expense Reserve Accounts is less than the Expense Reserve Required Amount, if applicable, then the Administrator may direct the Indenture Trustee to transfer from the Collection and Funding Account to the Expense Reserve Account from Servicing Spread Available Funds (and during the Full Amortization Period, all Available Funds) on deposit therein, an amount equal to the amount by which the Expense Reserve Required Amount exceeds the amounts then on deposit in the Expense Reserve Account.

(c)          Credit Manager Expense Reserve Account.

(i)         Pursuant to Section 4.1, the Indenture Trustee shall establish and maintain a Credit Manager Expense Reserve Account, which shall be an Eligible Account in the name of the Indenture Trustee, for the benefit of the Credit Manager for payment of amounts due the Credit Manager on any Payment Date.  It is the intent of the parties that the Credit Manager Expense Reserve Account be an account of the Indenture Trustee, and not an account of the Issuer. Nonetheless, to the extent that the Issuer has any rights in the Credit Manager Expense Reserve Account, the Issuer hereby grants to the Indenture Trustee for the benefit of the Credit Manager, to secure the payment of all amounts owning to the Credit Manager pursuant to this Indenture, a security interest in all of its right, title, and interest, if any, whether now owned or hereafter acquired, in, to, and under, the Credit Manager Expense Reserve Account, all money and other property held therein, and all proceeds thereof.  If any such account loses its status as an Eligible Account, the funds in such account shall be moved to an account that qualifies as an Eligible Account within thirty (30) days.  Thereafter, on each Payment Date and Interim Payment Date, the Indenture Trustee shall withdraw Servicing Spread Available Funds (and during the Full Amortization Period, all Available Funds) from the Note Payment Account and deposit them into the Credit Manager Expense Reserve Account pursuant to, and to the extent required by Section 4.5(a).

(ii)       On each Payment Date, an amount equal to the aggregate of amounts described in clause (i) of Section 4.5(a)(2) which is not payable out of Series Available Funds due to an insufficiency of Series Available Funds shall be withdrawn from the Credit Manager Expense Reserve Account by the Indenture Trustee and remitted to the Note Payment Account for payment in respect of the related Class’ allocable share of such items as described in Section 4.5(a).  On any Payment Date on which amounts are withdrawn from the Credit Manager Expense Reserve Account pursuant to Section 4.5(a), no funds shall be withdrawn from the Collection and Funding Account (or from the Note Payment Account for deposit into the Collection and Funding Account) to pay Funding Amounts with respect to any MSR VFN or amounts to the Issuer pursuant to Section 4.3 if, after giving effect to the withdrawals described in the preceding sentences, the amount then standing to the credit of the Credit Manager Expense Reserve Account is less than the Credit Manager Expense Reserve Required Amount.  All Collections received in the Collection and Funding Account related to Servicing Spread Available Funds (and during the Full Amortization Period, all Available Funds) shall be deposited into the Credit Manager Expense Reserve Account until the amount on deposit in the Expense Reserve Account equals the Credit Manager Expense Reserve Required Amount, as described in Section 4.5.

(iii)      Amounts held in the Credit Manager Expense Reserve Account shall be invested in Permitted Investments at the direction of the Administrator as provided in Section 4.1.

(iv)       Subject to Section 4.6(c)(v) hereof, on any Payment Date following the payment in full of all principal payable in respect of all Series or Classes of Notes and the payment in full of all amounts payable to the Credit Manager, the Indenture Trustee shall withdraw any remaining amounts from the Credit Manager Expense Reserve Account and distribute and allocate them to the Issuer in accordance with the terms hereof . Amounts paid to the Issuer or its designee pursuant to the preceding sentence shall be released from the Security Interest.

(v)         Notwithstanding anything herein to the contrary, in the event of the occurrence of any action by Ginnie Mae pursuant to Section 8 of the Acknowledgment Agreement to terminate and extinguish any rights of PLS as servicer, the Indenture Trustee shall continue to maintain the Credit Manager Expense Reserve Account for the benefit of the Credit Manager for three (3) years following payment in full of all Outstanding Notes, to the extent this Base Indenture has not been satisfied and discharged; provided, that if amounts have been withdrawn from the Credit Manager Expense Reserve Account during such three (3) year-period, or the Credit Manager shall have received written notice of a claim arising in connection with its performance or obligations under this Base Indenture and the other Transaction Documents, then the Credit Manager Expense Reserve Account shall continue to be maintained for five (5) years following payment in full of all Outstanding Notes, to the extent this Base Indenture has not been satisfied and discharged.

(vi)       If on any Funding Date, the amount on deposit in the Credit Manager Expense Reserve Accounts is less than the Credit Manager Expense Reserve Required Amount, if applicable, then the Administrator may direct the Indenture Trustee to transfer from the Collection and Funding Account to the Credit Manager Expense Reserve Account from Servicing Spread Available Funds (and during the Full Amortization Period, all Available Funds) on deposit therein, an amount equal to the amount by which the Credit Manager Expense Reserve Required Amount exceeds the amounts then on deposit in the Credit Manager Expense Reserve Account.

Section 4.7.        Collection and Funding Account.

Pursuant to Section 4.1, the Indenture Trustee shall establish and maintain the Collection and Funding Account, which shall be an Eligible Account, for the benefit of the Secured Parties.  If any such account loses its status as an Eligible Account, the funds in such account shall be moved to an account that qualifies as an Eligible Account within thirty (30) days.  The Indenture Trustee shall deposit and withdraw Available Funds from the Collection and Funding Account pursuant to, and to the extent required by Section 4.5.  The Indenture Trustee shall hold the portion of Available Funds that constitute Advance Reimbursement Available Funds in a subaccount of the Collection and Funding Account (the “Advance Reimbursement Available Funds Subaccount”). The Indenture Trustee shall hold that portion of Available Funds that constitute Servicing Spread Available Funds in a subaccount of the Collection and Funding Account (the “Servicing Spread Available Funds Subaccount”).

Amounts held in the Collection and Funding Account shall be invested in Permitted Investments at the written direction of the Administrator as provided in Section 4.1;  provided,  however, if no such direction is provided, all amounts shall remain uninvested.

Section 4.8.        Note Payment Account.

(a)          Pursuant to Section 4.1, the Indenture Trustee shall establish and maintain the Note Payment Account, which shall be an Eligible Account, for the benefit of the Secured Parties.  If the Note Payment Account loses its status as an Eligible Account, the funds in such account shall be moved to an account that qualifies as an Eligible Account within thirty (30) days.  The Note Payment Account shall be funded to the extent that (i) the Issuer shall remit to the Indenture

Trustee the Redemption Amount for a Class of Notes pursuant to Section 13.1, (ii) the Indenture Trustee shall remit thereto any Available Funds from the Collection and Funding Account pursuant to Section 4.2(b), (iii) the Indenture Trustee shall transfer amounts from an applicable Series Reserve Account pursuant to, and to the extent required by, Section 4.6, and (iv) the Indenture Trustee shall transfer amounts from the Expense Reserve Account pursuant to, and to the extent required by, Section 4.6.

(b)          On each Payment Date, an amount equal to the aggregate of amounts described in Section 4.5(a) shall be withdrawn from the Note Payment Account by the Indenture Trustee and remitted to the Noteholders and other Persons or accounts described therein for payment as described in that Section, and upon payments of all sums payable hereunder as described in Section 4.5(a), as applicable, any remaining amounts then on deposit in the Note Payment Account shall be released from the Security Interest and paid to PLS or its designee unless it would cause a Borrowing Base Deficiency.

(c)          Amounts held in the Note Payment Account may be invested in Permitted Investments at the direction of the Administrator as provided in Section 4.1.

Section 4.9.        Securities Accounts.

(a)          Securities Intermediary.  The Issuer and the Indenture Trustee hereby appoint Citibank, as Securities Intermediary with respect to the Trust Accounts.  The Security Entitlements and all Financial Assets credited to the Trust Accounts, including without limitation all amounts, securities, investments, Financial Assets, investment property and other property from time to time deposited in or credited to such account and all proceeds thereof, held from time to time in the Trust Accounts will continue to be held by the Securities Intermediary for the Indenture Trustee for the benefit of the Secured Parties.  Upon the termination of this Base Indenture, the Indenture Trustee shall inform the Securities Intermediary of such termination.  By acceptance of their Notes or interests therein, the Noteholders and all beneficial owners of Notes shall be deemed to have appointed Citibank, as Securities Intermediary.  Citibank hereby accepts such appointment as Securities Intermediary.

(i)         With respect to any portion of the Trust Estate that is credited to the Trust Accounts, the Securities Intermediary agrees that:

(A)       with respect to any portion of the Trust Estate that is held in deposit accounts, each such deposit account shall be subject to the security interest granted pursuant to this Base Indenture, and the Securities Intermediary shall comply with instructions originated by the Indenture Trustee directing dispositions of funds in the deposit accounts without further consent of the Issuer and otherwise shall be subject to the exclusive custody and control of the Securities Intermediary, and the Securities Intermediary shall have sole signature authority with respect thereto;

(B)       any and all property credited to the Trust Accounts shall be treated by the Securities Intermediary as Financial Assets;

(C)       any portion of the Trust Estate that is, or is treated as, a Financial Asset shall be physically delivered (accompanied by any required endorsements) to, or credited to an account in the name of, the Securities Intermediary or other eligible institution maintaining any Trust Account in accordance with the Securities Intermediary’s customary procedures such that the Securities Intermediary or such other institution establishes a Security Entitlement in favor of the Indenture Trustee with respect thereto over which the Securities Intermediary or such other institution has “control” (as defined in the UCC); and

(D)       it will use reasonable efforts to promptly notify the Indenture Trustee and the Issuer if any other Person claims that it has a property interest in a Financial Asset in any Trust Account and that it is a violation of that Person’s rights for anyone else to hold, transfer or deal with such Financial Asset.

(ii)        The Securities Intermediary hereby confirms that (A) each Trust Account is an account to which Financial Assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Base Indenture treat the Indenture Trustee as entitled to exercise the rights that comprise any Financial Asset credited to any Trust Account, (B) any portion of the Trust Estate in respect of any Trust Account will be promptly credited by the Securities Intermediary to such account, and (C) all securities or other property underlying any Financial Assets credited to any Trust Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary, and in no case will any Financial Asset credited to any Trust Account be registered in the name of the Issuer or the Administrator, payable to the order of the Issuer or the Administrator or specially endorsed to any of such Persons.

(iii)      If at any time the Securities Intermediary shall receive an Entitlement Order from the Indenture Trustee directing transfer or redemption of any Financial Asset relating to any Trust Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Issuer or the Administrator or any other Person.  If at any time the Indenture Trustee notifies the Securities Intermediary in writing that this Base Indenture has been discharged in accordance herewith, then thereafter if the Securities Intermediary shall receive any order from the Issuer directing transfer or redemption of any Financial Asset relating to any Trust Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Indenture Trustee or any other Person.

(iv)       In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in any Trust Account or any Financial Asset or Security Entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Indenture Trustee.  The Financial Assets and Security Entitlements credited to the Trust Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Indenture Trustee in the case of the Trust Accounts.

(v)        There are no other agreements entered into between the Securities Intermediary in such capacity, and the Securities Intermediary agrees that it will not enter into any agreement with, the Issuer, the Administrator, or any other Person (other than the Indenture Trustee) with respect to any Trust Account.  In the event of any conflict between this Base Indenture (or any provision of this Base Indenture) and any other agreement now existing or hereafter entered into, the terms of this Base Indenture shall prevail.

(vi)       The rights and powers granted herein to the Indenture Trustee have been granted in order to perfect its interest in the Trust Accounts and the Security Entitlements to the Financial Assets credited thereto, and are powers coupled with an interest and will not be affected by the bankruptcy of the Issuer, the Administrator or PLS nor by the lapse of time.  The obligations of the Securities Intermediary hereunder shall continue in effect until the interest of the Indenture Trustee in the Trust Accounts and in such Security Entitlements, has been terminated pursuant to the terms of this Base Indenture and the Indenture Trustee has notified the Securities Intermediary of such termination in writing.

(b)          Definitions; Choice of Law.  Capitalized terms used in this Section 4.9 and not defined herein shall have the meanings assigned to such terms in the New York UCC.  For purposes of Section 8‑110(e) of the New York UCC, the “securities intermediary’s jurisdiction” shall be the State of New York.  The Securities Intermediary, the Administrator and the Issuer agree that they will not change the applicable law in force with respect to issues referred to in Article 2(1) of the Hague Securities Convention to a state other than the State of New York.

(c)          Limitation on Liability.  None of the Securities Intermediary or any director, officer, employee or agent of the Securities Intermediary shall be under any liability to the Indenture Trustee or the Noteholders for any action taken, or not taken, in good faith pursuant to this Base Indenture, or for errors in judgment; provided,  however, that this provision shall not protect the Securities Intermediary against any liability to the Indenture Trustee or the Noteholders which would otherwise be imposed by reason of the Securities Intermediary’s willful misconduct, bad faith or negligence in the performance of its obligations or duties hereunder.  The Securities Intermediary and any director, officer, employee or agent of the Securities Intermediary may rely in good faith on any document of any kind which, on its face, is properly executed and submitted by any Person respecting any matters arising hereunder.  The Securities Intermediary shall be under no duty to inquire into or investigate the validity, accuracy or content of such document.

(d)          Representations, Warranties and Covenants of the Securities Intermediary.  The Securities Intermediary represents and warrants that, as of the date hereof, the Securities Intermediary has a physical office in the United States and is engaged in a business or other regular activity of maintaining securities accounts.  The Securities Intermediary agrees that, at all times while this Indenture is in effect, it shall maintain a physical office in the United States that satisfies the criteria set forth in Article 4(1)(a) or (b) of the Hague Securities Convention.

Section 4.10.      Notice of Adverse Claims.

Except for the claims and interests of the Secured Parties in the Trust Accounts, the Securities Intermediary has no actual knowledge of any claim to, or interest in, any Trust Account or in any financial asset credited thereto.  If any Person asserts any Adverse Claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Trust Account or in any financial asset carried therein of which a Responsible Officer of the Securities Intermediary has actual knowledge, the Securities Intermediary will promptly notify the Noteholders, the Indenture Trustee and the Issuer thereof.

Section 4.11.      No Gross Up.

No Person, including the Issuer, shall be obligated to pay any additional amounts to the Noteholders or Note Owners as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges.

Section 4.12.    Advance Rate Reduction Event Trigger Period, Early Amortization Period, Early Termination Event Period and Full Amortization Period.

Upon the occurrence of an Advance Rate Reduction Event, the Advance Rate Reduction Event Trigger Period for all Outstanding Notes shall commence without further action on the part of any Person, unless, together, the Majority Noteholders of all Outstanding Notes that are not Variable Funding Notes and the Majority Noteholders for each Series of Variable Funding Notes that are Outstanding, plus the Administrative Agent, notify the Indenture Trustee, Ginnie Mae and the Credit Manager that either (i) they have waived the occurrence of such Advance Rate Reduction Event or (ii) they have acknowledged that the Advance Rate Reduction Event has been cured and consented to the termination of the Advance Rate Reduction Event Trigger Period for each Outstanding Series that is still in its Revolving Period. Upon the commencement of the Advance Rate Reduction Event Trigger Period, the Indenture Trustee shall cause Advance Rate Reduction Event Reserve Amounts to be remitted to the Note Payment Account and included as Servicing Spread Available Funds for payment in respect of the related Class’ allocable share of such items as described in Section 4.5(a).

Upon the occurrence of an Early Amortization Event, the Revolving Period for all Classes and Series of the Notes shall automatically terminate and the Early Amortization Period for all Outstanding Notes shall commence without further action on the part of any Person, unless, together, the Majority Noteholders of all Outstanding Notes that are not Variable Funding Notes and the Majority Noteholders for each Series of Variable Funding Notes that are Outstanding, plus the Administrative Agent, notify the Indenture Trustee, Ginnie Mae and the Credit Manager that either (i) they have waived the occurrence of such Early Amortization Event and consent to the continuation of the Revolving Period for each Outstanding Series that is still in its Revolving Period or (ii) they acknowledge that the Early Amortization Event has been cured and consent to the continuation of the Revolving Period for each Outstanding Series that is still in its Revolving Period.

Upon the occurrence of an Early Termination Event, the Revolving Period for all Classes and Series of the Notes shall automatically terminate and the Early Termination Event Period for all Outstanding Notes shall commence without further action on the part of any Person, unless, together, the Majority Noteholders of all Outstanding Notes that are not Variable Funding Notes and the Majority Noteholders for each Series of Variable Funding Notes that are Outstanding, plus the Administrative Agent, notify the Indenture Trustee, Ginnie Mae and the Credit Manager that either (i) they have waived the occurrence of such Early Termination Event and consent to the continuation of the Revolving Period for each Outstanding Series that is still in its Revolving Period or (ii) they acknowledge that the Early Termination Event has been cured and consent to the continuation of the Revolving Period for each Outstanding Series that is still in its Revolving Period.

Upon the occurrence of an Event of Default, the Revolving Period for all Classes and Series of the Notes shall automatically terminate and the Full Amortization Period for all Outstanding Notes shall commence without further action on the part of any Person, unless, together, the Majority Noteholders of all Outstanding Notes that are not Variable Funding Notes and the Majority Noteholders for each Series of Variable Funding Notes that are Outstanding, plus the Administrative Agent, notify the Indenture Trustee, Ginnie Mae and the Credit Manager that either (i) they have waived the occurrence of such Event of Default and consent to the continuation of the Revolving Period for each Outstanding Series that is still in its Revolving Period or (ii) they acknowledge that the Event of Default has been cured and consent to the continuation of the Revolving Period for each Outstanding Series that is still in its Revolving Period.

The obligation of the Issuer to pay or reserve any Default Supplemental Fee, Step-Up Fee, Cumulative Interest Shortfall Amount, Cumulative Default Supplemental Fee Shortfall Amount or Cumulative Step-Up Fee Shortfall Amount shall begin only upon the occurrence of an Early Amortization Event, Early Termination Event or Event of Default, as applicable, and commencement of the Early Amortization Period, the Early Termination Event Period or Full Amortization Period, as applicable, as described in this Section 4.12.

Article V

Note Forms

Section 5.1.        Forms Generally.

The Notes will have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Base Indenture or the applicable Indenture Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with applicable laws or regulations or with the rules of any securities exchange, or as may, consistently herewith, be determined by the Issuer, as evidenced by the Issuer’s execution of such Notes.  Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The Definitive Notes and the Global Notes representing the Book-Entry Notes will be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders) or may be produced in any other manner, all as determined by the Issuer, as evidenced by the Issuer’s execution of such Notes.

Section 5.2.        Forms of Notes.

(a)          Forms Generally.  Subject to Section 5.2(b), each Note will be in one of the forms approved from time to time by or pursuant to this Base Indenture.  Without limiting the generality of the foregoing, the Indenture Supplement for any Series of Notes shall specify whether the Notes of such Series, or of any Class within such Series, shall be issuable as Definitive Notes or as Book-Entry Notes.

(b)          Issuer Certificate.  Before the delivery of a Note to the Indenture Trustee for authentication in any form approved by or pursuant to an Issuer Certificate, the Issuer will deliver to the Indenture Trustee the Issuer Certificate by or pursuant to which such form of Note has been approved, which Issuer Certificate will have attached thereto a true and correct copy of the form of Note which has been approved thereby.  Any form of Note approved by or pursuant to an Issuer Certificate must be acceptable as to form to the Indenture Trustee, such acceptance to be evidenced by the Indenture Trustee’s authentication of Notes in that form of a Certificate of Authentication signed by an Indenture Trustee Authorized Officer and delivered to the Issuer.

(c)          (i)      Rule 144A Notes.  Notes offered and sold in reliance on the exemption from registration under Rule 144A (each, a “Rule 144A Note”) shall be issued initially in the form of (A) one or more permanent Global Notes in fully registered form (each, a “Rule 144A Global Note”), substantially in the form attached hereto as Exhibit A-1 or (B) one or more permanent Definitive Notes in fully registered form (each, a “Rule 144A Definitive Note”), substantially in the form attached hereto as Exhibit A-2.  The aggregate principal amounts of the Rule 144A Global Notes or Rule 144A Definitive Notes may from time to time be increased or decreased by adjustments made on the records of the Indenture Trustee, or the Depository or its nominee, as the case may be, as hereinafter provided.

(ii)        Regulation S Notes.  Notes sold in offshore transactions in reliance on Regulation S (each, a “Regulation S Note”) shall be issued in the form of (A) one or more permanent Global Notes in fully registered form (each, a “Regulation S Global Note”), substantially in the form attached hereto as Exhibit A-3 or (B) one or more permanent Definitive Notes in fully registered form (each, a “Regulation S Definitive Note”), substantially in the form attached hereto as Exhibit A-4.  The aggregate principal amounts of the Regulation S Global Notes or the Regulation S Definitive Notes may from time to time be increased or decreased by adjustments made on the records of the Indenture Trustee or the Depository or its nominee, as the case may be, as hereinafter provided.

Section 5.3.        Reserved.

Section 5.4.        Book-Entry Notes.

(a)          Issuance of Book-Entry Notes.  If the Issuer establishes pursuant to Sections 5.2 and 6.1 that the Notes of a particular Series or Class are to be issued as Book-Entry Notes, then the Issuer will execute and the Indenture Trustee or its agent will, in accordance with Section 6.3 and with the Issuer Certificate delivered to the Indenture Trustee or its agent under Section 6.3, authenticate and deliver, one or more definitive Global Notes, which, unless otherwise provided in the applicable Indenture Supplement (1) will represent, and will be denominated in an amount equal to the aggregate, Initial Note Balance of the Outstanding Notes of such Series or Class to be represented by such Global Note or Notes, or such portion thereof as the Issuer will specify in an Issuer Certificate, (2) will be registered in the name of the Depository for such Global Note or Notes or its nominee, (3) will be delivered by the Indenture Trustee or its agent to the Depository or pursuant to the Depository’s instruction (and which may be held by the Indenture Trustee as custodian for the Depository, if so specified in the related Indenture Supplement or Depository Agreement), (4) if applicable, will bear a legend substantially to the following effect: “Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co.  or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein” and (5) may bear such other legend as the Issuer, upon advice of counsel, deems to be applicable.

(b)          The Note Registrar and the Indenture Trustee may deal with the Depository as the sole Noteholder of the Book-Entry Notes for all purposes of this Indenture and will not be obligated to the Note Owners, except as stated in Section 14.11.

(c)          The rights of the Note owners may be exercised only through the Depository and will be limited to those established by law and agreements between the Note Owners and the Depository and/or its participants under the Depository Agreement.

(d)          If this Section 5.4(a) conflicts with other terms of this Indenture, this Section 5.4(a) will control.

(e)          The Depository will make book-entry transfers among its participants and receive and transmit payments of principal of and interest on the Book-Entry Notes to the participants.

(f)           The Indenture Trustee, the Note Registrar, and the Paying Agent shall have no responsibility or liability for any actions taken or not taken by the Depository.

(g)          If this Indenture requires or permits actions to be taken based on instructions or directions of the Noteholders of a stated percentage of Note Balance of the Notes, the Depository will be deemed to represent those Noteholders only if it has received instructions to that effect form Note Owners and/or the Depository's participants owning or representing, the required percentage of the beneficial interest of the Notes and has delivered the instructions to the Indenture Trustee.

(h)          The Issuer in issuing Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Indenture Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer will promptly notify the Indenture Trustee in writing of any change in the "CUSIP" numbers.

(i)           Transfers of Global Notes only to Depository Nominees.  Notwithstanding any other provisions of this Section 5.4 or of Section 6.5, and subject to the provisions of paragraph (c) below, unless the terms of a Global Note or the applicable Indenture Supplement expressly permit such Global Note to be exchanged in whole or in part for individual Notes, a Global Note may be transferred, in whole but not in part and in the manner provided in Section 6.5, only to a nominee of the Depository for such Global Note, or to the Depository, or a successor Depository for such Global Note selected or approved by the Issuer, or to a nominee of such successor Depository.

(j)           Limited Right to Receive Definitive Notes.  Except under the limited circumstances described below, Note Owners of beneficial interests in Global Notes will not be entitled to receive Definitive Notes.  With respect to Notes issued within the United States, unless otherwise specified in the applicable Indenture Supplement, or with respect to Notes issued outside the United States, if specified in the applicable Indenture Supplement:

(i)         If at any time the Depository for a Global Note notifies the Issuer that it is unwilling or unable to continue to act as Depository for such Global Note or if at any time the Depository for the Notes for such Series or Class ceases to be a Clearing Corporation, the Issuer will appoint a successor Depository with respect to such Global Note.  If a successor Depository for such Global Note is not appointed by the Issuer within ninety (90) days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer will execute, and the Indenture Trustee or its agent will, in accordance with Section 6.3 and with the Issuer Certificate delivered to the Indenture Trustee or its agent under Section 6.3 requesting the authentication and delivery of individual Notes of such Series or Class in exchange for such Global Note, will authenticate and deliver, individual Notes of such Series or Class of like tenor and terms in an aggregate Initial Note Balance equal to the Initial Note Balance of the Global Note in exchange for such Global Note.

(ii)        The Issuer may at any time and in its sole discretion determine that the Notes of any Series or Class or portion thereof issued or issuable in the form of one or more Global Notes will no longer be represented by such Global Note or Notes.  In such event the Issuer will execute, and the Indenture Trustee or its agent in accordance with Section 6.3 and with the Issuer Certificate delivered to the Indenture Trustee or its agent under Section 6.3 for the authentication and delivery of individual Notes of such Series or Class in exchange in whole or in part for such Global Note, will authenticate and deliver individual Notes of such Series or Class of like tenor and terms in definitive form in an aggregate Initial Note Balance equal to the Initial Note Balance of such Global Note or Notes representing such Series or Class or portion thereof in exchange for such Global Note or Notes.

(iii)      If specified by the Issuer pursuant to Sections 5.2 and 6.1 with respect to Notes issued or issuable in the form of a Global Note, the Depository for such Global Note may surrender such Global Note in exchange in whole or in part for individual Notes of such Series or Class of like tenor and terms in definitive form on such terms as are acceptable to the Issuer and such Depository.  Thereupon the Issuer will execute, and the Indenture Trustee or its agent will, in accordance with Section 6.3 and with the Issuer Certificate delivered to the Indenture Trustee or its agent under Section 6.3, authenticate and deliver, without service charge, (A) to each Person specified by such Depository a new Note or Notes of the same Series or Class of like tenor and terms and of any authorized denomination as requested by such Person in an aggregate Initial Note Balance equal to the Initial Note Balance of the portion of the Global Note or Notes specified by the

Depository and in exchange for such Person’s beneficial interest in the Global Note; and (B) to such Depository a new Global Note of like tenor and terms and in an authorized denomination equal to the difference, if any, between the Initial Note Balance of the surrendered Global Note and the aggregate Initial Note Balance of Notes delivered to the Noteholders thereof.

(iv)       If any Event of Default has occurred with respect to such Global Notes, and Owners of Notes evidencing more than 50% of the Global Notes of that Series or Class (measured by Voting Interests) advise the Indenture Trustee and the Depository that a Global Note is no longer in the best interest of the Note Owners, the Owners of Global Notes of that Series or Class may exchange their beneficial interests in such Notes for Definitive Notes in accordance with the exchange provisions herein.

(v)        In any exchange provided for in any of the preceding four paragraphs, the Issuer will execute and the Indenture Trustee or its agent will, in accordance with Section 6.3 and with the Issuer Certificate delivered to the Indenture Trustee or its agent under Section 6.3, authenticate and deliver Definitive Notes in definitive registered form in authorized denominations.  Upon the exchange of the entire Initial Note Balance of a Global Note for Definitive Notes, such Global Note will be canceled by the Indenture Trustee or its agent.  Except as provided in the preceding paragraphs, Notes issued in exchange for a Global Note pursuant to this Section will be registered in such names and in such authorized denominations as the Depository for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, will instruct the Indenture Trustee or the Note Registrar.  The Indenture Trustee or the Note Registrar will deliver such Notes to the Persons in whose names such Notes are so registered.

Section 5.5.        Beneficial Ownership of Global Notes.

Until Definitive Notes have been issued to the applicable Noteholders to replace any Global Notes with respect to a Series or Class pursuant to Section 5.4 or as otherwise specified in any applicable Indenture Supplement:

(a)          the Issuer and the Indenture Trustee may deal with the applicable clearing agency or Depository and the Depository Participants for all purposes (including the making of payments) as the authorized representatives of the respective Note Owners; and

(b)          the rights of the respective Note Owners will be exercised only through the applicable Depository and the Depository Participants and will be limited to those established by law and agreements between such Note Owners and the Depository and/or the Depository Participants.  Pursuant to the operating rules of the applicable Depository, unless and until Definitive Notes are issued pursuant to Section 5.4, the Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal and interest on the related Notes to such Depository Participants.

For purposes of any provision of this Base Indenture requiring or permitting actions with the consent of, or at the direction of, Noteholders evidencing a specified percentage of the Note Balance of Outstanding Notes, such direction or consent may be given by Note Owners (acting through the Depository and the Depository Participants) owning interests in or security entitlements to Notes evidencing the requisite percentage of principal amount of Notes.

Section 5.6.        Notices to Depository.

Whenever any notice or other communication is required to be given to Noteholders with respect to which Book-Entry Notes have been issued, unless and until Definitive Notes will have been issued to the related Note Owners, the Indenture Trustee will give all such notices and communications to the applicable Depository, and shall have no obligation to report directly to such Note Owners.

Article VI

The Notes

Section 6.1.       General Provisions; Notes Issuable in Series; Terms of a Series or Class Specified in an Indenture Supplement.

(a)          Amount Unlimited.  The aggregate Initial Note Balance of Notes which may be authenticated and delivered and Outstanding under this Base Indenture is not limited.

(b)          Series and Classes.  The Notes may be issued in one or more Series or Classes up to an aggregate Note Balance for such Series or Class as from time to time may be authorized by the Issuer.  All Notes of each Series or Class under this Base Indenture will in all respects be equally and ratably entitled to the benefits hereof with respect to such Series or Class without preference, priority or distinction on account of (1) the actual time of the authentication and delivery, or (2) Stated Maturity Date of the Notes of such Series or Class, except as specified in the applicable Indenture Supplement for such Series or Class of Notes.

Each Note issued must be part of a Series of Notes for purposes of allocations pursuant to the related Indenture Supplement.  A Series of Notes is created pursuant to an Indenture Supplement.  A Class of Notes is created pursuant to an Indenture Supplement for the applicable Series.

Each Series and Class of Notes will be secured by the Trust Estate.

Each Series of Notes may, but need not be, subdivided into multiple Classes.  Notes belonging to a Class in any Series may be entitled to specified payment priorities over other Classes of Notes in that Series.

(c)          Provisions Required in Indenture Supplement.  Before the initial issuance of Notes of each Series, there shall also be established in or pursuant to an Indenture Supplement provision for:

(i)         the Series designation;

(ii)        the Initial Note Balance of such Series of Notes and of each Class, if any, within such Series, and the Maximum VFN Principal Balance for such Series (if it is a Series or Class of Variable Funding Notes);

(iii)      whether such Notes are subdivided into Classes;

(iv)       whether such Series of Notes are Term Notes, Variable Funding Notes or a combination thereof;

(v)        the Note Interest Rate at which such Series of Notes or each related Class of Notes will bear interest, if any, or the formula or index on which such rate will be determined, including all relevant definitions, and the date from which interest will accrue;

(vi)       the Stated Maturity Date for such Series of Notes or each related Class of Notes;

(vii)      if applicable, the appointment by the Indenture Trustee of an Authenticating Agent in one or more places other than the location of the office of the Indenture Trustee with power to act on behalf of the Indenture Trustee and subject to its direction in the authentication and delivery of such Notes in connection with such transactions as will be specified in the provisions of this Base Indenture or in or pursuant to the applicable Indenture Supplement creating such Series;

(viii)    if such Series of Notes or any related Class will be issued in whole or in part in the form of a Global Note or Global Notes, the terms and conditions, if any, in addition to those set forth in Section 5.4, upon which such Global Note or Global Notes may be exchanged in whole or in part for other Definitive Notes; and the Depository for such Global Note or Global Notes (if other than the Depository specified in Section 1.1);

(ix)       the subordination, if any, of such Series of Notes or any related Class(es) to any other Notes of any other Series or of any other Class within the same Series;

(x)        the Record Date for any Payment Date of such Series of Notes or any related Class, if different from the last day of the month before the related Payment Date;

(xi)       any Default Supplemental Fee Rate, if applicable;

(xii)      any Step-Up Fee Rate, if applicable;

(xiii)    if applicable, under what conditions any additional amounts will be payable to Noteholders of the Notes of such Series;

(xiv)     the Administrative Agent for such Series of Notes;

(xv)      any other terms of such Notes as stated in the related Indenture Supplement; and

(xvi)     all upon such terms as may be determined in or pursuant to an Indenture Supplement with respect to such Series or Class of Notes.

(d)          Forms of Series or Classes of Notes.  The form of the Notes of each Series or Class will be established pursuant to the provisions of this Base Indenture and the related Indenture Supplement creating such Series or Class.  The Notes of each Series or Class will be distinguished from the Notes of each other Series or Class in such manner, reasonably satisfactory to the Indenture Trustee, as the Issuer may determine.

Section 6.2.        Denominations.

Except as provided in Section 6.1(b), the Notes of each Series or Class will be issuable in such denominations and currency as will be provided in the provisions of this Base Indenture or in or pursuant to the applicable Indenture Supplement.  In the absence of any such provisions with respect to the Term Notes of any Series or Class, the Term Notes of that Series or Class will be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.  In the absence of any such provisions with respect to the Variable Funding Notes of any Series or Class, the Variable Funding Notes of that Series or Class will be issued in accordance with the terms of the related Indenture Supplement.

Section 6.3.        Execution, Authentication and Delivery and Dating.

(a)          The Notes will be executed on behalf of the Issuer by an Issuer Authorized Officer, by manual or facsimile signature.

(b)          Notes bearing the manual or facsimile signatures of individuals who were at any time an Issuer Authorized Officer will bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices before the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

(c)          At any time and from time to time after the execution and delivery of this Base Indenture, the Issuer may deliver Notes executed by the Issuer to the Indenture Trustee for authentication; and the Indenture Trustee will, upon delivery of an Issuer Certificate, authenticate and deliver such Notes as provided in this Base Indenture and not otherwise.

(d)          Before any such authentication and delivery, the Indenture Trustee will be entitled to receive, in addition to any Officer’s Certificate and Opinion of Counsel required to be furnished to the Indenture Trustee pursuant to Section 1.3, the Issuer Certificate and any other opinion or certificate relating to the issuance of the Series or Class of Notes required to be furnished pursuant to Section 5.2 or Section 6.10.

(e)          The Indenture Trustee will not be required to authenticate such Notes if the issue thereof will adversely affect the Indenture Trustee’s own rights, duties or immunities under the Notes and this Base Indenture.

(f)           Unless otherwise provided in the form of Note for any Series or Class, all Notes will be dated the date of their authentication.

(g)          No Note will be entitled to any benefit under this Base Indenture or be valid or obligatory for any purpose unless there appears on such Note a Certificate of Authentication substantially in the form provided for herein executed by the Indenture Trustee by manual or facsimile (other than with respect to any Definitive Notes) signature of an authorized signatory, and such certificate upon any Note will be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 6.4.        Temporary Notes.

(a)          Pending the preparation of definitive Notes of any Series or Class, the Issuer may execute, and, upon receipt of the documents required by Section 6.3, together with an Issuer’s Certificate, the Indenture Trustee will authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Issuer may determine, as evidenced by the Issuer’s execution of such Notes.

(b)          If temporary Notes of any Series or Class are issued, the Issuer will cause permanent Notes of such Series or Class to be prepared without unreasonable delay.  After the preparation of permanent Notes, the temporary Notes of such Series or Class will be exchangeable for permanent Notes of such Series or Class upon surrender of the temporary Notes of such Series or Class at the office or agency of the Issuer in a Place of Payment, without charge to the Noteholder; and upon surrender for cancellation of any one or more temporary Notes the Issuer will execute and the Indenture Trustee or its agent will, in accordance with Section 6.3 and with the Issuer Certificate delivered to the Indenture Trustee or its agent under Section 6.3, authenticate and deliver in exchange therefore a like Initial Note Balance of permanent Notes of such Series or Class of authorized denominations and of like tenor and terms.  Until so exchanged the temporary Notes of such Series or Class will in all respects be entitled to the same benefits under this Base Indenture as permanent Notes of such Series or Class.

Section 6.5.        Registration, Transfer and Exchange.

(a)          Note Register.  The Indenture Trustee, acting as Note Registrar (in such capacity, the “Note Registrar”), shall keep or cause to be kept a register (herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer will provide for the registration of Notes, or of Notes of a particular Series or Class, and for transfers of Notes.  Any such register will be in written form or in any other form capable of being converted into written form within a reasonable time.  At all reasonable times the information contained in such register or registers will be available for inspection by the Issuer or the Indenture Trustee at the Corporate Trust Office.  The Issuer, the Indenture Trustee, the Note Registrar, the Paying Agent and any agents of any of them, may treat a Person in whose name a Note is registered as the owner of such Note for the purpose of receiving payments in respect of such Note and for all other purposes, and none of the Issuer, the Indenture Trustee, the Note Registrar, the Paying Agent or any agent of any of them, shall be affected by notice to the contrary.  None of the Issuer, the Indenture Trustee, any agent of the Indenture Trustee, any Paying Agent or the Note Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership.

(b)          Exchange of Notes.  Subject to Section 5.4, upon surrender for transfer of any Note of any Series or Class at the Place of Payment, the Issuer may execute, and, upon receipt of the documents required by Section 6.3 and such surrendered Note, together with an Issuer’s Certificate, the Indenture Trustee will authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of such Series or Class of any authorized denominations, of a like aggregate Initial Note Balance and Stated Maturity Date and of like terms.  Subject to Section 5.4, Notes of any Series or Class may be exchanged for other Notes of such Series or Class of any authorized denominations, of a like aggregate Initial Note Balance and Stated Maturity Date and of like terms, upon surrender of the Notes to be exchanged at the Place of Payment.  Whenever any Notes are so surrendered for exchange, the Issuer will execute, and the Indenture Trustee or the related Authenticating Agent will authenticate and deliver the Notes which the Noteholders making the exchange are entitled to receive.

(c)          Issuer Obligations.  All Notes issued upon any transfer or exchange of Notes shall be the valid and legally binding obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Base Indenture, as the Notes surrendered upon such transfer or exchange.

(d)          Endorsement of Notes to be Transferred or Exchanged.  Every Note presented or surrendered for transfer or exchange will (if so required by the Issuer, the Note Registrar or the Indenture Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer, the Indenture Trustee, and the Note Registrar duly executed, by the Noteholder thereof or such Noteholder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Securities Transfer Agent’s Medallion Program (“STAMP”).

(e)          No Service Charge.  Unless otherwise provided in the Note to be transferred or exchanged, no service charge will be assessed against any Noteholder for any transfer or exchange of Notes, but the Issuer, the Indenture Trustee, and the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes before the transfer or exchange will be complete, other than exchanges pursuant to Section 5.4 not involving any transfer.

(f)           Deemed Representations by Transferees of Rule 144A Notes.  Each transferee (including the initial Noteholder or Owner) of a Rule 144A Note or of a beneficial interest therein shall be deemed by accepting such Note or beneficial interest, to have made all the certifications, representations and warranties set forth in the Rule 144A Note Transfer Certificate attached to Exhibit B-1 attached hereto.

(g)          Deemed Representations by Transferees of Regulation S Notes.  Each transferee (including the initial Noteholder or Owner) of a Regulation S Note or of a beneficial therein shall be deemed by accepting such Note or beneficial interest, to have made all the certifications, representations and warranties set forth in the Regulation S Note Transfer Certificate attached to Exhibit B-2 attached hereto.

(h)          Conditions to Transfer.  No sale, pledge or other transfer (a “Transfer”) of any Notes shall be made unless that Transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws or is made in a transaction that does not require such registration or qualification.  If a Transfer is made without registration under the 1933 Act (other than in connection with the initial issuance thereof by the Issuer), then the Note Registrar, the Indenture Trustee, Administrator, on behalf of the Issuer, shall refuse to register such Transfer unless the Note Registrar receives either:

(i)         the Regulation S Note Transfer Certificate or Rule 144A Note Transfer Certificate and such other information as may be required pursuant to this Section 6.5; or

(ii)        if the Transfer is to be made to an Issuer Affiliate in a transaction that is exempt from registration under the 1933 Act, an Opinion of Counsel reasonably satisfactory to the Issuer and the Note Registrar to the effect that such Transfer may be made without registration under the 1933 Act (which Opinion of Counsel shall not be an expense of the Trust Estate or of the Issuer, the Indenture Trustee or the Note Registrar in their respective capacities as such).

None of the Administrator, the Issuer, the Indenture Trustee or the Note Registrar is obligated to register or qualify the Notes under the 1933 Act or any other securities law or to take any action not otherwise required under this Base Indenture to permit the transfer of any Note without registration or qualification.  Any Noteholder of a Note desiring to effect such a Transfer shall, and upon acquisition of such a Note shall be deemed to have agreed to, indemnify the Indenture Trustee, the Note Registrar, the Administrator, the Servicer and the Issuer against any liability that may result if the Transfer is not so exempt or is not made in accordance with the 1933 Act and applicable state securities laws.

In connection with any Transfer of Notes in reliance on Rule 144A, the Administrator shall furnish upon request of a Noteholder to such Noteholder and any prospective purchaser designated by such Noteholder the information required to be delivered under paragraph (d)(4) of Rule 144A.

In the event that a Note is transferred to a Person that does not meet the requirements of this Section 6.5 and/or the requirements of the related Indenture Supplement, such transfer will be of no force and effect, will be void ab initio, and will not operate to transfer any right to such Person, notwithstanding any instructions to the contrary to the Issuer, the Indenture Trustee or any intermediary; and the Indenture Trustee shall not make any payment on such Note for as long as such Person is the Noteholder of such Note and the Indenture Trustee shall have the right to compel such Person to transfer such Note to a Person who does meet the requirements of this Section 6.5.

(i)           Transfers of Ownership Interests in Global Notes.  Transfers of beneficial interests in a Global Note representing Book-Entry Notes may be made only in accordance with the rules and regulations of the Depository (and, in the case of a Regulation S Global Note only to beneficial owners who are not “U.S. persons” (as such term is defined in Regulation S) in accordance with the rules and regulations of Euroclear or Clearstream) and the transfer restrictions contained in the legend on such Global Note and exchanges or transfers of interests in a Global Note may be made only in accordance with the following:

(i)         General Rules Regarding Transfers of Global Notes.  Subject to clauses (ii) through (vii) of this Section 6.5(i), Transfers of a Global Note representing Book-Entry Notes shall be limited to Transfers of such Global Note in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor’s nominee.

(ii)        Rule 144A Global Note to Regulation S Global Note.  If an owner of a beneficial interest in a Rule 144A Global Note related to a Series and/or Class deposited with or on behalf of the Depository wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in a Regulation S Global Note for that Series and/or Class, or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Global Note for that Series and/or Class, such Note Owner (or transferee), provided such Note Owner (or transferee) is not a “U.S. person” (as such term is defined in Regulation S), may, subject to the rules and procedures of the Depository, exchange or cause the exchange of such interest in such Rule 144A Global Note for a beneficial interest in the Regulation S Global Note for that Series and/or Class.  Upon the receipt by the Indenture Trustee of (A) instructions from the Depository directing the Indenture Trustee to cause to be credited a beneficial interest in a Regulation S Global Note in an amount equal to the beneficial interest in such Rule 144A Global Note to be exchanged but not less than the minimum denomination applicable to the owner’s Notes held through a Regulation S Global Note, (B) a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account to be credited with such increase and (C) a certificate (each, a “Regulation S Note Transfer Certificate”) in the form of Exhibit B-2 hereto given by the Note Owner or its transferee stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes, including the requirements that the Note Owner or its transferee is not a “U.S. person” (as such term is defined in Regulation S) and the transfer is made pursuant to and in accordance with Regulation S, then the Indenture Trustee and the Note Registrar, shall reduce the principal amount of the Rule 144A Global Note for the related Series and/or Class and increase the principal amount of the Regulation S Global Note for the related Series and/or Class by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be exchanged, and shall instruct Euroclear or Clearstream, as applicable, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Note for the related Series and/or Class equal to the reduction in the principal amount of the Rule 144A Global Note for the related Series and/or Class.

(iii)      Regulation S Global Note to Rule 144A Global Note.  If an owner of a beneficial interest in a Regulation S Global Note related to a Series and/or Class deposited with or on behalf of the Depository wishes at any time to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in a Rule 144A Global Note for such Series and/or Class, such owner’s transferee may, subject to the rules and procedures of the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Rule 144A Global

Note for such Series and/or Class.  Upon the receipt by the Indenture Trustee and the Note Registrar, of (A) instructions from the Depository directing the Indenture Trustee and the Note Registrar, to cause to be credited a beneficial interest in a Rule 144A Global Note in an amount equal to the beneficial interest in such Regulation S Global Note to be exchanged but not less than the minimum denomination applicable to such owner’s Notes held through a Rule 144A Global Note, to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase, and (B) a certificate (each, a “Rule 144A Note Transfer Certificate”) in the form of Exhibit B-1 hereto given by the transferee of such beneficial interest, then the Indenture Trustee will reduce the principal amount of the Regulation S Global Note and increase the principal amount of the Rule 144A Global Note for the related Series and/or Class by the aggregate principal amount of the beneficial interest in the Regulation S Global Note for the related Series and/or Class to be transferred and the Indenture Trustee and the Note Registrar, shall instruct the Depository, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note for the related Series and/or Class equal to the reduction in the principal amount of the Regulation S Global Note for the related Series and/or Class.

(iv)       Transfers of Interests in Rule 144A Global Note.  An owner of a beneficial interest in a Rule 144A Global Note may transfer such interest in the form of a beneficial interest in such Rule 144A Global Note in accordance with the procedures of the Depository without the provision of written certification.

(v)        Transfers of Interests in Regulation S Global Note.  An owner of a beneficial interest in a Regulation S Global Note may transfer such interest in the form of a beneficial interest in such Regulation S Global Note in accordance with the applicable procedures of Euroclear and Clearstream without the provision of written certification.

(vi)       Regulation S Global Note to Regulation S Definitive Note.  Subject to Section 5.4(j) hereof, an owner of a beneficial interest in a Regulation S Global Note for the related Series and/or Class deposited with or on behalf of a Depository may at any time transfer such interest for a Regulation S Definitive Note upon provision to the Indenture Trustee, the Issuer and the Note Registrar of a Regulation S Note Transfer Certificate.

(vii)      Rule 144A Global Note to Rule 144A Definitive Note.  Subject to Section 5.4(j) hereof, an owner of a beneficial interest in a Rule 144A Global Note deposited with or on behalf of a Depository may at any time transfer such interest for a Rule 144A Definitive Note, upon provision to the Indenture Trustee, the Issuer and the Note Registrar of a Rule 144A Note Transfer Certificate.

(j)           Transfers of Definitive Notes.  In the event of any Transfer of a Regulation S Definitive Note, a Regulation S Note Transfer Certificate shall be provided prior to the Indenture Trustee’s or Note Registrar’s registration of such Transfer.  In the event of any Transfer of a Rule 144A Definitive Note, a Rule 144A Note Transfer Certificate shall be provided prior to the Indenture Trustee’s or Note Registrar’s registration of such Transfer.

(k)          ERISA Restrictions.  Neither the Note Registrar nor the Indenture Trustee shall register the Transfer of any Definitive Notes unless the prospective transferee has delivered to the Indenture Trustee and the Note Registrar a certification to the effect that either (i) it is not, and is not acquiring, holding or transferring the Notes, or any interest therein, or on behalf of, or using assets of, an “employee benefit plan” as defined in Section 3(3) of ERISA, a plan described in section 4975(e)(1) of the Code, an entity which is deemed to hold the assets of any such employee benefit plan or plan pursuant to 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”), which employee benefit plan, plan or entity is subject to Title I of ERISA or section 4975 of the Code, or a governmental, non-U.S. or church plan which is subject to any U.S. federal, state, local or other law that is substantially similar to Title I of ERISA or section 4975 of the Code (“Similar Law”) (collectively, an “Employee Benefit Plan”), or (ii) (A) as of the date of transfer or purchase, it believes that such Notes are properly treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations and agrees to so treat such Notes and (B) the transferee’s acquisition, holding or disposition of the Notes or any interest therein will satisfy the requirements of Prohibited Transaction Class Exemption (“PTCE”) 84-14 (relating to transactions effected by a qualified professional asset manager), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (relating to investments in bank collective investment funds), PTCE 95-60 (relating to transactions involving insurance company general accounts), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or the statutory prohibited transaction exemption for service providers set forth in Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code or a similar class or statutory exemption and will not result in a non-exempt prohibited transaction under Section 406 of ERISA or section 4975 of the Code (or, in the case of a governmental, non-U.S. or church plan subject to such Similar Law, will not violate any such Similar Law).  In the case of any Book-Entry Note, each transferee of such Note or any beneficial interest therein by virtue of its acquisition of such Note will be deemed to represent either (i) or (ii) above.  Further, each transferee of a Note or any beneficial interest therein that is an employee benefit plan, plan or entity is subject to Title I of ERISA or section 4975 of the Code shall be deemed to represent and warrant that (i) none of the Issuer, PLS, CSCIB or any of their respective affiliates has provided any investment advice within the meaning of Section 3(21) of ERISA (and regulations thereunder) to such transferee, or to any fiduciary or other person making the decision to invest the assets of such transferee (“Fiduciary”), in connection with its acquisition of the Note (unless an applicable prohibited transaction exemption is available to cover the purchase or holding of the Note or the transaction is not otherwise prohibited), and (ii) the Fiduciary is exercising its own independent judgment in evaluating the investment in the Note.

(l)           No Liability of Indenture Trustee for Transfers.  To the extent permitted under applicable law, the Indenture Trustee (in any of its capacities) shall be under no liability to any Person for any registration of transfer of any Note that is in fact not permitted by this Section 6.5 or for making any payments due to the Noteholder thereof or taking any other action with respect to such Noteholder under the provisions of this Base Indenture so long as the transfer was registered by the Indenture Trustee and the Note Registrar in accordance with the requirements of this Base Indenture.

Section 6.6.        Mutilated, Destroyed, Lost and Stolen Notes.

(a)          If (1) any mutilated Note is surrendered to the Indenture Trustee or the Note Registrar, or the Issuer, the Note Registrar or the Indenture Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (2) there is delivered to the Issuer, the Note Registrar or the Indenture Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a protected purchaser, the Issuer may execute, and, upon receipt of the documents required by Section 6.3, together with an Issuer’s Certificate, the Indenture Trustee will authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor, Series or Class, Stated Maturity Date and Initial Note Balance, bearing a number not contemporaneously Outstanding.

(b)          In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note on a Payment Date in accordance with Section 4.5.

(c)          Upon the issuance of any new Note under this Section, the Issuer, the Indenture Trustee, or the Note Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

(d)          Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note will constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note will be at any time enforceable by anyone, and will be entitled to all the benefits of this Base Indenture equally and proportionately with any and all other Notes of the same Series or Class duly issued hereunder.

(e)          The provisions of this Section are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 6.7.        Payment of Interest; Interest Rights Preserved; Withholding Taxes.

(a)          Unless otherwise provided with respect to such Note pursuant to Section 6.1, interest payable on any Note will be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the most recent Record Date.

(b)          Subject to Section 6.7(a), each Note delivered under this Base Indenture upon transfer of or in exchange for or in lieu of any other Note will carry the rights to interest and fees accrued or principal accreted and unpaid, and to accrue or accrete, which were carried by such other Note.

(c)          The right of any Noteholder to receive interest and fees on or principal of any Note shall be subject to any applicable withholding or deduction imposed pursuant to the Code or other applicable tax law, including foreign withholding and deduction.  Any amounts properly so withheld or deducted shall be treated as actually paid to the appropriate Noteholder.  In addition, in order to receive payments on its Notes free of U.S. federal withholding and backup withholding tax, each Noteholder shall timely furnish the Indenture Trustee on behalf of the Issuer, (1) any applicable IRS Form W-9, W-8BEN, W-8BEN-E, W-8ECI or W-8IMY (with any applicable attachments) and (2) any documentation that is required under FATCA to enable the Issuer, the Indenture Trustee and any other agent of the Issuer to determine their duties and liabilities with respect to any taxes they may be required to withhold in respect of such Note or the Noteholder of such Note or beneficial interest therein, in each case, prior to the first Payment Date after such Noteholder’s acquisition of Notes and at such time or times required by law or that the Indenture Trustee on behalf of the Issuer or their respective agents may reasonably request, and shall update or replace such IRS form or documentation in accordance with its terms or its subsequent amendments.  Each Noteholder will provide the applicable replacement IRS form or documentation every three (3) years (or sooner if there is a transfer to a new Noteholder or if required by applicable law).  In each case above, the applicable IRS form or documentation shall be properly completed and signed under penalty of perjury.

Section 6.8.        Persons Deemed Owners.

The Issuer, the Indenture Trustee, the Note Registrar and any agent of the Issuer, the Indenture Trustee or the Note Registrar may treat the Person in whose name the Note is registered in the Note Registrar as the owner of such Note for the purpose of receiving payment of principal of and (subject to Section 6.7) interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Issuer, the Indenture Trustee, the Note Registrar, nor any agent of the Issuer, the Indenture Trustee, or the Note Registrar will be affected by notice to the contrary.

Section 6.9.        Cancellation.

All Notes surrendered for payment, redemption, transfer, conversion or exchange will, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and, if not already canceled, will be promptly canceled by it.  The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered will be promptly canceled by the Indenture Trustee.  No Note will be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Base Indenture.  The Indenture Trustee will dispose of all canceled Notes in accordance with its customary procedures.

Section 6.10.      New Issuances of Notes.

(a)          Issuance of New Notes.  The Issuer may, from time to time, direct the Indenture Trustee, on behalf of the Issuer, to issue new Notes of any Series or Class, so long as the conditions precedent set forth in Section 6.10(b) are satisfied if, at the time of issuance, other Notes have already been issued and remain Outstanding.  On or before the Issuance Date of new Notes of any Series or Class of Notes, the Issuer shall execute and deliver the required Indenture Supplement which shall incorporate the principal terms with respect to such additional Series or Class of Notes.  The Indenture Trustee shall execute any such Indenture Supplement without the consent of any Noteholders, the Issuer shall execute the Notes of such Series or Class and the Notes of such Series or Class shall be delivered to the Indenture Trustee (along with the other deliverables required hereunder) for authentication and delivery.

(b)          Conditions to Issuance of New Notes.  The issuance of the Notes of any Series or Class after the Closing Date pursuant to this Section 6.10 shall be subject to the satisfaction of the following conditions:

(i)         no later than ten (10) Business Days before the date that the new issuance is to occur, the Issuer delivers to the Indenture Trustee, each VFN Noteholder and each Note Rating Agency that has rated any Outstanding Note that will remain Outstanding after the new issuance, notice of such new issuance;

(ii)        on or prior to the date that the new issuance is to occur, the Issuer delivers to the Indenture Trustee and each Note Rating Agency that has rated any Outstanding Note that will remain Outstanding after the new issuance, an Issuer Certificate to the effect that the Issuer reasonably believes that the new issuance will not cause a material Adverse Effect on any Outstanding Notes or a Secured Party, and an Issuer Tax Opinion with respect to such proposed issuance, and an Opinion of Counsel:

(A)       to the effect that all instruments furnished to the Indenture Trustee conform to the requirements of this Base Indenture for the Indenture Trustee to authenticate and deliver such Notes;

(B)       to the effect that the form and terms of such Notes have been established in conformity with the provisions of this Base Indenture;

(C)       to the effect that all conditions precedent set forth in this Base Indenture to the issuance of such Notes have been met; and

(D)       covering such other matters as the Indenture Trustee may reasonably request;

(iii)      on or prior to the date that the new issuance is to occur, the Issuer will have delivered to the Indenture Trustee and each Note Rating Agency that is at that time rating Outstanding Notes that will remain Outstanding after the new issuance, an Opinion of Counsel to the effect that the Issuer has the requisite power and authority to issue such Notes and such Notes have been duly authorized and delivered by the Issuer and, assuming due authentication and delivery by the Indenture Trustee, constitute legal, valid and binding obligations of the Issuer enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity) and are entitled to the benefits of this Base Indenture, equally and ratably with all other Outstanding Notes, if any, of such Series or Class subject to the terms of this Base Indenture and each Indenture Supplement;

(iv)       if any additional conditions to the new issuance are specified in writing to the Issuer by a Note Rating Agency that is at that time rating any Outstanding Note that will remain Outstanding after the new issuance, the Issuer satisfies such conditions, if they are applicable to such Notes;

(v)        either (1) the Issuer obtains written confirmation from each Note Rating Agency that is at that time rating any Outstanding Note at the request of the Issuer that will remain Outstanding after the new issuance that the new issuance will not have a Ratings Effect on any Outstanding Notes that are rated by such Note Rating Agency at the request of the Issuer or (2) if the Administrator and the Administrative Agents determine in their reasonable judgment that an applicable Note Rating Agency no longer provides such written confirmation described in the foregoing clause (1), (a) the Administrator shall provide notice of such new issuance to the related Note Rating Agency and (b) each of the parties that would be Administrative Agents after giving effect to the new issuance shall have provided their prior written consent to such new issuance which may be given in reliance in part on the Issuer’s Certificate delivered pursuant to Section 6.10(b)(ii) above;

(vi)       no Event of Default shall have occurred and be continuing, as evidenced by an Issuer’s Certificate, unless (a) the proceeds of such new Notes are applied in whole or in part to redeem all other Outstanding Notes and/or (b) the Noteholders of any Notes that will remain Outstanding consent to such issuance of new Notes;

(vii)      on or prior to the date that the new issuance is to occur, the Issuer will have delivered to the Indenture Trustee an Indenture Supplement and, if applicable, the Issuer Certificate;

(viii)    any Class of MSR VFN must have the same Stated Maturity Date and Interim Payment Date as any and all other Outstanding Classes of MSR VFNs and any Class of SPIA VFN must have the same Stated Maturity Date and Interim Payment Date as any and all other Outstanding Classes of SPIA VFNs;

(ix)       if any Class of MSR VFNs is beneficially owned by the beneficial owner of the Issuer, all Classes of MSR VFNs must be beneficially owned by the beneficial owner of the Issuer for United States federal income tax purposes and the financing of such Class of MSR VFNs shall be subject to the requirement for an Issuer Tax Opinion and if any Class of SPIA VFNs is beneficially owned by the beneficial owner of the Issuer, all Classes of SPIA VFNs must be beneficially owned by the beneficial owner of the Issuer for United States federal income tax purposes and the financing of such Class of SPIA VFNs shall be subject to the requirement for an Issuer Tax Opinion;

(x)        for any new Series with respect to which there is a new Administrative Agent not currently set forth under the terms of the definition of “Administrative Agent,” the Administrative Agent shall have consented to the issuance of such Series, unless the Notes in respect of which the existing Administrative Agent’s consent is required, are paid in full and all related commitments terminated in writing by the Issuer and any remaining accrued commitment fees paid in full to such terminated Administrative Agent, in connection with the issuance of the new Series with the different Administrative Agent; and

(xi)       any other conditions specified in the applicable Indenture Supplement; provided,  however, that any one of the aforementioned conditions may be eliminated (other than clause (v) above and the requirement for an Issuer Tax Opinion) or modified as a condition precedent to any new issuance of a Series or Class of Notes if the Issuer has obtained approval from each Note Rating Agency that is at that time rating any Outstanding Notes that will remain Outstanding after the new issuance.

(c)          No Notice or Consent Required to or from Existing Noteholders and Owners.  Except as provided in Section 6.10(b) above, the Issuer and the Indenture Trustee will not be required to provide prior notice to or to obtain the consent of any Noteholder or Note Owner of Notes of any Outstanding Series or Class to issue any additional Notes of any Series or Class.

(d)          Other Provisions.  There are no restrictions on the timing or amount of any additional issuance of Notes of an Outstanding Series or Class within a Series, of Notes, so long as the conditions described in Section 6.10(b) are met or waived.

(e)          Sale Proceeds.  The proceeds of sale of any new Series of Notes shall be wired to the Collection and Funding Account, and the Indenture Trustee shall disburse such sale proceeds at the direction of the Administrator on behalf of the Issuer, except to the extent such funds are needed to ensure that no Borrowing Base Deficiency exists.  The Administrator on behalf of the Issuer may direct the Issuer to apply such proceeds to reduce pro rata based on Invested Amounts, the VFN Principal Balance of any Classes of Variable Funding Notes, or to redeem any Series of Notes in accordance with Section 13.1.  In the absence of any such direction, the proceeds of such sale shall be distributed to PLS or at PLS’ direction on the Issuance Date for the newly issued Notes.  The Administrator shall deliver to the Indenture Trustee a report demonstrating that the release of sale proceeds pursuant to the Issuer’s direction will not cause a Borrowing Base Deficiency, as a precondition to the Indenture Trustee releasing such proceeds.

(f)           Increase or Reduction in Maximum VFN Principal Balance.  The increase or reduction in the Maximum VFN Principal Balance in respect of any Outstanding Class of Notes, the increase or decrease of any Advance Rates in respect thereof and/or the increase or decrease of interest rates in respect thereof shall not constitute an issuance of “new Notes” for purpose of this Section 6.10.

Article VII

Satisfaction and Discharge; Cancellation of Notes Held by the Issuer or PLS

Section 7.1.        Satisfaction and Discharge of Indenture.

This Base Indenture will cease to be of further effect with respect to any Series or Class of Notes (except as to any surviving rights of transfer or exchange of Notes of that Series or Class expressly provided for herein or in the form of Note for that Series or Class), and the Indenture Trustee, on demand of and at the expense of the Issuer, will execute proper instruments acknowledging satisfaction and discharge of this Base Indenture, when:

(a)          all Notes of that Series or Class theretofore authenticated and delivered (other than (i) Notes of that Series or Class which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 6.6, and (ii) Notes of that Series or Class for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from that trust) have been delivered to the Indenture Trustee canceled or for cancellation or have been redeemed in accordance with Article XIII hereof or the applicable Indenture Supplement (in which case, such redeemed Notes shall be deemed to have been canceled and shall be immediately surrendered to the Indenture Trustee in exchange for the related redemption price);

(b)          with respect to the discharge of this Base Indenture for each Series or Class, the Issuer has paid or caused to be paid all sums payable hereunder (including payments to the Indenture Trustee (in all its capacities) pursuant to Section 11.7 with respect to the Notes or in respect of Fees, and any and all other amounts due and payable pursuant to this Base Indenture;

(c)          the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Base Indenture with respect to the Notes of that Series or Class have been complied with; and

(d)          if applicable, subject to Section 4.6(c), the earlier of (i) three (3) years or five (5) years, as applicable, following payment in full of all Outstanding Notes, or (ii) with respect to the Credit Manager Expense Reserve Account, the date on which Citibank and PLS enter into a mutually acceptable escrow account agreement, acceptable to the Credit Manager.

Notwithstanding the satisfaction and discharge of this Base Indenture with respect to any Series or Class of Notes, the obligations of the Administrator to the Indenture Trustee with respect to any Series or Class of Notes under Section 11.7 and of the Issuer to the Securities Intermediary under Section 4.9 and the obligations and rights of the Indenture Trustee under Section 7.2 and Section 11.3, respectively, will survive such satisfaction and discharge.

Section 7.2.        Application of Trust Money.

All money and obligations deposited with the Indenture Trustee pursuant to Section 7.1 and all money received by the Indenture Trustee in respect of such obligations will be held in trust and applied by it or the Paying Agent, in accordance with the provisions of the Class of Notes in respect of which it was deposited and this Base Indenture and the related Indenture Supplement, to the payment to the Persons entitled thereto, of the principal and interest for whose payment that money and obligations have been deposited with or received by the Indenture Trustee or the Paying Agent.

Section 7.3.        Cancellation of Notes Held by the Issuer or PLS.

If the Issuer, PLS or any of their respective Affiliates holds any Notes, that Noteholder may, subject to any provision of a related Indenture Supplement limiting the repayment of such Notes by notice from that Noteholder to the Indenture Trustee, cause the Notes to be repaid and canceled, whereupon the Notes will no longer be Outstanding; provided,  that, such repayment and cancelation shall be subject to the written consent of the Administrative Agent.

Section 7.4.        Extinguishment of Issuer’s Rights in Collateral.

(a)          The Issuer acknowledges and agrees that upon the issuance of a letter of extinguishment by Ginnie Mae pursuant to the Ginnie Mae Contract or the Acknowledgment Agreement (a “Letter of Extinguishment”) to Servicer, such Letter of Extinguishment shall, except as otherwise provided in the Acknowledgment Agreement, result in the complete extinguishment of all redemption, equitable, legal or other right, title or interest of the Servicer in the Pooled Mortgages and any servicing income (including the related MSRs) derived therefrom, therefore instantly and automatically extinguishing the security interest granted hereunder as it relates in any way to the Pooled Mortgages.

(b)          As a result of the extinguishment of Servicer’s rights in all or a portion of the Collateral, Issuer acknowledges that:

(1)        the Indenture Trustee, on behalf of the Noteholders, shall have rights pursuant to the Acknowledgment Agreement with respect to the Pooled Mortgages (including, but not limited to, the ability to appoint a “standby issuer” that will assume the duties rights and obligations of the Servicer with respect to the Pooled Mortgages); and

(2)        notwithstanding such rights, none of the Indenture Trustee, the Administrative Agent or the Noteholders shall have any responsibility, express or implied, to protect or consider Servicer’s rights or interests in connection with any of the Indenture Trustee’s actions or inactions pursuant to the Acknowledgement Agreement, including the receipt of any amounts with respect to the Pooled Mortgages following any transfer of Issuer responsibility.

(c)          Any amounts received by the Indenture Trustee or any standby issuer appointed or otherwise designated by the Indenture Trustee in connection with the Acknowledgement Agreement shall be applied first, to satisfy any costs and expenses of the Indenture Trustee, such standby issuer or any of their affiliates in connection with any of the transactions contemplated by any of the Transaction Documents and second, to reduce the other obligations.

(d)          The Servicer acknowledges that, notwithstanding the extinguishment of its rights in the Pooled Mortgages, it remains obligated in accordance with the terms hereof to the extent that any amounts payable to the Indenture Trustee, the Administrative Agent, the Noteholders or any Indemnified Party hereunder have not been paid in full.

(e)          Any provision providing for the exercise of any action or discretion by the Indenture Trustee, (i) with respect to Section 8 of the Acknowledgment Agreement as a result of an event of default under the Ginnie Mae Contract (including, but not limited to, the appointment of a Standby Issuer or to effect the cure required under the Acknowledgment Agreement), shall be exercised by the Indenture Trustee at the written direction of 100% of the VFN Noteholders, and (ii) with respect to any other provision of the Acknowledgment Agreement (other than Section 8 thereof), shall be exercised by the Indenture Trustee at the written direction of the Majority Noteholders of all Outstanding Notes.

Article VIII

Events of Default and Remedies

Section 8.1.        Events of Default.

“Event of Default” means, any one of the following events (whatever the reason for such Event of Default, and whether it is voluntary or involuntary, or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)          unless otherwise specified in any Indenture Supplement with respect to any Class, default (which default continues for a period of two (2) Business Days following written notice (which may be in electronic form) from the Indenture Trustee or the Administrative Agent), in the payment: (1) of (i) any interest or any Fees due and owing on any Payment Date, (ii) any Scheduled Principal Payment Amount due and owing on any date, (iii) any Early Amortization Event Payment Amount due and owing on any date or (iv) any Early Termination Event Payment Amount due and owing on any date; or (2) in full of all accrued and unpaid interest and the outstanding Note Balance of the Notes of any Series or Class on or before the applicable Stated Maturity Date;

(b)          the occurrence of an Insolvency Event as to the Issuer, the Administrator or the Servicer;

(c)          the Issuer or the Trust Estate shall have become subject to registration as an “investment company” within the meaning of the Investment Company Act as determined by a court of competent jurisdiction in a final and non-appealable order;

(d)          PLS sells, transfers, pledges or otherwise disposes of the Owner Trust Certificate (except to a wholly-owned subsidiary of PLS) other than pursuant to the terms and provisions of the Transaction Documents, whether voluntarily or by operation of law, foreclosure or other enforcement by a Person of its remedies against PLS, except with the consent of the Administrative Agent;

(e)          (i) any material provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Issuer, the Administrator, the Servicer or any of their respective Affiliates intended to be a party thereto, (ii) the validity or enforceability of any Transaction Document shall be contested by the Issuer, the Administrator, the Servicer or any of their respective Affiliates, (iii) a proceeding shall be commenced by the Issuer, the Administrator, the Servicer or any of their respective Affiliates or any governmental body having jurisdiction over the Issuer, the Administrator, the Servicer or any of their respective Affiliates, seeking to establish the invalidity or unenforceability of any Transaction Document, or (iv) the Issuer, the Administrator, the Servicer or any of their respective Affiliates shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document;

(f)           the Administrator or any Affiliate thereof has taken any action, or failed to take any action, the omission of which could reasonably be expected to materially impair the interests of the Issuer in the Participation Certificates or the security interest or rights of the Indenture Trustee in the Trust Estate, subject only to the interests and rights of Ginnie Mae; provided,  however, that if the event is capable of being cured in all respects by corrective action and has not resulted in a material adverse effect on the Noteholders’ interests in the Trust Estate, such event shall not become an Event of Default unless it remains uncured for two (2) Business Days following its occurrence;

(g)          following a Payment Date on which a draw is made on a Series Reserve Account, the amount on deposit in such Series Reserve Account is not increased back to the related Series Reserve Required Amount (if applicable) within the time frame set forth in the related Indenture Supplement;

(h)          (A)  any United States federal income tax is imposed on the Issuer as an association (or publicly traded partnership) taxable as a corporation or a taxable mortgage pool taxable as a corporation, each for United States federal income tax purposes or any U.S. withholding tax is imposed on payments to the Issuer with respect to the Participation Certificates or (B) a tax, ERISA, or other government lien, in any case, other than Permitted Liens, is imposed on the Participation Certificates or any property of the Issuer;

(i)           the occurrence of a Borrowing Base Deficiency which continues for a period of two (2) Business Days following written notice from the Indenture Trustee or the Administrative Agent;

(j)           the occurrence and continuation of an “Event of Default” (as defined in the PC Repurchase Agreement) under the PC Repurchase Agreement;

(k)          the occurrence of an “Event of Default” (as defined in the PC Guaranty) under the PC Guaranty or the occurrence of an “Event of Default” (as defined in the PMT Guaranty) under the PMT Guaranty unless, with respect to the PMT Guaranty, PLS has (i) repurchased or foreclosed upon its security interest in the Purchased MSR Excess Spread PC in satisfaction of its obligation to pay the PMH Repurchase Price, or (ii) removed the Purchased MSR Express Spread PC and the related Purchased MSRs from the Collateral pursuant to Section 2.1(b)(ii)(A)(1);

(l)           any failure by PLS to deliver (i) any Determination Date Report pursuant to Section 3.2 or (ii) any MSR Monthly Report pursuant to Section 3.3(f), which continues unremedied for a period of five (5) Business Days after a Responsible Officer of PLS shall have obtained actual knowledge of such failure, or shall have received written or electronic notice from the Indenture Trustee or any Noteholder of such failure;

(m)         (i) (A) PLS shall fail to materially comply with the requirements of Sections 10.2(n),  10.3(a),  10.3(b),  10.3(c) or 10.3(d),  or (B) PLS shall fail to provide notice of an Event of Default pursuant to the requirements set forth in Section 4.12; or (ii) the Issuer, the Servicer or the Administrator shall breach or default in the due observance or performance of any of its other covenants or agreements in this Base Indenture, any Indenture Supplement or any other Transaction Document in any material respect (subject to any cure period provided therein), and any such default shall continue for a period of five (5) Business Days after the earlier to occur of (a) actual discovery by a Responsible Officer of the Issuer, the Servicer or the Administrator, as

applicable, or (b) the date on which written or electronic notice of such failure, requiring the same to be remedied, shall have been given from the Indenture Trustee or any Noteholder to a Responsible Officer of the Issuer, the Servicer or the Administrator;

(n)          (i) any representation or warranty of the Issuer, the Servicer or the Administrator made in this Base Indenture, any Indenture Supplement or any other Transaction Document in any material respect (other than under the PC Repurchase Agreement) shall prove to have been breached in any material respect as of the time when the same shall have been made or deemed made, and continues uncured and unremedied for a period of ten (10) Business Days after the earlier to occur of (a) actual discovery by a Responsible Officer of the Issuer, the Servicer or the Administrator, as applicable, or (b) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to a Responsible Officer of the Issuer, the Servicer or the Administrator, as applicable;

(o)          (a) a final judgment or judgments for the payment of money in excess of $50,000 in the aggregate shall be rendered against the Issuer by one or more courts, administrative tribunals or other bodies having jurisdiction over them, (b) an order of any court, administrative agency, arbitrator or governmental body rendered against PLS or the Issuer, which would have a material Adverse Effect on the transactions contemplated hereunder or (c) an event has occurred which with notice or lapse of time or both would constitute such a default under clause (b) herein with respect to any such order of any court, administrative agency, arbitrator or governmental body;

(p)          the failure by the Servicer to make a required MBS Advance;

(q)          following a Payment Date on which a draw is made on the Expense Reserve Account, the amount on deposit in the Expense Reserve Account is not increased back to the related Expense Reserve Required Amount prior to the next Payment Date;

(r)           following a Payment Date on which a draw is made on the Credit Manager Expense Reserve Account, the amount on deposit in the Credit Manager Expense Reserve Account is not increased back to the related Credit Manager Expense Reserve Required Amount prior to the next Payment Date;

(s)           the occurrence of any action by Ginnie Mae pursuant to Section 8 of the Acknowledgment Agreement to terminate and extinguish the rights of PLS as servicer;

(t)           failure to deposit the amounts designated as “Advance Rate Reduction Event Reserve Amounts” to the Collection and Funding Account prior to a Payment Date on which the Advance Rate Reduction Event Reserve Required Amounts are owed and sufficient to be equal to such Advance Rate Reduction Event Reserve Required Amounts; or

(u)          the occurrence of any other event designated as an Event of Default in the related Indenture Supplement.

Upon the occurrence of any such event none of the Administrator nor the Servicer shall be relieved from performing its obligations in a timely manner in accordance with the terms of this Base Indenture, and each of the Administrator and the Servicer shall provide the Indenture Trustee, each Note Rating Agency for each Note then Outstanding, the Credit Manager and the Noteholders prompt notice of such failure or delay by it, together with a description of its effort to perform its obligations.  Each of the Administrator, the Servicer and the Credit Manager shall promptly notify the Indenture Trustee in writing of any Event of Default or an event which with notice, the passage of time or both would become an Event of Default of which it has actual knowledge.  For purposes of this Section 8.1, the Indenture Trustee shall not be deemed to have knowledge of an Event of Default unless a Responsible Officer of the Indenture Trustee assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default is received by the Indenture Trustee from the Administrative Agent and such notice references the Notes, the Trust Estate or this Base Indenture.  The Indenture Trustee shall provide notice of defaults in accordance with Section 3.3(b) and Section 11.2.

Section 8.2.        Acceleration of Maturity; Rescission and Annulment.

(a)          If an Event of Default of the kind specified in clauses (b),  (c) or (r) of Section 8.1 occurs, the unpaid principal amount of all of the Notes shall automatically become immediately due and payable without notice, presentment or demand of any kind.  If any other Event of Default occurs and is continuing, then and in each and every such case, the Indenture Trustee, at the written direction of any of the Administrative Agent, the Majority Noteholders of all Outstanding Notes that are not Variable Funding Notes or the Majority Noteholders for any Series of Variable Funding Notes Outstanding, may declare the Note Balance of all the Outstanding Notes and all interest and principal accrued and unpaid (if any) thereon and all other amounts due and payable under any Transaction Document to be due and payable immediately, and upon any such declaration each Note will become and will be immediately due and payable and the Revolving Period with respect to such Series or Class shall immediately terminate, anything in this Base Indenture, the related Indenture Supplement(s) or in the Notes to the contrary notwithstanding.  Such payments are subject to the allocation, deposits and payment sections of this Base Indenture and of the related Indenture Supplement(s).

(b)          At any time after such a declaration of acceleration has been made or an automatic acceleration has occurred with respect to the Notes of any Series or Class and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereafter provided in this Article VIII, the Majority Noteholders of all Outstanding Notes, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i)         the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay (A) all overdue installments of interest on such Notes, (B) the principal of such Notes which has become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefor by the terms of such Notes, to the extent that payment of such interest is lawful, (C) interest upon overdue installments of interest at the rate or rates prescribed therefore by the terms of such Notes to the extent that payment of such interest is lawful, and (D) all sums paid by the Indenture Trustee hereunder and the reasonable compensation, expenses and disbursements of the Indenture Trustee or the bank serving as Indenture Trustee (in any of its capacities), their agents and counsel, all other amounts due under Section 4.5; and

(ii)        all Events of Default, other than the nonpayment of the principal of such Notes which has become due solely by such acceleration, have been cured or waived as provided in Section 8.14.

No such rescission will affect any subsequent default or impair any right consequent thereon.

Section 8.3.        Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

The Issuer covenants that if:

(a) the Issuer defaults in the payment of interest on any Notes when such interest becomes due and payable, which default continues for a period of two (2) Business Days following written notice from the Indenture Trustee of such default; or

(b) the Issuer defaults in the payment of the principal of any Series or Class of Notes on the Stated Maturity Date thereof; then the Issuer will, upon demand of the Indenture Trustee, pay (subject to the allocation provided in Section 4.5(a)(2) hereof and any related Indenture Supplement) to the Indenture Trustee, for the benefit of the Noteholders of any such Notes, the whole amount then due and payable on any such Notes for principal and interest, together with any Cumulative Interest Shortfall Amounts, unless otherwise specified in the applicable Indenture Supplement, and in addition thereto, will pay such further amount as will be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and the bank serving as Indenture Trustee (in any of its capacities), their agents and counsel and all other amounts due under Section 4.5.

If the Issuer fails to pay such amounts forthwith upon such demand, the Indenture Trustee may, in its own name and as trustee of an express trust, institute a judicial proceeding for the collection of the sums so due and unpaid, and may directly prosecute such proceeding to judgment or final decree, and the Indenture Trustee may enforce the same against the Issuer or any other obligor upon the Notes and collect the money adjudged or decreed to be payable in the manner provided by law and this Base Indenture.

Section 8.4.        Indenture Trustee May File Proofs of Claim.

In case of the pendency of any Insolvency Event or other similar proceeding or event relative to the Issuer or any other obligor upon the Notes or the property of the Issuer or of such other obligor, the Indenture Trustee (irrespective of whether the principal of the Notes will then be due and payable as therein expressed or by declaration or otherwise) will be entitled and empowered by intervention in such proceeding or otherwise:

(a)          to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel and all other amounts due under Section 4.5) and of the Noteholders allowed in such judicial proceeding; and

(b)          to collect and receive any funds or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator or other similar official in any such proceeding is hereby authorized by each Noteholder to make such payment to the Indenture Trustee and the bank serving as Indenture Trustee (in all its capacities), and in the event that the Indenture Trustee consents to the making of such payments directly to the Noteholders, to pay to the Indenture Trustee and the bank serving as Indenture Trustee (in all its capacities) any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and the bank serving as Indenture Trustee (in all its capacities), their agents and counsel, and any other amounts due the Indenture Trustee and the bank serving as Indenture Trustee (in all its capacities) under Section 4.5.

Nothing herein contained will be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

Section 8.5.        Indenture Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Base Indenture or the Notes of any Series or Class are subject to Ginnie Mae Requirements and may be prosecuted and enforced by the Indenture Trustee, without the possession of any of the Notes of such Series or Class or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee, will be brought in its own name as trustee of an express trust, and any recovery of judgment will, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its respective agents and counsel, be for the ratable benefit of the Noteholders of the Notes of such Series or Class in respect of which such judgment has been recovered.

Section 8.6.        Application of Money Collected.

Any money or other property collected by the Indenture Trustee pursuant to this Article VIII will be applied in accordance with Section 4.5(a)(2), at the Final Payment Date fixed by the Indenture Trustee and, in case of the payment of such money on account of principal, interest or fees, upon presentation of the Notes of the related Series or Class and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid.

Section 8.7.        Sale of Collateral Requires Consent of Noteholders.

Subject to Ginnie Mae Requirements, the Indenture Trustee shall not sell Collateral or cause the Issuer to sell Collateral following any Event of Default, except with the written consent, or at the direction of, the Majority Noteholders of each Series; provided, that the Indenture Trustee shall, subject to the consent of Ginnie Mae, and pursuant to the terms of the Credit Management Agreement, sell Collateral or cause the Issuer to sell Collateral without prior consent of any of the Noteholders if an Event of Default under clauses (b),  (c) or (r) of Section 8.1 occurs.

Notwithstanding the foregoing, the consent of 100% of the Noteholders of the Outstanding Notes of each Series shall be required for any sale that does not generate sufficient proceeds to pay the Note Balance of all such Notes plus all accrued and unpaid interest and other amounts owed in respect of such Notes and the Transaction Documents.  If such direction has been given by the Noteholders of the requisite percentage of all Outstanding Notes, the Indenture Trustee shall, subject to Ginnie Mae Requirements and the terms of the Acknowledgement Agreement, cause the Issuer to sell Collateral pursuant to Section 8.15, and shall provide notice of this to each Note Rating Agency of then Outstanding Notes.

Section 8.8.        Limitation on Suits.

No Noteholder will have any right to institute any proceeding, judicial or otherwise, with respect to this Base Indenture or any Note, or for the appointment of a receiver or trustee or similar official, or for any other remedy hereunder, unless:

(a)          such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default with respect to Notes of such Noteholder’s Notes’ Series or Class;

(b)          the Noteholders of more than 50% of the Note Balance of the Outstanding Notes of each Series, measured by Voting Interests, have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in the name of the Indenture Trustee hereunder;

(c)          such Noteholder or Noteholders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; and

(d)          the Indenture Trustee, for sixty (60) days after the Indenture Trustee has received such notice, request and offer of indemnity, has failed to institute any such proceeding; it being understood and intended that no one or more Noteholders of Notes of such Series or Class will have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Base Indenture or any Note to affect, disturb or prejudice the rights of any other Noteholders of Notes, or to obtain or to seek to obtain priority or preference over any other such Noteholders or to enforce any right under this Base Indenture or any Note, except in the manner herein provided and for the equal and proportionate benefit of all the Noteholders of all Notes.

Section 8.9.        Limited Recourse.

Notwithstanding any other terms of this Base Indenture, the Notes, any other Transaction Documents or otherwise, the obligations of the Issuer under the Notes, this Base Indenture and each other Transaction Document to which it is a party are limited recourse obligations of the Issuer, payable solely from the Trust Estate, and following realization of the Trust Estate and application of the proceeds thereof in accordance with the terms of this Base Indenture, none of the Noteholders, the Indenture Trustee or any of the other parties to the Transaction Documents shall be entitled to take any further steps to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished and shall not thereafter revive.  Subject to the foregoing and to the terms of the applicable Indenture Supplement, each Noteholder will, however, have the absolute and unconditional right to receive payment of all amounts due with respect to the Notes pursuant and respect to the terms of the Indenture, which right shall not be impaired without the consent of each Noteholder and to initiate suit for the enforcement of any such payment, which right shall not be impaired without the consent of such Noteholder.  No recourse shall be had for the payment of any amount owing in respect of the Notes or this Base Indenture or for any action or inaction of the Issuer against any officer, director, employee, equity holder or organizer of the Issuer or any of their successors or assigns for any amounts payable under the Notes or this Base Indenture.  It is understood that the foregoing provisions of this Section 8.9 shall not (i) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate, (ii) prevent recourse to the Guarantor under the PC Guaranty or PMT under the PMT Guaranty or (iii) save as specifically provided therein, constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Base Indenture.  It is further understood that the foregoing provisions of this Section 8.9 shall not limit the right of any Person, to name the Issuer as a party defendant in any proceeding or in the exercise of any other remedy under the Notes or this Base Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

Section 8.10.      Restoration of Rights and Remedies.

If the Indenture Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Base Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Issuer, the Indenture Trustee and the Noteholders will, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders will continue as though no such proceeding had been instituted.

Section 8.11.      Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy will, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 8.12.      Delay or Omission Not Waiver.

No delay or omission of the Indenture Trustee or of any Noteholder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or acquiescence therein.  Every right and remedy given by this Article or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 8.13.      Control by Noteholders.

Either  100% of the VFN Noteholders or the Majority Noteholders of all Outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee with respect to such Notes; provided that:

(a)          the Indenture Trustee will have the right to decline to follow any such direction if the Indenture Trustee, being advised by counsel, determines that the action so directed may violate applicable law or would conflict with this Base Indenture or if the Indenture Trustee in good faith determines that the proceedings so directed would have a substantial likelihood of involving it in personal liability or be unjustly prejudicial to the Noteholders not taking part in such direction, unless the Indenture Trustee has received indemnity satisfactory to it from the Noteholders;

(b)          the Indenture Trustee may take any other action permitted hereunder deemed proper by the Indenture Trustee which is not inconsistent with such direction; and

(c)          to the extent there are conflicting directions between 100% of the VFN Noteholders and the Majority Noteholders, the Indenture Trustee will take its direction from 100% of the VFN Noteholders.

Section 8.14.      Waiver of Past Defaults.

Together, the Majority Noteholders of all Outstanding Notes that are not Variable Funding Notes, the Majority Noteholders for any Series of Variable Funding Notes Outstanding and the Administrative Agent may on behalf of the Noteholders of all such Notes waive any past default hereunder and its consequences, except a default not theretofore cured:

(a)          in the payment of the principal of or interest on any Note, or

(b)          in respect of a covenant or provision hereof which under Article XII cannot be modified or amended without the consent of the Noteholder of each Outstanding Note.

Upon any such waiver, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, for every purpose of this Base Indenture; but no such waiver will extend to any subsequent or other default or impair any right consequent thereon.

Section 8.15.      Sale of Trust Estate.

(a)          The power to effect any Sale of any portion of the Trust Estate shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Base Indenture with respect thereto shall have been paid.  The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale.

(b)          Unless the Majority Noteholders of all Outstanding Series have otherwise provided its written consent to the Indenture Trustee, at any public Sale of all or any portion of the

Trust Estate at which a minimum bid equal to or greater than all amounts due to the Indenture Trustee hereunder and the entire amount which would be payable to the Noteholders in full payment thereof in accordance with Section 8.6, on the Payment Date next succeeding the date of such sale, has not been received, the Indenture Trustee shall prevent such sale by bidding an amount at least $1.00 more than the highest other bid in order to preserve the Trust Estate.

(c)          In connection with a Sale of all or any portion of the Trust Estate:

(i)         any of the Noteholders may bid for and purchase the property offered for Sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability;

(ii)        the Indenture Trustee may bid for and acquire the property offered for Sale in connection with any Sale thereof;

(iii)      the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

(iv)       the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

(v)        no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(d)          Notwithstanding anything to the contrary in this Base Indenture, and subject to Ginnie Mae Requirements, if an Event of Default has occurred and is continuing and the Notes have become due and payable or have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, any proceeds received by the Indenture Trustee with respect to a foreclosure, sale or other realization resulting from a transfer of the assets of the Trust Estate shall be allocated in accordance with Section 4.5(a)(2) hereof.  The amount, if any, so allocated to the Issuer shall be paid by the Indenture Trustee to or to the order of the Issuer free and clear of the Adverse Claim of this Base Indenture and the Noteholders shall have no claim or rights to the amount so allocated.

Section 8.16.      Undertaking for Costs.

All parties to this Base Indenture agree, and each Noteholder by its acceptance thereof will be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Base Indenture, or in any suit against the Indenture Trustee for any action taken or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section will not apply to any suit instituted by the

Indenture Trustee, to any suit instituted by any Noteholder or group of Noteholders holding in the aggregate more than 25% of the Note Balance of the Outstanding Notes of each Series (measured by Voting Interests) to which the suit relates, or to any suit instituted by any Noteholders for the enforcement of the payment of the principal of or interest on any Note on or after the applicable Stated Maturity Date expressed in such Note.

Section 8.17.      Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Base Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 8.18.      Notice of Waivers.

Promptly (and in no event later than two (2) Business Days following the occurrence thereof), after any waiver of an Event of Default pursuant to Section 4.12, or any rescission or annulment of a declaration of acceleration pursuant to Section 8.2(b), or any waiver of past default pursuant to Section 8.14, the Issuer will notify all related Note Rating Agencies, Ginnie Mae and the Credit Manager in writing.

Article IX

The Issuer

Section 9.1.        Representations and Warranties of Issuer.

The Issuer hereby makes the following representations and warranties for the benefit of the Servicer, the Indenture Trustee, the Credit Manager and the Noteholders.  The representations shall be made as of the execution and delivery of this Base Indenture and of each Indenture Supplement, and as of each Funding Date and as of each date of Grant and shall survive the Grant of a Security Interest in the Participation Certificates to the Indenture Trustee.

(a)          Organization and Good Standing.  The Issuer is duly organized and validly existing as a statutory trust and is in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.  The Issuer has appointed the Administrator as the Issuer’s agent where notices and demands to or upon the Issuer in respect of the Notes of this Base Indenture may be served.

(b)          Power and Authority.  The Issuer has and will continue to have the power and authority to execute and deliver this Base Indenture and the other Transaction Documents to which it is or will be a party, and to carry out their respective terms; the Issuer had and has had at all relevant times and now has full power, authority and legal right to acquire, own, hold and Grant a

Security Interest in the Trust Estate and has duly authorized such Grant to the Indenture Trustee by all necessary action; and the execution, delivery and performance by the Issuer of this Base Indenture and each of the other Transaction Documents to which it is a party has been duly authorized by all necessary action of the Issuer.

(c)          Valid Transfers; Binding Obligations.  This Base Indenture creates a valid Grant of a Security Interest in the Participation Certificates which has been validly perfected and is a first priority Security Interest under the UCC, and such other portion of the Collateral as to which a Security Interest may be granted under the UCC, which security interest is enforceable against creditors of and purchasers from the Issuer, subject to applicable law.  Each of the Transaction Documents to which the Issuer is a party constitutes a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally or by general equity principles.

(d)          No Violation.  The execution and delivery by the Issuer of this Base Indenture and each other Transaction Document to which it is a party and the consummation of the transactions contemplated by this Base Indenture and the other Transaction Documents and the fulfillment of the terms of this Base Indenture and the other Transaction Documents do not conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under the Organizational Documents of the Issuer or any indenture, agreement or other material instrument to which the Issuer is a party or by which it is bound, or result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Base Indenture), or violate any law, order, judgment, decree, writ, injunction, award, determination, rule or regulation applicable to the Issuer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Issuer or its properties, which breach, default, conflict, Adverse Claim or violation could reasonably be expected to have a material Adverse Effect.

(e)          No Proceedings.  There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the Issuer’s knowledge, threatened, against or affecting the Issuer:  (i) asserting the invalidity of this Base Indenture, the Notes or any of the other Transaction Documents to which the Issuer is a party, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Base Indenture, or any of the other Transaction Documents, (iii) seeking any determination or ruling which could reasonably be expected to have a material Adverse Effect or could reasonably be expected to materially and adversely affect the condition (financial or otherwise), business or operations of the Issuer, or (iv) relating to the Issuer and which could reasonably be expected to adversely affect the United States federal income tax attributes of the Notes.

(f)           No Subsidiaries.  The Issuer has no subsidiaries.

(g)          All Tax Returns True, Correct and Timely Filed.  All tax returns required to be filed by the Issuer in any jurisdiction have in fact been filed and all taxes, assessments, fees and other governmental charges upon the Issuer or upon any of its properties, and all income of franchises, shown to be due and payable on such returns have been paid except for any such taxes, assessments, fees and charges the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Issuer had established adequate reserves in accordance with GAAP.  All such tax returns were true and correct in all material respects and the Issuer knows of no proposed additional tax assessment against it that could reasonably be expected to have a material adverse effect upon the ability of the Issuer to perform its obligations hereunder nor of any basis therefor.  The provisions for taxes on the books of the Issuer are in accordance with GAAP.

(h)          No Restriction on Issuer Affecting its Business.  The Issuer is not a party to any contract or agreement, or subject to any charter or other restriction, which materially and adversely affects its business, and the Issuer has not agreed or consented to cause any of its assets or properties to become subject to any Adverse Claim other than the Security Interest or any Permitted Liens.

(i)           Title to Participation Certificates.  As represented by PLS in the PC Repurchase Agreement, immediately prior to the Grant thereof to the Indenture Trustee as contemplated by this Base Indenture, subject to Ginnie Mae Requirements with respect thereto, the Issuer had good and marketable title to each Participation Certificate, free and clear of all Adverse Claims other than any Permitted Liens and rights of others.

(j)           Perfection of Security Interest.  All filings and recordings that are necessary to perfect the interest of the Issuer in the Participation Certificates and such other portion of the Trust Estate as to which a sale or security interest may be perfected by filing under the UCC, have been accomplished and are in full force and effect.  All filings and recordings against the Issuer required to perfect the Security Interest of the Indenture Trustee in such Participation Certificates and such other portion of the Trust Estate as to which a Security Interest may be perfected by filing under the UCC, have been accomplished and are in full force and effect, and all such filings and recordings against the Issuer include the legends set forth as clauses (i) through (iii) of the fourth full paragraph of the Granting Clause.  Subject to the rights of Ginnie Mae with respect thereto, other than the Security Interest granted to the Indenture Trustee pursuant to this Base Indenture, the Issuer has not pledged, assigned, sold, granted a Security Interest in, or otherwise conveyed any of the Participation Certificates or any other Collateral.  The Issuer has not authorized the filing of and is not aware of any financing statement filed against the Issuer that includes a description of collateral covering the Participation Certificates other than (1) any financing statement related to the Security Interest granted to the Indenture Trustee hereunder or (2) that has been terminated.

(k)          Notes Authorized, Executed, Authenticated, Validly Issued and Outstanding.  The Notes have been duly and validly authorized and, when duly and validly executed and authenticated by the Indenture Trustee in accordance with the terms of this Base Indenture and delivered to and paid for by each purchaser as provided herein, will be validly issued and outstanding and entitled to the benefits hereof.

(l)           Location of Chief Executive Office and Records.  The chief executive office of the Issuer and the office where Issuer maintains copies of its corporate records, is located at the offices of the Administrator at 3043 Townsgate Road, Westlake Village, CA, 91361; provided that, at any time after the Closing Date, upon thirty (30) days’ prior written notice to the Indenture

Trustee and the Noteholders, the Issuer may relocate its jurisdiction of formation, and/or its principal place of business and chief executive office, and/or the office where it maintains all of its records, to another location or jurisdiction, as the case may be, within the United States to the extent that the Issuer shall have taken all actions necessary or reasonably requested by the Indenture Trustee or the Majority Noteholders of all Outstanding Notes to amend its existing financing statements and continuation statements, and file additional financing statements and to take any other steps reasonably requested by the Indenture Trustee or the Majority Noteholders of all Outstanding Notes to further perfect or evidence the rights, claims or security interests of the Indenture Trustee and the Noteholders under any of the Transaction Documents.

(m)         Solvency.  The Issuer: (i) is not insolvent” (as such term is defined in § 101(32)(A) of the Bankruptcy Code); (ii) is able to pay its debts as they become due; and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.  The Issuer is not Granting the Trust Estate to the Indenture Trustee with the intent to defraud, delay or hinder any of its creditors.

(n)          Separate Identity.  The Issuer is operated as an entity separate from the Servicer and the Administrator.  The Issuer has complied with all covenants set forth in its Organizational Documents.

(o)          Name.  The legal name of the Issuer is as set forth in this Base Indenture and the Issuer does not use and has not used any other trade names, fictitious names, assumed names or “doing business as” names.

(p)          Governmental Authorization.  Other than the filing of the financing statements (or financing statement amendments) required hereunder or under any other Transaction Document, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the due execution and delivery by Issuer of this Base Indenture and each other Transaction Document to which it is a party and (ii) the performance of its obligations hereunder and thereunder.

(q)          Accuracy of Information.  All information heretofore furnished by the Issuer or any of its Affiliates to the Indenture Trustee or the Noteholders for purposes of or in connection with this Base Indenture, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Issuer or any of its Affiliates to the Indenture Trustee or the Noteholders will be, true and accurate in every material respect on the date such information is stated or certified.

(r)           Use of Proceeds.  No proceeds of any issuance of Notes or funding under a VFN hereunder will be used for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time.

(s)           Investment Company.  The Issuer is not required to be registered as an “investment company” within the meaning of the Investment Company Act, or any successor statute.

(t)           Compliance with Law.  The Issuer has complied in all material respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

(u)          Investments.  The Issuer does not own or hold, directly or indirectly (i) any capital stock or equity security of, or any equity interest in, any Person or (ii) any debt security or other evidence of indebtedness of any Person.

(v)          Transaction Documents.  The PC Repurchase Agreement is the only agreement pursuant to which the Issuer directly or indirectly purchases and receives contributions of Participation Certificates from PLS and the PC Repurchase Agreement represents the only agreement between PLS and the Issuer relating to the transfer of the Participation Certificates from PLS to the Issuer.

(w)         Limited Business.  Since its formation, the Issuer has conducted no business other than entering into and performing its obligations under the Transaction Documents to which it is a party, and such other activities as are incidental to the foregoing.  The Transaction Documents to which it is a party, and any agreements entered into in connection with the transactions that are permitted thereby, are the only agreements to which the Issuer is a party.

Section 9.2.        Liability of Issuer; Indemnities.

(a)          Obligations.  The Issuer shall be liable in accordance with this Base Indenture only to the extent of the obligations in this Base Indenture specifically undertaken by the Issuer in such capacity under this Base Indenture and shall have no other obligations or liabilities hereunder.  The Issuer shall indemnify, defend and hold harmless the Indenture Trustee (in all its capacities), the Calculation Agent, the Paying Agent, the Securities Intermediary, the Note Registrar, the Credit Manager, the Noteholders (as applicable, with respect to the related Series of Notes) and the Trust Estate (each an “Issuer Indemnified Party”) from and against any taxes that may at any time be asserted against the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, the Note Registrar, the Credit Manager or the Trust Estate with respect to the transactions contemplated in this Base Indenture or any of the other Transaction Documents, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege or license taxes (but not including any taxes asserted with respect to, and as of the date of, the transfer of the Participation Certificates to the Trust Estate, the issuance and original sale of the Notes of any Class, or asserted with respect to ownership of the Participation Certificates, or federal, state or local income or franchise taxes or any other tax, or other income taxes arising out of payments on the Notes of any Class, or any interest or penalties with respect thereto or arising from a failure to comply therewith) and costs and expenses in defending against the same and in connection with the Issuer Indemnified Parties’ enforcement of any rights hereunder or under any Transaction Document, except that in no event shall the Issuer be required to indemnify any Issuer Indemnified Party if the indemnification obligation under this Section 9.2(a) to such Issuer Indemnified Party is the result of a violation of law, gross negligence or willful misconduct by such Issuer Indemnified Party.

(b)          Notification and Defense.  Promptly after any Issuer Indemnified Party shall have been served with the summons or other first legal process or shall have received written notice of the threat of a claim in respect of which a claim for indemnity may be made against the Issuer under this Section 9.2, the Issuer Indemnified Party shall notify the Issuer and the Administrator in writing of the service of such summons, other legal process or written notice, giving information therein as to the nature and basis of the claim, but failure so to notify the Issuer shall not relieve the Issuer from any liability which it may have hereunder or otherwise, except to the extent that the Issuer is prejudiced by such failure so to notify the Issuer.  The Issuer will be entitled, at its own expense, to participate in the defense of any such claim or action and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Issuer Indemnified Party, and, after notice from the Issuer to such Issuer Indemnified Party that the Issuer wishes to assume the defense of any such action, the Issuer will not be liable to such Issuer Indemnified Party under this Section 9.2 for any legal or other expenses subsequently incurred by such Issuer Indemnified Party in connection with the defense of any such action unless (i) the defendants in any such action include both the Issuer Indemnified Party and the Issuer, and the Issuer Indemnified Party (upon the advice of counsel) shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Issuer, or one or more Issuer Indemnified Parties, and which in the reasonable judgment of such counsel are sufficient to create a conflict of interest for the same counsel to represent both the Issuer and such Issuer Indemnified Party, (ii) the Issuer shall not have employed counsel reasonably satisfactory to the Issuer Indemnified Party to represent the Issuer Indemnified Party within a reasonable time after notice of commencement of the action, or (iii) the Issuer has authorized the employment of counsel for the Issuer Indemnified Party at the expense of the Issuer; then, in any such event, such Issuer Indemnified Party shall have the right to employ its own counsel in such action, and the reasonable fees and expenses of such counsel shall be borne by the Issuer; provided,  however, that the Issuer shall not in connection with any such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for any fees and expenses of more than one firm of attorneys at any time for all Issuer Indemnified Parties.  Each Issuer Indemnified Party, as a condition of the indemnity agreement contained herein, shall use its commercially reasonable efforts to cooperate with the Issuer in the defense of any such action or claim.  The Issuer shall not, without the prior written consent of any Issuer Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Issuer Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Issuer Indemnified Party, unless such settlement includes an unconditional release of such Issuer Indemnified Party from all liability on claims that are the subject matter of such proceeding or threatened proceeding.

(c)          Expenses.  Indemnification under this Section shall include, without limitation, reasonable and customary out-of-pocket fees and expenses of counsel and expenses of litigation.  If the Issuer has made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Issuer, without interest.

(d)          Survival.  The provisions of this Section 9.2 shall survive the termination of this Base Indenture.

Section 9.3.        Merger or Consolidation, or Assumption of the Obligations, of the Issuer.

Any Person (a) into which the Issuer may be merged or consolidated, (b) which may result from any merger, conversion or consolidation to which the Issuer shall be a party, or (c) which may succeed to all or substantially all of the business or assets of the Issuer, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Issuer under this Base Indenture, shall be the successor to the Issuer under this Base Indenture without the execution or filing of any document or any further act on the part of any of the parties to this Base Indenture, except that if the Issuer in any of the foregoing cases is not the surviving entity, then the surviving entity shall execute an agreement of assumption to perform every obligation of the Issuer under the Transaction Documents, and the surviving entity shall have taken all actions necessary or reasonably requested by the Issuer, the Majority Noteholders of all Outstanding Notes or the Indenture Trustee to amend its existing financing statements and continuation statements, and file additional financing statements and to take any other steps reasonably requested by the Issuer, the Majority Noteholders of all Outstanding Notes or the Indenture Trustee to further perfect or evidence the rights, claims or security interests of the Issuer, the Noteholders or the Indenture Trustee under any of the Transaction Documents.  The Issuer (i) shall provide notice of any merger, consolidation or succession pursuant to this Section 9.3 to each Note Rating Agency that has rated any then-Outstanding Notes, the Indenture Trustee and the Noteholders, (ii) for so long as the Notes are Outstanding, (1) shall receive from each Note Rating Agency rating Outstanding Notes a letter to the effect that such merger, consolidation or succession will not result in a qualification, downgrading or withdrawal of the then current ratings assigned by such Note Rating Agency to any Outstanding Notes or (2) if the Administrator and the Administrative Agents determine in their reasonable judgment that an applicable Note Rating Agency no longer provides such letters as described in the foregoing clause (1), (a) the Administrator shall provide notice of such new merger, consolidation or succession to the related Note Rating Agency and (b) each Administrative Agent shall have provided its prior written consent to such merger, consolidation or succession; provided, that the Issuer provides an Issuer Certificate to the effect that any such merger, consolidation or succession will not have a material Adverse Effect on the Outstanding Notes, (iii) shall obtain an Opinion of Counsel addressed to the Indenture Trustee and reasonably satisfactory to the Indenture Trustee, that such merger, consolidation or succession complies with the terms hereof and one or more Opinions of Counsel updating or restating all opinions delivered on the date of this Base Indenture with respect to corporate matters, enforceability of Transaction Documents against the Issuer, and the grant by the Issuer of a valid security interest in the Participation Certificates to the Indenture Trustee and the perfection of such security interest and related matters, (iv) shall receive from the Majority Noteholders of all Outstanding Notes their prior written consent to such merger, consolidation or succession, absent which consent, which may not be unreasonably withheld or delayed, the Issuer shall not become a party to such merger, consolidation or succession and (v) shall obtain an Issuer Tax Opinion.

Section 9.4.        Issuer May Not Own Notes.

The Issuer may not become the owner or pledgee of one or more of the Notes (other than any Retained Note).  Any Person Controlling, Controlled by or under common Control with the Issuer may, in its individual or any other capacity, become the owner or pledgee of one or more Notes with the same rights as it would have if it were not an Affiliate of the Issuer, except as otherwise specifically provided in the definition of the term “Noteholder.”  The Notes so owned by or pledged to such Controlling, Controlled or commonly Controlled Person shall have an equal and proportionate benefit under the provisions of this Base Indenture, without preference, priority or distinction as among any of the Notes, except as set forth herein with respect to, among other things, rights to vote, consent or give directions to the Indenture Trustee as a Noteholder.

Section 9.5.        Covenants of Issuer.

(a)          Organizational Documents; Unanimous Consent.  The Issuer hereby covenants that its Organizational Documents provide that they may not be amended or modified without (i) notice to the Indenture Trustee and each Note Rating Agency that is at that time rating any Outstanding Notes, and (ii) the prior written consent of the Administrative Agent, unless and until this Base Indenture shall have been satisfied, discharged and terminated.  The Issuer will at all times comply with the terms of its Organizational Documents. In addition, notwithstanding any other provision of this Section 9.5 and any provision of law, the Issuer shall not take any action described in Section 4.1 of the Issuer’s Organizational Documents or do any of the following unless the Owners (as such term is defined in the Issuer’s Organizational Documents), the Administrative Agent and the applicable Majority Noteholders as set forth in the Transaction Documents consent to such action: (A) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (B) consent to the institution of bankruptcy or insolvency proceedings against it, (C) file a petition seeking, or consent to, reorganization or relief under any applicable federal, state or foreign law relating to bankruptcy or similar matters, (D) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or a substantial part of its property, (E) make any assignment for the benefit of creditors, (F) admit in writing its inability to pay its debts generally as they become due, or (G) take any action in furtherance of the actions set forth in clauses (A) through (F) above; or (1) merge or consolidate with or into any other person or entity or sell or lease its property or all or substantially all of its assets to any person or entity; or (2) modify any provision of its Organizational Documents.

(b)          Preservation of Existence.  The Issuer hereby covenants to do or cause to be done all things necessary on its part to preserve and keep in full force and effect its rights and franchises as a statutory trust under the laws of the State of Delaware, and to maintain each of its licenses, approvals, permits, registrations or qualifications in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such licenses, approvals, registrations or qualifications, except for failures to maintain any such licenses, approvals, registrations or qualifications which, individually or in the aggregate, would not have a material Adverse Effect.

(c)          Compliance with Laws.  The Issuer hereby covenants to comply in all material respects with all applicable laws, rules and regulations and orders of any governmental authority, the noncompliance with which would have a material Adverse Effect or a material adverse effect on the business, financial condition or results of operations of the Issuer.

(d)          Payment of Taxes.  The Issuer hereby covenants to pay and discharge promptly or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon the Issuer or upon its income and profits, or upon any of its property or any part thereof, before the same shall become in default, provided that the Issuer shall not be required to pay and discharge any such tax, assessment, charge or levy so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Issuer shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge or levy so contested.

(e)          Investments.  The Issuer hereby covenants that it will not, without the prior written consent of the Majority Noteholders of all Outstanding Notes, acquire or hold any indebtedness for borrowed money of another person, or any capital stock, debentures, partnership interests or other ownership interests or other securities of any Person, other than Permitted Investments as provided hereunder and the Participation Certificates acquired under the PC Repurchase Agreement.

(f)           Keeping Records and Books of Account.  The Issuer hereby covenants and agrees to maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Participation Certificates in the event of the destruction or loss of the originals thereof) and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Participation Certificates (including, without limitation, records adequate to permit the daily identification of all collections with respect to, and adjustments of amounts payable under, each Participation Certificate).  The Administrator shall ensure compliance with this Section 9.5(f).

(g)          Employee Benefit Plans.  The Issuer hereby covenants and agrees to comply in all material respects with the provisions of ERISA, the Code, and all other applicable laws, and the regulations and interpretations thereunder to the extent applicable, with respect to each Employee Benefit Plan.

(h)          No Release.  The Issuer shall not take any action and shall use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s covenants or obligations under any Transaction Document, Ginnie Mae Contract or other document, instrument or agreement included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such document, instrument or agreement.

(i)           Separate Identity.  The Issuer acknowledges that the Secured Parties are entering into the transactions contemplated by this Base Indenture in reliance upon the Issuer’s identity as a legal entity that is separate from the Administrator or the Servicer (each, a “Facility Entity”).  Therefore, from and after the date of execution and delivery of this Base Indenture, the Issuer shall take all reasonable steps to maintain the Issuer’s identity as a separate legal entity and to make it manifest to third parties that the Issuer is an entity with assets and liabilities distinct from those of each Facility Entity and not a division of a Facility Entity.

(j)           Compliance with and Enforcement of Transaction Documents.  The Issuer hereby covenants and agrees to comply in all respects with the terms of, employ the procedures outlined in and enforce the obligations of the parties to all of the Transaction Documents to which the Issuer is a party, and take all such action to such end as may be from time to time reasonably requested by the Indenture Trustee, and/or the Majority Noteholders of all Outstanding Notes, maintain all such Transaction Documents in full force and effect and make to the parties thereto such reasonable demands and requests for information and reports or for action as the Issuer is entitled to make thereunder and as may be from time to time reasonably requested by the Indenture Trustee.

(k)          No Sales, Liens, Etc. Against Participation Certificates and Trust Property.  The Issuer hereby covenants and agrees, except for releases specifically permitted hereunder, not to sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist, any Adverse Claim (other than the Security Interest created hereby or any Permitted Liens) upon or with respect to, any Participation Certificate or Trust Property, or any interest in either thereof, or upon or with respect to any Trust Account, or assign any right to receive income in respect thereof.  The Issuer shall promptly, but in no event later than two (2) Business Days after a Responsible Officer has obtained actual knowledge thereof, notify the Indenture Trustee of the existence of any Adverse Claim on any Participation Certificate or Trust Estate, and the Issuer shall defend the right, title and interest of each of the Issuer and the Indenture Trustee in, to and under the Participation Certificates and Trust Estate, against all claims of third parties.

(l)           No Change in Business.  The Issuer covenants that it shall not make any change in the character of its business.

(m)         No Change in Name, Etc.; Preservation of Security Interests. The Issuer covenants that it shall not make any change to its company name, or use any trade names, fictitious names, assumed names or “doing business as” names.  The Issuer will from time to time, at its own expense, execute and file such additional financing statements (including continuation statements) as may be necessary to ensure that at any time, the interest of the Issuer in all of the Participation Certificates and such other portion of the Trust Estate as to which a sale or Security Interest may be perfected by filing under the UCC, and the Security Interest of the Indenture Trustee in all of the Participation Certificates and such other portion of the Trust Estate as to which a Security Interest may be perfected by filing under the UCC, are fully protected.

(n)          No Institution of Insolvency Proceedings.  The Issuer covenants that it shall not institute Insolvency Proceedings with respect to the Issuer or any Affiliate thereof or consent to the institution of Insolvency Proceedings against the Issuer or any Affiliate thereof or take any action in furtherance of any such action, or seek dissolution or liquidation in whole or in part of the Issuer or any Affiliate thereof.

(o)          Money for Note Payments To Be Held in Trust.  The Issuer shall cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(i)         hold all sums held by it in respect of payments on Notes in trust for the benefit of the Noteholders entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(ii)        give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment; and

(iii)      at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Base Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(p)          Protection of Trust Estate.  The Issuer shall from time to time execute and deliver to the Indenture Trustee and the Administrative Agent all such supplements and amendments hereto (a copy of which shall be provided to the Noteholders) and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as is necessary or advisable to:

(i)         Grant more effectively all or any portion of the Trust Estate;

(ii)        maintain or preserve the Security Interest or carry out more effectively the purposes hereof;

(iii)      perfect, publish notice of, or protect the validity of any Grant made or to be made by this Base Indenture;

(iv)       enforce any of the Participation Certificates or, where appropriate, any Security Interest in the Trust Estate and the proceeds thereof;

(v)        promptly to amend, or to cause to be amended, as necessary, any filings or recordings against the Issuer relating to the Grant necessary to conform to the requirements of Ginnie Mae, including, but not limited to, any legend required by Ginnie Mae to be included in such filings or recordings; or

(vi)       preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders therein against the claims of all persons and parties.

(q)          Investment Company Act.  The Issuer shall conduct its operations in a manner which shall not subject it to registration as an “investment company” under the Investment Company Act.

(r)           Payment of Review and Renewal Fees.  The Issuer shall pay or cause to be paid to each Note Rating Agency that has rated Outstanding Notes, the annual rating review and renewal fee in respect of such Notes, if any.

(s)           No Subsidiaries.  The Issuer shall not form or hold interests in any subsidiaries.

(t)           No Indebtedness.  The Issuer shall not incur any indebtedness other than the Notes, and shall not guarantee any other Person’s indebtedness or incur any capital expenditures.

(u)          Cooperation with Effectuating a Release. If any filing or recordings against the Issuer have been made relating to the Grant, within five (5) Business Days after the earliest of any of the following dates or events that occur: (i) the effective date of any transfer of Issuer responsibility pursuant to the Acknowledgment Agreement; (ii) the date on which the Secured Party receives notice from Ginnie Mae of any termination, extinguishment or forfeiture of Secured Party’s or Servicer’s rights under the Acknowledgement Agreement, or otherwise; or (iii) the date on which Secured Party receives notice of the extinguishment by Ginnie Mae of Servicer’s redemption, equitable, legal or other right, title or interest in the Pooled Mortgages, then the Issuer shall, or shall cause to be filed for recording, in the appropriate recording office, a fully and complete release of such security interest, and of any other right, title or interest of Secured Party in the Pooled Mortgages, and shall deliver to Ginnie Mae written confirmation of such filing. Notwithstanding the foregoing, if the Issuer believes the Secured Party’s Security Interest is being challenged or is likely to be challenged by anyone other than Ginnie Mae, then the Issuer may request that Ginnie Mae agree to a deferral of the filings required by this subsection, which deferral shall be granted at the sole discretion of Ginnie Mae.

Article X

The Administrator and Servicer

Section 10.1.      Representations and Warranties of PLS, as Administrator and as Servicer.

PLS, as Administrator and as Servicer, hereby makes the following representations and warranties for the benefit of the Indenture Trustee, as of the Effective Date, and as of the date of each Grant of Participation Certificates to the Indenture Trustee pursuant to this Base Indenture.

(a)          Organization and Good Standing.  PLS is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware.  PLS, as Servicer, is duly qualified to do business and is in good standing (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the failure so to qualify, or to obtain such licenses or approvals, would have a material Adverse Effect.

(b)          Power and Authority; Binding Obligation.  PLS has the power and authority to make, execute, deliver and perform its obligations under this Base Indenture and any related Indenture Supplement and each other Transaction Document to which it is a party and all of the transactions contemplated hereunder and thereunder, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Base Indenture and each Indenture Supplement and each other Transaction Document to which it is a party; this Base Indenture and each Indenture Supplement and each other Transaction Document to which it is a party constitutes a legal, valid and binding obligation of PLS, enforceable against PLS in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity) or by public policy with respect to indemnification under applicable securities laws.

(c)          No Violation.  The execution and delivery of this Base Indenture and each Indenture Supplement and each other Transaction Document to which it is a party by PLS and its performance of its obligations under this Base Indenture and each Indenture Supplement and each other Transaction Document to which it is a party will not (i) violate PLS’ certificate of formation, operating agreement or other organizational documents or (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which PLS is a party or which may be applicable to PLS or any of its assets or (iii) violate any statute, ordinance or law or any rule, regulation, order, writ, injunction or decree of any court or of any public, governmental or regulatory body, agency or authority applicable to PLS or its properties except, with respect to clauses (ii) and (iii), for such defaults, breaches or violations that would not reasonably be expected to have a material Adverse Effect.

(d)          No Proceedings.  No proceedings, investigations or litigation before any court, tribunal or governmental body is currently pending, nor to the knowledge of PLS is threatened against PLS, nor is there any such proceeding, investigation or litigation currently pending, nor, to the knowledge of PLS, is any such proceeding, investigation or litigation threatened against PLS with respect to this Base Indenture, any Indenture Supplement or any other Transaction Document or the transactions contemplated hereby or thereby that could reasonably be expected to have a material Adverse Effect.

(e)          No Consents Required; Ginnie Mae Approvals.  Except with respect to the Acknowledgment Agreement, no authorization, consent, approval, or other action by, and no notice to or filing with, any court, governmental authority or regulatory body or other Person domestic or foreign, including HUD or Ginnie Mae, is required for the execution, delivery and performance by PLS of or compliance by PLS with this Base Indenture, any Indenture Supplement or the consummation of the transactions contemplated by this Base Indenture, any Indenture Supplement except for (i) consents, approvals, authorizations and orders which have obtained in connection with transactions contemplated by the Transaction Documents (including the Acknowledgement Agreement), (ii) filings to perfect the security interest created by this Base Indenture, and (iii) authorizations, consents, approvals, filings, notices, or other actions the failure to obtain such consents, approvals, authorizations and orders would not reasonably be expected to have a material Adverse Effect.

(f)           Information.  No written statement, report or other document furnished or to be furnished pursuant to this Base Indenture or any other Transaction Document to which it is a party by PLS contains or will contain any statement that is or will be inaccurate or misleading in any material respect.

(g)          Default. The Administrator is not in default with respect to any material contract under which a default should reasonably be expected to have a material adverse effect on the ability of the Administrator or the Servicer to perform its duties under this Base Indenture or any Indenture Supplement, or with respect to any order of any court, administrative agency, arbitrator or governmental body which would have a material adverse effect on the transactions contemplated hereunder, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such contract or order of any court, administrative agency, arbitrator or governmental body.

(h)          Foreign Corrupt Practices Act.  To the extent applicable, neither PLS nor any subsidiary thereof (collectively, the “FCPA Entities” and individually a “FCPA Entity”), or any employees, directors, or officers of any FCPA Entity, or to the knowledge of any FCPA Entity, any of its agents or representatives or any subsidiary of any FCPA Entity, is aware of, has taken, or will take any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”); and PLS and its subsidiaries and Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintained policies and procedures designed to ensure continued compliance therewith.

(i)           Anti-Money Laundering.  The operations of PLS are conducted and, to its knowledge, have been conducted in all material respects in compliance with the applicable anti-money laundering statutes of all jurisdictions to which PLS is subject and the rules and regulations thereunder, including the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) (collectively, the “U.S. Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving PLS with respect to the U.S. Anti-Money Laundering Laws is pending or, to the knowledge of PLS, threatened.

(j)           Sanctions.  Neither PLS nor its Subsidiaries, nor, to its knowledge, any of its or its Subsidiaries’ directors, officers, agents, Subsidiaries or employees, is a Person that is, or is owned or controlled by Persons that are (1) the subject of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”) or (2) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions; including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria.

(k)          No Adverse Actions.  PLS has not received a notice from Ginnie Mae indicating any adverse fact or circumstance in respect of PLS which adverse fact or circumstance may reasonably be expected to entitle Ginnie Mae to terminate PLS with cause or with respect to which such adverse fact or circumstance has caused Ginnie Mae to threaten to terminate, or consider the termination of, PLS in such notice.

(l)           Ginnie Mae Set Off Rights.  PLS has no actual notice, including any notice received from Ginnie Mae, or any reason to believe, that, other than in the normal course of PLS’ business, any circumstances exist that would result in PLS being liable to Ginnie Mae for any amount due by reason of:  (i) any breach of its obligations to Ginnie Mae under any Guaranty Agreement, the Ginnie Mae Contract or any other similar contracts relating to any Mortgage Pool or Mortgage Pool issued by PLS, (ii) any unperformed obligation with respect to mortgages in any Mortgage Pool, and (iii) any other unmet obligations to Ginnie Mae under any Guaranty Agreement, the Ginnie Mae Contract or any other similar contracts relating to any Mortgage Pool.

(m)         Ginnie Mae and HUD Approval.  PLS is an approved Issuer by Ginnie Mae and HUD.  PLS is not under review or investigation and does not have knowledge of imminent or future review or investigation, by Ginnie Mae or HUD (other than in ordinary course).

(n)          Ginnie Mae Remittance and Reporting.  With respect to each Mortgage Loan, PLS has remitted to Ginnie Mae and applicable investors in the securities representing interests in the Mortgage Loans and all other applicable Persons (i) all principal and interest payments received to which an investor or such other Person is entitled under the Ginnie Mae Contract, including without limitation any guaranty fees, and (ii) all advances of principal and interest required by such Ginnie Mae Contract. In accordance with the Ginnie Mae Contract, PLS has prepared and submitted all reports in connection with such payments required by the Ginnie Mae Contract.

Section 10.2.      Covenants of PLS, as Administrator and as Servicer.

(a)          Amendments to PC Documents.  The Servicer hereby covenants and agrees not to amend any PC Documents except for such amendments that would have no material adverse effect upon the collectability or timing of payment of any of the Participation Certificates or the performance of its or the Issuer’s obligations under the Transaction Documents or otherwise adversely affect the interest of the Noteholders, without the prior written consent of the Majority Noteholders of all Outstanding Notes.  The Administrator shall, within five (5) Business Days following the effectiveness of such amendments, deliver to the Indenture Trustee copies of all such amendments.

(b)          Maintenance of Security Interest.  The Administrator shall from time to time, at its own expense, file such additional financing statements (including continuation statements) as may be necessary to ensure that at any time, the Security Interest of the Indenture Trustee (on behalf of itself and the Noteholders) in all of the Participation Certificates and the other Collateral is fully protected in accordance with the UCC and that the Security Interest of the Indenture Trustee in the Participation Certificates and the rest of the Trust Estate remains perfected and of first priority.  The Administrator shall take all steps necessary to ensure compliance with Section 9.5(m).

(c)          Regulatory Reporting Compliance.  The Servicer shall, on or before the last Business Day of the fifth (5th) month following the end of each of the Servicer’s fiscal years (December 31), beginning with the fiscal year ending in 2017, deliver to the Indenture Trustee and the Interested Noteholders, as applicable, a copy of the results of any Uniform Single Attestation Program for Mortgage Bankers or an Officer’s Certificate that satisfies the requirements of Item 1122(a) of Regulation AB, an independent public accountant’s report that satisfies the requirements of Item 1123 of Regulation AB, or similar review conducted on the Servicer by its accountants, and such other reports as the Servicer may prepare relating to its servicing functions as the Servicer.

(d)          Compliance with PC Documents.  The Servicer shall not fail to comply with its obligations as the servicer under each of the PC Documents, which failure would have a material Adverse Effect.  The Servicer shall immediately notify the Indenture Trustee, the Credit Manager and the Administrative Agent of its receipt of a notice of termination under the Ginnie Mae Contract.  The Indenture Trustee shall forward any such notification to each Noteholder.

(e)          Compliance with Obligations.  PLS shall comply with all of its other obligations and duties set forth in this Base Indenture and any other Transaction Document.  The Administrator shall not permit the Issuer to engage in activities that could violate its covenants in this Base Indenture.

(f)           No Transfer of Servicing.  Servicer shall not voluntarily transfer servicing under the Ginnie Mae Contract, except with prior written consent of the Administrative Agent, in its sole discretion.  If PMH repurchases the Purchased MSR Excess Spread PC pursuant to the PMH Repurchase Agreement, PLS shall not release the Purchased MSR Excess Spread PC unless and until the PMH Repurchase Price has been deposited in the Collection and Funding Account.

(g)          Notice of Servicer Termination Event.  The Servicer shall provide written notice to the Indenture Trustee, the Credit Manager and each VFN Noteholder of any Servicer Termination Event, within one (1) Business Day of receipt by the Servicer of notice of such Servicer Termination Event.

(h)          Administrator Instructions and Functions Performed by Issuer.  The Administrator shall perform the administrative or ministerial functions specifically required of the Issuer pursuant to this Base Indenture and any other Transaction Document.

(i)           Adherence to Servicing Standards.  Unless otherwise consented to by the Administrative Agent and the Administrator (the following collectively, the “Servicing Standards”):

(i)         the Servicer shall cooperate with the Indenture Trustee acting as Calculation Agent in its duties set forth in the Transaction Documents;

(ii)        the Servicer shall cooperate with the Advance Verification Agent, the MSR Valuation Agent and the Credit Manager with respect to its duties set forth in the Transaction Documents; and

(iii)      the Servicer shall service all Mortgage Loans related to all Mortgage Pools without regard to ownership by PLS or its Affiliates of any securities issued by the related Mortgage Pool.

(j)           Performance and Compliance with the Ginnie Mae Contract.  PLS will comply with all terms, provisions, covenants and other promises required to be observed by it under the Ginnie Mae Contract and the Transaction Documents to which it is a party, maintain the Transaction Documents to which it is a party in full force and effect in all material respects.

(k)          Due Diligence.  PLS acknowledges that the Indenture Trustee or the Administrative Agent, at PLS’ expense, has the right to perform and/or appoint a third party to perform, continuing due diligence reviews with respect to the Collateral, for purposes of verifying compliance with the representations, warranties, and specifications made hereunder and under the other Transaction Documents, or otherwise.  PLS agrees that the Indenture Trustee or the Administrative Agent and their Authorized Representatives will be permitted during normal business hours, upon not less than three (3) Business Days advance written notice, to examine, inspect, make copies of, and make extracts of, any and all documents, records, agreements, instruments or information relating to the Collateral or Ginnie Mae in the possession of PLS; provided,  however, that the foregoing shall not apply with respect to any information that PLS is required by Ginnie Mae to keep confidential.  Notwithstanding anything to the contrary herein, PLS shall reimburse the Indenture Trustee and the Administrative Agent for any and all reasonable and out-of-pocket costs and expenses reasonably incurred by such party and its respective designees and appointees in connection with the ongoing due diligence and auditing activities; provided, that PLS shall not be required to permit more than one due diligence trip or audit during any twelve month period unless an Event of Default is continuing.

(l)           Changes in the Ginnie Mae Contract.  PLS shall provide written notice to the Indenture Trustee and the Administrative Agent of any changes in the Ginnie Mae Contract that may materially affect the Collateral within three (3) Business Days after PLS receives notice thereof.

(m)         Ginnie Mae Approval.  PLS shall at all times maintain copies of relevant portions of all final written HUD and Ginnie Mae audits, examinations, evaluations, monitoring reviews and reports of its origination and servicing and subservicing operations (including those prepared on a contract basis for any such agency) in which there are material adverse findings, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, and all necessary approvals from each of HUD and Ginnie Mae.  PLS shall not take any action, or fail to take any action, that would permit HUD or Ginnie Mae to terminate or threaten to terminate its right to issue MBS or service loans for HUD or Ginnie Mae with cause.

(n)          Quality Control.  PLS shall conduct quality control reviews of its servicing operations in accordance with industry standards and Ginnie Mae Requirements.  Upon the reasonable request of the Indenture Trustee or the Administrative Agent, PLS shall report its quality control findings as such final reports are produced, excluding internal audit reports or information subject to the attorney-client work product or attorney-client privilege or other applicable privilege.

(o)          Special Affirmative Covenants Concerning Collateral.

(i)         Subject to Ginnie Mae Requirements, PLS warrants and shall defend the right, title and interest of the Indenture Trustee, on behalf of the Noteholders, in and to the Collateral to the Indenture Trustee against the claims and demands of all Persons whomsoever.

(ii)        PLS shall preserve the security interests granted hereunder and upon request by the Indenture Trustee or the Administrative Agent undertake all actions which are necessary or appropriate, in the reasonable judgment of the Indenture Trustee or the Administrative Agent, as applicable, to (x) maintain the security interest of the Indenture Trustee on behalf of the Noteholders (including the priority thereof) in the Collateral in full force and effect at all times prior to the satisfaction of all obligations under this Base Indenture and the release of the Noteholders’ lien in accordance with the terms and provisions of this Base Indenture, and (y) preserve and protect the Collateral and protect and enforce the rights of the Indenture Trustee to the Collateral, including the making or delivery of all filings and recordings (of financing or continuation statements), or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate, cause to be marked conspicuously its master data processing records with a legend, acceptable to the Indenture Trustee, evidencing that such security interest has been granted in accordance with this Base Indenture.

(iii)      PLS shall diligently fulfill its duties and obligations under the Ginnie Mae Contract in all material respects and shall not default in any material respect under any of the Ginnie Mae Contract or the Acknowledgment Agreement.

(p)          Maintenance of Property; Insurance.  PLS shall keep all property useful and necessary in its business in good working order and condition except to the extent that the failure to do so could not reasonably be expected to result in a material Adverse Effect.  PLS shall maintain a fidelity bond and be covered by insurance of the kinds and in the amounts customarily maintained by such similarly situated entities in the same jurisdiction and industry as PLS, in amounts acceptable to Ginnie Mae except to the extent that the failure to do so could not reasonably be expected to result in a material Adverse Effect.

(q)          Use of Proceeds.  PLS shall not use the proceeds of the Notes in contravention of the requirements, if any, of Ginnie Mae or Applicable Law.

(r)           Reimbursement of Advance Reimbursement Amounts.  With respect to any Pooled Mortgage and collections received with respect thereto, PLS shall reimburse itself for any unreimbursed Advances, and shall ensure that any Interim Servicers reimburse themselves for any unreimbursed Advances, in accordance with current market practice for Ginnie Mae issuers from (i) with respect to MBS Advances, any amounts collected on mortgage loans in the same principal and interest custodial account and (ii) with respect to Servicing Advances, from any amounts collected on the same mortgage loan, in each case, following the date of such Advance; provided, further, that in all events, such reimbursements shall only be made to the extent permitted under the Ginnie Mae Contract.  All such amounts shall be deposited into the Collection and Funding Account in accordance with Section 4.2 hereof.

(s)           Mortgage Pool Information.  PLS shall deliver to the to the Administrative Agent within seven (7) Business Days after the end of each month, the information relating to the Pooled Mortgages required pursuant to Schedule 4 hereto.

(t)           Agency Notices.  PLS shall promptly furnish the Administrative Agent copies of all notices it receives from HUD or Ginnie Mae indicating any adverse fact or circumstance in respect of PLS which adverse fact or circumstance may entitle HUD or Ginnie Mae, respectively, to terminate or to threaten to terminate PLS with cause or that may entitle HUD or Ginnie Mae to conduct any inspection or investigation of PLS, PLS’ files or PLS’ facilities.

(u)          Ginnie Mae Notices.  PLS shall promptly furnish the Administrative Agent copies of all notices it receives from Ginnie Mae that materially affect the Advance Reimbursement Amounts or Servicing Fees, including any notice received with respect to the events set forth in Section 10.1(l), and any demand by Ginnie Mae for the repurchase of or indemnification with respect to a mortgage loan and the reason for such repurchase or indemnification within three (3) Business Days after PLS receives notice thereof.

(v)          Ginnie Mae Requirements.  PLS shall furnish the Administrative Agent notice of any change in Ginnie Mae Eligibility Requirements on the twenty-fourth (24th) day of each month, or such later date as PLS receives reconciled delinquency ratio information from Ginnie Mae.

(w)         Legal Existence, etc.  PLS shall (i) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises; and (ii) keep adequate records and books of account.

(x)          Interim Borrowing Base Determination Date Reporting.  PLS shall report the occurrence of an Interim Borrowing Base Determination Date promptly after a Responsible Officer of the Administrator shall have obtained actual knowledge of such occurrence, and in any event within one (1) Business Day of obtaining such knowledge.

Section 10.3.      Negative Covenants of PLS.

PLS covenants and agrees with the Indenture Trustee, the Administrative Agent and each Noteholder that, so long as any Note is Outstanding and until all obligations have been paid in full, PLS shall not:

(a)          other than in accordance with Section 10.3(c), take any action that would directly or indirectly materially impair or materially adversely affect PLS’ title to, or the value of, the Collateral;

(b)          create, incur or permit to exist any Lien in or on the Collateral except (i) the security interest granted hereunder in favor of the Indenture Trustee on behalf of the Noteholders, (ii) the rights of Ginnie Mae under the Ginnie Mae Contract, (iii) with respect to the Purchased MSR Excess Spread, the rights of PMH under the PMH Repurchase Agreement, or (iv) any Permitted Lien, or assign any right to receive income in respect thereof except to the Purchased MSR Excess Spread to PMH pursuant to the Purchased MSR Excess Spread Participation Agreement;

(c)          sell, lease or otherwise dispose of any Collateral (other than sales or dispositions of MSRs (i) resulting from the payoff of the related Mortgages or the purchase of the related Mortgage by PLS, (ii) as required by Ginnie Mae or (iii) in the ordinary course of PLS’ servicing business) except as expressly permitted by this Base Indenture;

(d)          engage to any substantial extent in any line or lines of business activity other than the businesses related to mortgage origination and servicing carried on by it as of the Closing Date;

(e)          (i) cancel or terminate any Transaction Documents to which it is a party or consent to or accept any cancellation or termination thereof, (ii) amend, amend and restate, supplement or otherwise modify any Transaction Document (except as otherwise provided herein or therein), other than an amendment of a Guaranty Agreement that is done unilaterally by Ginnie Mae, (iii) consent to any amendment, modification or waiver of any term or condition of any Transaction Document, without the prior written consent of the Administrative Agent, provided that if the amendment of a Guaranty Agreement is done unilaterally by Ginnie Mae, the prior written consent of the Administrative Agent is not required, (iv) waive any material default under or breach of any Guaranty Agreement or the Ginnie Mae Contract, or (v) take any other action in connection with any such Transaction Documents that would impair in any material respect the value of the interests or rights of PLS thereunder or that would impair in any material respect the interests or rights of the Indenture Trustee, the Administrative Agent or any Noteholder;

(f)           change the state of its organization unless PLS shall have given the Administrative Agent at least thirty (30) days’ prior written notice thereof and unless, prior to any such change, PLS shall have filed, or caused to be filed, such financing statements or amendments as the Indenture Trustee determines may be reasonably necessary to continue the perfection of the Indenture Trustee’s interest in the Collateral;

(g)          appoint any subservicers (other than an Interim Servicer) with respect to any MSRs pledged to the Indenture Trustee pursuant to this Base Indenture; provided, however, that PLS’ use of an Interim Servicer shall not relieve PLS of its obligations hereunder with respect to the related Mortgage Loans, and PLS shall remain liable under this Indenture as if PLS was servicing such Mortgage Loans directly;

(h)          take any action that would directly or indirectly materially impair or materially adversely affect PLS’ title to, or the value, of the Advance Reimbursement Amounts or Servicing Fees or materially increase the duties, responsibilities or obligations of PLS in respect of the Collateral.

(i)           make any Restricted Payments at any time while an Event of Default has occurred and is continuing; and

(j)           not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (i) in the ordinary course of PLS’ business and (ii) upon fair and reasonable terms no less favorable to PLS than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.

Section 10.4.      Liability of PLS, as Administrator and as Servicer; Indemnities.

(a)          Obligations.  Each of the Administrator and the Servicer, severally and not jointly, shall indemnify, defend and hold harmless the Indenture Trustee (in all its capacities), the Securities Intermediary, the Note Registrar, the Calculation Agent, the Paying Agent, the Securities Intermediary, the Credit Manager, the Trust Estate, the Owner Trustee and the Noteholders (as applicable, with respect to the related Series of Notes) (each an “Indemnified Party”) from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, and was imposed upon, the Indenture Trustee, the Securities Intermediary, the Note Registrar, the Credit Manager, the Owner Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, the Trust Estate or any Noteholder (i) in the case of indemnification by the Administrator, by reason of a violation of law, gross negligence or willful misconduct of the Administrator (or of the Issuer as a result of a direction, act or omission by the Administrator), in the performance of their respective obligations under this Base Indenture and the other Transaction Documents or (ii) in the case of indemnification by the Servicer, by reason of a violation of law, gross negligence or willful misconduct of the Servicer, in the performance of its respective obligations under this Base

Indenture and the other Transaction Documents or as servicer or subservicer under the Ginnie Mae Contracts, or by reason of the breach by the Servicer of any of its representations, warranties or covenants hereunder or under the Ginnie Mae Contracts; provided, that any indemnification amounts payable by the Administrator or the Servicer, as the case may be, to the Owner Trustee hereunder shall not be duplicative of any indemnification amount paid by the Administrator to the Owner Trustee in accordance with the Trust Agreement or under the Administration Agreement.

(b)          Notification and Defense.  Promptly after any Indemnified Party shall have been served with the summons or other first legal process or shall have received written notice of the threat of a claim in respect of which a claim for indemnity may be made against PLS under this Section 10.4, the Indemnified Party shall notify the Indemnifying Party in writing of the service of such summons, other legal process or written notice, giving information therein as to the nature and basis of the claim, but failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have hereunder or otherwise, except to the extent that the Indemnifying Party is prejudiced by such failure so to notify the Indemnifying Party.  The Indemnifying Party will be entitled, at its own expense, to participate in the defense of any such claim or action and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and, after notice from the Indemnifying Party to such Indemnified Party that the Indemnifying Party wishes to assume the defense of any such action, the Indemnifying Party will not be liable to such Indemnified Party under this Section 10.4 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense of any such action unless (i) the defendants in any such action include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party (upon the advice of counsel) shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party, or one or more Indemnified Parties, and which in the reasonable judgment of such counsel are sufficient to create a conflict of interest for the same counsel to represent both the Indemnifying Party and such Indemnified Party, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action, or (iii) the Indemnifying Party has authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party; then, in any such event, such Indemnified Party shall have the right to employ its own counsel in such action, and the reasonable fees and expenses of such counsel shall be borne by the Indemnifying Party; provided,  however, that the Indemnifying Party shall not in connection with any such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for any fees and expenses of more than one firm of attorneys at any time for all Indemnified Parties.  Each Indemnified Party, as a condition of the indemnity agreement contained herein, shall use its commercially reasonable efforts to cooperate with the Indemnifying Party in the defense of any such action or claim.  The Indemnifying Party shall not, without the prior written consent of any Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding or threatened proceeding.

(c)          Expenses.  Indemnification under this Section 9.2 shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation (including such fees and expenses incurred in enforcing the Indemnifying Party’s right to indemnification).  If the Indemnifying Party has made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Indemnifying Party, without interest.

(d)          Survival.  The provisions of this Section 10.4 shall survive the resignation or removal of the Indenture Trustee, the Calculation Agent and the Paying Agent and the termination of this Base Indenture.

Section 10.5.      Merger or Consolidation, or Assumption of the Obligations, of PLS.

Any Person (a) into which PLS may be merged or consolidated, (b) which may result from any merger, conversion or consolidation to which PLS shall be a party, or (c) which may succeed to all or substantially all of the business or assets of PLS which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of PLS under this Base Indenture, shall be the successor to PLS under this Base Indenture without the execution or filing of any paper or any further act on the part of any of the parties to this Base Indenture; provided,  however, that (i) prior to any such merger, consolidation or conversion (1) PLS shall have provided to the Indenture Trustee and the Noteholders a letter from each Note Rating Agency that rated Outstanding Notes indicating that such merger, consolidation or conversion will not result in the qualification, reduction or withdrawal of the then current ratings of the Outstanding Notes or (2) if the Administrator and the Administrative Agents determine in their reasonable judgment that an applicable Note Rating Agency no longer provides such letters as described in the foregoing clause (1), (a) the Administrator shall provide notice of such merger, consolidation or conversion to the related Note Rating Agency and (b) each Administrative Agent shall have provided its prior written consent to merger, consolidation or conversion; provided, that the Issuer provides an Issuer Certificate to the effect that any such merger, consolidation or conversion will not have a material Adverse Effect on the Outstanding Notes, and (ii) prior to any such merger, consolidation or conversion the Administrator shall have delivered to the Indenture Trustee an Opinion of Counsel to the effect that such merger, consolidation or conversion complies with the terms of this Base Indenture and one or more Opinions of Counsel updating or restating all opinions delivered on the date of this Base Indenture with respect to corporate matters and the enforceability of Transaction Documents against PLS “safe harbor” treatment as to the transfers of the Participation Certificates from the Servicer to the Issuer and non-consolidation of the Servicer with the Issuer and security interest and tax and any additional opinions required under any related Indenture Supplement; provided,  further, that the conditions specified in clauses (i) and (ii) above shall not apply to any transaction (i) in which an Affiliate of PLS assumes the obligations of PLS and otherwise satisfies the eligibility criteria applicable to the Servicer under the Ginnie Mae Contracts or (ii) in which an Affiliate of PLS is merged into or is otherwise combined with PLS and PLS is the sole survivor of such merger or other combination.  PLS shall provide notice of any merger, consolidation or succession pursuant to this Section to the Indenture Trustee, the Noteholders and each Note Rating Agency.

Except as described in the preceding paragraph, PLS may not assign or delegate any of its rights or obligations under this Base Indenture or any other Transaction Document.

Article XI

The Indenture Trustee

Section 11.1.      Certain Duties and Responsibilities.

(a)          The Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Base Indenture with respect to the Notes, and no implied covenants, duties (including fiduciary duties) or obligations will be read into this Base Indenture against the Indenture Trustee.

(b)          In the absence of bad faith on its part, the Indenture Trustee may, with respect to Notes, conclusively rely upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Base Indenture, as to the truth of the statements and the correctness of the opinions expressed therein; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee will be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Base Indenture but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein.

(c)          If an Event of Default has occurred and is continuing, with respect to the Notes of which a Responsible Officer of the Indenture Trustee has been given written notice in the manner set forth in this Indenture or of which a Responsible Officer of the Indenture Trustee has actual knowledge,  the Indenture Trustee will exercise such of the rights and powers vested in it by this Base Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that the foregoing shall not be deemed to require the Indenture Trustee to take any action, or have any liability for the failure to take any action, where the terms of this Base Indenture or any Supplement provide that the Indenture Trustee only takes action at the direction of a certain percentage of the Noteholders or other Person or if the Indenture Trustee is permitted to refrain from taking action unless it has been provided with adequate indemnity.

(d)          No provision of this Base Indenture will be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)         this subsection (d) will not be construed to limit the effect of subsection (a) of this Section 11.1;

(ii)        the Indenture Trustee will not be liable for any error of judgment made in good faith by an Indenture Trustee Authorized Officer, unless it will be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

(iii)      the Indenture Trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Majority Noteholders or the Administrative Agent relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Base Indenture with respect to the Notes of any Class, to the extent consistent with Sections 8.7 and 8.8;

(iv)       no provision of this Base Indenture will require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or indemnity satisfactory to the Indenture Trustee against such risk or liability is not reasonably assured to it;

(v)        whether or not therein expressly so provided, every provision of this Base Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee will be subject to the provisions of this Section; and

(vi)       the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer or of Noteholders, as applicable, in accordance with the terms of this Indenture, relating to the time, method or place of conducting any proceeding for any remedy available to the Indenture Trustee or with respect to the exercise of any trust or power conferred upon such party under this Indenture or with respect to the Notes.

(e)          Upon the occurrence of an Event of Default under the PC Repurchase Agreement, the Indenture Trustee may (and at the direction of the Administrative Agent or the Series Required Noteholders) send an Activation Notice to the Account Bank pursuant to which the Indenture Trustee shall exercise its control over the Dedicated Account or the Portfolio Spread Custodial Account, as applicable.

Section 11.2.      Notice of Defaults.

Except as otherwise provided in Section 3.3(b), within ninety (90) days after the occurrence of any Event of Default hereunder,

(a)          the Indenture Trustee will transmit by mail to all registered Noteholders, as their names and addresses appear in the Note Register, notice of such default hereunder known to the Indenture Trustee, and

(b)          the Indenture Trustee will give prompt written notification thereof to each Note Rating Agency, unless such default shall have been cured or waived; provided,  however, that, except in the case of a default in the payment of the principal of or interest on any Note of any Series or Class, the Indenture Trustee will be protected in withholding such notice if and so long as an Indenture Trustee Responsible Officer in good faith determines that the withholding of such notice is in the interests of the Noteholders of such Series or Class.  For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

Section 11.3.      Certain Rights of Indenture Trustee.

Except as otherwise provided in Section 11.1:

(a)          the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary may conclusively rely and will be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)          any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Certificate;

(c)          whenever in the administration of this Base Indenture the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary deems it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d)          each of the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary may consult with counsel of its own selection, at the expense of the Issuer, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)          none of the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary shall be under obligation to exercise any of the rights or powers vested in it by this Base Indenture at the request or direction of any of the Noteholders pursuant to this Base Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)           none of the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document; but such party in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if any of the Indenture Trustee, the Paying Agent, the Note Registrar or the Securities Intermediary shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, upon reasonable notice of not less than three (3) Business Days;

(g)          each of the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and none of the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary shall be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)          none of the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary shall be required to provide any surety or bond of any kind in connection with the execution or performance of its duties hereunder;

(i)           none of the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary shall be deemed to make any representations as to the validity or sufficiency of this Indenture;

(j)           none of the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary shall at any time have any responsibility or liability other than as may be expressly set forth in this Indenture for or with respect to the legality, validity or enforceability of any of the Notes;

(k)          in order to comply with their respective duties under the USA Patriot Act of 2001, the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary shall obtain and verify certain information and documentation from the other parties to this Indenture including, but not limited to, such party’s name, address, and other identifying information;

(l)           the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary shall not be under any obligation to (i) institute, conduct, defend or otherwise participate in any litigation or other legal Proceeding hereunder or in relation hereto at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, or (ii) undertake an investigation of any party to any transaction agreement, unless, in each case, such Noteholders shall have offered to the Indenture, Calculation Agent, Paying Agent and Securities Intermediary security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(m)         the Indenture Trustee shall not have any duty or responsibility in respect to (i) any recording, filing or depositing of this Indenture or any other agreement or instrument, monitoring or filing any financing statement or continuation statement evidencing a security interest, the maintenance of any such recording, filing or depositing or any re-recording, re-filing or re-depositing of any thereof, or otherwise monitoring the perfection, continuation of perfection or the sufficiency or validity of any security interest in or related to the Collateral, (ii) the acquisition or maintenance of any insurance or (iii) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral.  The Indenture Trustee shall be authorized to, but shall in no event have any duty or responsibility to, file any financing or continuation statements or record any documents or instruments in any public office at any time or times or otherwise perfect or maintain any security interest in the Collateral;

(n)          the Indenture Trustee shall not be deemed to have notice of any default, Event of Default, Funding Interruption Event or Servicer Termination Event unless an Indenture Trustee Responsible Officer has actual knowledge thereof or unless written notice of any event which is in fact such a default, Event of Default, Funding Interruption Event or Servicer Termination Event is received by the Indenture Trustee at the Corporate Trust Office of the Indenture Trustee, and such notice references the Notes and this Base Indenture; in the absence of receipt of such notice or actual knowledge, the Indenture Trustee may conclusively assume that there is no default, Event of Default, Funding Interruption Event or Servicer Termination Event;

(o)          the rights, privileges, protections, immunities and benefits given to the Indenture Trustee hereunder and under each Transaction Document, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable (without duplication) by, the Indenture Trustee or the bank serving as Indenture Trustee, as applicable, in each of its capacities hereunder and thereunder (including, without limitation, Calculation Agent, Custodian, Paying Agent, Securities Intermediary and Note Registrar), and each agent and other person employed to act hereunder and thereunder;

(p)          none of the provisions contained in this Base Indenture shall in any event require the Indenture Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or any other Person under this Base Indenture;

(q)          the Indenture Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Base Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Estate other than from funds available in the Trust Accounts or (D) to confirm or verify the contents of any reports or certificates of the Servicer or the Administrator delivered to the Indenture Trustee pursuant to this Base Indenture believed by the Indenture Trustee to be genuine and to have been signed or presented by the proper party or parties;

(r)           the Indenture Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Base Indenture;

(s)           the right of the Indenture Trustee to perform any discretionary act enumerated in this Base Indenture or the other Transaction Documents shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

(t)           the Indenture Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Estate created hereby or the powers granted hereunder;

(u)          in making or disposing of any investment permitted by this Base Indenture, the Indenture Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm's-length basis and on standard market terms, whether it or such Affiliate is acting as a subagent of the Indenture Trustee or for any third Person or dealing as principal for its own account;

(v)          the Indenture Trustee shall not be responsible for commercially reasonable delays or failures in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation pandemics, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts or God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; and

(w)         None of the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary (i) shall be responsible for and make any representation as to the validity, legality, enforceability, sufficiency or adequacy of this Indenture, the Notes or any other Transaction Document or as to the correctness of any statement thereof, (ii) shall be accountable for the Issuer’s use of the proceeds from the Notes, or (iii) shall be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes.  The recitals contained herein and in the Notes shall be construed as the statements of the Issuer.  The Indenture Trustee shall not be responsible for any statement of the Issuer in this Indenture or any statement in any document, including any offering memorandum, issued in connection with the sale of any Notes or in the Notes other than information provided by the Indenture Trustee and the Indenture Trustee’s certificate of authentication or for the use or application of any funds received by any Paying Agent other than the Indenture Trustee.

(x)          In no event will the Indenture Trustee have any responsibility to monitor compliance with or enforce compliance with the credit risk retention rules under Regulation RR or other rules or regulations relating to risk retention.  The Indenture Trustee will not be charged with knowledge of such rules, nor will it be liable to any Noteholder, Certificateholder, the Servicer or any other Person for violation of such rules now or hereinafter in effect.  The Indenture Trustee will not be required to monitor, initiate or conduct any proceedings to enforce the obligations of the Servicer or any other Person with respect to any breach of representation or warranty under any Transaction Document, and the Indenture Trustee will not have any duty to conduct any investigation as to the occurrence of any condition requiring the repurchase or substitution of any security by any Person pursuant to any Transaction Document.

Section 11.4.      Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except the certificates of authentication, will be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for their correctness.  The Indenture Trustee makes no representations as to the validity or sufficiency of this Base Indenture or of the Notes.  The Indenture Trustee will not be accountable for the use or application by the Issuer of Notes or the proceeds thereof, or for the use or application of any funds paid to the Servicer in respect of any amounts deposited in or withdrawn from the Trust Accounts or the custodial accounts by the Servicer.  The Indenture Trustee shall not be responsible for the legality or validity of this Base Indenture or the validity, priority, perfection or sufficiency of the security for the Notes issued or intended to be issued hereunder.

Section 11.5.      Indenture Trustee’s Appointment as Attorney-In-Fact.

(a)          The Servicer hereby irrevocably constitutes and appoints the Indenture Trustee and any officer or agent thereof, during the continuation of an Event of Default, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Servicer and in the name of the Servicer, for the purpose of carrying out the terms of this Base Indenture and each Indenture Supplement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Base Indenture, each Indenture Supplement, the PC Guaranty, the PMT Guaranty, the Ginnie Mae Contract, the Acknowledgment Agreement, and, without limiting the generality of the foregoing, the Issuer hereby gives the Indenture Trustee the power and right:

(1)        to take possession of and endorse and collect any wired funds, checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Participation Certificates Granted by the Issuer to the Indenture Trustee from the related Mortgage Pool, the Obligors on underlying Mortgage Loans or the Servicer, as the case may be;

(2)        to file any claim or proceeding in any court of law or equity or take any other action otherwise deemed appropriate by the Indenture Trustee for the purpose of collecting any and all such moneys due from the related Mortgage Pool, the Obligors on underlying Mortgage Loans or the Servicer under such Participation Certificate whenever payable and to enforce any other right in respect of any Participation Certificate Granted by the Issuer or related to the Trust Estate;

(3)        to direct the related Servicer to make payment of any and all moneys due or to become due under the Participation Certificate Granted by the Issuer directly to the Indenture Trustee or as the Indenture Trustee shall direct;

(4)        to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due from the related Mortgage Pool or the Servicer at any time in respect of or arising out of any Participation Certificate Granted by the Issuer;

(5)        to sign and endorse any assignments, notices and other documents in connection with the Participation Certificates Granted by the Issuer or the Trust Estate;

(6)        to sell, transfer, pledge and make any agreement with respect to or otherwise deal with the Participation Certificates Granted by the Issuer and the Trust Estate as fully and completely as though the Indenture Trustee were the absolute owner thereof for all purposes, and do, at the Indenture Trustee’s option and at the expense of the Issuer, at any time, or from time to time, all acts and things which the Indenture Trustee deems necessary to protect, preserve or realize upon the Participation Certificate Granted by the Issuer or the Trust Estate and the Indenture Trustee’s and the Issuer’s respective security interests and ownership interests therein and to effect the intent of this Base Indenture, all as fully and effectively as the Issuer might do;

(7)        to perform or cause to be performed, the Servicer’s obligations under any Guaranty Agreement or the Ginnie Mae Contract to the extent permitted by the Acknowledgment Agreement;

(8)        upon and after the occurrence of a default by the Servicer under a Guaranty Agreement or the Ginnie Mae Contract, the Servicer also authorizes the Indenture Trustee, or other party appointed by the Indenture Trustee, to have on site access to the Servicer’s operation sites, sufficient for the Administrative Agent or other party appointed by it, to begin the process of transferring the portfolio to a “Standby Issuer” as required pursuant to the Acknowledgement Agreement;

(9)        the Servicer also authorizes the Administrative Agent, at any time and from time to time, to execute, in connection with the sale provided for in Section 8.15 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; provided that the exercise of such powers are in accordance with the Acknowledgment Agreement; and

(10)      the powers conferred on the Indenture Trustee are solely to protect the Noteholders’ interest in the Collateral and shall not impose any duty upon the Indenture Trustee to exercise any such powers.

(b)          The Indenture Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Indenture Trustee nor any of its officers, directors, or employees shall be responsible to the Issuer for any act or failure to act hereunder; provided, that the Indenture Trustee shall exercise such powers only in accordance with the Acknowledgment Agreement.  Nothing contained herein shall in any way be deemed to be a grant of power or authority to the Indenture Trustee or any officer or agent thereof to take any of the actions described in this paragraph with respect to any underlying Obligor under any Mortgage Pool, for which an Advance was made or Servicing Fee was accrued.

Section 11.6.      Money Held in Trust.

The Indenture Trustee will be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

Section 11.7.    Compensation and Reimbursement, Limit on Compensation, Reimbursement and Indemnity.

Except as otherwise provided in this Base Indenture:

(a)          The Indenture Trustee (including in all of its capacities) will be paid the Indenture Trustee Fee on each Payment Date pursuant to Section 4.5 as compensation for its services (in all capacities hereunder).

(b)          The Indenture Trustee (including in all of its capacities) shall be indemnified and held harmless by the Trust Estate as set forth in Section 4.5 and Section 8.6, and shall be secondarily indemnified and held harmless by the Administrator for, from and against, as the case may be, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of, or in connection with, the acceptance and administration of the Trust Estate, including, without limitation, the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Base Indenture, provided that:

(i)         with respect to any such claim, the Indenture Trustee shall have given the Administrator written notice thereof promptly after a Responsible Officer of the Indenture Trustee shall have actual knowledge thereof; provided,  however that failure to give such written notice shall not affect the Trust Estate’s or the Administrator’s obligation to indemnify the Indenture Trustee, unless such failure materially prejudices the Trust Estate’s or the Administrator’s rights;

(ii)        the Administrator may, at its option, assume the defense of any such claim using counsel reasonably satisfactory to the Indenture Trustee; and

(iii)      notwithstanding anything in this Base Indenture to the contrary, the Administrator shall not be liable for settlement of any claim by the Indenture Trustee, as the case may be, entered into without the prior consent of the Administrator, which consent shall not be unreasonably withheld.

Notwithstanding the foregoing, in no event shall the Trust Estate or the Administrator be required to indemnify the Indenture Trustee if the indemnification obligation under this Section 11.7 is the result of gross negligence or willful misconduct by the Indenture Trustee.

No termination of this Base Indenture, or the resignation or removal of the Indenture Trustee, shall affect the obligations created by this Section 11.7(b) of the Administrator to indemnify the Indenture Trustee under the conditions and to the extent set forth herein.

Notwithstanding the foregoing, the indemnification provided in this Section 11.7(b) with respect to the Administrator shall not pertain to any loss, liability or expense of the Indenture Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Indenture Trustee at the direction of the Noteholders pursuant to the terms of this Base Indenture.

The Indenture Trustee agrees fully to perform its duties under this Base Indenture notwithstanding its failure to receive any payments of Indenture Trustee Fees pursuant to this Section 11.7(b) subject to its rights to resign in accordance with the terms of this Base Indenture.

Anything in this Base Indenture to the contrary notwithstanding, in no event shall the Indenture Trustee (in any of its capacities) be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such a loss or damage and regardless of the form of action.

The Securities Intermediary, the Paying Agent, the Custodian and the Calculation Agent shall be indemnified by the Trust Estate pursuant to Section 4.5 and Section 8.6, and secondarily by the Administrator, in respect of the matters described in Section 4.9 to the same extent as the Indenture Trustee.

Neither of the Indenture Trustee nor the Securities Intermediary will have any recourse to any asset of the Issuer or the Trust Estate other than funds available pursuant to Section 4.5 and Section 8.6 or to any Person other than the Issuer (or the Administrator pursuant to this Section 11.7).  Except as specified in Section 4.5 and Section 8.6, any such payment to the Indenture Trustee shall be subordinate to payments to be made to Noteholders.

The Indenture Trustee is not responsible for any action or inaction of the Administrative Agent.

Section 11.8.      Corporate Indenture Trustee Required; Eligibility.

There will at all times be an Indenture Trustee hereunder with respect to all Classes of Notes, which will be either a bank or a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by a federal or state authority of the United States, and the long-term unsecured debt obligation of which are rated at least BBB from each Note Rating Agency then rating Outstanding Notes if such institution is rated by the Note Rating Agency, as applicable, or if such Note Rating Agency downgrades the Indenture Trustee below such minimum rating, the Indenture Trustee may obtain, at its own expense, a confirmation from such Note Rating Agency that downgraded the Indenture Trustee below such rating category that there is no Ratings Effect by reason of such downgrade to a lower rating.  If such bank or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such bank or corporation will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  The Issuer may not, nor may any Person directly or indirectly Controlling, Controlled by, or under common Control with the Issuer, serve as Indenture Trustee.  If at any time the Indenture Trustee ceases to be eligible in accordance with the provisions of this Section 11.8, it shall resign upon failure to obtain such confirmation within a reasonable time (not to exceed thirty (30) Business Days) after such ineligibility in the manner and with the effect hereinafter specified in this Article.

Section 11.9.      Resignation and Removal; Appointment of Successor.

(a)          No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article will become effective until the acceptance of appointment by the successor Indenture Trustee under Section 11.10.

(b)          The Indenture Trustee and the bank serving as Indenture Trustee (in all capacities) may resign with respect to all, but not less than all, such capacities and all, but not less than all of the Outstanding Notes at any time by giving written notice thereof to the Issuer.  If an instrument of acceptance by a successor Indenture Trustee, Calculation Agent, Paying Agent or Securities Intermediary shall not have been delivered to the Indenture Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Indenture Trustee, Calculation Agent, Paying Agent or Securities Intermediary may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary.  Written notice of resignation by the Indenture Trustee under this Base Indenture shall also constitute notice of resignation as Calculation Agent, Securities Intermediary, Paying Agent, and Note Registrar hereunder, to the extent the Indenture Trustee serves in such a capacity at the time of such resignation.

(c)          The Indenture Trustee or Calculation Agent may be removed with respect to all Outstanding Notes at any time by Action of the Majority Noteholders of all Outstanding Notes,

delivered to the Indenture Trustee and to the Issuer.  Removal of the Indenture Trustee shall also constitute removal of the Calculation Agent, Securities Intermediary and Paying Agent hereunder, to the extent the Indenture Trustee serves in such a capacity at the time of such resignation.  If an instrument of acceptance by a successor Indenture Trustee or Calculation Agent shall not have been delivered to the Indenture Trustee within thirty (30) days after the giving of such notice of removal, the Indenture Trustee or Calculation Agent being removed may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee or Calculation Agent.

(d)          If at any time:

(i)         the Indenture Trustee ceases to be eligible under Section 11.8 and fails to resign after written request therefore by the Issuer or by any Noteholder; or

(ii)        the Indenture Trustee becomes incapable of acting with respect to any Series or Class of Notes; or

(iii)      the Indenture Trustee is adjudged bankrupt or insolvent or a receiver of the Indenture Trustee or of its property is appointed or any public officer takes charge or Control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuer may remove the Indenture Trustee, or (B) subject to Section 8.8, any Noteholder who has been a bona fide Noteholder of a Note for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

(e)          If the Indenture Trustee or Calculation Agent resigns, is removed or becomes incapable of acting with respect to any Notes, or if a vacancy shall occur in the office of the Indenture Trustee or Calculation Agent for any cause, the Issuer, subject to the Administrative Agent’s consent, will promptly appoint a successor Indenture Trustee or Calculation Agent.  If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Indenture Trustee or Calculation Agent is appointed by Act of the Majority Noteholders of all Outstanding Notes, delivered to the Issuer and the retiring Indenture Trustee or Calculation Agent, the successor Indenture Trustee or Calculation Agent so appointed will, forthwith upon its acceptance of such appointment, become the successor Indenture Trustee or Calculation Agent and supersede the successor Indenture Trustee or Calculation Agent appointed by the Issuer.  If no successor Indenture Trustee or Calculation Agent shall have been so appointed by the Issuer or the Noteholders and accepted appointment in the manner hereinafter provided, any Noteholder who has been a bona fide Noteholder of a Note for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee or Calculation Agent.

(f)           The Issuer will give written notice of each resignation and each removal of the Indenture Trustee and each appointment of a successor Indenture Trustee to each Noteholder as provided in Section 1.7 and to each Note Rating Agency that is then rating Outstanding Notes.  To facilitate delivery of such notice, upon request by the Issuer, the Note Registrar shall provide to the Issuer a list of the relevant registered Noteholders.  Each notice will include the name of the successor Indenture Trustee and the address of its principal Corporate Trust Office.

Section 11.10.    Acceptance of Appointment by Successor.

Every successor Indenture Trustee appointed hereunder will execute, acknowledge and deliver to the Issuer and to the predecessor Indenture Trustee an instrument accepting such appointment, with a copy to each Note Rating Agency then rating any Outstanding Notes, and thereupon the resignation or removal of the predecessor Indenture Trustee will become effective, and such successor Indenture Trustee, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the predecessor Indenture Trustee, Calculation Agent and Paying Agent; but, on request of the Issuer or the successor Indenture Trustee, such predecessor Indenture Trustee will, upon payment of its reasonable charges, if any, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the predecessor Indenture Trustee, Calculation Agent and Paying Agent, and will duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such predecessor Indenture Trustee hereunder, subject nevertheless to its rights to payment pursuant to Section 11.7.  Upon request of any such successor Indenture Trustee, the Issuer will execute any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts.

No successor Indenture Trustee will accept its appointment unless at the time of such acceptance such successor Indenture Trustee will be qualified and eligible under this Article XI.

Section 11.11.    Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, will be the successor of the Indenture Trustee hereunder, provided that such Person shall be otherwise qualified and eligible under this Article XI, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  The Indenture Trustee will give prompt written notice of such merger, conversion, consolidation or succession to the Issuer and each Note Rating Agency that is then rating Outstanding Notes.  If any Notes shall have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had itself authenticated such Notes.

Section 11.12.    Appointment of Authenticating Agent.

At any time when any of the Notes remain Outstanding the Indenture Trustee, with the approval of the Issuer, may appoint an Authenticating Agent with respect to one or more Series or Classes of Notes which will be authorized to act on behalf of the Indenture Trustee to authenticate Notes of such Series or Classes issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 6.5, and Notes so authenticated will be entitled to the benefits of this Base Indenture and will be valid and obligatory for all purposes as if authenticated by the Indenture

Trustee hereunder.  Wherever reference is made in this Base Indenture to the authentication and delivery of Notes by the Indenture Trustee or an Indenture Trustee Authorized Signatory or to the Indenture Trustee’s Certificate of Authentication, such reference will be deemed to include authentication and delivery on behalf of the Indenture Trustee by an Authenticating Agent and a Certificate of Authentication executed on behalf of the Indenture Trustee by an Authenticating Agent.  Each Authenticating Agent will be acceptable to the Issuer and will at all times be a Person organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as an Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and, if other than the Issuer itself, subject to supervision or examination by a federal or state authority of the United States.  If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time an Authenticating Agent will cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent will resign immediately in the manner and with the effect specified in this Section.

Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent will be a party, or any Person succeeding to the corporate agency or corporate trust business of an Authenticating Agent, will continue to be an Authenticating Agent, provided that such Person will be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Indenture Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Indenture Trustee and to the Issuer.  The Indenture Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer.  Upon receiving such a notice of resignation or upon such a termination, or if at any time such Authenticating Agent ceases to be eligible in accordance with the provisions of this Section, the Indenture Trustee, with the approval of the Issuer, may appoint a successor Authenticating Agent which will be acceptable to the Issuer and will give notice to each Noteholder as provided in Section 1.7.  Any successor Authenticating Agent upon acceptance of its appointment hereunder will become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent will be appointed unless eligible under the provisions of this Section.

The Indenture Trustee agrees to pay to each Authenticating Agent (other than an Authenticating Agent appointed at the request of the Issuer, the Noteholders or the Administrator from time to time or appointed due to a change in law or other circumstance beyond the Indenture Trustee’s control) reasonable compensation for its services under this Section, out of the Indenture Trustee’s own funds without reimbursement pursuant to this Base Indenture. The Indenture Trustee shall be the initial Authenticating Agent.

Section 11.13.    Direction to Indenture Trustee under the PC Guaranty and the PMT Guaranty.

In the event the Administrative Agent, on behalf of the Noteholders, determines that the Indenture Trustee, as a beneficiary under the PC Guaranty or the PMT Guaranty, as applicable, should take certain action to preserve any interests of, or release any lien or security interest of, the Noteholders under the terms of the PC Guaranty or the PMT Guaranty, as applicable, with respect to the Collateral, the Noteholders acknowledge and agree that the Indenture Trustee shall only take such action as may be directed by the Administrative Agent in writing.

Section 11.14.    Representations and Covenants of the Indenture Trustee.

The Indenture Trustee, in its individual capacity and not as Indenture Trustee, represents, warrants and covenants that:

(a)          Citibank is a national banking association duly organized and validly existing under the laws of the United States;

(b)          Citibank has full power and authority to deliver and perform this Base Indenture and has taken all necessary action to authorize the execution, delivery and performance by it of this Base Indenture and other documents to which it is a party;

(c)          each of this Base Indenture and the other Transaction Documents to which Citibank is a party has been duly executed and delivered by Citibank and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; and

(d)          Citibank has a minimum aggregate capital, surplus and undivided profits of at least $500,000.

Section 11.15.    Indenture Trustee’s Application for Instructions from the Issuer.

Any application by the Indenture Trustee for written instructions from the Issuer may, at the option of the Indenture Trustee, set forth in writing any action proposed to be taken or omitted by the Indenture Trustee under and in accordance with this Base Indenture and the date on and/or after which such action shall be taken or such omission shall be effective, provided that such application shall make specific reference to this Section 11.15.  The Indenture Trustee shall not be liable for any action taken by, or omission of, the Indenture Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date the Issuer actually receives such application, unless the Issuer shall have consented in writing to any earlier date) unless prior to taking any such action (or the Closing Date in the case of an omission), the Indenture Trustee shall have received written instructions in response to such application specifying the action be taken or omitted.

Section 11.16.    Authorization and Direction.

The Indenture Trustee is hereby authorized and directed to execute (i) that certain Acknowledgment Agreement, (ii) that certain PC Repurchase Agreement, (iii) that certain Pricing Side Letter (as defined in the PC Repurchase Agreement), (iv) that certain Series 2020-SPIADVF1

Indenture Supplement, dated as of the date hereof, (v) any other documents related to the issuance of the Series 2020-SPIADVF1 Notes.

Article XII

Amendments and Indenture Supplements

Section 12.1.      Supplemental Indentures and Amendments Without Consent of Noteholders.

(a)          Unless otherwise provided in the related Indenture Supplement with respect to any amendment to this Base Indenture or such Indenture Supplement, without the consent of the Noteholders of any Notes or any other Person but with the consent of the Issuer (evidenced by its execution of such amendment), the Indenture Trustee, the Administrator, the Servicer and the Administrative Agent, and with prior notice to each Note Rating Agency that is then rating any Outstanding Notes, at any time and from time to time, upon delivery of an Issuer Tax Opinion, unless such Issuer Tax Opinion is waived by (i) in the case of an amendment to such Indenture Supplement the requisite parties pursuant to the related Indenture Supplement or (ii) the requisite parties pursuant to all Indenture Supplements in the case of an amendment to this Base Indenture, and upon delivery by the Issuer to the Indenture Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment could not have a material Adverse Effect and is not reasonably expected to have a material Adverse Effect on the Noteholders of the Notes at any time in the future, may amend this Base Indenture for any of the following purposes:

(i)         to evidence the succession of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes;

(ii)        to add to the covenants of the Issuer, or to surrender any right or power herein conferred upon the Issuer, for the benefit of the Noteholders of the Notes of any or all Series or Classes (and if such covenants or the surrender of such right or power are to be for the benefit of less than all Series or Classes of Notes, stating that such covenants are expressly being included or such surrenders are expressly being made solely for the benefit of one or more specified Series or Classes);

(iii)      to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Base Indenture;

(iv)       to establish any form of Note as provided in Article V, and to provide for the issuance of any Series or Class of Notes as provided in Article VI and to set forth the terms thereof, and/or to add to the rights of the Noteholders of the Notes of any Series or Class;

(v)        to evidence and provide for the acceptance of appointment by another corporation as a successor Indenture Trustee hereunder;

(vi)       to provide for additional or alternative forms of credit enhancement for any Series or Class of Notes;

(vii)      to comply with any regulatory, accounting or tax laws;

(viii)    to prevent the Issuer from being subject to tax on its net income as an association (or publicly traded partnership) taxable as a corporation or a taxable mortgage pool taxable as a corporation, each for United States federal income tax purposes;

(ix)       determined by the Administrator to be reasonably necessary to maintain the rating currently assigned by the applicable Note Rating Agency and/or to avoid such Class of Notes being placed on negative watch by such Note Rating Agency; or

(x)        as otherwise provided in the related Indenture Supplement.

(b)          Additionally, subject to the terms and conditions of Section 12.2, unless otherwise provided in the related Indenture Supplement with respect to any amendment of this Base Indenture or an Indenture Supplement, and in addition to clauses (i) through (x) above, this Base Indenture or an Indenture Supplement may also be amended by the Issuer, the Indenture Trustee, the Administrator, the Servicer and the Administrative Agent (in its sole and absolute discretion) without the consent of any of the Noteholders or any other Person, upon delivery of an Issuer Tax Opinion, unless such Issuer Tax Opinion is waived by (i) in the case of an amendment to such Indenture Supplement the requisite parties pursuant to the related Indenture Supplement or (ii) the requisite parties pursuant to all Indenture Supplements in the case of an amendment to this Base Indenture, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Base Indenture or modifying in any manner the rights of the Noteholders of the Notes under this Base Indenture or any other Transaction Document; provided,  however, that (i) the Issuer shall deliver to the Indenture Trustee an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment could not have a material Adverse Effect on any Outstanding Notes and is not reasonably expected to have a material Adverse Effect at any time in the future, and (ii) (1) each Note Rating Agency currently rating the Outstanding Notes confirms in writing to the Indenture Trustee that such amendment will not cause a Ratings Effect on any Outstanding Notes or (2) if the Administrator and the Administrative Agents determine in their reasonable judgment that an applicable Note Rating Agency no longer provides such written confirmation described in the foregoing clause (1), (a) the Administrator shall provide notice of such amendment to the related Note Rating Agency and (b) each Administrative Agent shall have provided their prior written consent to such amendment.

(c)          Any amendment of this Base Indenture which affects the rights, duties, immunities, obligations or liabilities of the Owner Trustee in its capacity as owner trustee under the Trust Agreement shall require the written consent of the Owner Trustee.

(d)          Any amendment of this Base Indenture which affects the rights, duties, immunities, obligations or liabilities of the Credit Manager hereunder shall require the written consent of the Credit Manager.

Except as permitted expressly by the PC Repurchase Agreement or as otherwise set forth herein, as applicable, the Servicer shall not enter into any amendment of the PC Repurchase Agreement without the consent of the Administrative Agent and, except for amendments meeting the same criteria, and supported by the same Issuer Tax Opinion, Officer’s Certificate and other applicable deliverables, as applicable, as amendments to the Indenture entered into under this Section 12.1, without the consent of the Majority Noteholders of each Series.

Section 12.2.      Supplemental Indentures and Amendments with Consent of Noteholders.

In addition to any amendment permitted pursuant to Section 12.1, and subject to the terms and provisions of each Indenture Supplement with respect to any amendment to this Base Indenture or such Indenture Supplement, with prior notice to each Note Rating Agency and the consent of the Majority Noteholders of each Series materially and adversely affected by such amendment of this Base Indenture, including any Indenture Supplement, by Act of said Noteholders delivered to the Issuer and the Indenture Trustee, the Issuer, the Administrator, the Servicer, the Administrative Agent and the Indenture Trustee upon delivery of an Issuer Tax Opinion (unless the Noteholders unanimously consent to waive such opinion), may enter into an amendment of this Base Indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Base Indenture of modifying in any manner the rights of the Noteholders of the Notes of each such Series or Class under this Base Indenture or any Indenture Supplement; provided,  however, that no such amendment will, without the consent of the Noteholder of each Outstanding Note materially and adversely affected thereby:

(a)          change the scheduled payment date of any payment of interest on any Note held by such Noteholder, or change a Payment Date or Stated Maturity Date of any Note held by such Noteholder;

(b)          reduce the Note Balance of, or the Note Interest Rate, the Step-Up Fee Rate or the Default Supplemental Fee Rate on any Note held by such Noteholder, or change the method of computing the Note Balance or Note Interest Rate in a manner that is adverse to such Noteholder;

(c)          impair the right to institute suit for the enforcement of any payment on any Note held by such Noteholder;

(d)          reduce the percentage of Noteholders of the Outstanding Notes (or of the Outstanding Notes of any Series or Class), the consent of whose Noteholders for which consent is required for any such amendment, or the consent of whose Noteholders is required for any waiver of compliance with the provisions of this Base Indenture or any Indenture Supplement or of defaults hereunder or thereunder and their consequences, provided for in this Base Indenture or any Indenture Supplement;

(e)          modify any of the provisions of this Section or Section 8.14, except to increase any percentage of Noteholders required to consent to any such amendment or to provide that other provisions of this Base Indenture or any Indenture Supplement cannot be modified or waived without the consent of the Noteholder of each Outstanding Note adversely affected thereby;

(f)           permit the creation of any lien or other encumbrance on the Collateral that is prior to the lien in favor of the Indenture Trustee for the benefit of the Noteholders of the Notes;

(g)          change the method of computing the amount of principal of, or interest on, any Note held by such Noteholder on any date;

(h)          increase any Advance Rates in respect of Notes held by such Noteholder or eliminate or decrease any collateral value exclusions in respect of Notes held by such Noteholder; or

(i)           change, modify or waive any Scheduled Principal Payment Amount.

In addition, any Indenture Supplement may be amended, supplemented or otherwise modified with the consent of each of the Noteholders of the Notes of the related Series upon delivery of all opinions and certificates and notice to each Note Rating Agency required pursuant to the first paragraph of this Section 12.2 or as otherwise specified in the applicable Indenture Supplement.  The consent of a Person that is an Administrative Agent for one or more Series but is not an Administrative Agent for any other Series is not required for any amendment, supplement or modification to any such other Series.

An amendment of this Base Indenture which changes or eliminates any covenant or other provision of this Base Indenture which has expressly been included solely for the benefit of one or more particular Series or Class of Notes, or which modifies the rights of the Noteholders of Notes of such Series or Class with respect to such covenant or other provision, will be deemed not to affect the rights under this Base Indenture of the Noteholders of Notes of any other Series or Class.

It will not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed amendment, but it will be sufficient if such Act will approve the substance thereof.

Section 12.3.      Execution of Amendments.

In executing or accepting the additional trusts created by any amendment or Indenture Supplement of this Base Indenture permitted by this Article XII or the modifications thereby of the trusts created by this Base Indenture, the Indenture Trustee will be entitled to receive, and (subject to Section 11.1) will be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment or Indenture Supplement is authorized and permitted by this Base Indenture and that all conditions precedent thereto have been satisfied.  No such Opinion of Counsel shall be required in connection with any amendment or Indenture Supplement consented to by all Noteholders if all of the Noteholders have directed the Indenture Trustee in writing to execute such amendment or Indenture Supplement. The Indenture Trustee may, but will not be obligated to, enter into any such amendment or Indenture Supplement which affects the Indenture Trustee’s own rights, duties or immunities under this Base Indenture or otherwise.

Section 12.4.      Effect of Amendments.

Upon the execution of any amendment of this Base Indenture or any Indenture Supplement, or any supplemental indentures under this Article XII, this Base Indenture and the related Indenture Supplement will be modified in accordance therewith with respect to each Series and Class of Notes affected thereby, or all Notes, as the case may be, and such amendment will form a part of this Base Indenture and the related Indenture Supplement for all purposes; and every Noteholder of Notes theretofore or thereafter authenticated and delivered hereunder will be bound thereby to the extent provided therein.

Section 12.5.      Reference in Notes to Indenture Supplements.

Notes authenticated and delivered after the execution of any amendment of this Base Indenture or any Indenture Supplement or any supplemental indenture pursuant to this Article may, and will if required by the Indenture Trustee, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such amendment or supplemental indenture.  If the Issuer so determines, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such amendment or supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

Article XIII

Early Redemption of Notes

Section 13.1.      Optional Redemption.

(a)          Unless otherwise provided in the applicable Indenture Supplement for a Series or Class of Notes, the Issuer has the right, but not the obligation, to: (i) redeem a Series or Class of Term Notes in whole or in part (so long as, in the case of any partial redemption, such redemption is funded using the proceeds of the issuance and sale of one or more new Classes of Notes as further specified in the related Indenture Supplement or from any other cash or funds of PLS and not Collections on MSRs) on a date specified in the applicable Indenture Supplement or on any Payment Date (a “Redemption Payment Date”) on or after the Payment Date on which the aggregate Note Balance (after giving effect to all payments, if any, on that day) of such Series or Class is reduced to less than the Redemption Percentage of the Initial Note Balance and (ii) redeem a Series or Class of Variable Funding Notes in whole or in part on a date specified in the applicable Indenture Supplement.

If the Issuer, at the direction of the Administrator, elects to redeem a Series or Class of Notes pursuant to this Section 13.1, it will cause the Issuer to notify the Indenture Trustee and the Noteholders of such redemption at least five (5) days prior to the Redemption Payment Date.  Unless otherwise specified in the Indenture Supplement applicable to the Notes to be so redeemed, the redemption price of a Series or Class so redeemed will equal the Redemption Amount, the payment of which will be subject to the allocations, deposits and payments sections of the related Indenture Supplement, if any.

If the Issuer is unable to pay the Redemption Amount in full on the Redemption Payment Date, such redemption shall be cancelled, notice of such cancelled redemption shall be sent to all Secured Parties and payments on such Series or Class of Notes will thereafter continue to be made in accordance with this Base Indenture and the related Indenture Supplement, and the Noteholders of such Series or Class of Notes and the related Administrative Agent shall continue to hold all rights, powers and options as set forth under this Base Indenture, until the Outstanding Note Balance of such Series or Class, plus all accrued and unpaid interest and other amounts due in respect of the Notes, is paid in full or the Stated Maturity Date occurs, whichever is earlier, subject to Article VII,  Article VIII and the allocations, deposits and payments sections of this Base Indenture and the related Indenture Supplement.

(b)          Unless otherwise specified in the related Indenture Supplement, if the VFN Principal Balance of any Class of VFNs has been reduced to zero, then, upon five (5) Business Days’ prior written notice to the Noteholder thereof, the Issuer may declare such Class no longer Outstanding, in which case the Noteholder thereof shall submit such Class of Note to the Indenture Trustee for cancellation.

(c)          The Notes of any Series or Class of Notes shall be subject to optional redemption under this Article XIII, in whole but not in part, by the Issuer, through (i) the use of the proceeds of issuance and sale of a new Series of Notes issued hereunder, or (ii) the use of the proceeds received of any amounts funded under any Variable Funding Notes on any Business Day after the date on which the related Revolving Period ends, and on any Business Day within ten (10) days prior to the end of such Revolving Period or at other times specified in the related Indenture Supplement upon ten (10) days’ (or other times specified in the related Indenture Supplement) prior notice to the Indenture Trustee and the Noteholders.  Following issuance of the Redemption Notice by the Issuer pursuant to Section 13.2 below, the Issuer shall be required to purchase the entire aggregate Note Balance of such Series or Class of Term Notes for the applicable Redemption Amount on the date set for such redemption (the “Redemption Date”).

(d)          The Issuer may redeem any Series or Class of Notes through (i) the use of proceeds from the issuance and sale of a new Series or Class of Notes issued hereunder, or (iii) the use of proceeds received following a VFN Note Balance Adjustment Request, on any other Business Day specified in the related Indenture Supplement.

(e)          If necessary to avoid a Borrowing Base Deficiency, the Notes of any Series or Class of Variable Funding Notes shall be subject to repayment by the Issuer, in whole or in part, up to the amount necessary to avoid a Borrowing Base Deficiency, using any other cash or funds of the Issuer other than Collections on the Participation Certificates (Collections for this purpose include payments of the PMH Repurchase Price), upon one (1) Business Day’s prior notice from the Issuer to the Indenture Trustee and the related VFN Noteholders.  Any such repayment pursuant to this Section 13.1(e) shall reduce the principal balance of such Variable Funding Notes but shall not result in a reduction of any funding commitments related thereto or the Maximum VFN Principal Balance thereof (unless otherwise agreed between the Noteholders of such Variable Funding Notes and the Issuer) and (ii) may be made on a non-pro rata basis with other Series of Variable Funding Notes.

(f)           Notwithstanding any other provision of this Base Indenture, the early redemption rights of the Issuer set forth in this Section 13.1 are in addition to, the Issuer’s rights set forth in Section 2.01(b)(ii) to remove as Collateral the Participation Certificates and Mortgage Pools.

Section 13.2.      Notice.

(a)          Promptly after the occurrence of any optional redemption pursuant to Section 13.1, the Issuer will notify the Indenture Trustee and each related Note Rating Agency in writing of the identity and Note Balance of the affected Series or Class of Notes to be redeemed.

(b)          Notice of redemption (each a “Redemption Notice”) will promptly be given as provided in Section 1.7.  All notices of redemption will state (i) the Series or Class of Notes to be redeemed pursuant to this Article XIII, (ii) the date on which the redemption of the Series or Class of Notes to be redeemed pursuant to this Article will begin, which will be the Redemption Payment Date, and (iii) the redemption price for such Series or Class of Notes.  Following delivery of a Redemption Notice by the Issuer, the Issuer shall be required to purchase the entire aggregate Note Balance of such Series or Class of Notes for the related Redemption Amount on the Redemption Date.

Article XIV

Miscellaneous

Section 14.1.      No Petition.

Each of the Indenture Trustee, the Administrative Agent, the Servicer and the Administrator, by entering into this Base Indenture, each Noteholder, by accepting a Note and each Note Owner by accepting a Note or a beneficial interest in a Note agrees that it will not at any time prior to the date which is one year and one day, or, if longer, the applicable preference period then in effect, after the payment in full of all the Notes, institute against the Issuer, or join in any institution against the Issuer of, any receivership, insolvency, bankruptcy or other similar proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes and this Base Indenture; provided,  however, that nothing contained herein shall prohibit or otherwise prevent the Indenture Trustee from filing proofs of claim in any such proceeding.

Section 14.2.      No Recourse.

No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or Owner Trustee in their individual capacities, (ii) any owner of a beneficial ownership interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or “control person” within the meaning of the 1933 Act and the 1934 Act of the Indenture Trustee or Owner Trustee in its individual capacity, any holder of a beneficial ownership interest in the Issuer or the Indenture Trustee or Owner Trustee or of any successor or assign of the Indenture Trustee or Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Section 14.3.      Tax Treatment.

Notwithstanding anything to the contrary set forth herein, the Issuer has entered into this Base Indenture with the intention that for United States federal, state and local income and franchise tax purposes the Notes (to the extent outstanding for United States federal income tax purposes) will qualify as indebtedness secured by the Participation Certificates, unless retained by the Issuer or a single beneficial owner of the equity of the Issuer for U.S. federal income tax purposes (a “Retained Note”).  The Issuer, by entering into this Base Indenture, each Noteholder, by its acceptance of a Note and each purchaser of a beneficial interest therein, by accepting such beneficial interest, agree to treat such Notes (to the extent outstanding for United States federal income tax purposes) (other than any Retained Note) as debt for United States federal, state and local income and franchise tax purposes, unless otherwise required by applicable law in a proceeding of final determination.  The Indenture Trustee shall treat the Trust Estate as a security device only.  The provisions of this Base Indenture shall be construed in furtherance of the foregoing intended tax treatment.

Section 14.4.      Alternate Payment Provisions.

Notwithstanding any provision of this Base Indenture or any of the Notes to the contrary, the Issuer, with the written consent of the Indenture Trustee and the Paying Agent, may enter into any agreement with any Noteholder of a Note providing for a method of payment or notice that is different from the methods provided for in this Base Indenture for such payments or notices.  The Issuer will furnish to the Indenture Trustee and the Paying Agent a copy of each such agreement and the Indenture Trustee and the Paying Agent will cause payments or notices, as applicable, to be made in accordance with such agreements.

Section 14.5.      Termination of Obligations.

The respective obligations and responsibilities of the Indenture Trustee created hereby (other than the obligation of the Indenture Trustee to make payments to Noteholders as hereinafter set forth) shall terminate upon satisfaction and discharge of this Base Indenture as set forth in Article VII, except with respect to the payment obligations described in Section 14.6(b).  Upon this event, the Indenture Trustee shall release, assign and convey to the Issuer or any of its designees, without recourse, representation or warranty, all of its right, title and interest in the Collateral, whether then existing or thereafter created, all monies due or to become due and all amounts received or receivable with respect thereto (including all moneys then held in any Trust Account) and all proceeds thereof, except for amounts held by the Indenture Trustee pursuant to Section 14.6(b).  The Indenture Trustee shall execute and deliver such instruments of transfer and assignment as shall be provided to it, in each case without recourse, as shall be reasonably requested by the Issuer to vest in the Issuer or any of its designees all right, title and interest which the Indenture Trustee had in the Collateral.

Section 14.6.      Final Payment.

(a)          The Issuer shall give the Indenture Trustee at least ten (10) days’ prior written notice of the Payment Date on which the Noteholders of any Series or Class may surrender their Notes for payment of the final payment on and cancellation of such Notes.  Not later than the fifth (5th) day prior to the Payment Date on which the final payment in respect of such Series or Class is payable to Noteholders, the Indenture Trustee or the Paying Agent shall provide notice to Noteholders of such Series or Class specifying (i) the date upon which final payment of such Series or Class will be made upon presentation and surrender of Notes of such Series or Class at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made only upon presentation and surrender of such Notes at the office or offices therein specified.  The Indenture Trustee shall give such notice to the Note Registrar and the Paying Agent at the time such notice is given to Noteholders.

(b)          Notwithstanding a final payment to the Noteholders of any Series or Class (or the termination of the Issuer), except as otherwise provided in this paragraph, all funds then on deposit in any Account allocated to such Noteholders shall continue to be held in trust for the benefit of such Noteholders, and the Paying Agent or the Indenture Trustee shall pay such funds to such Noteholders upon surrender of their Notes, if such Notes are Definitive Notes.  In the event that all such Noteholders shall not surrender their Notes for cancellation within six (6) months after the date specified in the notice from the Indenture Trustee described in clause (a) above, the Indenture Trustee shall give a second (2nd) notice to the remaining such Noteholders to surrender their Notes for cancellation and receive the final payment with respect thereto.  If within one year after the second (2nd) notice all such Notes shall not have been surrendered for cancellation, the Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Noteholders concerning surrender of their Notes, and the cost thereof (including costs related to giving the second (2nd) notice) shall be paid out of the funds in the Collection and Funding Account.  The Indenture Trustee and the Paying Agent shall pay to the Issuer any monies held by them for the payment of principal or interest that remains unclaimed for two (2) years.  After payment to the Issuer, Noteholders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person.

Section 14.7.      Base Servicing Fee.

The parties hereto acknowledge that PLS has the right to withdraw the Base Servicing Fee with respect to any Mortgage Loan out of collections it receives with respect to such Mortgage Loan.

Section 14.8.      Owner Trustee Limitation of Liability.

It is expressly understood and agreed by the parties hereto that (a) this Base Indenture is executed and delivered by Wilmington Savings Fund Society, FSB, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, warranties, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, warranties, undertakings and agreements by Wilmington Savings Fund Society, FSB but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Savings Fund Society, FSB, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Wilmington Savings Fund Society, FSB, has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Base Indenture and (e) under no circumstances shall Wilmington Savings Fund Society, FSB, be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Base Indenture or any other related documents.

Section 14.9.      Communications with Rating Agencies.

If the Servicer, the Administrative Agent or the Indenture Trustee shall receive any written or oral communication from any Note Rating Agency (or any of the respective officers, directors or employees of any Note Rating Agency) with respect to the transactions contemplated hereby or under the Transaction Documents or in any way relating to the Notes, the Servicer, the Administrative Agent and the Indenture Trustee agree to refrain from communicating with such Note Rating Agency and to promptly notify the Administrator of such communication; provided,  however, that if the Servicer, the Administrative Agent or the Indenture Trustee receives an oral communication from a Note Rating Agency, the Servicer, the Administrative Agent or the Indenture Trustee, as the case may be, is authorized to refer such Note Rating Agency to the Administrator, who will respond to such oral communication.  At the written request of the Administrator, the Servicer, the Administrative Agent and the Indenture Trustee agree to cooperate with the Administrator to provide certain information to the Administrator that may be reasonably required by a Note Rating Agency to rate or to perform ratings surveillance on the Notes, and acknowledge and agree that the Administrator shall be permitted, in turn, to provide such information to the Note Rating Agencies via the internet address identified therefor by the Administrator; provided, that the Servicer, the Administrative Agent and the Indenture Trustee shall only be required to provide such information that is reasonably available to such party at the time of request.  Notwithstanding any other provision of this Base Indenture or the other Transaction Documents, under no circumstances shall the Servicer, the Administrative Agent or the Indenture Trustee be required to participate in telephone conversations or other oral communications with a Note Rating Agency, nor shall the Servicer, the Administrative Agent or the Indenture Trustee be prohibited from communicating with any nationally recognized statistical rating organization about matters other than the Notes or the transactions contemplated hereby or by the Transaction Documents.  Furthermore, the Indenture Trustee may make statements to Noteholders available on its website (as contemplated by Section 3.5(a) hereof), and such action is not prohibited by this Section 14.9.

Section 14.10.    Authorized Representatives.

Each individual designated as an authorized representative of the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary, PLS, the Administrative Agents, the Issuer and the Credit Manager (each, an “Authorized Representative”), is authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Base Indenture on behalf of each of the Indenture Trustee, Calculation Agent, Paying Agent, Securities Intermediary, PLS, the Administrative Agents, Issuer and the Credit Manager, respectively, and the specimen signature for each such Authorized Representative of the Indenture Trustee, Calculation Agent, Paying Agent, Securities Intermediary, PLS, the Administrative Agents, the Issuer and the Credit Manager initially authorized hereunder is set forth on Exhibits D-1,  D-2,  D-3,  D-4 and D-5, respectively. From time to time, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, PLS, the Administrative Agents, the Issuer and the Credit Manager may, by delivering to the others a revised exhibit, change the information previously given pursuant to this Section 14.10, but each of the parties hereto shall be entitled to rely conclusively on the then current exhibit until receipt of a superseding exhibit.

Section 14.11.    Performance of the Issuer’s Duties by the Owner Trustee and the Administrator.

(a)          The parties hereto hereby acknowledge and agree (i) that certain duties of the Issuer will be performed on behalf of the Issuer by the Administrator pursuant to the Administration Agreement and hereby acknowledge and accept the terms of such agreement as of the date hereof and (ii) except as expressly set forth herein, the Owner Trustee shall have no duty or obligation to perform the obligations of the Issuer hereunder or to monitor the compliance of the Issuer with the terms hereof.

(b)          Any successor to the Owner Trustee appointed pursuant to the terms of the Trust Agreement (or any corporation into which the Owner Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Owner Trustee shall be a party) shall be the successor Owner Trustee under the Trust Agreement for purposes of this Base Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto.

Section 14.12.    Noteholder or Note Owner Communications with the Indenture Trustee.

A Noteholder (if the Notes are represented by Definitive Notes) or a Note Owner (if the Notes are represented by Book-Entry Notes) may communicate with the Indenture Trustee and give notices and make requests and demands and give directions to the Indenture Trustee through the procedures of the Depository and by notifying the Indenture Trustee and providing to the Indenture Trustee a copy of the communication such Noteholder or Note Owner, as applicable, proposes to send.  Any Note Owner must provide written certification stating that the Note Owner is a beneficial owner of a Note, together with supporting documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Note.  The Indenture Trustee will not be required to take action in response to requests, demands or directions of a Noteholder or a Note Owner, unless the Noteholder or Note Owner has offered reasonable security or indemnity reasonably satisfactory to the Indenture Trustee to protect it against the fees and expenses that it may incur in complying with the request, demand or direction.

Section 14.13.    Joinder of the Acknowledgment Agreement.

Each party hereto acknowledges, and each Noteholder and any party with a participation or other interest in any of the Notes, is hereby deemed a joinder party to the Acknowledgment Agreement for the limited purpose of acknowledging and agreeing that its interests in the Servicing Rights (as defined in the Acknowledgment Agreement) and in all reimbursements for Advances (as defined in the Acknowledgment Agreement) and Servicing Income (as defined in the Acknowledgment Agreement) in respect of the Servicing Rights are subject to the terms of the Acknowledgment Agreement and shall be subordinate in all respects to the rights and powers of Ginnie Mae thereunder and under the Ginnie Mae Contract.  Without limiting the generality of the foregoing, each Noteholder and any party with a participation or other interest in any of the Notes is deemed to confirm that it shall have no rights under, and that pursuant to this Indenture it has waived (and hereby waives) any and all rights under or pursuant to, the Acknowledgment Agreement in respect of the Security Agreement (as defined in the Acknowledgment Agreement, the Security Interest (as defined in the Acknowledgment Agreement) and the Participation Certificates; provided, that the foregoing shall not be interpreted as a waiver of such entity’s rights under and pursuant to the Security Agreement, nor as a waiver of its rights in respect of the Security Interest.

Section 14.14.    Consent, Authorization and Acknowledgment of the Amendments.

As of the date hereof, the terms and conditions of the Original Indenture shall be amended and restated as set forth herein and the Original Indenture shall be superseded by this Base Indenture.  The rights and obligations of the parties evidenced by the Original Indenture shall be evidenced by this Base Indenture and shall continue to be in full force and effect as set forth in this Base Indenture.  Each of the Issuer, Servicer, the Administrator, the Indenture Trustee, the Administrative Agent and CSCIB, as Noteholder of 100% of the Outstanding VFNs, hereby consents to this Base Indenture and acknowledges and agrees that the amendments effected by this Base Indenture shall become effective on the Effective Date.

The Issuer hereby acknowledges that all conditions precedent relating to the satisfaction and discharge of this Base Indenture have been complied with.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Base Indenture to be duly executed as of the day and year first above written.

PNMAC GMSR ISSUER TRUST, as Issuer

By: Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as Owner Trustee

By:	/s/ Shaheen Mohajer
Name:	Shaheen Mohajer
Title:	Vice President

[PNMAC GMSR ISSUER TRUST – Signature Page to Third Amended and Restated Base Indenture]

CITIBANK, N.A., as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary and not in its individual capacity

By:	/s/ Valerie Delgado
Name:	Valerie Delgado
Title:	Senior Trust Officer

[PNMAC GMSR ISSUER TRUST – Signature Page to Third Amended and Restated Base Indenture]

PENNYMAC LOAN SERVICES, LLC,
as Servicer and as Administrator

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Senior Managing Director and Treasurer

[PNMAC GMSR ISSUER TRUST – Signature Page to Third Amended and Restated Base Indenture]

CREDIT SUISSE FIRST BOSTON MORTGAGE
CAPITAL LLC, as Administrative Agent

By:	/s/ Dominic Obaditch
Name:	Dominic Obaditch
Title:	Vice President

[PNMAC GMSR ISSUER TRUST – Signature Page to Third Amended and Restated Base Indenture]

ACKNOWLEDGED BY:

PENTALPHA SURVEILLANCE LLC, as Credit Manager

By:	/s/ Don Simon
Name:	Don Simon
Title:	Chief Operating Officer

[PNMAC GMSR ISSUER TRUST – Signature Page to Third Amended and Restated Base Indenture]

CONSENTED TO BY:

CREDIT SUISSED AG, CAYMAN ISLANDS BRANCH, as Buyer under the Series 2016-MSRVF1 Repurchase Agreement

By:	/s/ Dominic Obaditch
Name:	Dominic Obaditch
Title:	Authorized Signatory

[PNMAC GMSR ISSUER TRUST – Signature Page to Third Amended and Restated Base Indenture]

Schedule 1

Participation Certificates Schedule

Schedule 1-1

Schedule 2

Participation Agreements Schedule

Schedule 2-1

Schedule 3-A

Originated MSR Mortgage Pools

[On file with the Indenture Trustee]

Schedule 3A-1

Schedule 3-B

Purchased MSR Mortgage Pools

[On file with the Indenture Trustee]

Schedule 3B-1

Schedule 4

Required Information Regarding Mortgages and Mortgage Pools

[On file with the Administrative Agent]

Schedule 4-1

Schedule 5

Wire Instructions

Schedule 5-1